    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 1998
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)

                NORTH CAROLINA                          6711                       56-0898180
         (State or other jurisdiction       (Primary standard industrial        (I.R.S. employer
      of incorporation or organization)      classification code number)     identification number)

                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6565
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)
                          MARION A. COWELL, JR., ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                      CHARLOTTE, NORTH CAROLINA 28288-0013
                                 (704) 374-6828
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                    COPY TO:
                               LEE MEYERSON, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                            ------------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
    As promptly as practicable after the effective date of this Registration
                                   Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
[CAPTION]

        TITLE OF EACH CLASS                                       PROPOSED MAXIMUM         PROPOSED MAXIMUM
          OF SECURITIES TO                 AMOUNT TO BE            OFFERING PRICE          AGGREGATE OFFER-
           BE REGISTERED                  REGISTERED (1)            PER UNIT (2)             ING PRICE (2)
Common Stock, $3.33 1/3 par value       340,000,000 shares             $79.375              $16,631,909,919
  (including rights to purchase
  shares of common stock or junior
  participating Class A Preferred
  Stock)...........................
        TITLE OF EACH CLASS                  AMOUNT OF
          OF SECURITIES TO                 REGISTRATION
           BE REGISTERED                      FEE (2)
Common Stock, $3.33 1/3 par value           $5,039,973
  (including rights to purchase            -3,368,927(3)
  shares of common stock or junior         $1,671,046(3)
  participating Class A Preferred
  Stock)...........................

(1) Represents the estimated maximum number of shares of common stock, par value $3.33 1/3 per share, issuable by First Union Corporation ("FUNC") upon consummation of the acquisition of CoreStates Financial Corp ("CFC") by FUNC, including shares issuable upon the exercise of outstanding employee stock options or otherwise issuable upon consummation of such acquisition.
(2) Pursuant to Rules 457(f)(1) and 457(c), the registration fee for the FUNC common stock is based on the average of the high and low sale prices of CFC common stock on the New York Stock Exchange Composite Transactions tape on January 7, 1998 ($79.375), and computed based on the estimated maximum number of such shares (209,535,873) that may be exchanged for the securities being registered.
(3) In accordance with Rule 457(b), the filing fee of $3,368,927 paid pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11 thereunder at the time of filing of the Joint Proxy Statement/Prospectus contained in this Registration Statement as preliminary proxy materials of FUNC and CFC has been credited to offset the $5,039,973 registration fee that would otherwise be payable.
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(First Union logo)

                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                        CHARLOTTE, NORTH CAROLINA 28288

                                                                January   , 1998

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of First Union Corporation ("First Union"), to be held on February 27, 1998, at 10:00 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina, at which you will be asked to consider and vote on proposals to approve (i) an Agreement and Plan of Mergers (the "Merger Agreement"), pursuant to which CoreStates Financial Corp ("CoreStates") will merge with and into First Union, and (ii) an amendment to First Union's articles of incorporation to increase our authorized shares of common stock from 750,000,000 to 2,000,000,000. Because First Union does not have a sufficient number of authorized shares to consummate the merger, approval of the increase in our authorized shares is necessary in order to consummate the merger. If approved by our stockholders, the increase in the authorized shares will be effected regardless of whether the merger is consummated. CoreStates is the 22nd largest bank holding company in the nation, based on its $48 billion in assets on September 30, 1997.

     Upon consummation of the merger, each outstanding share of CoreStates common stock will be converted into 1.62 shares of First Union common stock, subject to possible increase under certain circumstances relating to the average price of First Union common stock during a ten-day period ending on the date of approval of the merger by the Board of Governors of the Federal Reserve System.

     Whether or not you personally attend the meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. Your vote is important, whether you own a few shares or many.

     THE BOARD OF DIRECTORS OF FIRST UNION UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER AGREEMENT AND "FOR" THE AMENDMENT TO FIRST UNION'S ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK.

                                         Sincerely,

                                         /s/ Edward E. Crutchfield
                                         EDWARD E. CRUTCHFIELD
                                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                      (This Page Left Blank Intentionally)

                            FIRST UNION CORPORATION
                             ONE FIRST UNION CENTER
                        CHARLOTTE, NORTH CAROLINA 28288

       -----------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 27, 1998
       -----------------------------------------------------------------

                                                                January   , 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "FUNC Meeting") of First Union Corporation ("FUNC") will be held on February 27, 1998, at 10:00 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina, for the following purposes:

     (1) To consider and vote upon a proposal to approve the Agreement and Plan of Mergers, dated as of November 18, 1997 (as the same may be amended, the "Merger Agreement"), by and between CoreStates Financial Corp ("CFC") and FUNC pursuant to which, among other things, (i) CFC will merge with and into FUNC, and (ii) each outstanding share of CFC common stock will be converted into 1.62 shares of FUNC common stock, subject to possible increase under certain circumstances, all on and subject to the terms and conditions set forth in the Merger Agreement; and

     (2) To consider and vote upon a proposal to approve an amendment to FUNC's articles of incorporation to increase the number of shares of FUNC common stock that FUNC is authorized to issue from 750,000,000 to 2,000,000,000.

     A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Joint Proxy Statement/Prospectus.

     Only holders of record of FUNC common stock as of the close of business on January 2, 1998, are entitled to notice of and to vote at the FUNC meeting and any adjournments or postponements thereof.

     Holders of FUNC common stock do not have dissenters' appraisal rights in connection with the foregoing proposals.

     THE BOARD OF DIRECTORS OF FUNC UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" THE MERGER AGREEMENT AND "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                         By Order of the Board of Directors of
                                         FIRST UNION CORPORATION

                                         /s/ Marion A. Cowell, Jr.
                                         MARION A. COWELL, JR.
                                         SECRETARY

   WHETHER OR NOT YOU PLAN TO ATTEND THE FUNC MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE SUCH PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                    (This Page Left Blank Intentionally)

(CoreStates logo)

                          CORESTATES FINANCIAL CORP
                     PHILADELPHIA NATIONAL BANK BUILDING
                         BROAD AND CHESTNUT STREETS
                      PHILADELPHIA, PENNSYLVANIA 19107

                                                             January   , 1998

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of CoreStates Financial Corp ("CoreStates"), to be held on February 27, 1998, at 9:00 a.m., local time, at the Wyndham Franklin Plaza Hotel, 2 Franklin Plaza, 17th and Race Streets, Philadelphia, Pennsylvania.

     In connection with this meeting, holders of CoreStates common stock are being asked to consider and vote upon a proposal to approve an Agreement and Plan of Mergers (the "Merger Agreement"), pursuant to which CoreStates will merge with and into First Union Corporation (the "Merger").

     Upon consummation of the Merger, each outstanding share of CoreStates common stock will be converted into 1.62 shares of First Union Corporation ("First Union") common stock, subject to possible increase under certain circumstances relating to the average price of First Union common stock during a ten-day period ending on the date of approval of the Merger by the Board of Governors of the Federal Reserve System. It is expected that the Merger generally will be tax free to CoreStates' stockholders for federal income tax purposes.

     Based on the $49.25 last reported sale price per share of First Union common stock on the New York Stock Exchange Composite Transactions tape on January 8, 1998, and assuming a 1.62 exchange ratio, each share of CoreStates common stock would have been converted into First Union common stock having a market value of $79.785 if the Merger were consummated on such date. The actual value of the First Union common stock to be exchanged for CoreStates common stock will depend on the market price of the First Union common stock at the time the shares of FUNC common stock are received by CoreStates stockholders in exchange for their shares of CoreStates common stock. Consummation of the Merger is subject to certain conditions, including obtaining the requisite approvals of CoreStates' and First Union's stockholders and appropriate regulatory authorities.

     Whether or not you personally attend the meeting, holders of CoreStates common stock should complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. Your vote is important, whether you own a few shares or many.

     THE BOARD OF DIRECTORS OF CORESTATES HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" THE MERGER AGREEMENT.

                                         Sincerely,

                                         /s/ Terrence A. Larsen
                                         TERRENCE A. LARSEN
                                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                    (This Page Left Blank Intentionally)

                           CORESTATES FINANCIAL CORP
                      PHILADELPHIA NATIONAL BANK BUILDING
                           BROAD AND CHESTNUT STREETS
                        PHILADELPHIA, PENNSYLVANIA 19107

       -----------------------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 27, 1998
       -----------------------------------------------------------------

                                                                January   , 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "CFC Meeting") of CoreStates Financial Corp ("CFC") will be held on February 27, 1998, at 9:00 a.m., local time, at the Wyndham Franklin Plaza Hotel, 2 Franklin Plaza, 17th and Race Streets, Philadelphia, Pennsylvania, for the following purpose:

     To consider and vote upon a proposal to approve an Agreement and Plan of Mergers, dated as of November 18, 1997 (as the same may be amended, the "Merger Agreement"), between CFC and First Union Corporation ("FUNC") pursuant to which, among other things, (i) CFC will merge with and into FUNC (the "Merger"), and (ii) each outstanding share of CFC common stock ("CFC Common Stock") will be converted into 1.62 shares of FUNC common stock, subject to possible increase under certain circumstances, all on and subject to the terms and conditions contained in the Merger Agreement.

     A copy of the Merger Agreement is set forth in ANNEX A to the accompanying Joint Proxy Statement/Prospectus.

     Only holders of record of CFC Common Stock as of the close of business on January 2, 1998, are entitled to notice of and to vote at the CFC Meeting and any adjournments or postponements thereof.

     Holders of CFC Common Stock do not have dissenters' appraisal rights in connection with the foregoing proposal.

     THE BOARD OF DIRECTORS OF CFC HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" THE MERGER AGREEMENT.

                                         By Order of the Board of Directors of
                                         CoreStates Financial Corp

                                         /s/ Lydia Hernandez-Velez
                                         LYDIA HERNANDEZ-VELEZ
                                         ACTING SECRETARY

   WHETHER OR NOT YOU PLAN TO ATTEND THE CFC MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE SUCH PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                      (This Page Left Blank Intentionally)

                      PROXY STATEMENT                                               PROXY STATEMENT
------------------------------------------------------------  ------------------------------------------------------------
                 CORESTATES FINANCIAL CORP                                      FIRST UNION CORPORATION
              SPECIAL MEETING OF STOCKHOLDERS                               SPECIAL MEETING OF STOCKHOLDERS
              TO BE HELD ON FEBRUARY 27, 1998                               TO BE HELD ON FEBRUARY 27, 1998

                                   PROSPECTUS
                               340,000,000 SHARES
                            FIRST UNION CORPORATION
                                  COMMON STOCK
                         $3.33 1/3 PAR VALUE PER SHARE
     This Joint Proxy Statement/Prospectus is being furnished by CoreStates Financial Corp ("CFC") to the holders of CFC common stock, par value $1.00 per share ("CFC Common Stock"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of CFC (the "CFC Board") for use at the Special Meeting of Stockholders of CFC (including any adjournments or postponements, the "CFC Meeting") to be held on February 27, 1998, at 9:00 a.m., local time, at the Wyndham Franklin Plaza Hotel, 2 Franklin Plaza, 17th and Race Streets, Philadelphia, Pennsylvania.
     This Joint Proxy Statement/Prospectus is being furnished by First Union Corporation ("FUNC") to the holders of FUNC common stock, par value $3.33 1/3 per share (including the FUNC Rights (as hereinafter defined) attached thereto, "FUNC Common Stock"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of FUNC (the "FUNC Board") for use at the Special Meeting of Stockholders of FUNC (including any adjournments or postponements, the "FUNC Meeting", and together with the CFC Meeting, the "Meetings") to be held on February 27, 1998, at 10:00 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina. This Joint Proxy Statement/Prospectus is also being furnished by FUNC to the holders of CFC Common Stock as a prospectus with respect to the shares of FUNC Common Stock ("FUNC Common Shares") to be issued in the Merger (as hereinafter defined). See "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC STOCKHOLDERS".
     At the CFC Meeting, the holders of CFC Common Stock will have the opportunity to consider and vote upon a proposal to approve an Agreement and Plan of Mergers, dated as of November 18, 1997 (as the same may be amended, the "Merger Agreement"), by and between CFC and FUNC, pursuant to which, among other things, CFC will merge with and into FUNC (the "Merger"), all on and subject to the terms and conditions contained therein. At the FUNC Meeting, the holders of FUNC Common Stock will have the opportunity to consider and vote upon proposals to approve (i) the Merger Agreement (the "Merger Proposal"), and (ii) an amendment to FUNC's articles of incorporation (the "FUNC Articles") providing for an increase in the number of authorized shares of FUNC Common Stock from 750,000,000 to 2,000,000,000 (the "Shares Proposal"). See "SUMMARY", "THE
MERGER", "AMENDMENT TO FUNC ARTICLES" and ANNEX A.
     Upon consummation of the Merger, each outstanding share of CFC Common Stock (excluding any shares held by CFC or FUNC or their respective subsidiaries, other than in a trust, fiduciary or nominee capacity or as a result of debts previously contracted (the "Excluded Shares")) will be converted into 1.62 shares of FUNC Common Stock (subject to possible increase under certain circumstances, the "Exchange Ratio") (see "THE MERGER -- Termination; Possible Exchange Ratio Increase"), with cash being paid in lieu of any fractional share interest. Upon consummation of the Merger, the Excluded Shares will be cancelled.
     Based on (i) the 200,356,474 shares of CFC Common Stock outstanding on the Record Date (as hereinafter defined), (ii) the 5,679,399 shares of CFC Common Stock issuable upon the exercise of outstanding employee stock options on such date, (iii) the estimated 3,500,000 shares of CFC Common Stock CFC expects to issue in order to qualify the Merger as a pooling of interests (see "PRO FORMA FINANCIAL INFORMATION"), and (iv) a 1.62 Exchange Ratio, approximately 339,448,114 FUNC Common Shares would be issued in the Merger, which represents approximately 34.8 percent of the number of shares of FUNC Common Stock outstanding on the Record Date, plus such number of FUNC Common Shares. The actual number of FUNC Common Shares to be issued in the Merger will depend on the number of shares of CFC Common Stock outstanding on the Effective Date (as hereinafter defined), the number of shares of CFC Common Stock issuable upon the exercise of outstanding employee stock options on such date, and the Exchange Ratio. The number of shares of FUNC Common Stock indicated at the top of this page is the maximum number of FUNC Common Shares that is currently estimated to be issued in the Merger.
     On November 28, 1997, FUNC acquired Signet Banking Corporation ("Signet"), a Virginia-based bank holding company with $11 billion in assets at September 30, 1997. The pro forma financial information presented herein with respect to FUNC reflects consummation of the Signet acquisition (the "Signet Acquisition"), as well as the Merger and the pending acquisitions of Wheat First Butcher Singer, Inc. ("Wheat") and Covenant Bancorp, Inc. ("Covenant"). See "SELECTED FINANCIAL INFORMATION", "RECENT DEVELOPMENTS -- Other FUNC Acquisitions" and "PRO FORMA FINANCIAL INFORMATION".
     On November 17, 1997, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of FUNC Common Stock and CFC Common Stock on the New York Stock Exchange (the "NYSE") Composite Transactions tape (the "NYSE Tape") were $52.4375 and $72.50, respectively. On January 8, 1998, such prices were $49.25 and $78.8125, respectively. This Joint Proxy Statement/Prospectus, the accompanying Notice of Special Meeting and the proxy card enclosed herewith are first being mailed to
the stockholders of CFC and FUNC on or about January   , 1998.
     Holders of CFC Common Stock and FUNC Common Stock are not entitled to dissenters' appraisal rights in connection with the proposals to be voted upon at the Meetings. See "THE MERGER -- No Dissenters' Rights".
                             ----------------------
THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
                             ----------------------
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
         THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
     THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS JANUARY   , 1998.

                             AVAILABLE INFORMATION
     FUNC and CFC are subject to, and prior to the Signet Acquisition, Signet was subject to, the informational requirements of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621) and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information are also available from the Commission over the Internet at http://www.sec.gov. Reports, proxy statements and other information relating to FUNC, CFC and Signet can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
     This Joint Proxy Statement/Prospectus does not contain all of the
information set forth in the Registration Statement on Form S-4 (No. 333-      )
of which this Joint Proxy Statement/Prospectus is a part, or the exhibits thereto (together with any amendments or supplements thereto, the "Registration Statement"), which has been filed by FUNC with the Commission under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information.
     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM: FIRST UNION CORPORATION, CORPORATE RELATIONS, ONE FIRST UNION CENTER, CHARLOTTE, NORTH CAROLINA 28288-0206 (TELEPHONE NUMBER (704) 374-6782), AS TO FUNC DOCUMENTS; AND FROM CORESTATES FINANCIAL CORP, CORPORATE COMMUNICATIONS, P.O. BOX 7618, PHILADELPHIA, PENNSYLVANIA 19101-7618 (TELEPHONE NUMBER (215) 973-6006), AS TO CFC DOCUMENTS. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY FEBRUARY 20, 1998.
     All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus with respect to FUNC, Signet, Wheat and Covenant has been supplied by FUNC, and all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus with respect to CFC has been supplied by CFC.
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FUNC OR CFC. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FUNC OR CFC SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT LAWFUL, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION WITHIN SUCH JURISDICTION.
                            ------------------------
     The Commissioner of Insurance of the State of North Carolina (the "Commissioner") has not approved or disapproved this offering, nor has the Commissioner passed upon the accuracy or adequacy of this Joint Proxy Statement/Prospectus.
                                       2

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed with the Commission by FUNC (File No.
1-10000) and by CFC (File No. 1-11285) under Section 13(a) or 15(d) of the
Exchange Act are hereby incorporated by reference in this Joint Proxy
Statement/Prospectus:
     FUNC documents:
          (i) FUNC's Annual Report on Form 10-K for the year ended December 31,
     1996;
          (ii) FUNC's Quarterly Reports on Form 10-Q for the quarters ended
     March 31, 1997, June 30, 1997, and September 30, 1997; and
          (iii) FUNC's Current Reports on Form 8-K dated January 13, 1997, July
     21, 1997, August 20, 1997, November 18, 1997, November 28, 1997, and
     December 2, 1997.
     CFC documents:
          (i) CFC's Annual Report on Form 10-K for the year ended December 31,
     1996;
          (ii) CFC's Quarterly Reports on Form 10-Q for the quarters ended March
     31, 1997, June 30, 1997, and September 30, 1997; and
          (iii) CFC's Current Reports on Form 8-K dated January 22, 1997, April
     15, 1997, May 20, 1997, July 16, 1997, August 4, 1997, October 22, 1997,
     October 30, 1997, and November 18, 1997.
     All documents filed by FUNC or CFC pursuant to Section 13(a), 13(c), 14 or
15(d) of the Exchange Act subsequent to the date hereof and prior to the later of the FUNC Meeting and the CFC Meeting are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.
     Any statement contained herein, in any supplement hereto, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this
Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the
Registration Statement, this Joint Proxy Statement/Prospectus or any supplement hereto.
          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
     This Joint Proxy Statement/Prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of FUNC and CFC, as well as certain information relating to the Signet Acquisition, the Wheat Acquisition
(as hereinafter defined) and the Covenant Acquisition (as hereinafter defined), including (i) statements relating to the cost savings estimated to result from the Merger and the Signet Acquisition (see "SUMMARY", "RECENT DEVELOPMENTS" and
"PRO FORMA FINANCIAL INFORMATION"), (ii) statements relating to revenues estimated to result from the Merger and the Signet Acquisition (see "SUMMARY",
"RECENT DEVELOPMENTS" and "PRO FORMA FINANCIAL INFORMATION"), (iii) statements relating to the restructuring charges estimated to be incurred in connection with the Merger and the Signet Acquisition (see, in particular, "SUMMARY",
"RECENT DEVELOPMENTS" and "PRO FORMA FINANCIAL INFORMATION"), and (iv)
statements preceded by, followed by or that include the words "believes",
"expects", "anticipates", "estimates" or similar expressions (see "SUMMARY",
"RECENT DEVELOPMENTS", "THE MERGER -- Background", " -- Reasons", " -- Opinions
of Financial Advisors" and "PRO FORMA FINANCIAL INFORMATION"). These
forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(a) expected cost savings from the Merger, the Signet Acquisition, the Wheat
Acquisition and the Covenant Acquisition may not be fully realized or realized within the expected time frame; (b) revenues following the Merger, the Signet
Acquisition, the Wheat Acquisition and the Covenant Acquisition may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Merger, the Signet Acquisition, the Wheat
Acquisition and the Covenant Acquisition may be greater than expected; (c)
competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the business of FUNC, CFC, Wheat, Signet and/or Covenant may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f)
general economic or business conditions, either nationally or in the states in which FUNC is doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which FUNC is engaged; and (h) changes may occur in the securities markets.
                                       3


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                               TABLE OF CONTENTS
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AVAILABLE INFORMATION..................................................................................................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................................     3
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION............................................................     3
SUMMARY................................................................................................................     6
SELECTED FINANCIAL INFORMATION.........................................................................................    13
  Comparison of Certain Unaudited Per Share Data.......................................................................    13
  Selected Financial Data..............................................................................................    16
RECENT DEVELOPMENTS....................................................................................................    22
  Estimated Impact of the Merger on FUNC Illustrative Earnings.........................................................    22
  Other FUNC Acquisitions..............................................................................................    23
  FUNC Common Stock Transactions.......................................................................................    25
  Future FUNC Acquisitions.............................................................................................    25
GENERAL INFORMATION....................................................................................................    25
  General..............................................................................................................    25
  The Meetings.........................................................................................................    25
THE MERGER.............................................................................................................    28
  General..............................................................................................................    28
  Effective Date.......................................................................................................    28
  Exchange of CFC Common Stock Certificates............................................................................    28
  Background...........................................................................................................    29
  Reasons..............................................................................................................    33
  Opinions of Financial Advisors to CFC................................................................................    36
  Opinion of Financial Advisor to FUNC.................................................................................    43
  Certain FUNC Commitments.............................................................................................    46
  Interests of Certain Persons.........................................................................................    46
  Certain Federal Income Tax Consequences..............................................................................    49
  Business Pending Consummation and Related Matters....................................................................    50
  Regulatory Approvals.................................................................................................    50
  Conditions to Consummation...........................................................................................    51
  Termination; Possible Exchange Ratio Increase........................................................................    52
  Stock Option Agreements..............................................................................................    54
  Resale of FUNC Common Shares.........................................................................................    56
  No Dissenters' Rights................................................................................................    56
  Accounting Treatment.................................................................................................    56
  Waiver; Amendment....................................................................................................    56
  Market Prices........................................................................................................    57
  Dividends............................................................................................................    58
PRO FORMA FINANCIAL INFORMATION........................................................................................    59
CFC....................................................................................................................    66
  General..............................................................................................................    66
  History and Business.................................................................................................    66
FUNC...................................................................................................................    67
  General..............................................................................................................    67
  History and Business.................................................................................................    67
  Certain Regulatory Considerations....................................................................................    68
DESCRIPTION OF FUNC CAPITAL STOCK......................................................................................    71
  Authorized Capital...................................................................................................    71
  FUNC Common Stock....................................................................................................    71
  FUNC Preferred Stock.................................................................................................    72
  FUNC Class A Preferred Stock.........................................................................................    72
  FUNC Rights Plan.....................................................................................................    72
  Other Provisions.....................................................................................................    73

                                       4


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
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CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC STOCKHOLDERS.........................................................    75
  General..............................................................................................................    75
  Authorized Capital...................................................................................................    75
  Amendment of Charter or Bylaws.......................................................................................    75
  Size and Classification of Board of Directors........................................................................    75
  Removal of Directors by Stockholders.................................................................................    76
  Director and Officer Exculpation.....................................................................................    76
  Director Conflict of Interest Transactions...........................................................................    77
  Stockholder Meetings.................................................................................................    77
  Director Nominations.................................................................................................    78
  Stockholder Proposals................................................................................................    78
  Stockholder Protection Rights Plan...................................................................................    79
  Stockholder Inspection Rights; Stockholder Lists.....................................................................    79
  Required Stockholder Vote for Certain Actions........................................................................    79
  Anti-Takeover Provisions.............................................................................................    80
  Dissenters' Appraisal Rights.........................................................................................    82
  Dividends and Other Distributions....................................................................................    82
  Voluntary Dissolution................................................................................................    82
AMENDMENT TO FUNC ARTICLES.............................................................................................    83
CERTAIN LITIGATION.....................................................................................................    83
VALIDITY OF FUNC COMMON SHARES.........................................................................................    84
EXPERTS................................................................................................................    84
PROPOSALS FOR 1998 ANNUAL MEETINGS.....................................................................................    84
ANNEX A -- Merger Agreement (excluding exhibits and schedules).........................................................   A-1
ANNEX B -- CFC Stock Option Agreement..................................................................................   B-1
ANNEX C -- FUNC Stock Option Agreement.................................................................................   C-1
ANNEX D -- Opinion of J.P. Morgan Securities Inc.......................................................................   D-1
ANNEX E -- Opinion of Credit Suisse First Boston Corporation...........................................................   E-1
ANNEX F -- Opinion of Morgan Stanley & Co., Incorporated...............................................................   F-1

                                    SUMMARY
     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION RELATING TO THE MERGER. THIS SUMMARY IS NOT INTENDED TO INCLUDE ALL MATERIAL INFORMATION RELATING TO THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT (EXCLUDING THE EXHIBITS AND SCHEDULES THERETO) IS SET FORTH IN ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS, AND REFERENCE IS MADE THERETO (TOGETHER WITH ANNEXES B AND C HERETO) FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. AS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE TERMS "FUNC", "SIGNET", "WHEAT", "COVENANT" AND "CFC" REFER TO SUCH ORGANIZATIONS, RESPECTIVELY, AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, TO THEIR RESPECTIVE CONSOLIDATED SUBSIDIARIES.
PARTIES TO THE MERGER
  FUNC
     FUNC is a North Carolina-based, multi-bank holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the "BHCA"). Through its full-service banking subsidiaries, FUNC provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland, Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. FUNC also provides various other financial services, including mortgage banking, home equity lending, credit cards, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries. As of September 30, 1997, and for the nine months then ended, FUNC reported assets of $144 billion, net loans of $95 billion, deposits of $92 billion, stockholders' equity of $11 billion and net income applicable to common stockholders of $1.5 billion, and as of such date FUNC operated in 38 states, Washington, D.C. and six foreign countries. FUNC is the sixth largest bank holding company in the United States, based on assets at September 30, 1997. The principal executive offices of FUNC are located at One First Union Center, Charlotte, North Carolina 28288-0013, and its telephone number is (704) 374-6565.
     On November 28, 1997, FUNC acquired Signet, a Virginia-based bank holding company with $11 billion in assets at September 30, 1997. The pro forma financial information presented herein with regard to FUNC reflects consummation of the Signet Acquisition, as well as the pending acquisitions of CFC, Wheat and Covenant. See "SELECTED FINANCIAL INFORMATION", "RECENT DEVELOPMENTS -- Other FUNC Acquisitions" and "PRO FORMA FINANCIAL INFORMATION".
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of FUNC's book value and net income per common share may occur in connection with any future transactions. See
"FUNC -- History and Business".
  CFC
     CFC is a Pennsylvania-based bank holding company registered under the BHCA. CFC provides a wide range of wholesale banking services, consumer financial services (which includes retail banking) and trust and investment management services through its main bank subsidiary, CoreStates Bank, N.A. ("CoreStates Bank"), in New Jersey, Pennsylvania and Delaware. CFC provides various other financial services, including commercial financing and factoring, securities brokerage services, processing services and information processing services through banking-related subsidiaries. As of September 30, 1997, and for the nine months then ended, CFC reported assets of $48 billion, net loans of $35 billion, deposits of $34 billion, stockholders' equity of $3 billion and net income applicable to common stockholders of $597 million, and as of such date CFC operated from 568 full service offices located in Pennsylvania, New Jersey and Delaware and 6 foreign branches and 22 foreign representative offices. CFC is the 22nd largest bank holding company in the United States, based on assets at September 30, 1997. The principal executive offices of CFC are located at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107, and its telephone number is (215) 973-3827.
THE MERGER
     Under the terms of the Merger Agreement, CFC will merge with and into FUNC. Upon consummation of the Merger, each outstanding share of CFC Common Stock (excluding the Excluded Shares) will be converted into 1.62 shares of FUNC Common Stock, subject to possible increase under certain circumstances (see "THE MERGER -- Termination; Possible
                                       6

Exchange Ratio Increase"), with cash being paid in lieu of any fractional share interest. See "THE MERGER -- General", "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC STOCKHOLDERS".
     In addition, the Merger Agreement provides that CoreStates Bank and First Union National Bank, based in Avondale, Pennsylvania, will merge (the "Bank Merger") following the Effective Date. See "FUNC -- Certain Regulatory Considerations; INTERSTATE BANKING AND BRANCHING LEGISLATION.
THE MEETINGS
  CFC MEETING
     The CFC Meeting will be held on February 27, 1998, at 9:00 a.m., local time, at the Wyndham Franklin Plaza Hotel, 2 Franklin Plaza, 17th and Race Streets, Philadelphia, Pennsylvania. The purpose of the CFC Meeting is to consider and vote upon a proposal to approve the Merger Agreement.
     Only holders of record of CFC Common Stock as of the close of business on January 2, 1998 (the "Record Date"), are entitled to notice of and to vote at the CFC Meeting.
     As of the close of business on the Record Date, there were 200,356,474 shares of CFC Common Stock outstanding. Each holder of CFC Common Stock will have the right to one vote for each share registered in such holder's name on the books of CFC as of the close of business on the Record Date with respect to the matters voted upon at the CFC Meeting. The presence in person or by proxy of a majority of the votes entitled to be cast at the CFC Meeting by the holders of CFC Common Stock will constitute a quorum for purposes of conducting business at the CFC Meeting. Shares of CFC Common Stock owned, directly or indirectly, by CFC and controlled, directly or indirectly, by the CFC Board, shall not be counted in determining the total number of outstanding shares for purposes of establishing a quorum for the CFC Meeting. The affirmative vote of a majority of the votes cast at the CFC Meeting by the holders of CFC Common Stock will be required to approve the Merger Agreement.
     As of the Record Date, the directors and executive officers of CFC beneficially owned and have the right to vote at the CFC Meeting, 5,678,002 shares of CFC Common Stock, representing approximately 2.8 percent of the votes entitled to be cast at the CFC Meeting by the holders of CFC Common Stock. Each such person has advised CFC of his or her present intention to vote in favor of the Merger Agreement. As of the Record Date, various CFC subsidiaries, as fiduciaries, custodians or agents, have sole or shared voting power with respect to 9,242,990 shares of CFC Common Stock, which represents approximately 4.6 percent of CFC Common Stock outstanding on the Record Date.
     In addition, as of the Record Date, various FUNC subsidiaries, as fiduciaries, custodians or agents, have sole or shared voting power with respect to 1,518,328 shares of CFC Common Stock, representing less than one percent of the votes entitled to be cast at the CFC Meeting by the holders of CFC Common Stock.
     See "GENERAL INFORMATION -- The Meetings; CFC MEETING".
  FUNC MEETING
     The FUNC Meeting will be held on February 27, 1998, at 10:00 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina. The purpose of the FUNC Meeting is to consider and vote on (i) the Merger Proposal, and (ii) the Shares Proposal. Because FUNC does not have sufficient authorized but unissued shares of FUNC Common Stock to consummate the Merger, approval of the Shares Proposal is necessary in order to consummate the Merger. If approved by the requisite vote of the stockholders of FUNC, the Shares Proposal will be effected regardless of whether the Merger is consummated.
     Only holders of record of FUNC Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the FUNC Meeting.
     As of the close of business on the Record Date, there were 636,385,071 shares of FUNC Common Stock outstanding, each of which is entitled to one vote. The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum to conduct business at the FUNC Meeting. The affirmative vote of a majority of the votes entitled to be cast by holders of FUNC Common Stock is required to approve the Merger Proposal, and the affirmative vote of a majority of the votes cast by holders of FUNC Common Stock is required to approve the Shares Proposal.
     The directors and executive officers of FUNC beneficially owned, as of the Record Date, and are entitled to vote at the FUNC Meeting, approximately 6,848,000 shares of FUNC Common Stock, representing approximately 1.1 percent of the
                                       7
outstanding shares of FUNC Common Stock entitled to be voted at the FUNC Meeting. Each such person has advised FUNC that he or she intends to vote in favor of the Merger Proposal and the Shares Proposal. As of the Record Date, various FUNC subsidiaries, or fiduciaries, custodians or agents, have sole or shared voting power with respect to 9,461,653 shares of FUNC Common Stock, which represents approximately 1.5 percent of FUNC Common Stock outstanding on the Record Date.
     In addition, as of the Record Date, the directors and executive officers of CFC owned and have the right to vote 2,740 shares of FUNC Common Stock, representing less than one percent of the votes entitled to be cast at the FUNC Meeting by the holders of FUNC Common Stock, all of which are expected to be voted in favor of the Merger Proposal and the Shares Proposal. As of the Record Date various CFC subsidiaries, as fiduciaries, custodians or agents, had sole or shared voting power with respect to 527,509 shares of FUNC Common Stock, which represented less than one percent of FUNC Common Stock outstanding on the Record Date.
     See "GENERAL INFORMATION -- The Meetings; FUNC MEETING".
EFFECTIVE DATE
     Subject to the terms and conditions of the Merger Agreement (including receipt of all necessary regulatory and stockholder approvals), the effective date of the Merger (the "Effective Date") will occur on (i) such date as shall be mutually agreed upon by CFC and FUNC, or (ii) if such parties are not so able to agree, such date as FUNC shall notify CFC in writing not less than five days prior thereto, which date shall not be more than 15 days after the conditions to the obligations of the parties to effect the Merger have been satisfied or waived in writing. Subject to the foregoing, it is currently anticipated that the Effective Date will occur in the second quarter of 1998. See "THE
MERGER -- Regulatory Approvals" and " -- Conditions to Consummation". RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
     THE CFC BOARD HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS STOCKHOLDERS. ACCORDINGLY, THE CFC BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" THE MERGER AGREEMENT. THE FUNC BOARD HAS APPROVED THE MERGER AGREEMENT, BELIEVES THE MERGER IS IN THE BEST INTERESTS OF ITS STOCKHOLDERS, IS FAIR TO SUCH STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT SUCH STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL AND "FOR" THE SHARES PROPOSAL.
     For a discussion of the background of the Merger and the factors considered by each of the CFC Board and the FUNC Board in reaching its decision to approve the Merger Agreement, see "THE MERGER -- Background" and " -- Reasons".
OPINIONS OF FINANCIAL ADVISORS TO CFC
     J.P. Morgan Securities Inc. ("J.P. Morgan") and Credit Suisse First Boston Corporation ("CSFB"), the financial advisors to CFC, have each rendered to the CFC Board written opinions dated the date of this Joint Proxy Statment/Prospectus (respectively, the "J.P. Morgan Opinion" and the "CSFB Opinion") to the effect that, as of the date of such opinions and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to the holders of CFC Common Stock from a financial point of view. Copies of the J.P. Morgan Opinion and the CSFB Opinion are attached hereto as ANNEXES D and E, respectively, to this Joint Proxy Statement/Prospectus, and each should be read carefully in its entirety with respect to the procedures followed, assumptions made, matters considered and limitations on the review undertaken in connection with such opinions. The J.P. Morgan Opinion and the CSFB Opinion are directed to the CFC Board and relate only to the fairness of the Exchange Ratio from a financial point of view, do not address any other aspect of the Merger or any related transaction and do not constitute a recommendation to any stockholder as to how such stockholder should vote at the CFC Meeting. See "THE
MERGER -- Opinions of Financial Advisors to CFC" and " -- Interests of Certain Persons; CERTAIN OTHER RELATIONSHIPS" and ANNEXES D and E.
OPINION OF FINANCIAL ADVISOR TO FUNC
     Morgan Stanley & Company Incorporated ("Morgan Stanley"), the financial advisor to FUNC, has delivered its written opinion (the "Morgan Stanley Opinion"), to the FUNC Board that, based upon and subject to various considerations set forth in such opinion and as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to FUNC. The full text of the Morgan Stanley Opinion, dated as of the date hereof, which describes the procedures followed, assumptions made, limitations on the reviews undertaken, and other matters considered in connection with rendering the Morgan Stanley Opinion, is set forth in ANNEX F to this Joint Proxy Statement/Prospectus and should
                                       8
be read in its entirety. See "THE MERGER -- Opinion of Financial Advisor to FUNC" and " -- Interests of Certain Persons; CERTAIN OTHER RELATIONSHIPS" and ANNEX F.
CERTAIN FUNC COMMITMENTS
     In connection with the Merger Agreement, FUNC provided CFC with a number of commitments relating to CFC's employees, customers and the communities CFC serves. These included commitments to: bring 3,000 new jobs to the Greater Philadelphia Metropolitan Area and certain adjacent counties (consisting of Philadelphia, Delaware, Chester, Montgomery, Bucks, Lancaster, Berks and Lehigh in Pennsylvania; Gloucester, Camden, Burlington and Mercer in New Jersey; and New Castle in Delaware) following the Merger (excluding jobs which may be displaced as a result of the Merger); establish Philadelphia as the headquarters following the Merger for the five-state regional banking group of FUNC, which includes Connecticut, New York, Delaware, New Jersey and Pennsylvania; and designate Philadelphia as the headquarters following the Merger for the combined corporate banking functions for FUNC. In addition, FUNC has agreed to establish and fund a $100 million charitable foundation dedicated to the betterment and enrichment of the greater metropolitan Philadelphia area (the "Charitable Foundation") and a $16 million Employee Training and Development Fund to assist CFC employees displaced in connection with the Merger and, in addition, maintain CFC's charitable contributions at current overall levels for five years following the Effective Date. See "THE MERGER -- Certain FUNC Commitments". INTERESTS OF CERTAIN PERSONS
     Certain members of CFC's management and of the CFC Board have interests in the Merger in addition to any interests they may have as stockholders of CFC generally. These material interests include provisions in the Merger Agreement relating to indemnification, directors' and officers' liability insurance, the election or appointment of six members of the CFC Board to the FUNC Board, the election or appointment of certain members of the CFC Board as trustees of the Charitable Foundation and certain severance and other employee benefits.
     In connection with the execution of the Merger Agreement, FUNC entered into a five-year employment agreement with Terrence A. Larsen, Chairman and Chief Executive Officer of CFC, which will become effective as of the Effective Date (the "Employment Agreement"). The Employment Agreement provides, among other things, for Mr. Larsen to receive an annual salary of not less than $1,000,000 and a combined annual salary and bonus of not less than $2,500,000. In addition, Mr. Larsen would receive 100,000 shares of restricted FUNC Common Stock and options to purchase 200,000 shares of FUNC Common Stock upon consummation of the Merger and in the calendar year following the calendar year in which such consummation occurs. Upon expiration of the five-year employment period, Mr. Larsen (or his current spouse) would receive annual retirement income of $1,000,000. In addition, FUNC would provide a split-dollar life insurance policy with a total death benefit of $20,000,000, $15,000,000 of which would be payable to Mr. Larsen's designated beneficiary, and the remaining $5,000,000 of which would be payable to FUNC. The Employment Agreement also provides for certain payments, notwithstanding termination of employment, and associated gross-up payments for taxes. Mr. Larsen's Employment Agreement shall supersede his termination of employment agreement with CFC upon consummation of the Merger.
     FUNC has agreed that Mr. Larsen will be elected or appointed a director and a Vice Chairman of FUNC following the Effective Date. Following the Effective Date, the "Office of the Chairman" of FUNC, will consist of Edward E. Crutchfield, Chairman and Chief Executive Officer of FUNC, John R. Georgius, President of FUNC, and Mr. Larsen, who will become a Vice Chairman of FUNC. In addition to the election or appointment of Mr. Larsen as a director of FUNC, following the Effective Date, five other directors of CFC will be elected or appointed directors of FUNC. The members of the CFC Board who are not so elected or appointed directors of FUNC will be appointed to a board of directors which will advise FUNC management on certain matters in the Pennsylvania, New Jersey, New York, Connecticut and Delaware geographic areas of FUNC's operations. In addition, certain of such members of the CFC Board will be appointed as trustees of the Charitable Foundation.
     In connection with the execution of the Merger Agreement, FUNC also agreed to certain employment arrangements with respect to the 32 officers of CFC other than Mr. Larsen (the "CFC Officers") who are covered by termination of employment agreements (the "CFC Executive Agreements"), including Charles L. Coltman III, Vice Chairman of CFC, Charles P. Connolly, Jr., Vice Chairman of CoreStates Bank and P. Susan Perrotty, Executive Vice President of CFC (collectively, including Mr. Larsen, the "Named Officers"). Pursuant to the terms of the CFC Executive Agreements, eligible CFC Officers whose employment is terminated (as defined in the applicable CFC Executive Agreement) would receive severance pay equal to two times their highest base salary and bonus during the preceding two calendar years. In addition, each CFC Officer would be provided with certain employee benefits equivalent to those benefits received immediately prior to termination for a two-year
                                       9
period following such termination. Payments are limited by the provisions of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and are offset by amounts which may be paid under any other CFC severance policy.
     With respect to the CFC Officers, FUNC agreed that if the employment of such officer terminates on the Effective Date, FUNC will honor the officer's CFC Executive Agreement in accordance with its terms. If such officer continues his or her employment after the Effective Date such officer would be eligible to receive, as applicable, under certain conditions, payments computed as if the termination payments under the officer's CFC Executive Agreement had been triggered on the Effective Date. Such payments would be made in six semi-annual installments commencing as soon as practicable after the Effective Date. If such officer's employment were to subsequently terminate, such officer would receive any of such payments which had not been paid prior to such termination. Without application of any applicable cap imposed by Section 280G of the Code, such payments with respect to Mr. Coltman, Mr. Connolly and Ms. Perrotty are currently estimated to amount to $1,380,000, $1,062,000, and $804,000, respectively, and with respect to the other 29 CFC Officers are currently estimated to amount to $18,192,290, in the aggregate.
     With respect to Mr. Coltman, Mr. Connolly and Ms. Perrotty, if they were to continue their employment with FUNC after the Effective Date, they would also receive a minimum annual base salary of $420,000, $300,000 and $261,000, respectively, and a minimum annual bonus of $580,000, $300,000, and $239,000, respectively, for a three-year period commencing on the Effective Date. In addition, Mr. Coltman, Mr. Connolly and Ms. Perrotty would receive 10,000, 8,000 and 6,000 shares, respectively, of restricted FUNC Common Stock and options to purchase 15,000, 10,000 and 10,000 shares, respectively, of FUNC Common Stock in each of the three years following the Effective Date. Mr. Coltman would also receive an annual retirement benefit of no less than $400,000 per year. Based upon the last reported sale price per share of FUNC Common Stock on the NYSE Tape on January 8, 1998 ($49.25), such restricted stock awards to Messrs. Larsen, Coltman and Connolly and Ms. Perrotty would have values in the aggregate of $9,850,000, $1,477,500, $1,182,000 and $886,500, respectively.
     The foregoing employment arrangements following the Effective Date are subject to the CFC Officers and FUNC entering into such agreements with respect to such arrangements as FUNC may deem necessary or appropriate.
     See "THE MERGER -- Interests of Certain Persons".
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     Consummation of the Merger is conditioned upon receipt by FUNC of an opinion of Alston & Bird LLP, counsel for FUNC, dated as of the Effective Date, and by CFC of an opinion of Simpson Thacher & Bartlett, counsel for CFC, dated the Effective Date, to the effect that (i) the Merger constitutes a reorganization under Section 368 of the Code, and (ii) no gain or loss will be recognized for federal income tax purposes by stockholders of CFC who receive FUNC Common Shares in exchange for their shares of CFC Common Stock, except with respect to cash received in lieu of fractional share interests.
     BECAUSE CERTAIN TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH CFC STOCKHOLDER, IT IS RECOMMENDED THAT CFC STOCKHOLDERS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.
     See "THE MERGER -- Certain Federal Income Tax Consequences".
BUSINESS PENDING CONSUMMATION AND RELATED MATTERS
     Pursuant to the Merger Agreement, each of CFC and FUNC has made certain covenants, with respect to itself and its subsidiaries, relating to the conduct of business pending consummation of the Merger. Among other things (except as otherwise contemplated by the Merger Agreement or with the written consent of the other party), each agreed not to conduct its business other than in the ordinary and usual course, and CFC agreed not to: (i) pay dividends above certain specified levels or redeem or otherwise acquire shares of its capital stock, issue additional shares of its capital stock or give any person the right to acquire any such shares; (ii) increase any salaries or employee benefits or enter into or modify any employment agreements or employee benefit plans, except for certain increases in the ordinary course of business and certain changes required by law or to satisfy pre-existing contractual obligations; or (iii) dispose of any of its assets, business or property exceeding $20 million in the aggregate, or acquire any material business or property of any other entities; provided, however, that the foregoing shall not preclude CFC (a) from paying a regular quarterly cash dividend on CFC Common Stock of up to $0.50 per share (the current dividend rate), or (b) from making any dispositions or acquisitions in which the purchase price is cash and does not exceed $500 million in any one case. CFC also agreed in the Merger Agreement to cause its regular
                                       10
quarterly dividend record and payment dates for CFC Common Stock to correspond to FUNC's regular quarterly dividend record and payment dates for FUNC Common Stock.
     In connection with the Merger, FUNC currently expects to take a Merger-related charge in the second quarter of 1998 estimated to be $795 million in the aggregate, after tax, or $0.81 per share of FUNC Common Stock. See "RECENT DEVELOPMENTS -- Estimated Impact of the Merger on FUNC Illustrative Earnings". In addition, it is expected that CFC will issue approximately 3.5 million shares of CFC Common Stock prior to the Effective Date in order for the Merger to qualify for pooling of interests accounting treatment. See "THE
MERGER -- Accounting Treatment".
     See "THE MERGER -- Business Pending Consummation and Related Matters" and "PRO FORMA FINANCIAL INFORMATION".
REGULATORY APPROVALS
     The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. In addition, the Merger may require certain approvals of or notices to state, federal and other regulatory authorities. An application will be filed by FUNC with the Federal Reserve Board in the near future and applications or notices either have been or are expected to be filed in the near future with such regulatory authorities. There can be no assurance that the approval of the Federal Reserve Board or any other necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "THE
MERGER -- Regulatory Approvals".
CONDITIONS TO CONSUMMATION
     Consummation of the Merger is subject, among other things, to: (i) receipt of the requisite approvals of the stockholders of CFC and FUNC; (ii) receipt of all required regulatory approvals by FUNC and CFC without the imposition of any condition or requirement (other than conditions or requirements related to required divestitures of branches, assets or deposits) that would so materially and adversely impact the economic or business benefits to FUNC or CFC of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Merger Agreement; (iii) no court or agency having taken any action, nor any law or regulation having been enacted or adopted, which prohibits the Merger; (iv) receipt by FUNC and CFC of the opinions of Alston & Bird LLP and Simpson Thacher & Bartlett, respectively, each dated the Effective Date, as to certain federal income tax consequences of the Merger; (v) the FUNC Common Shares having been approved for listing on the NYSE, subject to official notice of issuance; (vi) the receipt of letters, dated the Effective Date, from CFC's and FUNC's independent auditors relating to pooling of interests accounting treatment for the Merger; (vii) the receipt of certain third party consents (other than regulatory authorities) to the Merger that may be required, if any; and (viii) the delivery of officer's certificates by FUNC and CFC with respect to the continued accuracy of representations and warranties and compliance with covenants in the Merger Agreement. See "THE MERGER -- Conditions to Consummation" and "CERTAIN LITIGATION".
TERMINATION; POSSIBLE EXCHANGE RATIO INCREASE
     The Merger Agreement may be terminated by mutual agreement of the CFC Board and the FUNC Board. The Merger Agreement may also be terminated by either the CFC Board or the FUNC Board (i) if the Merger does not occur on or before September 30, 1998 (except to the extent that the failure of the Merger to occur arises out of the knowing failure of the party seeking termination to perform or observe its covenants or agreements under the Merger Agreement), (ii) in the event of a breach of the Merger Agreement by the other party that cannot be or has not been cured within 30 days after notice of such breach, (iii) if the required approval of either the FUNC or CFC stockholders or the Federal Reserve Board is not obtained, or (iv) if the Board of Directors of the other party, prior to such other party's special meeting of stockholders, fails to recommend approval of or modifies its recommendation in a manner adverse to the terminating party with respect to the matters to be voted on at such special meeting.
     In addition, the CFC Board may terminate the Merger Agreement if either:
(i) both (a) the average of the last sale prices of FUNC Common Stock on the NYSE Tape for the ten full trading days ending on the date (the "FRB Approval Date") the Federal Reserve Board approves the Merger (the "FUNC Average Price") is less than $42.08, and (b) the number obtained by dividing the FUNC Average Price by $49.50 is less than the number obtained by dividing the weighted average closing price per share of the common stocks of a group of 14 bank holding companies (the "Index Group") on the FRB Approval Date by $67.03 (being the weighted average closing price per share of the common stocks of such bank holding companies on November 19, 1997) and subtracting 0.15 from such latter number; or (ii) the FUNC Average Price is less than $37.13; provided, however, that if the conditions in either (i) or (ii) exist (a "Termination Event") and the CFC Board elects to terminate the Merger Agreement, such termination will not occur if FUNC elects to increase the Exchange Ratio to a number calculated pursuant to the Merger Agreement.
                                       11

     See "THE MERGER -- Termination; Possible Exchange Ratio Increase".
STOCK OPTION AGREEMENTS
     As an inducement and condition to FUNC's willingness to enter into the Merger Agreement, CFC (as issuer) entered into a Stock Option Agreement with FUNC (as grantee), dated as of November 18, 1997 (the "CFC Stock Option Agreement"), and as an inducement and condition to CFC's willingness to enter into the Merger Agreement, FUNC (as issuer) entered into a Stock Option Agreement with CFC (as grantee), dated as of November 18, 1997 (the "FUNC Stock Option Agreement" and, together with the CFC Stock Option Agreement, the "Stock Option Agreements"). The Stock Option Agreements are set forth in ANNEXES B and C to this Joint Proxy Statement/Prospectus.
     Pursuant to the CFC Stock Option Agreement, CFC granted to FUNC an irrevocable option (the "CFC Option"), exercisable only under certain limited and specifically defined circumstances, none of which, to the best of CFC's and FUNC's knowledge, has occurred as of the date hereof, to purchase up to 19.9 percent of the authorized but unissued shares of CFC Common Stock for a purchase price of $72.00 per share, subject to adjustment in certain circumstances.
     Pursuant to the FUNC Stock Option Agreement, FUNC granted to CFC an irrevocable option (the "FUNC Option" and, together with the CFC Option, the "Options"), exercisable only under certain limited and specifically defined circumstances, none of which, to the best of FUNC's and CFC's knowledge, has occurred as of the date hereof, to purchase up to 9.9 percent of the authorized but unissued shares of FUNC Common Stock for a purchase price of $52.00 per share, subject to adjustment in certain circumstances.
     Under certain circumstances, if one of the Options becomes exercisable, the holder of such Option will have the right to require the issuer of the Option to repurchase such Option (or the shares purchased pursuant thereto).
     The purchase of any shares of CFC Common Stock or FUNC Common Stock pursuant to the Options is subject to compliance with applicable law, including receipt of any necessary approvals under the BHCA.
     The Stock Option Agreements and the Options are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire CFC or FUNC prior to the Merger.
     In the event that either the CFC stockholders or the FUNC stockholders fail to approve the Merger Agreement, either CFC or FUNC may terminate the Merger Agreement. See "THE MERGER -- Termination; Possible Exchange Ratio Increase". If such termination occurs prior to the occurrence of an Initial Triggering Event or a Subsequent Triggering Event (as such terms are defined in the Stock Option Agreements) under the Stock Option Agreements, the Stock Option Agreements will automatically terminate at such time. If a Subsequent Triggering Event occurs under either or both of the Stock Option Agreements prior to termination of such Stock Option Agreement or Stock Option Agreements, however, CFC and/or FUNC, as applicable, will be entitled to exercise the related Option or Options in accordance with its or their terms, as applicable.
     See "THE MERGER -- Stock Option Agreements".
RESALE OF FUNC COMMON SHARES
     The shares of FUNC Common Stock into which shares of CFC Common Stock are converted on the Effective Date will be freely transferable by the holders of such shares, except for those shares held by those holders who may be deemed to be "affiliates" of CFC or FUNC under applicable federal securities laws. The "affiliates" of CFC and FUNC, subject to certain limited exceptions, may not sell or otherwise dispose of any FUNC Common Stock or CFC Common Stock beneficially owned by them during a period commencing 30 days prior to the Effective Date and ending upon publication by FUNC of combined financial statements covering at least 30 days of the combined entities' operations after the Merger. See "THE MERGER -- Exchange of CFC Common Stock Certificates".
NO DISSENTERS' RIGHTS
     Holders of CFC Common Stock do not have dissenters' appraisal rights in connection with the Merger. Holders of FUNC Common Stock do not have dissenters' appraisal rights in connection with the Merger Proposal or the Shares Proposal. See "THE MERGER -- No Dissenters' Rights" and "CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC STOCKHOLDERS -- Dissenters' Appraisal Rights".
                                       12

ACCOUNTING TREATMENT
     It is intended that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt of letters from CFC's and FUNC's independent auditors to the effect that the Merger may be accounted for in such manner. See "THE MERGER -- Conditions to Consummation" and " -- Accounting Treatment". CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC STOCKHOLDERS
     The rights of stockholders of CFC currently are determined by reference to the Pennsylvania Business Corporation Law (the "PBCL"), CFC's Articles of Incorporation (as amended, the "CFC Articles") and CFC's Bylaws. On the Effective Date, stockholders of CFC will become stockholders of FUNC, and their rights as stockholders of FUNC will be determined by the North Carolina Business Corporation Act (the "NCBCA") and by the FUNC Articles and FUNC's Bylaws. See "DESCRIPTION OF FUNC CAPITAL STOCK" and "CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC STOCKHOLDERS".
                         SELECTED FINANCIAL INFORMATION
COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA
     The following unaudited information, adjusted to reflect the two-for-one FUNC Common Stock split paid on July 31, 1997, to holders of record on July 1, 1997 (the "FUNC Stock Split"), and consummation of the Signet Acquisition on November 28, 1997, reflects, where applicable, certain comparative per share data related to book value, cash dividends paid, net income and market value:
(i) on a historical basis for FUNC and CFC; (ii) on a pro forma combined basis per share of FUNC Common Stock, reflecting consummation of (a) the Signet Acquisition, (b) the Signet Acquisition and the Merger, and (c) the Signet Acquisition, the Merger, the Wheat Acquisition and the Covenant Acquisition; and
(iii) on an equivalent pro forma basis per share of CFC Common Stock reflecting consummation of (a) the Signet Acquisition, (b) the Signet Acquisition and Merger, and (c) the Signet Acquisition, the Merger, the Wheat Acquisition and the Covenant Acquisition. Such pro forma information has been prepared (i) assuming a 1.62 Exchange Ratio, and (ii) giving effect to the Merger, the Signet Acquisition and the Wheat Acquisition on a pooling of interests accounting basis and the Covenant Acquisition on a purchase accounting basis. Such information does not include any material merger-related expenses or any material expenses related to the Merger, the Signet Acquisition, the Wheat Acquisition or the Covenant Acquisition. See "RECENT DEVELOPMENTS -- Estimated Impact of the Merger on FUNC Illustrative Earnings" and " -- Other FUNC Acquisitions". The 1.62 Exchange Ratio is subject to possible increase under certain circumstances. See "THE MERGER -- Termination; Possible Exchange Ratio Increase" and
" -- Accounting Treatment".
     Pro forma financial information for the Covenant Acquisition assumes such acquisition was consummated on January 1, 1996, and reflects information only for the nine months ended September 30, 1997, and the year ended December 31, 1996. Pro forma financial information with respect to the Merger, the Signet Acquisition and the Wheat Acquisition assumes such acquisitions were consummated as of the beginning of each of the periods indicated.
     Pro forma financial information is intended to show how the Signet Acquisition, the Merger, the Wheat Acquisition and the Covenant Acquisition might have affected historical financial statements if the Signet Acquisition, the Merger, the Wheat Acquisiton and the Covenant Acquisition had been consummated at an earlier time. The pro forma combined selected financial information does not purport to be indicative of the results that actually would have been realized had the Signet Acquisition, the Merger, the Wheat Acquisition and the Covenant Acquisition taken place at the beginning of the applicable periods indicated, nor is it indicative of the combined financial position or results of operations for future periods.
                                       13

     The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of FUNC, CFC and Signet, including the respective notes thereto, which, as to FUNC and CFC, are incorporated herein by reference, and the pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. Stockholders are urged to read such information carefully. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", "RECENT DEVELOPMENTS" and "PRO FORMA FINANCIAL INFORMATION".

                                                                                          SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                                          ------------------    -----------------
BOOK VALUE PER SHARE
Historical per share of
  FUNC Common Stock....................................................................         $18.86                 17.41
  CFC Common Stock.....................................................................          15.75                 17.40
Pro forma combined per share of FUNC Common Stock (1)
  FUNC and Signet......................................................................          18.43                 17.06
  FUNC, Signet and CFC.................................................................          15.51                 14.85
  FUNC, Signet, CFC, Wheat and Covenant................................................          15.52                 14.85
Equivalent pro forma per share of CFC Common Stock (2)
  FUNC and Signet......................................................................          29.86                 27.64
  FUNC, Signet and CFC.................................................................          25.13                 24.06
  FUNC, Signet, CFC, Wheat and Covenant................................................         $25.14                 24.06

---------------
(1) The pro forma combined book value per share of FUNC Common Stock amounts represent the sum of the pro forma combined common stockholders' equity amounts, divided by the pro forma combined period-end number of shares of common stock outstanding.
(2) The equivalent pro forma book value per share of CFC Common Stock amounts represent the pro forma combined book value per share of FUNC Common Stock amounts, multiplied by a 1.62 Exchange Ratio.

                                                                                                       YEARS ENDED DECEMBER 31,
                                                                                 NINE MONTHS ENDED     -------------------------
                                                                                 SEPTEMBER 30, 1997    1996      1995      1994
                                                                                 ------------------    -----     -----     -----
CASH DIVIDENDS PAID PER SHARE
Historical per share of
  FUNC Common Stock...........................................................         $ 0.90           1.10      0.98      0.86
  CFC Common Stock............................................................           1.41           1.73      1.44      1.24
Pro forma combined per share of FUNC Common Stock (3)
  FUNC and Signet.............................................................           0.87           1.06      0.61      0.57
  FUNC, Signet and CFC........................................................           0.88           1.01      0.68      0.61
  FUNC, Signet, CFC, Wheat and Covenant.......................................           0.87           1.00      0.68      0.60
Equivalent pro forma per share of CFC Common Stock (4)
  FUNC and Signet.............................................................           1.41           1.72      0.99      0.92
  FUNC, Signet and CFC........................................................           1.43           1.64      1.10      0.99
  FUNC, Signet, CFC, Wheat and Covenant.......................................         $ 1.41           1.62      1.10      0.97

---------------
(3) The pro forma combined cash dividends paid per share of FUNC Common Stock amounts represent the pro forma combined cash dividends paid on shares of FUNC Common Stock outstanding, divided by the pro forma combined average number of shares of FUNC Common Stock outstanding, rounded to the nearest cent.
(4) The equivalent pro forma cash dividends paid per share of CFC Common Stock amounts represent the pro forma combined dividends paid per share of FUNC Common Stock amounts, multiplied by a 1.62 Exchange Ratio, rounded to the nearest cent. The current annualized dividend rate per share of FUNC Common Stock, based upon the most recently declared quarterly dividend rate of $.37 per share of FUNC Common Stock payable on March 16, 1998, would be $1.48. On an equivalent pro forma basis, such current annualized FUNC dividend per share of CFC Common Stock would be $2.40, based on a 1.62 Exchange Ratio, rounded up to the nearest cent. No assurances can be given as to future dividend rates. Future FUNC and CFC dividends will be dependent upon the respective earnings and financial conditions of FUNC and CFC, as well as government regulations and policies and other factors. See "THE
    MERGER -- Exchange of CFC Stock Certificates", " -- Business Pending Consummation and Related Matters" and " -- Dividends" and "FUNC -- Certain Regulatory Considerations; PAYMENT OF DIVIDENDS".
                                       14

                                                                                   NINE MONTHS
                                                                                      ENDED
                                                                                  SEPTEMBER 30,      YEARS ENDED DECEMBER 31,
                                                                                  --------------     -------------------------
                                                                                  1997     1996      1996      1995      1994
                                                                                  -----    -----     -----     -----     -----
NET INCOME PER SHARE APPLICABLE TO COMMON STOCKHOLDERS
Historical per share of
  FUNC Common Stock (5)........................................................   $2.60     1.85      2.67      2.52      2.29
  CFC Common Stock (6).........................................................    2.91     2.06      2.97      2.95      1.91
Pro forma combined per share of FUNC Common Stock (7)
  FUNC and Signet..............................................................    2.43     1.80      2.59      2.43      2.29
  FUNC, Signet and CFC.........................................................    2.21     1.61      2.31      2.21      1.88
  FUNC, Signet, CFC, Wheat and Covenant........................................    2.22     1.61      2.31      2.21      1.89
Equivalent pro forma per share of CFC Common Stock (8)
  FUNC and Signet..............................................................    3.94     2.92      4.20      3.94      3.71
  FUNC, Signet and CFC.........................................................    3.58     2.61      3.74      3.58      3.05
  FUNC, Signet, CFC, Wheat and Covenant........................................   $3.60     2.61      3.74      3.58      3.06

---------------
(5) FUNC net income applicable to common stockholders for the year ended December 31, 1996, includes (i) $181 million, or $0.32 per share of FUNC Common Stock, in after-tax merger-related restructuring charges related to the pooling of interests accounting acquisition of First Fidelity Bancorporation ("FFB") on January 1, 1996, and (ii) $86 million, or $0.16 per share of FUNC Common Stock, in after-tax charges relating to the recapitalization of the Savings Association Insurance Fund ("SAIF"). See "FUNC -- History and Business" and " -- Certain Regulatory Considerations".
(6) CFC net income applicable to common stockholders for the year ended December 31, 1996, includes (i) $151 million, or $0.68 per share of CFC Common Stock, in after-tax merger-related charges; and (ii) $9 million, or $0.04 per share of CFC Common Stock, in after-tax SAIF recapitalization charges.
(7) The pro forma combined income per share of FUNC Common Stock amounts represent the pro forma combined net income (after redemption premium on preferred stock) applicable to holders of FUNC Common Stock, divided by the pro forma combined average number of shares of FUNC Common Stock outstanding.
(8) The equivalent pro forma income per share of CFC Common Stock amounts represent the pro forma combined income per share of FUNC Common Stock amounts, multiplied by a 1.62 Exchange Ratio.

                                                                                             NOVEMBER 17, 1997    JANUARY 8, 1998
                                                                                             -----------------    ---------------
MARKET VALUE PER SHARE:
Historical per share of:
  FUNC Common Stock.......................................................................       $ 52.4375             49.2500
  CFC Common Stock........................................................................         72.5000             78.8125
Equivalent pro forma per share of CFC Common Stock (9)....................................       $ 84.9375             79.7500

---------------
(9) The equivalent pro forma market values per share of CFC Common Stock represent the historical market values per share of FUNC Common Stock, multiplied by a 1.62 Exchange Ratio, rounded down to the nearest one-sixteenth. The FUNC and CFC historical market values per share represent the last reported sales price per share of FUNC Common Stock and CFC Common Stock on the NYSE Tape (i) on November 17, 1997, the last trading day preceding public announcement of the execution of the Merger Agreement, and
    (ii) on January 8, 1998, the last practicable trading day before the mailing of this Joint Proxy Statement/Prospectus. See "RECENT DEVELOPMENTS -- FUNC Common Stock Transactions" and "THE MERGER -- Market Prices".
     Because the market price of FUNC Common Stock is subject to fluctuation, the market value of the FUNC Common Stock that holders of CFC Common Stock would receive in the Merger may increase or decrease prior to, as well as after, the receipt of such shares following the Effective Date. CFC and FUNC stockholders are urged to obtain current market quotations for FUNC Common Stock and CFC Common Stock. No assurance can be given as to the market prices of FUNC Common Stock or CFC Common Stock at any time before the Effective Date or as to the market price of FUNC Common Stock thereafter.
                                       15

SELECTED FINANCIAL DATA
     The following tables set forth certain unaudited historical consolidated selected financial information for FUNC and CFC and certain unaudited pro forma combined selected financial information, adjusted to reflect the FUNC Stock Split and consummation of the Signet Acquisition on November 28, 1997. Such pro forma information has been prepared giving effect to (i) the Signet Acquisition,
(ii) the Signet Acquisition, the Merger, with a 1.62 Exchange Ratio, and (iii) the Signet Acquisition, the Merger, with a 1.62 Exchange Ratio, the Wheat Acquisition and the Covenant Acquisition. Such information has been prepared giving effect to the Merger, the Signet Acquisition and the Wheat Acquisition on a pooling of interests accounting basis and the Covenant Acquisition on a purchase accounting basis. See "THE MERGER -- Accounting Treatment". Such information does not include any material merger-related expenses or any material expenses related to the Merger, the Signet Acquisition, the Wheat Acquisition or the Covenant Acquisition. See "RECENT DEVELOPMENTS -- Estimated Impact of the Merger on FUNC Illustrative Earnings" and " -- Other FUNC Acquisitions". The 1.62 Exchange Ratio is subject to possible increase under certain circumstances. See "THE MERGER -- Termination; Possible Exchange Ratio Increase". FUNC net income applicable to common stockholders as of and for the year ended December 31, 1996, includes (i) $181 million, or $0.32 per share of FUNC Common Stock, in after-tax FFB merger-related restructuring charges, and
(ii) $86 million, or $0.16 per share of FUNC Common Stock, in after-tax charges relating to the recapitalization of the SAIF. See "FUNC -- History and Business" and " -- Certain Regulatory Considerations". CFC net income applicable to common stockholders for the year ended December 31, 1996, includes (i) $151 million, or $0.68 per share of CFC Common Stock, in after-tax merger-related charges; and
(ii) $9 million, or $0.04 per share of CFC Common Stock, in after-tax SAIF recapitalization charges.
     Pro forma financial information for the Covenant Acquisition assumes such acquisition was consummated on January 1, 1996, and reflects information only for the nine months ended September 30, 1997, and the year ended December 30, 1996. Pro forma financial information with respect to the Merger, the Signet Acquisition and the Wheat Acquisition assumes such acquisitions were consummated as of the beginning of each of the periods indicated.
     Pro forma financial information is intended to show how the Signet Acquisition, the Merger, the Wheat Acquisition and the Covenant Acquisition might have affected historical financial statements if the Signet Acquisition, the Merger, the Wheat Acquisition and the Covenant Acquisition had been consummated at an earlier time. The pro forma combined selected financial information does not purport to be indicative of the results that actually would have been realized had the Signet Acquisition, the Merger, the Wheat Acquisition and the Covenant Acquisition taken place at the beginning of the applicable periods indicated, nor is it indicative of the combined financial position or results of operations for future periods.
     The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of FUNC, CFC and Signet, including the respective notes thereto, which, as to FUNC and CFC, are incorporated herein by reference, and the pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. Stockholders are urged to read such information carefully. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE", "RECENT DEVELOPMENTS", and "PRO FORMA FINANCIAL INFORMATION".
                                       16

FUNC (HISTORICAL)

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,                  YEARS ENDED DECEMBER 31,
                                                           ---------------------      ----------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                         1997         1996         1996       1995       1994       1993
--------------------------------------------------------   --------      -------      -------    -------    -------    -------
CONSOLIDATED SUMMARIES OF INCOME
 Interest income........................................   $  7,556        7,193        9,628      8,687      7,231      6,602
  Interest expense......................................      3,586        3,452        4,632      4,052      2,793      2,482
                                                           --------      -------      -------    -------    -------    -------
  Net interest income...................................      3,970        3,741        4,996      4,635      4,438      4,120
  Provision for loan losses.............................        465          255          375        220        179        370
                                                           --------      -------      -------    -------    -------    -------
  Net interest income after provision for loan losses...      3,505        3,486        4,621      4,415      4,259      3,750
  Securities available for sale transactions............         12           20           31         44          6         33
  Investment security transactions......................          3            3            4          5          4          7
  Noninterest income....................................      2,262        1,649        2,322      1,848      1,566      1,542
  Merger-related restructuring charges..................         --          281          281         94         --         --
  SAIF special assessment...............................         --          133          133         --         --         --
  Noninterest expense...................................      3,529        3,141        4,254      3,999      3,747      3,536
                                                           --------      -------      -------    -------    -------    -------
  Income before income taxes............................      2,253        1,603        2,310      2,219      2,088      1,796
  Income taxes..........................................        792          564          811        789        712        579
                                                           --------      -------      -------    -------    -------    -------
  Net income............................................      1,461        1,039        1,499      1,430      1,376      1,217
  Dividends on preferred stock..........................         --            8            9         26         46         46
                                                           --------      -------      -------    -------    -------    -------
  Net income applicable to common stockholders before
    redemption premium..................................      1,461        1,031        1,490      1,404      1,330      1,171
  Redemption premium on preferred stock.................         --           --           --         --         41         --
                                                           --------      -------      -------    -------    -------    -------
  Net income applicable to common stockholders after
    redemption premium..................................   $  1,461        1,031        1,490      1,404      1,289      1,171
                                                           --------      -------      -------    -------    -------    -------
                                                           --------      -------      -------    -------    -------    -------
PER COMMON SHARE DATA (a)
  Net income before redemption premium..................   $   2.60         1.85         2.67       2.52       2.36       2.15
  Net income after redemption premium...................       2.60         1.85         2.67       2.52       2.29       2.15
  Cash dividends........................................       0.90         0.81         1.10       0.98       0.86       0.75
  Book value............................................      18.86        15.97        17.41      15.94      14.10      13.36
CASH DIVIDENDS PAID ON COMMON STOCK.....................        508          449          611        336        298        244
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  Assets................................................    143,904      133,882      140,127    131,880    113,529    104,550
  Loans, net of unearned income.........................     94,904       92,520       95,858     90,563     77,831     68,263
  Deposits..............................................     91,690       91,444       94,815     92,555     87,865     81,885
  Long-term debt........................................      7,819        7,332        7,660      7,121      4,242      3,675
  Guaranteed preferred beneficial interests.............        990           --          495         --         --         --
  Preferred stockholders' equity........................         --           48           --        183        230        514
  Common stockholders' equity...........................     10,720        8,641       10,008      8,860      8,044      7,432
  Total stockholders' equity............................   $ 10,720        8,689       10,008      9,043      8,274      7,946
  Preferred shares outstanding (IN THOUSANDS)...........         --        1,911           --      3,388      5,213     11,560
  Common shares outstanding (IN THOUSANDS)..............    568,296      541,015      574,697    555,692    570,721    556,408
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  Assets................................................   $138,301      133,541      134,127    118,142    106,413     99,610
  Loans, net of unearned income.........................     94,636       89,864       90,660     83,265     70,726     62,996
  Deposits..............................................     92,325       91,064       91,320     87,274     80,760     76,830
  Long-term debt........................................      7,489        7,570        7,565      5,707      4,009      3,598
  Guaranteed preferred beneficial interests.............        964           --           47         --         --         --
  Common stockholders' equity (b).......................      9,889        9,000        9,079      8,412      7,870      6,782
  Total stockholders' equity (b)........................   $  9,889        9,138        9,187      8,623      8,372      7,302
  Common shares outstanding (IN THOUSANDS)..............    562,534      557,968      557,624    557,354    563,325    544,876
CONSOLIDATED PERCENTAGES
 Net income applicable to common stockholders before
   redemption premium to average common stockholders'
   equity (b)...........................................      19.75%(c)    15.30(c)     16.41      16.69      16.91      17.26
  Net income applicable to common stockholders after
    redemption premium to average common stockholders'
    equity (b)..........................................      19.75(c)     15.30(c)     16.41      16.69      16.38      17.26
  Net income to
    Average total stockholders' equity (b)..............      19.75(c)     15.19(c)     16.32      16.59      16.44      16.66
    Average assets......................................       1.41(c)      1.04(c)      1.12       1.21       1.29       1.22
  Average stockholders' equity to average assets (d)....       7.14         6.81         6.82       7.23       7.52       7.11
  Allowance for loan losses to
    Net loans...........................................       1.44         1.49         1.42       1.66       2.03       2.38
    Nonaccrual and restructured loans...................        224          188          204        233        248        151
    Nonperforming assets................................        194          167          179        182        178        115
  Net charge-offs to average net loans..................       0.65(c)      0.58(c)      0.63       0.41       0.40       0.78
  Nonperforming assets to loans, net and foreclosed
    properties..........................................       0.74         0.89         0.80       0.91       1.14       2.06
  Capital ratios (d)
    Tier 1 capital......................................       8.18         6.38         7.33       6.70       7.76       9.14
    Total capital.......................................      13.72        10.94        12.33      11.45      12.94      14.64
    Leverage............................................       6.53         5.23         6.13       5.49       6.12       6.13
  Net interest margin...................................       4.36%(c)     4.21(c)      4.21       4.46       4.75       4.82

(IN MILLIONS, EXCEPT PER SHARE DATA)                       1992
--------------------------------------------------------  -------
CONSOLIDATED SUMMARIES OF INCOME
 Interest income........................................    6,609
  Interest expense......................................    2,942
                                                          -------
  Net interest income...................................    3,667
  Provision for loan losses.............................      643
                                                          -------
  Net interest income after provision for loan losses...    3,024
  Securities available for sale transactions............       39
  Investment security transactions......................       (3)
  Noninterest income....................................    1,360
  Merger-related restructuring charges..................       --
  SAIF special assessment...............................       --
  Noninterest expense...................................    3,443
                                                          -------
  Income before income taxes............................      977
  Income taxes..........................................      278
                                                          -------
  Net income............................................      699
  Dividends on preferred stock..........................       53
                                                          -------
  Net income applicable to common stockholders before
    redemption premium..................................      646
  Redemption premium on preferred stock.................       --
                                                          -------
  Net income applicable to common stockholders after
    redemption premium..................................      646
                                                          -------
                                                          -------
PER COMMON SHARE DATA (a)
  Net income before redemption premium..................     1.26
  Net income after redemption premium...................     1.26
  Cash dividends........................................     0.64
  Book value............................................    11.68
CASH DIVIDENDS PAID ON COMMON STOCK.....................      168
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
  Assets................................................   95,308
  Loans, net of unearned income.........................   60,301
  Deposits..............................................   76,156
  Long-term debt........................................    3,733
  Guaranteed preferred beneficial interests.............       --
  Preferred stockholders' equity........................      530
  Common stockholders' equity...........................    6,187
  Total stockholders' equity............................    6,717
  Preferred shares outstanding (IN THOUSANDS)...........   12,158
  Common shares outstanding (IN THOUSANDS)..............  529,790
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
  Assets................................................   90,621
  Loans, net of unearned income.........................   58,700
  Deposits..............................................   71,947
  Long-term debt........................................    3,528
  Guaranteed preferred beneficial interests.............       --
  Common stockholders' equity (b).......................    5,724
  Total stockholders' equity (b)........................    6,280
  Common shares outstanding (IN THOUSANDS)..............  510,768
CONSOLIDATED PERCENTAGES
 Net income applicable to common stockholders before
   redemption premium to average common stockholders'
   equity (b)...........................................    11.28
  Net income applicable to common stockholders after
    redemption premium to average common stockholders'
    equity (b)..........................................    11.28
  Net income to
    Average total stockholders' equity (b)..............    11.13
    Average assets......................................     0.77
  Average stockholders' equity to average assets (d)....     6.89
  Allowance for loan losses to
    Net loans...........................................     2.57
    Nonaccrual and restructured loans...................      105
    Nonperforming assets................................       76
  Net charge-offs to average net loans..................     1.03
  Nonperforming assets to loans, net and foreclosed
    properties..........................................     3.36
  Capital ratios (d)
    Tier 1 capital......................................     9.22
    Total capital.......................................    14.31
    Leverage............................................     6.55
  Net interest margin...................................     4.73

---------------
 (a) Per common share data has been restated to reflect the FUNC Stock Split.
(b) Average common stockholders' equity and total stockholders' equity exclude net unrealized gains and (losses) on debt and equity securities in 1994 through 1997.
 (c) Annualized.
(d) The average stockholders' equity to average assets ratios and all capital ratios for 1992-1994 are not restated for pooling of interests acquisitions. Risk-based capital ratio guidelines require a minimum ratio of tier 1 capital to risk-weighted assets of four percent and total capital to risk-weighted assets of eight percent. The minimum leverage ratio of tier 1 capital to adjusted average quarterly assets is from three to five percent.
                                       17

FUNC AND SIGNET
PRO FORMA COMBINED SELECTED FINANCIAL DATA (A)

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,                 YEARS ENDED DECEMBER 31,
                                                         --------------------     ----------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                       1997        1996        1996       1995       1994       1993
------------------------------------------------------   --------     -------     -------    -------    -------    -------
CONSOLIDATED SUMMARIES OF INCOME
  Interest income.....................................   $  8,187       7,812      10,459      9,553      8,038      7,406
  Interest expense....................................      3,859       3,719       4,994      4,425      3,090      2,757
                                                         --------     -------     -------    -------    -------    -------
  Net interest income.................................      4,328       4,093       5,465      5,128      4,948      4,649
  Provision for loan losses...........................        515         299         449        258        193        417
                                                         --------     -------     -------    -------    -------    -------
  Net interest income after provision for loan
    losses............................................      3,813       3,794       5,016      4,870      4,755      4,232
  Securities available for sale transactions..........         19          20          36         45          9         37
  Investment security transactions....................          3           3           4          6          4          7
  Noninterest income..................................      2,457       1,839       2,597      2,125      2,130      1,903
  Merger-related restructuring charges................         --         281         281         94         --         --
  SAIF special assessment.............................         --         133         133         --         --         --
  Noninterest expense.................................      3,930       3,501       4,740      4,563      4,593      4,134
                                                         --------     -------     -------    -------    -------    -------
  Income before income taxes..........................      2,362       1,741       2,499      2,389      2,305      2,045
  Income taxes........................................        828         611         875        848        779        654
                                                         --------     -------     -------    -------    -------    -------
  Net income..........................................      1,534       1,130       1,624      1,541      1,526      1,391
  Dividends on preferred stock........................         --           8           9         26         46         46
                                                         --------     -------     -------    -------    -------    -------
  Net income applicable to common stockholders before
    redemption premium................................      1,534       1,122       1,615      1,515      1,480      1,345
  Redemption premium on preferred stock...............         --          --          --         --         41         --
                                                         --------     -------     -------    -------    -------    -------
  Net income applicable to common stockholders after
    redemption premium................................   $  1,534       1,122       1,615      1,515      1,439      1,345
                                                         --------     -------     -------    -------    -------    -------
                                                         --------     -------     -------    -------    -------    -------
PER COMMON SHARE DATA
  Net income before redemption premium................   $   2.43        1.80        2.59       2.43       2.36       2.21
  Net income after redemption premium.................       2.43        1.80        2.59       2.43       2.29       2.21
  Book value..........................................      18.43       15.71       17.06      15.66      14.41      13.57
CASH DIVIDENDS PAID ON COMMON STOCK...................        546         485         659        382        355        289
CONSOLIDATED PERIOD-END BALANCE
  SHEET ITEMS
  Assets..............................................    155,175     145,375     151,847    142,858    126,460    116,399
  Loans, net of unearned income.......................    101,426      98,692     102,213     95,979     85,755     74,573
  Deposits............................................     99,402      99,278     102,702    100,148     95,687     89,706
  Long-term debt......................................      8,169       7,732       8,060      7,374      4,496      3,941
  Guaranteed preferred beneficial interests...........        990          --         495         --         --         --
  Preferred stockholders' equity......................         --          48          --        183        230        514
  Common stockholders' equity.........................     11,710       9,530      10,932      9,724      9,155      8,397
  Total stockholders' equity..........................   $ 11,710       9,578      10,932      9,907      9,385      8,911
  Preferred shares outstanding (IN THOUSANDS).........         --       1,911          --      3,388      5,213     11,560
  Common shares outstanding (IN THOUSANDS)............    635,334     606,711     640,782    620,822    635,222    618,678
CONSOLIDATED PERCENTAGES
  Allowance for loan losses to
    Net loans.........................................       1.47%       1.53        1.47       1.71       2.10       2.52
    Nonperforming assets..............................        203         173         187        186        192        123
  Net charge-offs to average net loans................       0.67(b)     0.61(b)     0.66       0.44       0.42       0.79
  Nonperforming assets to loans, net and foreclosed
    properties........................................       0.73%       0.88        0.78       0.92       1.09       2.04

(IN MILLIONS, EXCEPT PER SHARE DATA)                     1992
------------------------------------------------------  -------
CONSOLIDATED SUMMARIES OF INCOME
  Interest income.....................................    7,376
  Interest expense....................................    3,273
                                                        -------
  Net interest income.................................    4,103
  Provision for loan losses...........................      711
                                                        -------
  Net interest income after provision for loan
    losses............................................    3,392
  Securities available for sale transactions..........       49
  Investment security transactions....................      (21)
  Noninterest income..................................    1,641
  Merger-related restructuring charges................       --
  SAIF special assessment.............................       --
  Noninterest expense.................................    3,942
                                                        -------
  Income before income taxes..........................    1,119
  Income taxes........................................      311
                                                        -------
  Net income..........................................      808
  Dividends on preferred stock........................       53
                                                        -------
  Net income applicable to common stockholders before
    redemption premium................................      755
  Redemption premium on preferred stock...............       --
                                                        -------
  Net income applicable to common stockholders after
    redemption premium................................      755
                                                        -------
                                                        -------
PER COMMON SHARE DATA
  Net income before redemption premium................     1.32
  Net income after redemption premium.................     1.32
  Book value..........................................    11.86
CASH DIVIDENDS PAID ON COMMON STOCK...................      193
CONSOLIDATED PERIOD-END BALANCE
  SHEET ITEMS
  Assets..............................................  107,401
  Loans, net of unearned income.......................   66,110
  Deposits............................................   83,979
  Long-term debt......................................    4,031
  Guaranteed preferred beneficial interests...........       --
  Preferred stockholders' equity......................      530
  Common stockholders' equity.........................    7,014
  Total stockholders' equity..........................    7,544
  Preferred shares outstanding (IN THOUSANDS).........   12,158
  Common shares outstanding (IN THOUSANDS)............  591,348
CONSOLIDATED PERCENTAGES
  Allowance for loan losses to
    Net loans.........................................     2.75
    Nonperforming assets..............................       82
  Net charge-offs to average net loans................     1.14
  Nonperforming assets to loans, net and foreclosed
    properties........................................     3.34

---------------
 (a) See "PRO FORMA FINANCIAL INFORMATION".
(b) Annualized.
                                       18

CFC (HISTORICAL)

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,                  YEARS ENDED DECEMBER 31,
                                                           ---------------------      ----------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                         1997         1996         1996       1995       1994       1993
--------------------------------------------------------   --------      -------      -------    -------    -------    -------
CONSOLIDATED SUMMARIES OF INCOME
 Interest income........................................   $  2,541        2,463        3,298      3,475      3,014      2,905
  Interest expense......................................        950          858        1,157      1,308        946        894
                                                           --------      -------      -------    -------    -------    -------
  Net interest income...................................      1,591        1,605        2,141      2,167      2,068      2,011
  Provision for loan losses.............................        143          189          229        144        279        189
                                                           --------      -------      -------    -------    -------    -------
  Net interest income after provision for loan losses...      1,448        1,416        1,912      2,023      1,789      1,822
  Securities available for sale transactions............         15           55           60         31         18         43
  Investment security transactions......................         --           --           --         --         --         --
  Noninterest income....................................        662          620          839        851        770        790
  Restructuring and merger-related charges..............         --          130          140        139        107         --
  SAIF special assessment...............................         --           14           14         --         --         --
  Noninterest expense...................................      1,205        1,216        1,622      1,746      1,811      1,894
                                                           --------      -------      -------    -------    -------    -------
  Income before income taxes............................        920          731        1,035      1,020        659        761
  Income taxes..........................................        323          277          386        365        226        239
                                                           --------      -------      -------    -------    -------    -------
  Net income............................................   $    597          454          649        655        433        522
                                                           --------      -------      -------    -------    -------    -------
                                                           --------      -------      -------    -------    -------    -------
PER COMMON SHARE DATA
 Net income.............................................   $   2.91         2.06         2.97       2.95       1.91       2.29
  Cash dividends........................................       1.41         1.26         1.73       1.44       1.24       1.14
  Book value............................................      15.75        18.25        17.40      17.61      16.23      16.13
CASH DIVIDENDS PAID ON COMMON STOCK.....................        298          237          328        287        246        130
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
 Assets.................................................     47,591       45,198       45,494     45,997     46,048     44,209
  Loans, net of unearned income.........................     35,085       32,834       32,777     31,714     30,755     29,838
  Deposits..............................................     33,741       32,303       33,727     33,964     34,774     33,864
  Long-term debt........................................      3,784        2,518        3,049      2,212      2,163      2,011
  Common stockholders' equity...........................      3,113        4,032        3,696      3,876      3,731      3,705
  Total stockholders' equity............................   $  3,113        4,032        3,696      3,876      3,731      3,705
  Common shares outstanding (IN THOUSANDS)..............    197,597      220,962      212,432    220,066    227,231    229,698
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
 Assets.................................................   $ 45,134       43,603       43,794     44,705     43,831     43,436
  Loans, net of unearned income.........................     33,630       31,710       31,939     31,267     30,110     29,163
  Deposits..............................................     32,758       32,382       32,367     33,102     32,954     33,288
  Long-term debt........................................      3,507        2,460        2,536      2,262      2,040      1,894
  Common stockholders' equity (a).......................      3,428        3,915        3,890      3,742      3,626      3,446
  Total stockholders' equity (a)........................   $  3,428        3,915        3,890      3,742      3,626      3,446
  Common shares outstanding (IN THOUSANDS)..............    205,316      219,802      218,812    222,268    226,234    228,580
CONSOLIDATED PERCENTAGES
 Net income applicable to common stockholders to average
   common stockholders' equity (a)......................      23.46%(b)    15.59(b)     16.80      17.65      12.09      15.15
  Net income to
    Average total stockholders' equity (a)..............      23.46(b)     15.59(b)     16.80      17.65      12.09      15.15
    Average assets......................................       1.77(b)      1.39(b)      1.48       1.47       0.99       1.20
  Average stockholders' equity to average assets........       7.60         8.98         8.88       8.37       8.27       7.93
  Allowance for loan losses to
    Net loans...........................................       1.94         2.16         2.17       2.11       2.21       2.13
    Nonaccrual and restructured loans...................        277          300          322        290        191        123
    Nonperforming assets................................        260          269          290        250        155        102
  Net charge-offs to average net loans..................       0.69(b)      0.63(b)      0.59       0.50       0.86       0.61
  Nonperforming assets to loans, net and foreclosed
    properties..........................................       0.75         0.80         0.75       0.85       1.43       2.09
  Capital ratios (c)
    Tier 1 capital......................................       8.33         9.52         9.45       9.20       9.20       9.50
    Total capital.......................................      11.88        12.92        13.23      12.71      12.90      13.70
    Leverage............................................       7.89         8.69         8.46       7.99       7.80       8.30
  Net interest margin...................................       5.32%(b)     5.55(b)      5.53       5.47       5.33       5.27

(IN MILLIONS, EXCEPT PER SHARE DATA)                       1992
--------------------------------------------------------  -------
CONSOLIDATED SUMMARIES OF INCOME
 Interest income........................................    3,086
  Interest expense......................................    1,198
                                                          -------
  Net interest income...................................    1,888
  Provision for loan losses.............................      261
                                                          -------
  Net interest income after provision for loan losses...    1,627
  Securities available for sale transactions............       17
  Investment security transactions......................       --
  Noninterest income....................................      837
  Restructuring and merger-related charges..............       --
  SAIF special assessment...............................       --
  Noninterest expense...................................    2,032
                                                          -------
  Income before income taxes............................      449
  Income taxes..........................................      131
                                                          -------
  Net income............................................      318
                                                          -------
                                                          -------
PER COMMON SHARE DATA
 Net income.............................................     1.47
  Cash dividends........................................     1.02
  Book value............................................    14.46
CASH DIVIDENDS PAID ON COMMON STOCK.....................      113
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
 Assets.................................................   44,691
  Loans, net of unearned income.........................   28,525
  Deposits..............................................   34,820
  Long-term debt........................................    1,671
  Common stockholders' equity...........................    3,284
  Total stockholders' equity............................    3,284
  Common shares outstanding (IN THOUSANDS)..............  227,084
CONSOLIDATED AVERAGE BALANCE SHEET ITEMS
 Assets.................................................   42,712
  Loans, net of unearned income.........................   28,816
  Deposits..............................................   33,909
  Long-term debt........................................    1,553
  Common stockholders' equity (a).......................    3,088
  Total stockholders' equity (a)........................    3,088
  Common shares outstanding (IN THOUSANDS)..............  216,707
CONSOLIDATED PERCENTAGES
 Net income applicable to common stockholders to average
   common stockholders' equity (a)......................    10.30
  Net income to
    Average total stockholders' equity (a)..............    10.30
    Average assets......................................     0.74
  Average stockholders' equity to average assets........     7.23
  Allowance for loan losses to
    Net loans...........................................     2.17
    Nonaccrual and restructured loans...................       79
    Nonperforming assets................................       69
  Net charge-offs to average net loans..................     1.01
  Nonperforming assets to loans, net and foreclosed
    properties..........................................     3.13
  Capital ratios (c)
    Tier 1 capital......................................     9.00
    Total capital.......................................    12.70
    Leverage............................................     7.50
  Net interest margin...................................     5.03

---------------
 (a) Average common stockholders' equity and total stockholders' equity exclude net unrealized gains and (losses) on debt and equity securities in 1994 through 1997.
(b) Annualized.
 (c) All capital ratios for 1992 and 1993 are not restated for pooling of interests acquisitions. Risk-based capital ratio guidelines require a minimum ratio of tier 1 capital to risk-weighted assets of four percent and total capital to risk-weighted assets of eight percent. The minimum leverage ratio of tier 1 capital to adjusted average quarterly assets is from three to five percent.
                                       19

FUNC, SIGNET AND CFC
PRO FORMA COMBINED SELECTED FINANCIAL DATA (A)

                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                                                    --------------------     -----------------------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                  1997        1996        1996       1995        1994        1993       1992
-------------------------------------------------   --------     -------     -------    -------    ---------    -------    -------
CONSOLIDATED SUMMARIES OF INCOME
  Interest income................................   $ 10,728      10,275      13,757     13,028       11,052     10,311     10,462
  Interest expense...............................      4,809       4,577       6,151      5,733        4,036      3,651      4,471
                                                    --------     -------     -------    -------    ---------    -------    -------
  Net interest income............................      5,919       5,698       7,606      7,295        7,016      6,660      5,991
  Provision for loan losses......................        658         488         678        402          472        606        972
                                                    --------     -------     -------    -------    ---------    -------    -------
  Net interest income after provision for loan
    losses.......................................      5,261       5,210       6,928      6,893        6,544      6,054      5,019
  Securities available for sale transactions.....         34          75          96         76           27         80         66
  Investment security transactions...............          3           3           4          6            4          7        (21)
  Noninterest income.............................      3,119       2,459       3,436      2,976        2,900      2,693      2,478
  Restructuring and merger-related charges.......         --         411         421        233          107         --         --
  SAIF special assessment........................         --         147         147         --           --         --         --
  Noninterest expense............................      5,135       4,717       6,362      6,309        6,404      6,028      5,974
                                                    --------     -------     -------    -------    ---------    -------    -------
  Income before income taxes.....................      3,282       2,472       3,534      3,409        2,964      2,806      1,568
  Income taxes...................................      1,151         888       1,261      1,213        1,005        893        442
                                                    --------     -------     -------    -------    ---------    -------    -------
  Net income.....................................      2,131       1,584       2,273      2,196        1,959      1,913      1,126
  Dividends on preferred stock...................         --           8           9         26           46         46         53
                                                    --------     -------     -------    -------    ---------    -------    -------
  Net income applicable to common stockholders
    before redemption premium....................      2,131       1,576       2,264      2,170        1,913      1,867      1,073
  Redemption premium on preferred stock..........         --          --          --         --           41         --         --
                                                    --------     -------     -------    -------    ---------    -------    -------
  Net income applicable to common stockholders
    after redemption premium.....................   $  2,131       1,576       2,264      2,170        1,872      1,867      1,073
                                                    --------     -------     -------    -------    ---------    -------    -------
                                                    --------     -------     -------    -------    ---------    -------    -------
PER COMMON SHARE DATA
  Net income before redemption premium...........   $   2.21        1.61        2.31       2.21         1.93       1.91       1.16
  Net income after redemption premium............       2.21        1.61        2.31       2.21         1.88       1.91       1.16
  Book value.....................................      15.51       14.06       14.85      13.91        12.84      12.21      10.74
CASH DIVIDENDS PAID ON COMMON STOCK..............        844         722         987        669          601        419        306
CONSOLIDATED PERIOD-END BALANCE
  SHEET ITEMS
  Assets.........................................    202,766     190,573     197,341    188,855      172,508    160,608    152,092
  Loans, net of unearned income..................    136,511     131,526     134,990    127,693      116,510    104,411     94,635
  Deposits.......................................    133,143     131,581     136,429    134,112      130,461    123,570    118,799
  Long-term debt.................................     11,953      10,250      11,109      9,586        6,659      5,952      5,702
  Guaranteed preferred beneficial interests......        990          --         495         --           --         --         --
  Preferred stockholders' equity.................         --          48          --        183          230        514        530
  Common stockholders' equity....................     14,823      13,562      14,628     13,600       12,886     12,102     10,298
  Total stockholders' equity.....................   $ 14,823      13,610      14,628     13,783       13,116     12,616     10,828
  Preferred shares outstanding (IN THOUSANDS)....         --       1,911          --      3,388        5,213     11,560     12,158
  Common shares outstanding (IN THOUSANDS).......    955,441     964,669     984,922    977,329    1,003,336    990,789    959,224
CONSOLIDATED PERCENTAGES
  Allowance for loan losses to
    Net loans....................................       1.59%       1.68        1.64       1.81         2.13       2.41       2.57
    Nonperforming assets.........................        218         195         211        201          180        117         78
  Net charge-offs to average net loans...........       0.67(b)     0.62(b)     0.64       0.45         0.55       0.74       1.10
  Nonperforming assets to loans, net and
    foreclosed properties........................       0.73%       0.86        0.77       0.90         1.18       2.05       3.28

---------------
 (a) See "PRO FORMA FINANCIAL INFORMATION".
(b) Annualized.
                                       20

FUNC, SIGNET, CFC, WHEAT AND COVENANT
PRO FORMA COMBINED SELECTED FINANCIAL DATA (A)

                                             NINE MONTHS ENDED
                                               SEPTEMBER 30,                              TWELVE MONTHS ENDED
                                            --------------------     -------------------------------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)          1997        1996       1997/1996    1996/1995    1995/1994    1994/1993    1993/1992
-----------------------------------------   --------     -------     ---------    ---------    ---------    ---------    ---------
CONSOLIDATED SUMMARIES OF INCOME
  Interest income........................   $ 10,787      10,308       13,831       13,068        11,086       10,335      10,480
  Interest expense.......................      4,839       4,591        6,187        5,752         4,052        3,660       4,477
                                            --------     -------     ---------    ---------    ---------    ---------    ---------
  Net interest income....................      5,948       5,717        7,644        7,316         7,034        6,675       6,003
  Provision for loan losses..............        658         488          679          402           472          606         972
                                            --------     -------     ---------    ---------    ---------    ---------    ---------
  Net interest income after provision for
    loan losses..........................      5,290       5,229        6,965        6,914         6,562        6,069       5,031
  Securities available for sale
    transactions.........................        101         142          184          156            97          154         146
  Investment security transactions.......          3           3            4            6             4            7         (21)
  Noninterest income.....................      3,438       2,715        3,794        3,269         3,115        2,944       2,691
  Restructuring and merger-related
    charges..............................         --         411          422          233           107           --          --
  SAIF special assessment................         --         147          148           --            --           --          --
  Noninterest expense....................      5,497       5,018        6,802        6,656         6,673        6,332       6,246
                                            --------     -------     ---------    ---------    ---------    ---------    ---------
  Income before income taxes.............      3,335       2,513        3,575        3,456         2,998        2,842       1,601
  Income taxes...........................      1,173         905        1,278        1,232         1,018          908         455
                                            --------     -------     ---------    ---------    ---------    ---------    ---------
  Net income.............................      2,162       1,608        2,297        2,224         1,980        1,934       1,146
  Dividends on preferred stock...........         --           8           10           26            46           46          53
                                            --------     -------     ---------    ---------    ---------    ---------    ---------
  Net income applicable to common
    stockholders before redemption
    premium..............................      2,162       1,600        2,287        2,198         1,934        1,888       1,093
  Redemption premium on preferred
    stock................................         --          --           --           --            41           --          --
                                            --------     -------     ---------    ---------    ---------    ---------    ---------
  Net income applicable to common
    stockholders after redemption
    premium..............................   $  2,162       1,600        2,287        2,198         1,893        1,888       1,093
                                            --------     -------     ---------    ---------    ---------    ---------    ---------
                                            --------     -------     ---------    ---------    ---------    ---------    ---------
PER COMMON SHARE DATA
  Net income before redemption premium...   $   2.22        1.61         2.31         2.21          1.93         1.91        1.17
  Net income after redemption premium....   $   2.22        1.61         2.31         2.21          1.89         1.91        1.17
  Average common shares outstanding
    (IN THOUSANDS).......................    973,263     990,901      989,106      993,504     1,003,740      988,055     933,400
CONSOLIDATED PERIOD-END BALANCE SHEET
  ITEMS
  Assets.................................   $204,327     191,531      198,668      189,592       173,116      161,194     152,535
  Loans, net of unearned income..........    136,769     131,526      135,231      127,693       116,510      104,411      94,635
  Deposits...............................    133,447     131,581      136,706      134,112       130,461      123,570     118,799
  Long-term debt.........................     12,054      10,291       11,193        9,620         6,695        5,983       5,724
  Guaranteed preferred beneficial
    interests............................        990          --          495           --            --           --          --
  Preferred stockholders' equity.........         --          48           --          183           230          514         530
  Common stockholders' equity............     14,988      13,696       14,775       13,722        12,982       12,186      10,367
  Total stockholders' equity.............   $ 14,988      13,744       14,775       13,905        13,212       12,700      10,897
  Preferred shares outstanding
    (IN THOUSANDS).......................         --       1,911           --        3,388         5,213       11,560      12,158
  Common shares outstanding
    (IN THOUSANDS).......................    965,709     974,937      995,189      987,596     1,013,603    1,001,056     969,491
CONSOLIDATED PERCENTAGES
  Allowance for loan losses to
    Net loans............................       1.59%       1.68         1.64         1.81          2.13         2.41        2.57
    Nonperforming assets.................        217         195          211          201           180          117          78
  Net charge-offs to average net loans...       0.67(b)     0.62(b)      0.64         0.45          0.55         0.74        1.10
  Nonperforming assets to loans, net and
    foreclosed properties................       0.73%       0.86         0.78         0.90          1.18         2.05        3.28

---------------
 (a) See "PRO FORMA FINANCIAL INFORMATION".
(b) Annualized.
                                       21

                              RECENT DEVELOPMENTS
ESTIMATED IMPACT OF THE MERGER ON FUNC ILLUSTRATIVE EARNINGS
     On November 18, 1997, FUNC filed a Current Report on Form 8-K with the Commission (the "CFC Form 8-K"), which contains, among other things, certain financial and other information (the "CFC Form 8-K Materials") about the Merger. The CFC Form 8-K Materials contain certain forward-looking statements regarding FUNC, CFC and the combined organization following the Merger, including statements relating to estimated cost savings and enhanced revenues that may be realized from the Merger, and certain restructuring charges expected to be incurred in connection with the Merger. Such forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the CFC Form 8-K Materials and herein. Factors that might cause such a difference include, but are not limited to, those discussed in the CFC Form 8-K and FUNC's Quarterly Report on Form 10-Q for the period ended September 30, 1997. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION".
     As indicated in the CFC Form 8-K:
          (Bullet) FUNC expects to realize before-tax expense savings resulting from the Merger of approximately $406 million and $723 million in 1998 and 1999, respectively, or approximately $258 million and $459 million after-tax, respectively. These estimates assume that approximately 45 percent of CFC's 1997 annualized expenses are eliminated by the end of 1999.
          (Bullet) FUNC expects to realize before-tax revenue enhancements relating to the Merger of approximately $123 million and $194 million in 1998 and 1999, respectively, or approximately $58 million and $89 million after-tax, respectively. These estimates are primarily based on FUNC's broader array of income generating products from its capital markets, capital management and other fee producing businesses.
          (Bullet) Assuming (i) the restructuring charges discussed below and the expense savings and revenue enhancements discussed above are as estimated, (ii) 985 million shares of FUNC Common Stock are outstanding in 1998 and 999 million shares are outstanding in 1999, (iii) the Merger is consummated by mid-1998, (iv) the conversion of CFC's operations and computer systems to FUNC's operations and computer systems is completed by November 1998, (v) 1998 earnings per share of (a) FUNC Common Stock are $3.91, and (b) CFC Common Stock are $4.23, each of which represents the First Call consensus earnings estimates as of November 18, 1997 (before public announcement of the Merger but after public announcement of the Signet Acquisition and the filing of the Signet Form 8-K (as hereinafter defined), the "1998 Illustrative First Call Consensus Estimates"), (vi) 1999 earnings per share of FUNC Common Stock and CFC Common Stock are equal to the 1998 Illustrative First Call Consensus Estimates plus 11 percent for FUNC and ten percent for CFC (the "1999 Illustrative Estimates") (I.E., $4.34 for FUNC Common Stock and $4.65 for CFC Common Stock), and (vii) certain other assumptions contained in the CFC Form 8-K, the Merger is estimated to dilute the 1998 Illustrative First Call Consensus Estimate for FUNC Common Stock by $0.09 and add $0.12 to the 1999 Illustrative Estimate for FUNC Common Stock. The 1998 Illustrative First Call Consensus Estimates and the 1999 Illustrative Estimates are presented for illustrative purposes only, are subject to the risks and uncertainties set forth in the CFC Form 8-K Materials and under "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION", among others, and do not constitute earnings projections or estimates by FUNC or CFC.
          (Bullet) FUNC expects to record after-tax restructuring and Merger-related charges currently estimated at $795 million, or $0.81 per share of FUNC Common Stock, in the second quarter of 1998. The estimated $795 million restructuring charge is summarized below.

(IN MILLIONS, AFTER TAX)
----------------------------------------------------------------------------------
Severance and change in control related obligations...............................   $214
Fixed asset write downs and vacant space accruals.................................    289
Service contract terminations.....................................................    127
Charitable support................................................................     63
Other.............................................................................    102
                                                                                     ----
Total.............................................................................   $795
                                                                                     ----
                                                                                     ----

     The estimated restructuring charge includes approximately $149 million in non-cash charges. Cash payments included in the estimated restructuring charge are expected to be completed within 18 months from the Effective Date. The "Other" category includes Merger-related amounts, none of which individually is estimated to exceed $50 million. The amounts included in the $795 million estimated restructuring charge are subject to change prior to the Effective Date. The estimates include assumptions about the timing of the consummation of the Merger and the number of employees whose employment will terminate as a result of the Merger. Changes in such assumptions could result in a change in the estimated restructuring charge. In addition, FUNC estimates that another $75 million in pre-tax Merger-related costs will be incurred over the 12 months following the Effective Date. These costs primarily relate to training and systems conversions.
     See "PRO FORMA FINANCIAL INFORMATION".
OTHER FUNC ACQUISITIONS
  SIGNET
     On July 18, 1997, FUNC entered into an agreement to acquire Signet, a Virginia-based bank holding company. Signet, through its principal bank subsidiary, Signet Bank, provides financial services through banking offices located throughout Virginia, Maryland and Washington, D.C. As of September 30, 1997, and for the nine months then ended, Signet reported assets of $11 billion, net loans of $7 billion, deposits of $8 billion, stockholders' equity of $990 million and net income of $73 million. The Signet Acquisition, which will be accounted for as a pooling of interests, was consummated on November 28, 1997. Under the terms of the Signet Acquisition agreement, FUNC exchanged 1.10 shares of FUNC Common Stock for each outstanding share of Signet common stock. As of September 30, 1997, Signet had 60.9 million shares of common stock outstanding. CSFB acted as financial advisor to FUNC in connection with the Signet Acquisition and J.P. Morgan acted as financial advisor to Signet. See " -- FUNC Common Stock Transactions" and "THE MERGER -- Opinions of Financial Advisors to CFC" and " -- Accounting Treatment". Two directors of Signet are expected to be elected or appointed as directors of FUNC.
     On July 21, 1997, FUNC filed a Current Report on Form 8-K with the Commission (the "Signet Form 8-K") which contains, among other items, certain financial and other information (the "Signet Form 8-K Materials") about the Signet Acquisition. The Signet Form 8-K Materials contain certain forward-looking statements regarding FUNC, Signet and the combined organization following the Signet Acquisition, including statements relating to estimated cost savings and enhanced revenues that may be realized from the Signet Acquisition, and certain restructuring charges expected to be incurred in connection with the Signet Acquisition. Such forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the Signet Form 8-K Materials and herein. Factors that might cause such a difference include, but are not limited to, those discussed in the Signet Form 8-K and FUNC's Quarterly Report on Form 10-Q for the period ended September 30, 1997. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION".
     As indicated in the Signet Form 8-K:
          (Bullet) FUNC expects to realize before-tax expense savings resulting from the Signet Acquisition of approximately $169 million in 1998 and $242 million in 1999, or approximately $108 million and $155 million after-tax, respectively. These estimates assume that approximately 50 percent of Signet's 1996 annual expenses are eliminated by the end of 1999.
          (Bullet) FUNC expects to realize before-tax revenue enhancements relating to the Signet Acquisition of approximately $30 million in 1998 and $37 million in 1999, or approximately $15 million and $19 million after-tax, respectively. These estimates are primarily based on an analysis of fee income generating products currently offered by FUNC which either are not offered by Signet or are offered by Signet on a more limited basis.
          (Bullet) Assuming (i) the restructuring charges discussed below and the expense savings and revenue enhancements discussed above are as estimated, (ii) 641 million shares of FUNC Common Stock are outstanding in 1998 and 646 million shares of FUNC Common Stock are outstanding in 1999, (iii) the Signet Acquisition is consummated in 1997, (iv) the conversion of Signet's operations and computer systems to FUNC's operations and computer systems are completed by April 1998,
                    (v) 1998 earnings per share of FUNC Common Stock are $3.905 and per share of Signet common stock are $2.62, which represent the First Call consensus earnings estimates (before public announcement of the Signet Acquisition and the Merger and before Signet's June 3, 1997 corporate redesign announcement, the "1998 Illustrative First Call Consensus Estimates"), (vi) 1999 earnings per share of FUNC Common Stock and Signet common stock are equal to the 1998 Illustrative First Call
                                       23

                    Consensus Estimates plus ten percent (the "1999 Illustrative Estimates") (I.E., $4.295 for FUNC Common Stock and $2.88 for Signet common stock), and (vii) certain other assumptions contained in the Signet Form 8-K, the Signet Acquisition is estimated to add $0.005 per share to the 1998 Illustrative First Call Consensus Estimate for FUNC Common Stock and $0.065 per share to the 1999 Illustrative Estimate for FUNC Common Stock. The 1998 Illustrative First Call Consensus Estimates and the 1999 Illustrative Estimates are presented for illustrative purposes only, are subject to the risks and uncertainties set forth in the Signet Form 8-K Materials and under "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION", among others, and do not constitute earnings projections or estimates by FUNC or Signet.
          (Bullet) FUNC expects to take an after-tax restructuring charge relating to the Signet Acquisition currently estimated at $154 million, or $0.24 per share of FUNC Common Stock, in 1997. FUNC had previously announced such after-tax restructuring charges would total $135 million, or $0.21 per share of FUNC Common Stock. Such restructuring charges have been revised as a result of increased severance expense reflecting higher payouts triggered by performance-based incentive awards and FUNC's decision to accelerate implementation of its "Future Bank Initiative" related to the Signet Acquisition. The estimated $154 million restructuring charge is summarized below.

(IN MILLIONS, AFTER TAX)
----------------------------------------------------------------------------------
Severance and change in control related obligations...............................   $ 77
Fixed asset write-downs and vacant space accruals.................................     38
Service contract terminations.....................................................     18
Other.............................................................................     21
                                                                                     ----
Total.............................................................................   $154
                                                                                     ----
                                                                                     ----

     The estimated restructuring charge includes approximately $18 million in non-cash charges. Cash payments included in the estimated restructuring charge are expected to be completed by the end of the second quarter of 1998. The "Other" category includes Signet Acquisition-related amounts, none of which is estimated to exceed $13 million. The estimates include certain assumptions, including the number of employees whose employment will terminate as a result of the Signet Acquisition. Changes in such assumptions could result in a change in the estimated restructuring charge.
     See "PRO FORMA FINANCIAL INFORMATION".
  WHEAT
     On August 20, 1997, FUNC entered into an agreement to acquire Wheat, a full service investment banking, brokerage and asset management company based in Richmond, Virginia. Wheat is employee-owned and operates 126 offices in 19 states and Washington, D.C. Under the terms of the agreement, FUNC will issue 10,267,029 shares of FUNC Common Stock in exchange for the outstanding shares of capital stock of Wheat. In addition, FUNC agreed to establish an employee retention pool of up to 1.7 million restricted shares of FUNC Common Stock, which are to be granted to certain key employees of Wheat and vest over the three-year period following consummation of the Wheat Acquisition. The Wheat acquisition (the "Wheat Acquisition"), which will be accounted for as a pooling of interests, is expected to close in the first quarter of 1998, subject to certain conditions of closing. Certain additional financial and other information relating to Wheat and the Wheat Acquisition is set forth in FUNC's Current Report on Form 8-K dated August 20, 1997, which is incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".
  COVENANT
     On August 4, 1997, FUNC entered into an agreement to acquire Covenant , a bank holding company based in Haddonfield, New Jersey. Covenant's bank subsidiary operates 16 branches in southern New Jersey and at September 30, 1997, Covenant reported $420 million in assets. Under the terms of the agreement, FUNC will exchange (i) 0.3813 shares of FUNC Common Stock for each share of Covenant common stock, and (ii) 1.2 shares of FUNC Common Stock for each share of Covenant series B preferred stock. Based on a price of $49.50 per share of FUNC Common Stock (the last reported sale price per share of FUNC Common Stock on the NYSE Tape on August 4, 1997, the day before the acquisition was announced), the purchase price would be approximately $78 million. The Covenant acquisition (the "Covenant Acquisition"), which will be accounted for as a purchase, is expected to close on January 15, 1998, subject to certain conditions of closing. See "THE MERGER -- Accounting Treatment". FUNC has repurchased in the open market 1.65 million shares of FUNC Common Stock expected to be issued in the Covenant Acquisition at a cost of $79 million.
                                       24

FUNC COMMON STOCK TRANSACTIONS
     In 1995, as adjusted to reflect the FUNC Stock Split, FUNC repurchased 51 million shares of FUNC Common Stock at a cost of $1.2 billion; in 1996, 31 million shares at a cost of $968 million; and from January 1, 1997, to the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, 24 million shares (including the shares related to the Covenant Acquisition discussed above) at a cost of $1.0 billion. Included in the shares repurchased in 1997, are seven million shares which were repurchased pursuant to an accelerated share repurchase arrangement between FUNC and an affiliate of CSFB.
     On September 23, 1997, FUNC sold 7.5 million shares of FUNC Common Stock in a public offering (the "Offering"), in order for the Signet Acquisition and the Wheat Acquisition to qualify for pooling of interests accounting treatment. See "THE MERGER -- Accounting Treatment". The Offering also included the sale by Banco Santander, S.A. ("Santander") of all of the remaining 44.7 million shares of FUNC Common Stock (approximately 7.98 percent of the outstanding shares of FUNC Common Stock as of August 31, 1997) beneficially owned by Santander. Santander had acquired its shares of FUNC Common Stock in connection with FUNC's acquisition of FFB on January 1, 1996. FUNC received $358 million in net proceeds from its sale of the 7.5 million shares in the Offering. FUNC did not receive any proceeds from the sale of Santander's shares in the Offering. Morgan Stanley acted as lead manager in the Offering and J.P. Morgan and CSFB participated in the Offering as underwriters. See "THE MERGER -- Opinions of Financial Advisors to CFC" and " -- Opinion of Financial Advisor to FUNC". FUTURE FUNC ACQUISITIONS
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations, frequently take place and future acquisitions involving cash, debt and equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of FUNC's book value and net income may occur in connection with future acquisitions. See
"FUNC -- History and Business".
                              GENERAL INFORMATION
GENERAL
     This Joint Proxy Statement/Prospectus is being furnished by CFC to the holders of CFC Common Stock as a proxy statement in connection with the solicitation of proxies by the CFC Board for use at the CFC Meeting.
     This Joint Proxy Statement/Prospectus is being furnished by FUNC to the holders of FUNC Common Stock as a proxy statement in connection with the solicitation of proxies by the FUNC Board for use at the FUNC Meeting. This Joint Proxy Statement/Prospectus is also being furnished by FUNC to the holders of CFC Common Stock as a prospectus with respect to the FUNC Common Shares to be issued in the Merger.
THE MEETINGS
  CFC MEETING
     GENERAL. The CFC Meeting is scheduled to be held on February 27, 1998, at 9:00 a.m., local time, at the Wyndham Franklin Plaza Hotel, 2 Franklin Plaza, 17th and Race Streets, Philadelphia, Pennsylvania. The purpose of the CFC Meeting is to consider and vote upon a proposal to approve the Merger Agreement.
     THE CFC BOARD HAS APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS STOCKHOLDERS. ACCORDINGLY, THE CFC BOARD UNANIMOUSLY RECOMMENDS THAT CFC STOCKHOLDERS VOTE "FOR" THE MERGER AGREEMENT.
     RECORD DATE. The close of business on January 2, 1998, has been fixed by the CFC Board as the Record Date for the determination of holders of shares of CFC Common Stock entitled to notice of and to vote at the CFC Meeting.
     STOCK ENTITLED TO VOTE. At the close of business on the Record Date, CFC had 200,356,474 shares of CFC Common Stock outstanding. Each holder of CFC Common Stock will have the right to one vote for each share registered in such holder's name on the books of CFC as of the close of business on the Record Date with respect to the matters voted upon at the CFC Meeting.
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
     QUORUM; REQUIRED VOTE. The presence in person or by proxy of a majority of the votes entitled to be cast at the CFC Meeting by the holders of CFC Common Stock will constitute a quorum for purposes of conducting business at the CFC Meeting. The affirmative vote of the majority of the votes cast at the CFC Meeting by the holders of CFC Common Stock will be required for approval of the Merger Agreement. For purposes of determining the votes cast with respect to any matter presented for consideration at the CFC Meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes (as hereinafter defined) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the NYSE and the National Association of Securities Dealers, Inc. ("NASD"), brokers and/or members, as the case may be, who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the approval and adoption of the Merger Agreement in the absence of specific instructions from such customers ("broker non-votes"). Abstentions and broker non-votes will not be deemed to be cast either "FOR" or "AGAINST" the Merger Agreement. Therefore, because approval of the Merger Agreement requires the affirmative vote of a majority of the votes cast by the holders of CFC Common Stock, abstentions and broker non-votes will have no effect on the approval of the Merger Agreement by the holders of CFC Common Stock.
     STOCK OWNERSHIP. At the close of business on the Record Date, the directors and executive officers of CFC beneficially owned and have the right to vote at the CFC Meeting, 5,678,002 shares of CFC Common Stock, representing approximately 2.8 percent of the votes entitled to be cast at the CFC Meeting by the holders of CFC Common Stock. Each such person has advised CFC that he or she presently intends to vote in favor of the Merger Agreement. As of the Record Date, various CFC subsidiaries, as fiduciaries, custodians or agents, have sole or shared voting power with respect to 9,242,990 shares of CFC Common Stock, which represents approximately 4.6 percent of CFC Common Stock outstanding on the Record Date. Also, at the close of business on the Record Date, various FUNC subsidiaries, as fiduciaries, custodians or agents have sole or shared voting power with respect to 1,518,328 shares of CFC Common Stock, representing less than one percent of the votes entitled to be cast at the CFC Meeting by the holders of CFC Common Stock. Shares of CFC Common Stock owned, directly or indirectly, by CFC and controlled, directly or indirectly, by the CFC Board, will not be counted in determining the total number of outstanding shares for purposes of establishing a quorum for the CFC Meeting.
     VOTING AND REVOCATION OF PROXIES. Shares of CFC Common Stock represented by a proxy properly signed and received at or prior to the CFC Meeting, and not revoked prior to being voted, will be voted in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instruction, the shares of CFC Common Stock represented by the proxy will be voted "FOR" the Merger Agreement. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of CFC at any time before it is voted, by submitting to CFC a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the CFC Meeting. All written notices of revocation and other communications with respect to revocation of CFC proxies should be addressed to: CoreStates Financial Corp, Philadelphia National Bank Building, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107,
Attention: Corporate Secretary. Attendance at the CFC Meeting will not in and of itself constitute a revocation of a proxy.
     If a stockholder is a participant in CFC's Dividend Reinvestment and Share Repurchase Plan, the proxy card sent to such stockholder will represent both the number of shares registered in the stockholder's name and the number of shares credited to the stockholder's Dividend Reinvestment and Share Purchase Plan account, and all such shares will be voted in accordance with the instructions on the proxy card.
     The CFC Board is not aware of any business to be acted upon at the CFC Meeting other than as described herein. If, however, any other matters are brought before the CFC Meeting, including, among other things, a motion to adjourn or postpone the CFC Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment; provided, however, that no proxy which is voted against the proposal to approve the Merger Agreement will be voted in favor of any such adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the CFC Meeting.
     SOLICITATION OF PROXIES. The solicitation of proxies may be made by directors, officers and regular employees of CFC in person or by mail, telephone, facsimile or telegraph without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of CFC Common Stock held of record by such persons, and CFC will reimburse them for reasonable expenses incurred by them in so doing. In addition, CFC has engaged the services of Georgeson & Company Inc.
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
("Georgeson") to assist the solicitation of proxies at a cost of $9,000, plus expenses and certain additional fees for services rendered by Georgeson in connection with such services.
  FUNC MEETING
     GENERAL. The FUNC Meeting is scheduled to be held on February 27, 1998, at 10:00 a.m., in the Auditorium, 12th Floor, Two First Union Center, Charlotte, North Carolina. At the FUNC Meeting, FUNC stockholders will have the opportunity to consider and vote upon the Merger Proposal and the Shares Proposal. Because FUNC does not have sufficient authorized but unissued shares of FUNC Common Stock to consummate the Merger without approval of the Shares Proposal, approval of the Shares Proposal is necessary in order to consummate the Merger. If approved by the requisite vote of the stockholders of FUNC, the Shares Proposal will be effected regardless of whether the Merger is consummated.
     THE FUNC BOARD UNANIMOUSLY RECOMMENDS THAT FUNC STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL AND "FOR" THE SHARES PROPOSAL.
     RECORD DATE. The close of business on January 2, 1998, has been fixed by the FUNC Board as the Record Date for the determination of holders of shares of FUNC Common Stock entitled to notice of and to vote at the FUNC Meeting.
     STOCK ENTITLED TO VOTE. At the close of business on the Record Date, FUNC had 636,385,071 shares of FUNC Common Stock outstanding. Each holder of FUNC Common Stock will have the right to one vote for each share registered in such holder's name on the books of FUNC as of the close of business on the Record Date with respect to the matters voted upon at the FUNC Meeting.
     QUORUM; REQUIRED VOTE. The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum for purposes of conducting business at the FUNC Meeting. The affirmative vote of a majority of the votes entitled to be cast by the holders of shares of FUNC Common Stock is required to approve the Merger Proposal, and the affirmative vote of a majority of the votes cast by the holders of shares of FUNC Common Stock is required to approve the Shares Proposal. For purposes of determining the votes cast with respect to any matter presented for consideration at the FUNC Meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum exists for the FUNC Meeting. Abstentions and broker non-votes will not be deemed to be cast either "FOR" or "AGAINST" the Merger Proposal or the Shares Proposal. Therefore, because approval of the Merger Proposal requires the affirmative vote of a majority of the votes entitled to be cast by the holders of FUNC Common Stock, abstentions and broker non-votes will have the same effect as a vote cast "AGAINST" the Merger Proposal. Because approval of the Shares Proposal requires the affirmative vote of a majority of votes cast by the holders of FUNC Common Stock, abstentions and broker non-votes will have no effect on the approval of the Shares Proposal.
     STOCK OWNERSHIP. At the close of business on the Record Date, the directors and executive officers of FUNC beneficially owned and are entitled to vote at the FUNC Meeting, approximately 6,848,000 shares of FUNC Common Stock, representing approximately 1.1 percent of the outstanding shares of FUNC Common Stock entitled to be voted at the FUNC Meeting. Each such person has advised FUNC that he or she intends to vote in favor of the Merger Proposal and the Shares Proposal. As of the Record Date, various FUNC subsidiaries, as fiduciaries, custodians or agents, have sole or shared voting power with respect to 9,461,653 shares of FUNC Common Stock, which represents approximately 1.5 percent of FUNC Common Stock outstanding on the Record Date. Also, at the close of the business on the Record Date, the directors and executive officers of CFC owned and have the right to vote at the FUNC Meeting 2,740 shares of FUNC Common Stock, representing less than one percent of the votes entitled to be cast at the FUNC Meeting by the holders of FUNC Common Stock, all of which are expected to be voted in favor of the Merger Proposal and the Shares Proposal. As of the Record Date various CFC subsidiaries, as fiduciaries, custodians or agents, had sole or shared voting power with respect to 527,509 shares of FUNC Common Stock, which represented less than one percent of FUNC Common Stock outstanding on the Record Date.
     VOTING AND REVOCATION OF PROXIES. Shares of FUNC Common Stock represented by a proxy properly signed and received at or prior to the FUNC Meeting, and not revoked prior to the vote being taken, will be voted in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instruction, the shares of FUNC Common Stock represented by the proxy will be voted "FOR" the Merger Proposal and "FOR" the Shares Proposal. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving written notice of such revocation to the Secretary of FUNC at any time before it is voted, by submitting to FUNC a duly executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the FUNC Meeting. All written notices of revocation and other communications with respect to revocation of FUNC proxies should be addressed to: First Union Corporation, One First Union Center,
                                       27

Charlotte, North Carolina 28288-0013, Attention: Corporate Secretary. Attendance at the FUNC Meeting will not in and of itself constitute a revocation of a proxy.
     The FUNC Board is not aware of any business to be acted upon at the FUNC Meeting other than as described herein. If, however, any other matters are brought before the FUNC Meeting, including, among other things, a motion to adjourn or postpone the FUNC Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment; provided, however, that no proxy which is voted against the Merger Proposal or the Shares Proposal will be voted in favor of any such adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the FUNC Meeting.
     SOLICITATION OF PROXIES. The solicitation of proxies may be made by directors, officers and regular employees of FUNC or its subsidiaries in person or by mail, telephone, facsimile or telegraph without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of FUNC Common Stock held of record by such persons, and FUNC will reimburse them for reasonable expenses incurred by them in so doing. In addition, FUNC has engaged the services of Georgeson to assist in the solicitation of proxies at a cost of $15,000, plus expenses and certain additional fees for services rendered by Georgeson in connection with such solicitation.
                                   THE MERGER
     THE FOLLOWING INFORMATION RELATING TO THE MERGER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT (EXCLUDING THE EXHIBITS AND SCHEDULES THERETO) IS SET FORTH IN ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE, AND REFERENCE IS MADE THERETO (TOGETHER WITH ANNEXES B AND C HERETO) FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT AND EACH OF THE OTHER ANNEXES HERETO CAREFULLY.
GENERAL
     Subject to the terms and conditions of the Merger Agreement, on the Effective Date, CFC will merge with and into FUNC. Upon consummation of the Merger, each outstanding share of CFC Common Stock (excluding the Excluded Shares) will be converted into 1.62 shares of FUNC Common Stock, subject to possible increase under certain circumstances (see " -- Termination; Possible Exchange Ratio Increase"), with cash being paid in lieu of any fractional share interest.
     If, prior to the Effective Date, FUNC Common Stock undergoes a stock split, stock dividend, recapitalization or similar transaction, the Exchange Ratio will be proportionately adjusted.
EFFECTIVE DATE
     Subject to the terms and conditions of the Merger Agreement, the Effective Date will occur on (i) such date as shall be mutually agreed upon by CFC and FUNC, or (ii) if such parties are not so able to agree, such date as FUNC shall notify CFC in writing not less than five days prior thereto, which date shall not be more than 15 days after the conditions to the obligations of the parties to effect the Merger have been satisfied or waived in writing. Subject to the foregoing, it is currently anticipated that the Effective Date will occur in the second quarter of 1998. It is expected that the Bank Merger will occur on the day following the Merger or as soon thereafter as practicable.
EXCHANGE OF CFC COMMON STOCK CERTIFICATES
     As promptly as practicable after the Effective Date, FUNC will cause First Union National Bank (the "Exchange Agent") to send to each holder of record of CFC Common Stock on the Effective Date transmittal materials for use in exchanging all of such holder's certificates representing CFC Common Stock for a certificate or certificates representing the FUNC Common Stock to which such holder is entitled, and a check for such holder's fractional share interest, if any. The transmittal materials will contain information and instructions with respect to the surrender and exchange of such certificates.
     HOLDERS OF CFC COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.
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
     Upon surrender of all of the certificates for CFC Common Stock registered in the name of a holder of such certificates (or indemnity satisfactory to FUNC and the Exchange Agent if any of such certificates are lost, stolen or destroyed) in accordance with the letter of transmittal, the Exchange Agent will mail to such holder a certificate or certificates representing the number of shares of FUNC Common Stock to which such holder is entitled, together with all undelivered dividends or distributions in respect of such shares and, where applicable, a check for any fractional share interest (in each case, without interest).
     All shares of FUNC Common Stock into which shares of CFC Common Stock are converted on the Effective Date, will be deemed issued as of the Effective Date. After the Effective Date, former holders of record of CFC Common Stock will be entitled to vote at any meeting of holders of FUNC Common Stock having a record date on or after the Effective Date, the number of whole shares of FUNC Common Stock into which their shares of CFC Common Stock have been converted, regardless of whether they have surrendered their CFC Common Stock certificates. FUNC dividends having a record date on or after the Effective Date will include dividends on FUNC Common Shares issued in the Merger, but no dividend or other distribution payable to the holders of record of shares of FUNC Common Stock after the Effective Date will be distributed to the holder of any CFC Common Stock certificates until such holder physically surrenders all of the certificates for such shares of CFC Common Stock as hereinabove described. Promptly after such surrender, all undelivered dividends and other distributions and, where applicable, a check for any fractional share interest, will be delivered to such holder (in each case, without interest). As of the Effective Date, the stock transfer books of CFC will be closed, and there will be no transfers on the transfer books of CFC of the shares of CFC Common Stock that were outstanding immediately prior to the Effective Date.
     Notwithstanding the foregoing, the Merger Agreement provides that the shares of CFC Common Stock held by those stockholders deemed to be "affiliates" of CFC (as defined under the Securities Act), although automatically converted into FUNC Common Stock upon consummation of the Merger, shall not be physically exchanged for shares of FUNC Common Stock until FUNC receives a written agreement from such stockholders as contemplated by the Merger Agreement to the effect that they will not sell such shares of FUNC Common Stock except in accordance with Rule 145 under the Securities Act and certain restrictions relating to the preservation of pooling of interests accounting treatment for the Merger. See " -- Resale of FUNC Common Shares".
BACKGROUND
     FUNC's strategy for increasing long-term value for FUNC stockholders has been to build a large, multi-state banking organization that continuously gains efficiency, spreads costs over a growing asset base, spreads risk over an expanding geographic base, and provides innovative products and services over a growing customer base. FUNC believes that by doing so, FUNC can enhance its future earnings potential, diversify risk, and become a financial services company capable of taking full advantage of technological developments and changes in the financial services industry. FUNC has grown internally and by the acquisition of over 70 other banks, thrifts and financial services companies since 1985. Many of these acquisitions have been complementary or "fill-in" acquisitions, after FUNC first enters a market with an acquisition and then adds to its market share with subsequent acquisitions. Prior to 1995, FUNC's acquisition strategy was focused in the southeast region of the United States. With FUNC's acquisition of FFB on January 1, 1996, FUNC increased its ability to make complementary acquisitions in markets served by FFB, principally Pennsylvania, New Jersey, Connecticut and New York. FUNC had completed one such "fill-in" acquisition in those states and had entered into an agreement to acquire Covenant in August 1997. See "FUNC -- History and Business".
     As part of CFC's regular and ongoing assessments of its strategic alternatives, Terrence A. Larsen, Chairman and Chief Executive Officer of CFC, from time to time has engaged in exploratory discussions with his counterparts at various other large regional and superregional bank holding companies concerning the strategic directions of CFC and such other companies and the extent to which compatibility of such strategic directions might present opportunities for strategic partnerships or other business combinations in light of the rapid pace of consolidation and change in the financial services industry. In connection with this process, the CFC Board has, on a regular basis, considered a range of possible alternative strategies for enhancing the interests of CFC and CFC stockholder value and benefiting CFC's other constituencies, including remaining independent either at CFC's current size or seeking to grow through acquisitions of smaller in-market or nearby banking institutions, pursuing a merger-of-equals type transaction with a similarly-sized institution, or seeking a strategic partnership with a larger institution.
     In August 1997, CFC retained J.P. Morgan to assist CFC in its evaluation of its strategic alternatives. At a regularly scheduled meeting of the CFC Board on September 23, 1997, CFC's management (with representatives of J.P. Morgan
                                       29
present for part of the meeting) made presentations to the CFC Board which included a review and analysis of CFC's strategic alternatives, an overview of the competitive environment in the financial services industry and an analysis of the current financial services mergers and acquisitions market and expectations as to future developments. Management also discussed with the CFC Board, CFC's recent financial performance and the challenges facing CFC, and provided the CFC Board with an update on the progress of the development by management of a series of new business initiatives designed to enhance revenue growth and long-term profitability. Based on the information presented and discussed at this meeting, the CFC Board authorized the Executive Committee of the CFC Board to conduct an in-depth review and evaluation of CFC's strategic alternatives and to report back to the full CFC Board with recommendations later in the fall. The CFC Board also instructed management to continue developing the new strategic business initiatives and to provide the CFC Board with reports at future meetings on the status of this program.
     Subsequent to this meeting, Raymond W. Smith, a director of CFC, was contacted by an advisory director of Mellon Bank Corporation ("Mellon") who indicated that several directors of Mellon wished to meet with representatives of CFC to discuss a possible business combination between the two companies. The Mellon advisory director indicated to Mr. Smith that these discussions were intended to build on informal conversations that Mr. Larsen had had several months earlier with Frank Cahouet, Chairman, President and Chief Executive Officer of Mellon, which had ended when the parties concluded that sufficient grounds of common agreement did not exist for further discussions to be productive. Shortly thereafter, Mr. Larsen and Mr. Smith agreed to meet with the Mellon directors.
     On September 27, 1997, Messrs. Larsen and Smith met with three outside directors of Mellon in New York. At the meeting, the participants discussed a range of issues relating to a possible combination of the two companies, including strategic direction, compatibility of business lines and post-merger managerial responsibilities, including Mellon's plans for naming a successor to Mr. Cahouet after his scheduled retirement the following year. At the conclusion of the meeting, Mr. Larsen and Mr. Smith determined that there was not sufficient agreement on fundamental concepts for it to be worthwhile to pursue further discussions between the parties, and they so indicated to the Mellon directors.
     On September 28, 1997, Mellon delivered a letter to Mr. Smith, signed by Mr. Cahouet and addressed to Mr. Larsen, proposing a merger between the two companies in which each share of CFC Common Stock would be converted into 1.59 shares of common stock of Mellon ("Mellon Common Stock"). Following receipt of this letter, Mr. Larsen contacted each of the directors of CFC to advise them of this development and to schedule a meeting to consider the proposal set forth in the letter.
     Special meetings of CFC's Executive Committee and the CFC Board were held on September 29 and 30, respectively, to review and consider the Mellon offer. The Executive Committee and the CFC Board also considered the status and expected timing of completion of both the Executive Committee's comprehensive review of strategic alternatives and management's development of new strategic business initiatives. After reviewing the financial and other details of the Mellon offer, evaluating the long-term prospects of the combined entity and the likely effects of such a transaction on CFC and its stockholders and other stakeholders, and considering the advice of J.P. Morgan and CFC's outside legal advisors, both the Executive Committee and the full CFC Board unanimously determined that the Mellon offer was not in the best interests of CFC and its stakeholders and that, accordingly, the Mellon offer should be rejected. In reaching this conclusion, the CFC Board noted a number of significant risks and uncertainties relating to Mellon and its proposal, including the extent to which Mellon's stock price was inflated due to takeover speculation (which could be substantially eliminated once a transaction with CFC was announced, thereby reducing significantly the value of the offer to CFC's stockholders); Mellon's lack of successful experience in integrating large acquisitions; the absence of any chosen successor to Mr. Cahouet, who was scheduled to retire in the near future (which raised significant issues as to who would oversee the integration and operations of the combined company); how the change in business mix of the combined company (which would derive a significantly lower portion of its income from fee businesses than Mellon currently did) would affect the trading multiples of the Mellon Common Stock; the unprecedented degree of reported earnings per share dilution that Mellon would experience from the transaction, which it proposed to account for as a purchase; the substantial amount of divestitures that would likely be required in order to satisfy antitrust concerns of the regulators; and the fact that Mellon's banking operations were principally located in Pennsylvania, which would increase CFC's geographic concentration and risk exposure to the Pennsylvania economy. In light of these conclusions, both the Executive Committee and the CFC Board determined that the Mellon offer did not present any reason to terminate CFC's ongoing processes of reviewing all of its strategic alternatives and developing new strategic business initiatives or otherwise alter CFC's historical policy of seeking to maximize stockholder value through a strategy of independence.
                                       30

     Following this meeting, Mr. Larsen sent a letter, on behalf of the CFC Board, to Mr. Cahouet advising him that the CFC Board had considered Mellon's offer and had determined that the offer was not in the best interests of CFC or its stakeholders, which would be best served by remaining independent at this time. Mr. Larsen's letter concluded by requesting that Mr. Cahouet withdraw the Mellon offer. On October 8, 1997, Mr. Cahouet sent a letter to Mr. Larsen and each of the CFC directors formally withdrawing the Mellon offer but reiterating his belief that a business combination between the two companies was mutually desirable and indicating that he was prepared to resume discussion in the future.
     On October 9, 1997, the CFC Executive Committee held a meeting to continue its review of CFC's strategic alternatives, as directed by the CFC Board. At this meeting, representatives of J.P. Morgan provided an in-depth review of the current banking environment, an analysis of recent merger and acquisition activity and current trends in the financial services industry, and an analysis of CFC's strategic position and competitive strengths and weaknesses. The J.P. Morgan representatives also provided a detailed review of CFC's principal strategic alternatives, including potential merger partners in various merger scenarios, and the implied valuations for CFC were it to be acquired by another bank holding company in a premium acquisition. The Executive Committee noted that the information presented, indicated that CFC had several attractive options available to it, including both remaining independent at the present time and seeking an acquisition offer, and decided to continue the evaluation process at a subsequent meeting when management would be able to present further details regarding possible new strategic business initiatives.
     Later that same day, Bloomberg carried a news story, including an official confirmation by a spokesman for Mellon, reporting the existence of Mellon's September 28 offer and CFC's subsequent rejection of that offer. CFC issued a press release at that time confirming that it had received an offer from Mellon and reporting that the CFC Board had rejected the offer and reaffirmed its view that the interests of stockholders would be best served by pursuing a course of independence.
     Following the Bloomberg and other subsequent news stories regarding the Mellon offer, the chief executive officers of six large regional and superregional bank holding companies, including FUNC, contacted Mr. Larsen to express an interest in pursuing merger discussions with CFC if CFC decided to commence such discussions. In connection with the ongoing review of CFC's strategic alternatives, Mr. Larsen contacted three of these institutions, including FUNC, to explore further their interest in the possibility of a strategic merger. These institutions were selected based on CFC's evaluation of their financial strength, capacity to finance an acquisition, consistency of strategic direction with that of CFC and indicated level of interest in pursuing a transaction with CFC at that time. Mr. Larsen and other members of CFC's senior management held preliminary discussions with representatives of each of these institutions over the next several weeks. During this period, CFC received preliminary indications of interest from FUNC (which proposed a merger in which each share of CFC Common Stock would be converted into 1.60 shares of FUNC Common Stock) and from the two other institutions, which indicated lower ranges of values. During this period, CFC also received another letter from Mellon reiterating its interest in pursuing a business combination involving the two companies. In addition, on October 16, 1997, CFC retained CSFB to act as an additional financial advisor to CFC in connection with its review of strategic alternatives.
     On October 21, 1997, the CFC Board held a regularly scheduled meeting at which, among other matters, management provided a review of the developments that had occurred since the September 30 special board meeting, including the numerous press stories that had focused on CFC as a takeover target and the effect this publicity was having on CFC's customers and employees. In addition, both J.P. Morgan and CSFB reviewed with the CFC Board certain publicly available financial and business information relating to Mellon and the financial aspects of the offer it had made on September 28, the market reaction to the offer subsequent to its public disclosure on October 9 (noting in particular that the trading price of Mellon Common Stock had dropped by approximately nine percent during the week following pubic disclosure of its offer, reducing the implied value of its offer from $88 to approximately $83 per share of CFC Common Stock, which was a significantly greater decline than that experienced by other major regional banks during the same trading period), and a comparison of certain financial data of Mellon relative to certain other potential merger partners for CFC. At the conclusion of the meeting, the CFC Board voted to reaffirm its previous decision to reject the Mellon offer.
     On October 30, 1997, the CFC Executive Committee (which had been expanded to include nine directors, all of whom, with the exception of Mr. Larsen, were independent directors) met to continue their review of strategic alternatives. At this meeting, representatives of CFC's senior management provided the Executive Committee with a detailed briefing on the status of their efforts to develop new strategic business initiatives to enhance revenues and long-term profitability. In addition, representatives of J.P. Morgan and CSFB reviewed with the Executive Committee their assessments of the strategic business initiatives being developed by CFC's management; the current environment for mergers and acquisitions in the banking industry; the potential financial effects of remaining independent at this time while implementing management's proposed strategic business initiatives compared to seeking a merger partner in the near term; and an overview of certain
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financial and business information relating to certain other bank holding companies which could be considered potential merger partners for CFC, if the decision was made to seek a merger partner, including the six institutions which had contacted CFC to express an interest in discussing a merger with CFC, as well as Mellon. Both financial advisors indicated to the Executive Committee that if CFC were to remain independent at this time, implement management's strategic business initiatives as projected and consider a sale of CFC within the next several years, CFC's stockholders would not, in their judgment, be adversely affected financially (assuming no adverse changes in the environment for bank mergers and acquisitions). Both advisors noted, however, that this conclusion was based on all of management's base case projections and revenue and profitability enhancements being realized as projected, and that shortfalls from these projections could change their conclusions. The advisors also indicated to the Executive Committee that if a strategic merger of CFC with a comparably-sized or larger bank holding company were to be considered at the present time, several major bank holding companies which would appear to be potential merger partners would likely not be able to participate fully in the process because of pending or recently completed major acquisitions. Of the remaining likely potential merger partners, both advisors indicated to the Executive Committee that FUNC appeared to be the most suitable merger partner for CFC based on its financial strength and capacity to pay, strategic compatibility with CFC, geographic and product line diversity, extensive and successful experience in integrating acquired companies, market price potential of its stock, consistency of an acquisition of CFC with its announced strategic plans and direction, and other relevant factors (see " -- Reasons; CFC", below). At the conclusion of the meeting, the Executive Committee determined to continue its review of strategic alternatives while management completed the development of its strategic business initiatives (which were scheduled to be publicly presented to investors and equity analysts on December 17, 1997) and, in the interim, not to actively pursue merger discussions with other companies.
     Following this meeting, Mr. Larsen contacted each of the three institutions, including FUNC, with which CFC had been conducting discussions and advised them that, in light of the Executive Committee's decision and the ongoing process by management of developing and evaluating new strategic business initiatives, it would not be appropriate to pursue further discussions regarding a possible merger at that time.
     Over the next several weeks, CFC's management continued the development and evaluation of the strategic business initiatives with the assistance of CFC's financial advisors. While this process was continuing, Edward E. Crutchfield, Chairman and Chief Executive Officer of FUNC, contacted Mr. Larsen and indicated that FUNC remained extremely interested in pursuing a transaction with CFC and had developed several new ideas designed to make the transaction more attractive to CFC and all of its various stakeholders. Mr. Crutchfield then delivered a letter to Mr. Larsen dated November 11, 1997, providing further details on the revised FUNC proposal, including the Charitable Foundation and the commitments regarding job creation and employment opportunities in the Greater Philadelphia Metropolitan Area and certain adjacent counties (see " -- Reasons; CFC", below). The two chairmen met on November 13, 1997, to discuss in greater detail the terms of a possible transaction between the two companies.
     Following this meeting, Mr. Larsen discussed the revised FUNC proposal with other members of CFC's senior management. Mr. Larsen noted the unique aspects of the proposal that were intended to benefit directly CFC's employees and customers and the communities in which CFC operates. Mr. Larsen also discussed with members of senior management their concerns regarding the risks they had identified over the past several weeks with respect to the achievability on the anticipated schedule of the projected revenue and profitability enhancements contemplated by the strategic business initiatives. Mr. Larsen indicated that in his judgment it would therefore be in the best interests of CFC and its stakeholders to consider a merger transaction with FUNC at the present time.
     Mr. Larsen scheduled a meeting of the Executive Committee for November 17 for the purpose of updating the Executive Committee on discussions taking place relative to the potential transaction with FUNC. Mr. Larsen then advised Mr. Crutchfield that CFC's management had decided to pursue negotiations with FUNC with a view to developing a transaction proposal that could be presented to the CFC Board for consideration the following week at the regularly scheduled meeting of the CFC Board. Over the next several days, representatives of FUNC and CFC and their respective advisors conducted due diligence and negotiated the terms of the Merger Agreement and related agreements. As part of these negotiations, FUNC agreed to increase the proposed exchange ratio in the merger to 1.62 shares of FUNC Common Stock for each share of CFC Common Stock.
     During the evening of November 17, 1997, the CFC Executive Committee (with all the directors of the full CFC Board, with one exception, in attendance) met to consider the proposed transaction with FUNC. At this meeting, Mr. Larsen updated the directors regarding developments since the last Executive Committee meeting on October 30 and discussed the reasons for considering a merger transaction with FUNC at that time. Mr. Larsen outlined for the meeting the principal terms of the proposed transaction, including the plans for post-merger operations and the various commitments FUNC had made for the
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benefit of CFC's employees, customers and communities (see " -- Reasons; CFC", below). Senior management of CFC and CFC's outside financial and legal advisors reviewed with the CFC Board the results of their due diligence of FUNC, strategic alternatives available to CFC other than a merger with FUNC, the financial terms of the proposed transaction with FUNC, and the principal terms of the proposed Merger Agreement and reciprocal Stock Option Agreements. At the conclusion of the presentation and after further discussion among the directors, the meeting was adjourned to permit the directors to complete their review and consideration of the proposed transaction at the regularly scheduled meeting of the CFC Board to be held the following afternoon.
     On the morning of Tuesday, November 18, 1997, the FUNC Board held a telephonic conference board meeting, during which members of its senior management team presented a summary of the due diligence review, summarized the terms of the Merger Agreement and the Stock Option Agreements, and Morgan Stanley gave its opinion as to the fairness of the Exchange Ratio to FUNC from a financial point of view, after which the FUNC Board unanimously approved the Merger Agreement and the Stock Option Agreements.
     Prior to the commencement of the CFC Board meeting on that day, several wire services carried news stories reporting that CFC and FUNC were about to announce a definitive agreement to merge and speculating as to the price being offered by FUNC. After consultation with their respective legal advisors, both CFC and FUNC asked the NYSE to halt trading in their respective common stocks pending a subsequent news announcement.
     At its regularly scheduled meeting that afternoon, the CFC Board (with all directors present) continued its review and consideration of the proposed transaction with FUNC. At the conclusion of the meeting, representatives of J.P. Morgan and CSFB rendered their respective oral opinions to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, matters considered and limitations on the review undertaken, the Exchange Ratio was fair from a financial point of view to the holders of CFC Common Stock. After further discussion, the CFC Board unanimously voted to approve the Merger Agreement, the reciprocal Stock Option Agreements and related matters. After such meeting, FUNC and CFC executed the Merger Agreement and the Stock Option Agreements.
REASONS
  CFC
     In reaching its conclusion to approve the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreements, the CFC Board consulted with CFC's senior management, as well as its financial and legal advisors, and considered various factors, including the following:
          (i) The CFC Board's familiarity with and review of CFC's business, operations, financial condition and earnings on both a historical and a prospective basis.
          (ii) The CFC Board's knowledge and review, based in part on presentations by its senior management and financial advisors, of (a) the business, operations, financial condition and earnings of FUNC on both a historical and a prospective stand-alone basis and its long-term business strategies and direction, (b) the historical stock price performance of FUNC, and (c) the pro forma financial condition, earnings and prospects of CFC and FUNC on a combined basis after giving effect to the Merger and the anticipated cost savings, operating synergies and revenue enhancements expected to be achieved as a result of the Merger. In this regard, the CFC Board also considered the views of its financial advisors that, of the bank holding companies which were most likely to be both interested in and financially and otherwise capable of engaging in a business combination with CFC at the current time, FUNC appeared to be the most suitable merger partner for CFC based on its financial strength and capacity to pay, its strategic compatibility with CFC, its geographic and product line diversity, its extensive and successful experience in integrating acquired companies, the market price potential of its stock, the consistency of the acquisition with its announced strategic plans and direction, and other relevant factors.
          (iii) The financial presentations of J.P. Morgan and CSFB to the CFC directors on November 17 and November 18, including the opinions of each of such financial advisors rendered to the CFC Board on November 18 to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, matters considered and limitations on the review undertaken, the Exchange Ratio was fair from a financial point of view to the holders of CFC Common Stock (see " -- Opinions of Financial Advisors to CFC").
          (iv) The terms of the Merger Agreement and related agreements. In this connection, the CFC Board noted that the implied value of the Exchange Ratio, based on the closing price of the FUNC Common Stock on November 14, 1997,
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     represented multiples of price-to-estimated 1997 earnings, price-to-book value and price-to-tangible book value of 21.5x, 5.32x and 5.86x, respectively, which were among the highest ever offered in the United States for a merger involving large bank holding companies. The CFC Board also noted that the Merger would be immediately and significantly accretive to CFC's earnings, book value and dividends per common share.
          (v) The general impact that the Merger is expected to have on CFC's various constituencies, including its customers, employees and communities. In this regard, the CFC Board noted in particular the commitments made by FUNC to (a) establish the Charitable Foundation, (b) establish Philadelphia as the headquarters following the Merger for the five-state regional banking group of FUNC which includes New York, Connecticut, Delaware, New Jersey and Pennsylvania, (c) bring 3,000 new jobs to the Greater Philadelphia Metropolitan Area and certain adjacent counties (consisting of Philadelphia, Delaware, Chester, Montgomery, Bucks, Lancaster, Berks and Lehigh in Pennsylvania; Gloucester, Camden, Burlington and Mercer in New Jersey; and New Castle in Delaware) following the Merger (excluding jobs which may be displaced as a result of the Merger), (d) provide CFC employees displaced as a result of the Merger first opportunity with respect to hiring for open positions for which they are qualified which become available with FUNC for up to 12 months following the Effective Date, and (e) establish a $16 million Employee Training and Development Fund for CFC employees displaced in connection with the Merger. In addition to the foregoing, the CFC Board noted FUNC's commitment to maintain CFC's existing charitable contributions at existing overall levels for five years (see " -- Certain FUNC Commitments"). Finally, the CFC Board noted that the combined company would be expected to offer a significantly more extensive range of financial products and services to CFC's existing customers than CFC currently offered.
          (vi) The CFC Board's assessment of the current and prospective economic and competitive environment facing the financial services industry generally, and CFC in particular, including the continued rapid consolidation in the industry, the increasing importance of operational scale in remaining competitive and supporting the necessary investments in technology, and the benefits of geographic and product diversification. In this regard, the CFC Board noted that the combined company resulting from the Merger would be the sixth largest bank holding company in the United States based on total assets, would rank as the fourth largest in commercial and industrial loans and the third largest in assets under management, and would likely possess the financial resources and economics of scale necessary to compete more effectively in the financial services industry in the future. The CFC Board also noted that the FUNC franchise was geographically diversified, with over 2,200 branches located in 12 states from Florida to Connecticut, and that FUNC had a leading market share in many of the most important metropolitan areas on the East Coast. Finally, the CFC Board noted that FUNC was considered to be an industry leader in the development and implementation of technology and that this expertise would be extremely useful in CFC's operations.
          (vii) The CFC Board's review, based in part on the presentations of CFC's senior management and financial advisors to the CFC Board and Executive Committee on October 9, October 21, October 30, November 17 and November 18, of the strategic alternatives available to CFC for enhancing stockholder value, the range of possible values obtainable through the implementation of such alternatives, and the timing and likelihood of actually achieving such values, and the CFC Board's determination, based upon such review, that the available alternatives were not likely to result in greater value for CFC's stockholders than the value expected to be realized in the Merger. In this connection, the CFC Board considered, among other things, CFC's prospects for long-term revenue and earnings per share growth if it remained independent, the risks that the currently proposed strategic business initiatives which were intended to enhance revenue growth and boost long-term profitability could not be implemented as planned on a timely basis (and the adverse effect that implementing such plan would have on earnings over the next several years), the perceived scarcity of attractive acquisition opportunities for CFC, and the high cost of further investment in technology necessary to maintain and improve CFC's competitive position, particularly with respect to its retail banking operations.
          (viii) The expectation that the Merger will be tax-free for federal income tax purposes to CFC and its stockholders and will qualify as a pooling of interests for accounting and financial reporting purposes (see
     " -- Certain Federal Income Tax Consequences" and " -- Accounting Treatment").
          (ix) The anticipated cost savings, operating synergies and opportunities for revenue enhancements expected to be available to the combined company from the Merger, and the significant experience of the senior management of FUNC in the consummation of significant acquisition transactions, both of banks and of other financial services companies. In particular, the CFC Board noted that FUNC had successfully acquired and integrated 30 other banks since 1991.
          (x) Certain other nonfinancial terms of the Merger Agreement, including the commitment by FUNC to add six directors of CFC (including Mr. Larsen) to the FUNC Board following the Merger.
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     There can be no assurance that any of the potential savings, synergies or opportunities considered by the CFC Board will be achieved through consummation of the Merger. See "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION".
     In view of the wide variety of material factors considered in connection with its evaluation of the Merger, the CFC Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, individual directors may have given differing weights to different factors.
     FOR THE REASONS DESCRIBED ABOVE, THE CFC BOARD APPROVED THE MERGER AGREEMENT AND BELIEVES THE MERGER IS FAIR TO, AND IS IN THE BEST INTERESTS OF, ITS STOCKHOLDERS. ACCORDINGLY, THE CFC BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CFC COMMON STOCK VOTE "FOR" THE MERGER AGREEMENT.
  FUNC
     In reaching its conclusion to approve the Merger Agreement, the FUNC Board consulted with FUNC's senior management, as well as with its financial and legal advisors, and considered various factors, including the following:
     (i) CONSISTENCY WITH FUNC STRATEGY. The effectiveness of the Merger as a method of implementing and accelerating FUNC's strategy for long-term growth and enhanced stockholder value. This included (a) the strong CFC banking franchise with a corporate banking, retail and middle-market focus in important markets in New Jersey, Pennsylvania and Delaware, (b) the fact that the CFC franchise overlaps FUNC's northern banking franchise and provides additional geographic and product diversity over a resulting market that includes 12 states and Washington, D.C., in the Eastern United States, (c) an opportunity for additional acquisitions in the less consolidated Mid-Atlantic and Northeast market areas of CFC that could be negotiated and implemented by a combined management team with significant experience in acquisitions, (d) a respected CFC senior management team with similar approaches to customer service, credit quality, expense reduction and growth, (e) opportunities to leverage capacity in technology over a larger asset and customer base and to realize other expense savings, (f) the Merger as a significant contributor to building a nationally recognized name in the financial services area with a resulting institution that would have the second largest branch network in the United States with which to access customers (based on September 30, 1997 data), and (g) the revenue enhancements and expense savings as discussed in "RECENT
DEVELOPMENTS -- Estimated Impact of the Merger on FUNC Illustrative Earnings".
     (ii) CERTAIN FINANCIAL INFORMATION. Certain financial information about the Merger, FUNC and CFC. This information included, but was not limited to, information with regard to respective recent and historical stock performance, valuation analyses, pro forma analyses, comparative financial data, and comparable merger and acquisition transactions as presented by FUNC's financial advisor and senior management. FUNC senior management also commented on its due diligence review. The FUNC Board took into account that (a) there would be some dilution in 1998 earnings per share before the Merger would have an expected accretive effect in 1999, and (b) that there may be some adverse impact on the FUNC Common Stock price following announcement of the transaction because of such dilution, the activities of arbitrageurs and the investment objectives of certain stockholders.
     (iii) CERTAIN NONFINANCIAL INFORMATION. Certain nonfinancial terms and structure of the Merger, including information about the terms of the Merger Agreement, the Stock Option Agreements, the "Office of the Chairman" to consist of Messrs. Crutchfield, Georgius and Larsen, the addition of six directors to the FUNC Board (including Mr. Larsen), an employment agreement with Mr. Larsen, and arrangements relating to the other Named Officers regarding their continued involvement with the combined company.
     (iv) ADVICE OF FINANCIAL ADVISOR AND FAIRNESS OPINION. The opinion of Morgan Stanley (including the assumptions and financial information and projections relied upon by Morgan Stanley in arriving at such opinion) that, as of November 18, 1997, the Exchange Ratio was fair to FUNC from a financial point of view. See " -- Opinion of Financial Advisor to FUNC".
     (v) REGULATORY APPROVALS. The likelihood of the Merger being approved by the appropriate regulatory authorities. See " -- Regulatory Approvals".
     The foregoing discussion of the information and factors considered by the FUNC Board is not intended to be exhaustive but includes all material factors considered by the FUNC Board. In reaching its determination to approve the Merger Agreement, the FUNC Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, and considering, among other things, the matters discussed above and the opinion of
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Morgan Stanley referred to above, the FUNC Board unanimously approved (i) the
Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreements, and (ii) the Shares Proposal, as being in the best interests of FUNC and its stockholders.
     FOR THE REASONS DESCRIBED ABOVE, THE FUNC BOARD APPROVED THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF FUNC COMMON STOCK VOTE "FOR" THE MERGER PROPOSAL AND "FOR" THE SHARES PROPOSAL.
OPINIONS OF FINANCIAL ADVISORS TO CFC
  J.P. MORGAN
     At the meeting of the CFC Board on November 18, 1997, J.P. Morgan rendered its oral opinion to the CFC Board that, as of such date, the Exchange Ratio was fair from a financial point of view to holders of CFC Common Stock. J.P. Morgan has confirmed its November 18, 1997 oral opinion by delivering the J.P. Morgan Opinion to the CFC Board that the Exchange Ratio was fair from a financial point of view to holders of CFC Common Stock. No limitations were imposed by the CFC Board upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.
     THE FULL TEXT OF THE J.P.MORGAN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF CFC COMMON STOCK ARE URGED TO READ THE J.P. MORGAN OPINION ITS ENTIRETY. THE J.P. MORGAN OPINION IS ADDRESSED TO THE CFC BOARD, IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO HOLDERS OF CFC COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF CFC AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE CFC MEETING. THE SUMMARY OF THE J.P. MORGAN OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.
     In arriving at its opinions, J.P. Morgan reviewed, among other things: (i) in the case of its November 18, 1997 oral opinion, a draft of the Merger Agreement, and in the case of the J.P. Morgan Opinion, the Merger Agreement and this Joint Proxy Statement/Prospectus; (ii) the audited financial statements of CFC and FUNC for the fiscal year ended December 31, 1996, and the unaudited financial statements of CFC and FUNC for the period ended September 30, 1997;
(iii) current and historical market prices of CFC Common Stock and FUNC Common Stock; (iv) certain publicly available information concerning the businesses of CFC and FUNC and of certain other companies engaged in businesses comparable to those of CFC and FUNC, and the reported market prices for certain other companies' securities deemed comparable; (v) publicly available terms of certain transactions involving companies comparable to CFC and the consideration paid for such companies; (vi) the terms of other business combinations deemed relevant by J.P. Morgan; and (vii) certain internal financial analyses and forecasts prepared by CFC and its management. J.P. Morgan also held discussions with certain members of the management of CFC and FUNC with respect to certain aspects of the Merger, the past and current business operations of CFC and FUNC, the financial condition and future prospects and operations of CFC and FUNC, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinions.
     In preparing its opinions, J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by CFC or otherwise reviewed by J.P. Morgan, and J.P. Morgan did not assume any responsibility or liability therefor. J.P. Morgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any such valuations or appraisals provided to it. J.P. Morgan was not requested to review individual credit files or to make any independent assessment as to the future performance or nonperformance of CFC's or FUNC's assets. J.P. Morgan assumed that current allowances and reserves for loan losses for both CFC and FUNC are sufficient to cover all such losses. J.P. Morgan also assumed that, in the course of obtaining regulatory and third party consents for the Merger and the other transactions contemplated by the Merger Agreement, no restriction will be imposed that will have a material adverse effect on the future results of operations or financial condition of CFC or FUNC. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of CFC to which such analyses or forecasts relate. J.P. Morgan also assumed that the Merger will have the tax consequences described in this Joint Proxy Statement/Prospectus, and in discussions with, and materials furnished to J.P. Morgan by, representatives of CFC, and that the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement and this Joint Proxy Statement/Prospectus. J.P. Morgan relied as to all legal matters relevant to rendering its opinions upon the advice of counsel. In
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connection with its engagement, J.P. Morgan was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of CFC.
     The projections furnished to J.P. Morgan for CFC were prepared by the management of CFC. CFC does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.
     J.P. Morgan's opinions are based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinions. Subsequent developments may affect the J.P. Morgan Opinion dated the date hereof, and J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan expressed no opinion as to the price at which FUNC Common Stock will trade at any future time.
     The following is a summary of the material analyses performed by J.P. Morgan in connection with its opinions:
     (a) OFFER VALUATION. J.P. Morgan reviewed the terms of the Merger, including the Exchange Ratio and the aggregate transaction value, and also reviewed the implied value of the consideration offered based upon the closing share price of FUNC Common Stock of $51.75 on November 14, 1997 (the last trading day prior to the November 17, 1997 meeting of CFC's Executive Committee), which indicated that the implied value of the consideration offered in the FUNC proposal was $83.835 per share of CFC Common Stock, representing an 18.2 percent premium to the November 14, 1997 CFC Common Stock closing market price of $70.9375 per share. J.P. Morgan further calculated the premiums implied by the Exchange Ratio to the average market price of CFC Common Stock for the period five, ten and 30 trading days prior to November 14, 1997, based on the average market price of FUNC Common Stock for the same periods, and determined that the implied premiums were 15.3 percent, 14.1 percent and 11.5 percent, respectively.
     (b) PRO FORMA MERGER ANALYSIS. Based on earnings estimates as reported by First Call, J.P. Morgan analyzed certain pro forma effects expected to result from the Merger during the calendar years of 1998 and 1999. This analysis indicated that, relative to CFC on a stand-alone basis, the Merger would be accretive to CFC's earnings per share, dividends per share and tangible book value per share in each of the years analyzed. Additionally, this analysis indicated that the transaction would be slightly accretive to estimated earnings per share of FUNC Common Stock in 1999.
     (c) CONTRIBUTION ANALYSIS. J.P. Morgan reviewed the relative contributions to be made by CFC and FUNC to the combined entity. The financial and operating information reviewed in such analysis included, among other things, total assets, loans, deposits, common equity, tangible equity, net income for the 12-month period ended September 30, 1997, and estimated net income for 1998. This analysis showed that, based upon the Exchange Ratio, the stockholders of CFC would own approximately 33 percent of the fully-diluted outstanding shares of common stock of the combined company immediately following the Merger and that CFC would be contributing 24 percent of total assets, 26 percent of loans, 25 percent of deposits, 21 percent of common equity, 24 percent of tangible equity and 28 percent of net income for the 12-month period ended September 30, 1997, and 25 percent of estimated 1998 net income.
     (d) DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow ("DCF") analysis, J.P. Morgan estimated the net present value of the future streams of after-tax cash flows that CFC could produce on a stand-alone basis from 1997 through 2001 and distribute to CFC stockholders ("Dividendable Net Income"). In this analysis, J.P. Morgan assumed that CFC performed in accordance with consensus earnings estimates (as compiled by First Call for the years 1998 and 1999 and increased at CFC's First Call consensus long-term growth rate for the years 2000 and
         2001) and projected the after-tax distributions to stockholders such that CFC's tangible common equity ratio would be maintained at a 6.0 percent level. J.P. Morgan calculated the sum of (i) the terminal values per share of CFC Common Stock based on assumed multiples of CFC's projected 2002 earnings ranging from 13.0x to 15.0x, plus (ii) the projected 1997-2001 Dividendable Net Income streams per share, in each case discounted to present values at assumed discount rates ranging from ten percent to 11 percent. This DCF analysis indicated an implied equity value reference range of $58.36 to $68.14 per share of CFC Common Stock. In addition, J.P. Morgan tested the sensitivity of these values by varying certain assumptions. The reference range was not materially changed by reasonable variations of key assumptions. J.P. Morgan also performed a DCF analysis assuming certain cost savings and revenue enhancements estimated to result from the Merger and based on the same assumed multiples of CFC's
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         projected 2002 earnings and the same assumed discount rates as above.
         This analysis indicated an implied equity value reference range of $71.72 to $83.71. As indicated above, this analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of CFC Common Stock may trade. A DCF analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.
     (e) ANALYSIS OF SELECTED ACQUISITION TRANSACTIONS. J.P. Morgan reviewed publicly available information regarding selected bank acquisitions in the United States with a value greater than $1 billion which had been announced since January 1, 1996 (including Banc One Corporation/First Commerce Corp., NationsBank Corporation/Barnett Banks, Inc., FUNC/Signet, Wachovia Corporation/Central Fidelity Banks Inc., First Bank System, Inc./US Bancorp, Allied Irish Banks, p.l.c./Dauphin Deposit Corporation, NationsBank Corporation/Boatmen's Bancshares, Inc. and Wells Fargo & Company/First Interstate Bancorp). J. P. Morgan calculated the premium represented by the purchase price paid in such acquisitions to last 12-months' ("LTM") earnings per share ("EPS"), estimates of the next 12-months' projected EPS and estimates of the subsequent 12-months' EPS, book value per share and tangible book value per share, which J.P. Morgan determined resulted in relevant ranges of premiums of (i) with respect to LTM EPS, 13.8x to 25.8x, with a median of 20.0x (resulting in imputed values per share of CFC Common Stock of $52.79, $98.56 and $76.25, respectively); (ii) with respect to estimates of the next 12-months' projected EPS and to estimates of the subsequent 12-months' projected EPS, 13.3x to 21.6x and 13.2x to 19.5x, respectively, with medians of 17.5x and 16.2x, respectively (resulting in imputed values per share of CFC Common Stock of $55.47, $90.22 and $73.11, respectively, based on estimates for the next 12-months, and $60.66, $89.41 and $74.23, respectively, based on estimates for the subsequent 12 months); (iii) with respect to book value per share, 2.39x to 3.99x, with a median of 3.22x (resulting in imputed values per share of CFC Common Stock of $37.72, $62.86 and $50.70, respectively); and (iv) with respect to tangible book value per share, 2.46x to 5.76x, with a median of 3.60x (resulting in imputed values per share of CFC Common Stock of $35.20, $82.38 and $51.49, respectively). In performing the above analysis, J.P. Morgan used results for CFC as of or for the period ended September 30, 1997.
              No company or transaction used in the above analysis as a comparison is identical to CFC or the contemplated transaction. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies to which they are being compared. Mathematical analysis (such as determining the median) is not, in itself, a meaningful method of using comparable data.
     (f) COMPARISON OF SELECTED COMPANIES. J.P. Morgan reviewed and compared certain public market multiples relating to CFC to the publicly available corresponding data for two peer groups of selected banks which J.P. Morgan deemed to be relevant. The group of selected Northeastern banks (the "CFC Selected Northeastern Banks") consisted of Bank of New York Company, Inc., Fleet Financial Group, Inc., PNC Bank Corp., KeyCorp, Mellon, National City Corporation, BankBoston Corporation and Summit Bancorp. The group of selected banks located in all regions of the United States (the "CFC Selected National Banks" and together with CFC Selected Northeastern Banks, the "CFC Selected Banks") consisted of all of CFC Selected Northeastern Banks as well as BB&T Corp., FUNC, NationsBank Corporation, SunTrust Banks, Inc., Wachovia Corporation, Citicorp, BankAmerica Corporation, Chase Manhattan Corporation, Banc One Corporation, Wells Fargo & Company, First Chicago NBD Corporation, Norwest Corporation, U.S. Bancorp, Fifth Third Bancorp, Comerica Incorporated, Huntington Bancshares Incorporated, Northern Trust Corporation and Mercantile Bancorporation Inc.
              Based on a review of such information for CFC Selected Banks, J.P. Morgan determined (in each case based on company data as of or for the 12 months ended September 30, 1997, and closing stock prices as of November 14, 1997): (i) that, with respect to the ratio of price to EPS for the 12-month period ended September 30, 1997, CFC Selected Northeastern Banks and CFC Selected National Banks had a median of 17.1x and 18.3x, respectively, compared to 18.6x for CFC; (ii) that, with respect to the multiple of stock price to estimated EPS for 1997, CFC Selected Northeastern Banks and CFC Selected National Banks (based on projected EPS for 1997 as reported by IBES (as hereinafter defined) for CFC Selected Banks and as reported by First Call for CFC) had a median of 15.9x and 17.2x, respectively, compared to 18.1x for CFC;
         (iii) that, with respect to the multiple of stock price to estimated EPS for 1998, CFC Selected Northeastern Banks and CFC Selected National Banks (based on EPS for 1998 as reported by IBES for CFC Selected Banks and as reported by First Call for CFC) had a median of 14.3x and 15.3x, respectively, compared to 16.9x for CFC; (iv) that, with respect to the multiple of stock price to book value, CFC Selected Northeastern Banks and CFC Selected National Banks had a median of 2.91x and 2.90x, respectively,
                                       38
         compared to 4.50x for CFC; and (v) that, with respect to the multiple of stock price to tangible book value, CFC Selected Northeastern Banks and CFC Selected National Banks had a median of 3.39x and 3.54x, respectively, compared to 4.96x for CFC.
              J.P. Morgan also calculated a range of imputed values for a share of CFC Common Stock based on a 30 percent equity control premium and certain of the ratios for CFC Selected Northeastern Banks and CFC Selected National Banks specified above, including the ratio of closing price of the CFC Selected Northeastern Banks and the CFC Selected National Banks on November 14, 1997, to each of book value, tangible book value, EPS for the twelve months ended September 30, 1997, and estimated EPS for 1997 and 1998, in each case as reported by IBES for CFC Selected Banks, applied to the appropriate financial results and estimated earnings for CFC as reported by First Call. This analysis, including a 30 percent equity control premium, resulted in a range of imputed values for CFC Common Stock of between $59.43 and $90.63 per share.
     In connection with the J.P. Morgan Opinion dated the date hereof, J.P. Morgan reviewed the analyses used to render its November 18, 1997 oral opinion to the CFC Board by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.
     The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. No company or transaction used by J.P. Morgan in its analyses is identical to CFC, FUNC or the Merger. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.
     As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise CFC with respect to the Merger on the basis of such experience and its familiarity with CFC.
     J.P. Morgan and its affiliates maintain banking and other business relationships with CFC and FUNC and their respective affiliates, for which it receives customary fees. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of CFC or FUNC for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.
     For services rendered in connection with the Merger, CFC has agreed to pay J.P. Morgan a retainer fee of $1 million and a transaction fee of 0.1 percent of the aggregate consideration paid in the Merger, payable upon consummation of the Merger (which fee upon consummation of the Merger would be approximately $16.6 million if calculated as of the Record Date, based on 200,356,474 shares of CFC Common Stock outstanding as of such date, the Exchange Ratio and the $51.125 last reported sale price per share of FUNC Common Stock on such date as reported on the NYSE Tape, provided the actual fee paid upon consummation of the Merger will be calculated based on the actual aggregate purchase price paid and not as of the Record Date) and against which the $1 million retainer fee will be credited. In addition, CFC has agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws.
     See " -- Interests of Certain Persons; CERTAIN OTHER RELATIONSHIPS".
  CSFB
     CSFB has acted as financial advisor to CFC in connection with the Merger. CSFB was selected by CFC based on CSFB's experience, expertise and familiarity with CFC and its business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.
                                       39

     In connection with CSFB's engagement, CFC requested that CSFB evaluate the fairness of the Exchange Ratio to the holders of CFC Common Stock from a financial point of view. On November 18, 1997, at a meeting of the CFC Board held to evaluate the Merger, CSFB rendered to the CFC Board an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated November 18, 1997) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair from a financial point of view to holders of CFC Common Stock. CSFB has confirmed its earlier opinion by delivery of the CSFB Opinion dated the date of this Joint Proxy Statement/Prospectus. In connection with the CSFB Opinion, CSFB updated certain of the analyses performed in connection with its earlier opinion and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.
     THE FULL TEXT OF THE CSFB OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF CFC COMMON STOCK ARE URGED TO READ THE CSFB OPINION CAREFULLY IN ITS ENTIRETY. CSFB HAS CONSENTED TO THE INCLUSION OF THE CSFB OPINION AS ANNEX E HERETO. IN GIVING SUCH CONSENT, CSFB DOES NOT ADMIT THAT IT COMES WITHIN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED UNDER SECTION 7 OF THE SECURITIES ACT OR THE RULES AND REGULATIONS OF THE COMMISSION THEREUNDER NOR DOES IT THEREBY ADMIT THAT IT IS AN EXPERT WITH RESPECT TO ANY PART OF THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PART WITHIN THE MEANING OF THE TERM "EXPERTS" AS USED IN THE SECURITIES ACT OR THE RULES AND REGULATIONS OF THE COMMISSION THEREUNDER. THE CSFB OPINION IS DIRECTED TO THE CFC BOARD AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE CFC MEETING. THE SUMMARY OF THE CSFB OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.
     In arriving at the CSFB Opinion, CSFB reviewed the Merger Agreement and certain publicly available business and financial information relating to CFC and FUNC. CSFB also reviewed certain other information relating to CFC and FUNC, including financial forecasts, provided to CSFB by CFC and FUNC, and met with the managements of CFC and FUNC to discuss the businesses and prospects of CFC and FUNC. CSFB also considered certain financial and stock market data of CFC and FUNC and compared those data with similar data for other publicly held companies in businesses similar to those of CFC and FUNC and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions recently effected. CSFB also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.
     In connection with its review, CSFB did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CSFB and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CSFB assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CFC and FUNC as to the future financial performance of CFC and FUNC and the cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. In addition, CSFB also assumed, with the consent of the CFC Board, that off-balance sheet activities of CFC and FUNC, including derivatives and other similar financial instruments, will not adversely affect the future financial position and results of operations of CFC and FUNC. CSFB was not requested to conduct, and did not conduct, a review of individual credit files or make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CFC or FUNC nor was CSFB furnished with any such evaluations or appraisals, including loan or lease portfolios or the allowances for losses with respect thereto, and CSFB assumed, with the consent of the CFC Board, that such allowances for CFC and FUNC are in the aggregate adequate to cover such losses. CSFB further assumed, with the consent of the CFC Board, that in the course of obtaining the necessary regulatory and third party consents for the Merger and the transactions contemplated thereby, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger or the transactions contemplated thereby. The CSFB Opinion is necessarily based upon information available to CSFB, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of such opinion. CSFB did not express any opinion as to the actual value of FUNC Common Stock when issued pursuant to the Merger or the prices at which FUNC Common Stock will trade subsequent to the Merger. In connection with its engagement, CSFB was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of CFC. Although CSFB evaluated the Exchange Ratio from a financial point of view, CSFB was not requested to, and did not, recommend the specific consideration payable in the Merger, which consideration was determined through negotiation between CFC and FUNC. No other limitations were imposed by CFC on CSFB with respect to the investigations made or procedures followed by CSFB in rendering the CSFB Opinion.
                                       40

     In preparing its opinions to the CFC Board, CSFB performed a variety of financial and comparative analyses, including those described below performed by CSFB in connection with its opinion dated November 18, 1997. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying its opinions. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinions, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinions. In its analyses, CSFB made numerous assumptions with respect to CFC, FUNC, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CFC and FUNC. No company, transaction or business used in such analyses as a comparison is identical to CFC, FUNC or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CSFB's opinions and financial analyses were only one of many factors considered by CFC Board in its evaluation of the Merger and should not be viewed as determinative of the views of the CFC Board or management of CFC with respect to the Exchange Ratio or the Merger.
     The following is a summary of the material financial analyses performed by CSFB in connection with its opinion dated November 18, 1997:
     CALCULATION OF IMPLIED VALUE OF EXCHANGE RATIO. CSFB calculated the implied value of the Exchange Ratio based on the closing stock price of FUNC Common Stock on November 14, 1997, and based on the average closing stock price of FUNC Common Stock during the 20 trading days prior to and including November 14, 1997, which indicated implied equity values for CFC of approximately $83.84 per share and $80.80 per share, respectively. The implied equity value of $83.84 per share equated to implied multiples for CFC of estimated calendar 1997 EPS, estimated calendar 1998 EPS, and book value and tangible book value as of September 30, 1997, of 21.5x, 21.0x, 5.3x and 5.9x, respectively, and an implied premium to the closing price of CFC Common Stock on November 14, 1997, of approximately 18 percent. The implied equity value of $80.80 per share equated to implied multiples for CFC of estimated calendar 1997 EPS, estimated calendar 1998 EPS, and book value and tangible book value as of September 30, 1997, of 20.7x, 20.2x, 5.1x and 5.7x, respectively, and an implied premium to the closing price of CFC Common Stock on November 14, 1997, of approximately 14 percent. CSFB then compared these results with those derived from the analyses described below.
     SELECTED COMPANIES ANALYSIS. CSFB compared certain financial, operating and stock market data of CFC to corresponding data of selected publicly traded companies in the banking industry, after applying an equity control premium of 30 percent. Such companies included: Banc One Corporation; First Chicago NBD Corporation; Fleet Financial Group, Inc.; KeyCorp; National City Corporation; NationsBank Corporation; Norwest Corporation; PNC Bank Corp.; and Wachovia Corporation (collectively, the "Selected Companies"). EPS estimates for the Selected Companies were based on estimates of selected investment banking firms as compiled by IBES and EPS estimates for CFC were based on internal estimates of the management of CFC. All multiples were based on closing stock prices on November 14, 1997. This analysis indicated a range of multiples for the Selected Companies of estimated calendar 1997 EPS, estimated calendar 1998 EPS, and book value and tangible book value as of September 30, 1997, of 17.0x to 24.2x (with a median of 19.1x), 15.5x to 21.4x (with a median of 17.1x), 3.1x to 4.8x (with a median of 3.8x) and 3.8x to 5.8x (with a median of 4.5x), respectively. Applying the range of multiples derived for the Selected Companies to corresponding financial data of CFC indicated an implied equity reference range for CFC of approximately $59 to $74 per share.
     SELECTED TRANSACTIONS ANALYSIS. Using publicly available information, CSFB analyzed the purchase prices and implied transaction multiples paid in the following selected transactions in the banking industry (acquiror/target):
NationsBank Corporation/Barnett Banks, Inc.; FUNC/Signet; and First Bank System, Inc./U.S. Bancorp (collectively, the "Selected Transactions"). All multiples were based on information available at the time of announcement of the transaction. This analysis indicated a range of multiples for the Selected Transactions of estimated forward EPS, estimated one-year forward EPS and most recent book value and tangible book value of 17.5x to 22.9x (with an average of 20.4x), 15.9x to 19.3x (with an average
                                       41
of 18.0x), 3.5x to 4.0x (with an average of 3.7x) and 3.7x to 5.8x (with an average of 4.5x), respectively. In addition, CSFB reviewed the premiums paid in the Selected Transactions based on the closing stock prices of the acquired companies one day prior to public announcement of the transaction, which indicated a range of premiums of approximately 22 percent to 46 percent (with an average of 35 percent). Applying the range of multiples derived for the Selected Transactions to corresponding financial data of CFC indicated an implied equity reference range for CFC of approximately $57 to $82 per share.
     DISCOUNTED CASH FLOW ANALYSIS. CSFB estimated the present value of the future streams of after-tax free cash flows that CFC could produce on a stand-alone basis through fiscal year 2002 based on an estimate of capital available for distribution to stockholders of CFC in the form of dividends and share repurchases, both before and after giving effect to, among other things, certain cost savings and revenue enhancements anticipated by the management of FUNC to result from the Merger. The range of estimated terminal values was calculated by applying multiples ranging from 14x to 16x to the projected 2002 net income of CFC. The free cash flow streams and estimated terminal values were then discounted to present values using discount rates ranging from 11 percent to 13 percent. This analysis indicated an implied equity reference range for CFC of approximately $55 to $66 per share before giving effect to certain cost savings and revenue enhancements anticipated by the management of FUNC to result from the Merger, and approximately $77 to $95 per share after giving effect to such cost savings and revenue enhancements.
     CONTRIBUTION ANALYSIS. CSFB analyzed the relative contributions of CFC and FUNC to, among other things, the estimated assets, deposits and tangible equity of the pro forma combined company, the estimated net income of the pro forma combined company for fiscal 1997 (before giving effect to certain cost savings and revenue enhancements anticipated by the management of FUNC to result from the Merger), and the estimated net income of the pro forma combined company for fiscal 1998 (both before and after giving effect to such cost savings and revenue enhancements), with particular focus on the estimated net income contributions of CFC and FUNC after taking into account cost savings and revenue enhancements anticipated by the management of FUNC to result from the Merger. This analysis indicated that (i) without giving effect to such cost savings and revenue enhancements, CFC would contribute approximately 26 percent and 24 percent of the net income of the combined company in fiscal 1997 and 1998, respectively, and (ii) after giving effect to such cost savings and revenue enhancements, CFC would contribute approximately 35 percent of the net income of the combined company in fiscal 1998, assuming CFC contributed 100 percent to the value of such cost savings and revenue enhancements on a fully phased in basis. Based on the Exchange Ratio, current holders of CFC Common Stock and FUNC Common Stock would own approximately 34 percent and 66 percent, respectively, of the combined company upon consummation of the Merger.
     PRO FORMA MERGER ANALYSIS. CSFB analyzed the potential pro forma effect of the Merger on the EPS of CFC during calendar years 1998 through 2000 (with particular focus on calendar years 1998 and 1999), the tangible book value of CFC as of September 30 1997, and the dividends per share of CFC relative to CFC on a stand-alone basis. This analysis indicated that the Merger could be accretive to the EPS of CFC in calendar years 1998 and 1999 (before the impact of the restructuring charges resulting from the Merger), accretive to the tangible book value of CFC and accretive to the dividends per share of CFC, after giving effect to certain cost savings and revenue enhancements anticipated by the management of FUNC to result from the Merger. CSFB also analyzed the potential pro forma effect of the Merger on FUNC's EPS during calendar years 1998 and 1999 relative to FUNC on a stand-alone basis. This analysis indicated that the Merger could be dilutive to FUNC's EPS in calendar year 1998 and accretive to FUNC's EPS in calendar year 1999, assuming certain cost savings and revenue enhancements anticipated by the management of FUNC to result from the Merger were achieved. The actual results achieved by the combined company may vary from projected results and the variations may be material. See "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION".
     CERTAIN OTHER FACTORS. In addition to the analyses described above, CSFB considered, among other things, a comparison of certain financial statistics of certain other potential strategic partners and a financial and business overview of FUNC and the combined company.
     MISCELLANEOUS. Pursuant to the terms of CSFB's engagement, CoreStates has agreed to pay CSFB for its services in connection with the Merger an aggregate financial advisory fee equal to 0.1 percent of the aggregate consideration payable in the Merger (which fee upon consummation of the Merger would be approximately $16.6 million if calculated as of the Record Date, based on 200,356,474 shares of CFC Common Stock outstanding as of such date, the Exchange Ratio and the $51.125 last reported sale price per share of FUNC Common Stock on such date as reported on the NYSE Tape, provided that the actual fee paid upon consummation of the Merger will be calculated based on the actual aggregate consideration as of the Effective Date and not as of the Record Date). CFC also has agreed to indemnify CSFB and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of CSFB's engagement,
                                       42
and to reimburse CSFB for reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred by CSFB in connection with its engagement.
     CSFB has in the past provided financial services to CFC and FUNC unrelated to the Merger, for which services CSFB has received compensation. In the ordinary course of its business, CSFB and its affiliates may actively trade the debt and equity securities of both CFC and FUNC for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.
     See " -- Interests of Certain Persons; CERTAIN OTHER RELATIONSHIPS". OPINION OF FINANCIAL ADVISOR TO FUNC
     FUNC retained Morgan Stanley to act as FUNC's financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation, as well as Morgan Stanley's prior investment banking relationship and familiarity with FUNC. At the November 18, 1997 meeting of the FUNC Board, Morgan Stanley rendered its oral opinion to the FUNC Board that, as of such date and subject to certain considerations set forth in the written opinion dated November 18, 1997, the Exchange Ratio was fair from a financial point of view to FUNC. Morgan Stanley subsequently confirmed its November 18, 1997 opinion by delivery to the FUNC Board of the Morgan Stanley Opinion.
     THE FULL TEXT OF THE MORGAN STANLEY OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS. FUNC STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS DIRECTED TO THE FUNC BOARD AND THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO FUNC, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF FUNC COMMON STOCK AS TO HOW TO VOTE AT THE FUNC MEETING. THE MORGAN STANLEY OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO FUNC; THE MORGAN STANLEY OPINION DOES NOT ADDRESS THE FAIRNESS OF THE EXCHANGE RATIO TO ANY OTHER PERSON. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.
     In connection with rendering the Morgan Stanley Opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of CFC and FUNC, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning CFC and FUNC prepared by the managements of CFC and FUNC, respectively; (iii) analyzed certain financial projections of CFC and FUNC prepared by the managements of CFC and FUNC, respectively; (iv) discussed the past and current operations and financial condition and the prospects of CFC and FUNC with senior executives of CFC and FUNC, respectively; (v) analyzed the pro forma impact of the Merger on FUNC's earnings per share, consolidated capitalization and financial ratios; (vi) reviewed the reported prices and trading activity for CFC Common Stock and FUNC Common Stock; (vii) compared the financial performance of CFC and FUNC and the prices and trading activity of CFC Common Stock and FUNC Common Stock with that of certain other comparable publicly-traded companies and their securities; (viii) discussed the results of regulatory examinations of CFC and FUNC with the senior managements of the respective companies; (ix) discussed the strategic objectives of the Merger and the plan for the combined company with senior executives of CFC and FUNC; (x) reviewed and discussed with senior management of FUNC certain estimates of the cost savings and other synergies projected by FUNC for the combined company and compared such amounts to those estimated in certain precedent transactions; (xi) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions;
(xii) participated in discussions and negotiations among representatives of CFC and FUNC and their financial and legal advisors; (xiii) reviewed the Merger Agreement and certain related documents; and (xiv) considered such other factors and performed such other analysis as deemed appropriate.
     In rendering its opinions, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinions. With respect to the financial projections, including the estimates of cost savings and other synergies expected to result from the Merger, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of CFC and FUNC. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of CFC or FUNC, nor has Morgan Stanley been furnished with any such appraisals, and Morgan Stanley has not examined any individual loan credit files of CFC or FUNC. In addition, Morgan Stanley has assumed the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. In addition, Morgan Stanley has assumed that in connection with the receipt of all necessary regulatory approvals for the Merger, no restrictions will be imposed that would have a material adverse effect on the consolidated benefits expected to be derived in the Merger. The
                                       43

Morgan Stanley Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of such opinion.
     The following is a summary of the material financial analyses and the underlying assumptions thereof performed by Morgan Stanley and reviewed with the FUNC Board on November 18, 1997, in connection with rendering its opinion on such date.
     COMPARABLE COMPANY ANALYSIS. As part of its analysis, Morgan Stanley compared certain financial information of CFC with corresponding publicly available information of (i) a group of 11 publicly traded bank holding companies that Morgan Stanley considered comparable in certain respects with CFC (the "Peer Group"), and (ii) 35 regional bank holding companies (the "Morgan Stanley Bank Index" and together with the Peer Group, the "Comparables"). The Peer Group consisted of Banc One Corporation, Norwest Corporation, U.S. Bancorp, The Bank of New York Company, Inc., Fleet Financial Group, Inc., Wachovia Corporation, PNC Bank Corp., KeyCorp, Mellon, National City Corporation and BankBoston Corporation. Historical financial information used in connection with the ratios provided below with respect to the Comparables is as of September 30, 1997.
     Morgan Stanley analyzed the relative performance and value of CFC by comparing certain market trading statistics for CFC with the Comparables. Market information used in ratios provided below is as of November 14, 1997. The market trading information used in the valuation analysis was market price to book value (which was 4.5x in the case of CFC; 3.2x in the case of the average of the Peer Group; and 2.8x in the case of the average of the Morgan Stanley Bank Index) and market price to 1998 estimated earnings per share (which was 16.6x in the case of CFC; 14.5x in the case of the average of the Peer Group; and 15.7x in the case of the mean of the Morgan Stanley Bank Index). Earnings per share estimates for CFC, the Peer Group and the Morgan Stanley Bank Index were based on the most recent available Institutional Brokers Estimate System ("IBES") estimates. IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional stockholders. The implied range of values for CFC Common Stock derived from the analysis of the Comparables' market price to book value and market price to 1998 estimated earnings per share ranged from approximately $62 to $64 per share.
     DIVIDEND DISCOUNT ANALYSIS. Morgan Stanley performed a dividend discount analysis to determine a range of present values per share of CFC Common Stock assuming CFC continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of the estimated future dividend stream that CFC could generate, and (ii) the present value of the "terminal value" of CFC Common Stock at the end of year 2003. To determine a projected dividend stream, Morgan Stanley assumed a dividend payout ratio equal to 50 percent of CFC's projected net income. Morgan Stanley used two sets of earnings projections which formed the basis for the dividends. One case was adapted from the most recently available IBES earnings estimates for 1998 (the "Wall Street Case") while a second estimate served as a sensitivity case (the "Sensitivity Case" and together with the Wall Street Case, the "Projections"). The Projections were grown using earnings growth rates ranging from nine percent to 11 percent for estimating earnings for 1999 through 2003. The "terminal value" of CFC Common Stock at the end of the period was determined by applying two price-to-earnings multiples (14.5x and 15.0x) to year 2003 projected earnings. The dividend stream and terminal values were discounted to present values using discount rates of 11.5 percent to 13.5 percent, which Morgan Stanley viewed as the appropriate discount rate range for a company with CFC's risk characteristics. Based on the above assumptions, the stand-alone value of CFC Common Stock ranged from approximately $56 to $71 per share.
     IMPLIED ACQUISITION VALUE. As part of its analysis of the acquisition valuation, Morgan Stanley assumed that the net present value of estimated cost savings and revenue enhancements was added to the stand-alone value of CFC Common Stock which was derived from the above analyses. Based on assumed cost savings of 45 percent of CFC core noninterest expense base (approximately $750 million pre-tax fully phased-in) and revenue enhancements (approximately $80 million pre-tax in 1998 and $125 million in 1999) estimated by the management of FUNC, a discount rate of 12 percent, a phase-in of cost savings over two years, an expense growth rate of four percent, a revenue enhancement growth rate of five percent and a reorganization charge of approximately $1.2 billion pre-tax incurred in the year of the Merger, Morgan Stanley estimated the implied acquisition values of CFC Common Stock to range from approximately $85 to $94.
     PRECEDENT TRANSACTION ANALYSIS. As part of its analysis Morgan Stanley compared certain financial information with respect to the Merger with ten precedent transactions ("Precedent Transactions") by selected holding companies of commercial banks that Morgan Stanley deemed comparable to the Merger. Multiples of book value and projected earnings implied by the consideration paid in Precedent Transactions were compared to the multiples of book value and 1998 estimated earnings per share implied by the Merger. The Precedent Transactions consisted of the following (acquiror/acquiree): Fleet/Shawmut, FUNC/FFB, PNC/Midlantic, CFC/Meridian, Wells Fargo/First Interstate, NationsBank/Boatman's, First Bank System/U.S.
                                       44

Bancorp, FUNC/Signet, NationsBank/Barnett and Banc One/First Commerce. Morgan Stanley noted that the price to 1998 estimated earnings per share multiple implied in the Merger was 19.6x compared to a range of 10.2x to 20.8x for the Precedent Transactions and the price to book multiple was 5.3x compared to a range of 1.8x to 4.0x for the Precedent Transactions. Morgan Stanley also noted the multiple to the market price (one day prior to the announcement) was 1.2x compared to a range of 1.2x to 1.5x for the Precedent Transactions.
     SUMMARY CONTRIBUTION ANALYSIS. Morgan Stanley computed the contribution to the combined entity's pro forma financial results attributable to each FUNC and CFC. The computation showed, among other things, that FUNC and CFC would contribute to the combined entity approximately 80 percent and 20 percent, respectively, of book value as of September 30, 1997, and 75 percent and 25 percent, respectively, of projected 1998 earnings using IBES earnings estimates. In addition, Morgan Stanley computed the contributions from FUNC and CFC to projected 1998 earnings with the assumed cost savings and to projected 1998 earnings with the assumed cost savings and revenue enhancements. Such computations showed that FUNC and CFC would contribute to the combined entity approximately 66 percent and 34 percent, respectively, of projected 1998 earnings with the assumed cost savings and 64 percent and 36 percent, respectively, of projected 1998 earnings with the assumed cost savings and revenue enhancements. Morgan Stanley calculated that the Exchange Ratio would result in an allocation between the holders of FUNC Common Stock and CFC Common Stock of pro forma fully diluted ownership of the combined entity equal to 67 percent and 33 percent, respectively.
     PRO FORMA MERGER ANALYSIS. Morgan Stanley analyzed the financial impact of the Merger on the holders of FUNC Common Stock, using the Wall Street Case and the Sensitivity Case for earnings estimates and the estimates of cost savings, revenue enhancements and other synergies expected to result from the Merger. This analysis showed that, after giving effect to the Merger, before the impact of one-time Merger-related charges, current holders of FUNC Common Stock would realize a decrease in fully diluted earnings per share in 1998 and an increase in fully diluted earnings per share in 1999, in each case compared to FUNC on a stand-alone basis.
     In connection with the Morgan Stanley Opinion dated as of the date of this Joint Proxy Statement/Prospectus, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its November 18, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.
     No company or transaction used in the comparable company and comparable transaction analysis is identical to CFC or the Merger. Accordingly, an analysis of the results of the forgoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of CFC and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.
     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinions, Morgan Stanley considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinions. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of CFC.
     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CFC or FUNC. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the Exchange Ratio to the holders of FUNC Common Stock and were conducted in connection with the delivery of the Morgan Stanley opinions. The analyses do not purport to be appraisals or to reflect the prices at which CFC might actually be sold.
     As described above, Morgan Stanley's oral opinion and the information provided by Morgan Stanley to the FUNC Board were two of a number of factors taken into consideration by the FUNC Board in making its determination to recommend approval of the Merger Agreement and the transactions contemplated thereby. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the entire FUNC Board or the view of the management of FUNC with respect to the value of CFC. The Exchange Ratio was determined through negotiations between FUNC and its advisors and CFC and its advisors, and was approved by the entire FUNC Board.
                                       45

     The FUNC Board retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Morgan Stanley makes a market in FUNC Common Stock and CFC Common Stock. In the course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of CFC and FUNC for their own account and for the accounts of customers and, accordingly, may at times hold a long or short position in such securities. In the past, Morgan Stanley has provided investment banking services to FUNC (including acting as manager of the Offering), for which services Morgan Stanley received customary fees. See "RECENT DEVELOPMENTS -- FUNC Common Stock Transactions" and " -- Interests of Certain Persons; CERTAIN OTHER RELATIONSHIPS".
     Pursuant to a letter dated October 10, 1997, FUNC has agreed to pay Morgan
Stanley: (i) an advisory fee estimated to be $250,000, which is payable if the Merger is not consummated; (ii) a fee of $5 million in connection with rendering the Morgan Stanley opinions referred to above; and (iii) a transaction fee of $17 million, which is payable upon the consummation of the Merger. Any advisory or opinion fees paid will be credited against the transaction fee. In addition, FUNC has agreed, among other things, to reimburse Morgan Stanley for all reasonable out-of-pocket expenses incurred in connection with the services provided by Morgan Stanley, and to indemnify and hold harmless Morgan Stanley and certain related parties from and against certain liabilities and expenses, which may include certain liabilities under the federal securities laws, in connection with its engagement.
CERTAIN FUNC COMMITMENTS
     In connection with the Merger Agreement, FUNC provided CFC with a number of commitments relating to CFC's employees, customers and the communities CFC serves. These included commitments to: bring 3,000 new jobs to the Greater Philadelphia Metropolitan Area and certain adjacent counties (consisting of Philadelphia, Delaware, Chester, Montgomery, Bucks, Lancaster, Berks and Lehigh in Pennsylvania; Gloucester, Camden, Burlington and Mercer in New Jersey; and New Castle in Delaware) following the Merger (excluding jobs which may be displaced as a result of the Merger); establish Philadelphia as the headquarters following the Merger for the five-state regional banking group of FUNC, which includes Connecticut, New York, Delaware, New Jersey and Pennsylvania; and designate Philadelphia as the headquarters following the Merger for the combined corporate banking functions for FUNC.
     In addition to these commitments, FUNC has agreed to establish and fund the $100 million Charitable Foundation dedicated to the betterment and enrichment of the greater metropolitan Philadelphia area. FUNC also agreed to underwrite all operating expenses of the Charitable Foundation for the first five years of its existence. The majority of the directors of the Charitable Foundation will come from the CFC Board, and Mr. Larsen will chair such board. See " -- Interests of Certain Persons; CHARITABLE FOUNDATION; REGIONAL BOARD". FUNC also committed, in addition to the foregoing, to maintain CFC's charitable contributions at current overall levels for five years following the Effective Date.
     Moreover, FUNC agreed to establish a $16 million Employee Training and Development Fund to assist any CFC employees displaced in connection with the Merger and to give CFC employees displaced as a result of the Merger first opportunity with respect to hiring for open positions for which they are qualified which become available with FUNC for up to 12 months following the Effective Date.
INTERESTS OF CERTAIN PERSONS
  GENERAL
     Certain members of CFC's management and of the CFC Board have interests in the Merger that are in addition to any interests they may have as stockholders of CFC generally. The material interests include provisions in the Merger Agreement relating to indemnification of CFC directors and officers, directors' and officers' liability insurance, the election or appointment of six members of the CFC Board to the FUNC Board, the election or appointment of certain members of the CFC Board as trustees of the Charitable Foundation and certain severance and other employee benefits.
  LARSEN EMPLOYMENT AGREEMENT; FUNC MANAGEMENT POST-MERGER
     In connection with the execution of the Merger Agreement, FUNC entered into a five-year Employment Agreement with Terrence A. Larsen, Chairman and Chief Executive Officer of CFC, which will become effective as of the Effective Date. The Employment Agreement provides, among other things, for Mr. Larsen to receive an annual salary of not less than $1,000,000 and a combined annual salary and bonus of not less than $2,500,000. The Employment Agreement provides for
                                       46
an increase in Mr. Larsen's base salary over his current base salary with CFC and may result in an increase in the amount of his annual bonus. The Employment Agreement also provides that if Mr. Larsen's employment is terminated by FUNC before expiration of the term of the Employment Agreement or if Mr. Larsen voluntarily terminates his employment with FUNC at any time or if he dies, becomes disabled or retires before expiration of the term of the Employment Agreement, he (or his estate, if he were to die) will receive $2,500,000 per year until the expiration of the term of the Employment Agreement. Upon expiration of the term of the Employment Agreement, Mr. Larsen (or his current spouse, if he is not then living) is guaranteed an annual retirement income of $1,000,000 (which he may, under certain circumstances, elect to receive as a lump sum), offset by certain retirement benefits under plans of predecessor employers and social security benefits. Mr. Larsen will also receive 100,000 shares of restricted FUNC Common Stock and options to purchase 200,000 shares of FUNC Common Stock upon consummation of the Merger and in the calendar year following the calendar year in which such consummation occurs. In addition, FUNC would provide a split-dollar life insurance policy with a total death benefit of $20,000,000, $15,000,000 of which would be payable to Mr. Larsen's designated beneficiary, and the remaining $5,000,000 of which would be payable to FUNC. The Employment Agreement also provides for certain payments, notwithstanding termination of employment, and associated gross-up payments for taxes. Mr. Larsen's Employment Agreement shall supersede his termination of employment agreement with CFC upon consummation of the Merger.
     FUNC has agreed that Mr. Larsen will be elected or appointed a director and a Vice Chairman of FUNC following the Effective Date. Following the Effective Date, the "Office of the Chairman" of FUNC will consist of Edward E. Crutchfield, Chairman and Chief Executive Officer of FUNC, John R. Georgius, President of FUNC, and Mr. Larsen, who will become a Vice Chairman of FUNC. In addition to the election or appointment of Mr. Larsen as a director of FUNC, following the Effective Date, five other directors of CFC will be elected or appointed directors of FUNC. FUNC also agreed to cause two of the six CFC directors who are to be elected FUNC directors, including Mr. Larsen, to be elected or appointed as members of the Executive Committee of the FUNC Board.
  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE
     The Merger Agreement provides that FUNC will indemnify the directors, officers and employees of CFC against certain liabilities (and will advance certain expenses) for six years following the Effective Date, to the fullest extent that such persons would have been entitled to indemnification (or to advancement of certain expenses) under the laws of the Commonwealth of Pennsylvania, the CFC Articles or the CFC Bylaws, as in effect on the date of the Merger Agreement. The Merger Agreement also provides that FUNC will maintain CFC's existing directors' and officers' liability insurance policy, or a policy (including FUNC's policy) providing comparable coverage, in an amount and on terms no less favorable, covering persons covered by such policy on the date of the Merger Agreement, for a period of three years after the Effective Date.
  ADDITIONAL CFC EMPLOYMENT AGREEMENTS
     CFC has a termination of employment agreement with Mr. Larsen and also has the CFC Executive Agreements with the CFC Officers. In connection with the execution of the Merger Agreement, FUNC has agreed to honor each of the CFC Executive Agreements; provided that the Employment Agreement between Mr. Larsen and FUNC will supersede his termination of employment agreement with CFC upon consummation of the Merger. Pursuant to the terms of the CFC Executive Agreements, eligible CFC Officers terminated (as defined in the contract) would receive severance pay equal to two times their highest base salary and bonus during the preceding two calendar years. In addition, each eligible CFC Officer would be provided with certain employee benefits equivalent to those benefits received immediately prior to termination for a two-year period following such termination. Payments are limited by the provisions of Section 280G of the Code and are offset by amounts which may be paid under any CFC severance policy. With respect to such CFC Officers, FUNC agreed that if the employment of such officer terminates on the Effective Date, FUNC will honor the officer's CFC Executive Agreement in accordance with its terms. If such officer continues his or her employment after the Effective Date such officer would be eligible to receive, as applicable, under certain conditions, payments computed as if the termination payments under the officer's CFC Executive Agreement had been triggered on the Effective Date. Such payments would be made in six semi-annual installments commencing as soon as practicable after the Effective Date. If such officer's employment were to subsequently terminate, such officer would receive any of such payments which had not been paid prior to such termination. Without application of any applicable cap imposed by Section 280G of the Code, such payments with respect to Mr. Coltman, Mr. Connolly and Ms. Perrotty are currently estimated to amount to $1,380,000, $1,062,000, and $804,000, respectively, and with respect to the other 29 CFC Officers are currently estimated to amount to $18,192,290, in the aggregate.
     With respect to Messrs. Coltman and Connolly and Ms. Perrotty, if they were to continue their employment with FUNC after the Effective Date, they would also receive a minimum base salary of $420,000, $300,000 and $261,000, respectively,
                                       47
and a minimum bonus of $580,000, $300,000, and $239,000, respectively, for a three-year period commencing on the Effective Date. In addition, Mr. Coltman, Mr. Connolly and Ms. Perrotty would receive 10,000, 8,000 and 6,000 shares, respectively, of restricted FUNC Common Stock and options to purchase 15,000, 10,000 and 10,000 shares, respectively, of FUNC Common Stock in each of the three years following the Effective Date. Mr. Coltman would also receive an annual retirement benefit of no less than $400,000 per year.
     Based upon the last reported sale price per share of FUNC Common Stock on the NYSE Tape on January 8, 1998 ($49.25), such restricted stock awards to Messrs. Larsen, Coltman and Connolly and Ms. Perrotty would have values in the aggregate of $9,850,000, $1,477,500, $1,182,000 and $886,500, respectively.
     The foregoing employment arrangements following the Effective Date are subject to the CFC Officers and FUNC entering into such agreements with respect to such arrangements as FUNC may deem necessary or appropriate.
  EMPLOYEE STOCK OPTIONS
     The CFC stock option plan provides that all outstanding options and stock appreciation rights shall become exercisable immediately prior to a change of control. Currently, no stock appreciation rights are outstanding. Under the terms of the stock option plan, a change of control includes, but is not limited to, approval by the CFC stockholders of a merger (such as the Merger) with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the CFC Common Stock immediately prior to such merger do not, following such merger, beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger.
     The following table sets forth with respect to each of the Named Officers and the CFC Officers as a group (excluding Messrs. Coltman and Connolly and Ms. Perrotty), as of the Record Date, (i) the number of shares covered by options held by such persons, (ii) the number of shares covered by such options that are exercisable, (iii) the number of shares covered by such options that will become exercisable upon approval of the Merger Agreement by CFC stockholders at the CFC Meeting, (iv) the weighted average exercise price for such exercisable options, and (v) the aggregate value of such exercisable options based upon the per share value (I.E., stock price less option exercise price) of CFC Common Stock on the Record Date ($81.25).

                                                                                                            WEIGHTED
                                                                                                            AVERAGE
                                                                                     OPTIONS EXERCISABLE    EXERCISE     AGGREGATE
                                                                        OPTIONS         UPON APPROVAL        PRICE       VALUE OF
                                                           OPTIONS     CURRENTLY             OF               PER       EXERCISABLE
                                                            HELD      EXERCISABLE     MERGER AGREEMENT       SHARE        OPTIONS
                                                           -------    -----------    -------------------    --------    -----------
Terrence A. Larsen......................................   550,738      472,131               0              $33.84     $26,111,999
Charles L. Coltman III..................................   261,131      220,738               0               34.62      12,175,922
Charles P. Connolly, Jr.................................   140,992      112,430               0               35.07       6,510,593
P. Susan Perrotty.......................................    34,051       19,950               0               40.40       1,390,863
CFC Officers............................................   951,691      721,695               0               36.00      43,062,753

  SUPPLEMENTAL RETIREMENT BENEFITS
     CFC maintains a supplemental retirement plan which provides benefits which cannot be paid from CFC's qualified retirement plan because of Code limitations. The CFC supplemental retirement plan provides that benefits may become payable if the beneficiary has terminated employment with CFC. Such benefits are not payable solely as a result of the Merger. CFC also maintains an excess 401(k) plan which permits contributions in excess of those permitted under ERISA. The plan provides that account balances will be distributed to participants in a lump sum after a participant's termination of employment. Such account balances are not payable solely as a result of the Merger.
  CERTAIN OTHER MATTERS RELATING TO CFC EMPLOYEE BENEFIT PLANS
     The Merger Agreement provides for FUNC to assume all outstanding employee stock options to purchase shares of CFC Common Stock on the Effective Date in accordance with the terms of the CFC stock option plan and the individual stock option agreements, provided that such options shall thereafter be exercisable for a number of shares of FUNC Common Stock reflecting the Exchange Ratio.
                                       48

     The Merger Agreement also provides that after the Effective Date, employees of CFC shall be generally entitled to participate in the employee benefit plans of FUNC on substantially the same terms and conditions as employees of FUNC. Until such time, employees of CFC would continue to participate in the employee benefit plans of CFC.
     CFC currently maintains a severance plan which is applicable to the general employee population. Under the terms of the severance plan, terminated CFC employees are entitled to severance benefits for periods ranging from a minimum of 12 weeks to a maximum of 78 weeks, generally depending upon length of service and job grade.
  CHARITABLE FOUNDATION; REGIONAL BOARD
     The members of the CFC Board who are not elected or appointed directors of the FUNC Board will be appointed to a board of directors which will advise FUNC management on certain matters in the Pennsylvania, New Jersey, New York, Connecticut and Delaware geographic areas of FUNC's operations, for which they will receive annual fees of $32,000. In addition, certain of the members of the CFC Board will be appointed as trustees of the Charitable Foundation, for which they will receive annual fees of $32,000.
  CERTAIN OTHER RELATIONSHIPS
     From time to time, FUNC engages in transactions with CFC, certain of the CFC directors and/or their related interests, J.P. Morgan, CSFB and Morgan Stanley, including their respective affiliates, in the ordinary course of business, including, without limitation, the Offering in September 1997, in which Morgan Stanley was the lead manager and J.P. Morgan and CSFB participated as underwriters and a 1997 accelerated share repurchase arrangement entered into between FUNC and an affiliate of CSFB. Morgan Stanley, J.P. Morgan and CSFB have also acted as underwriters for various debt offerings of FUNC. In addition, CSFB acted as financial advisor to FUNC in connection with the Signet Acquisition and J.P. Morgan acted as financial advisor to Signet. See "RECENT
DEVELOPMENTS -- Other FUNC Acquisitions; SIGNET" and " -- FUNC Common Stock Transactions". CFC also engages in certain transactions with such parties in the ordinary course, including, without limitation, the October 1997 European Medium Term Note offering in which affiliates of J.P. Morgan served as the Programme arranger and as the lead dealer and in which CSFB served as a dealer, and also including an accelerated share repurchase program with an affiliate of J.P. Morgan.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     THE FOLLOWING IS A DISCUSSION OF ALL MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THE DISCUSSION MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS CFC STOCKHOLDERS, IF ANY, WHO RECEIVED CFC COMMON STOCK UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, THAT HOLD CFC COMMON STOCK AS PART OF A "STRADDLE" OR "CONVERSION TRANSACTION", OR THAT ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS, AND DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL OR FOREIGN TAXATION. THIS DISCUSSION IS BASED UPON LAWS, REGULATIONS, RULINGS AND DECISIONS NOW IN EFFECT AND ON PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY WITH RETROACTIVE EFFECT) BY LEGISLATION, ADMINISTRATIVE ACTION OR JUDICIAL DECISION. NO RULING HAS BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE ON ANY TAX MATTER RELATING TO THE TAX CONSEQUENCES OF THE MERGER.
     As of the date of the Joint Proxy Statement/Prospectus, Alston & Bird LLP, counsel for FUNC, and Simpson Thacher & Bartlett, counsel for CFC, have advised FUNC and CFC, respectively, that in their opinion:
           (i) no gain or loss will be recognized for United States federal income tax purposes by CFC stockholders upon the exchange in the Merger of shares of CFC Common Stock solely for FUNC Common Shares (except with respect to cash received in lieu of a fractional share interest in FUNC Common Stock deemed received);
           (ii) the adjusted tax basis of FUNC Common Shares received in the Merger by CFC stockholders (including the basis of any fractional share interest in FUNC Common Stock deemed received) will be the same as the adjusted tax basis of the shares of CFC Common Stock surrendered in exchange therefor;
          (iii) the holding period of the FUNC Common Shares received in the Merger by a CFC stockholder (including the holding period of any fractional share interest in FUNC Common Stock deemed received) will include the period during which the shares of CFC Common Stock surrendered in exchange therefor were held by the holder of CFC Common Stock, provided such shares of CFC Common Stock were held as capital assets at the Effective Date; and
           (iv) cash received by a holder of CFC Common Stock in lieu of a fractional share interest in FUNC Common Stock will be treated as received for such fractional share interest and, provided the fractional share would have constituted a capital asset in the hands of such holder, the holder generally will recognize capital gain or loss in an amount
                                       49
     equal to the difference between the amount of cash received and the portion of the holder's adjusted tax basis in the CFC Common Stock allocable to the fractional share interest.
     In addition, consummation of the Merger is conditioned, among other things, upon receipt by FUNC of an opinion of Alston & Bird LLP dated as of the Effective Date, and by CFC of an opinion of Simpson Thacher & Bartlett dated as of the Effective Date, that (i) the Merger constitutes a reorganization within the meaning of Section 368 of the Code, and (ii) no gain or loss will be recognized by CFC stockholders who receive FUNC Common Shares in exchange for their shares of CFC Common Stock, except with respect to cash received in lieu of fractional share interests. FUNC and CFC do not currently intend to waive the receipt of such tax opinions; however, if such tax opinions were waived and the material federal income tax consequences of the Merger were materially different from those summarized above, CFC would resolicit its stockholders prior to consummating the Merger. The tax opinions of Alston & Bird LLP and Simpson Thacher & Bartlett summarized above are or will be based, among other things, on representations relating to certain facts and circumstances of, and the intentions of the parties to, the Merger.
     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF CFC COMMON STOCK AND OTHER FACTORS, EACH SUCH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).
BUSINESS PENDING CONSUMMATION AND RELATED MATTERS
     Pursuant to the Merger Agreement, each of CFC and FUNC has made certain covenants, with respect to itself and its subsidiaries, relating to the conduct of business pending consummation of the Merger. Among other things, (except as otherwise contemplated by the Merger Agreement or with the written consent of the other party) each has agreed not to conduct its business other than in the ordinary and usual course, and CFC has agreed not to: (i) pay dividends above certain specified levels or redeem or otherwise acquire shares of its capital stock, issue additional shares of its capital stock or give any person the right to acquire any such shares; (ii) increase any salaries or employee benefits or enter into or modify any employment agreements or employee benefit plans, except for certain increases in the ordinary course of business and certain changes required by law or to satisfy pre-existing contractual obligations; or (iii) dispose of any of its assets, business or property (in excess of $20 million in the aggregate) or acquire any material business or property of any other entities; provided, however, the foregoing shall not preclude (a) CFC from paying a regular quarterly cash dividend on CFC Common Stock of up to $0.50 per share (the current dividend rate), or (b) CFC from making any dispositions or acquisitions in which the purchase price is cash and does not exceed $500 million in any one case. CFC also agreed in the Merger Agreement to cause its regular quarterly dividend record and payment dates for CFC Common Stock to correspond to FUNC's regular quarterly dividend record and payment dates for FUNC Common Stock.
     In connection with the Merger, FUNC currently expects to record Merger-related restructuring charges in the second quarter of 1998 estimated to be $795 million in the aggregate, after tax, or $0.81 per share of FUNC Common Stock. See "RECENT DEVELOPMENTS -- Estimated Impact of the Merger on FUNC Illustrative Earnings". In addition, it is expected that CFC will issue approximately 3.5 million shares of CFC Common Stock prior to the Effective Date in order for the Merger to qualify for pooling of interests accounting treatment. See "THE MERGER -- Accounting Treatment".
     The Merger Agreement also provides that without the prior written consent of the other party or as permitted by the applicable terms of the Merger Agreement, neither CFC nor FUNC will, subject to the fiduciary duties of their respective boards of directors, solicit or encourage inquiries or proposals with respect to, or engage in negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such party.
     CFC also agreed in the Merger Agreement to make such modifications or changes to its loan, litigation and real estate valuation policies and practices prior to the Effective Date as may be mutually agreed upon between CFC and FUNC. REGULATORY APPROVALS
     Consummation of the Merger is conditioned on the receipt of all approvals of regulatory authorities required for the Merger without the imposition of any conditions or requirements (excluding conditions or requirements relating to required divestitures of branches, assets or deposits) that would so materially and adversely impact the economic or business benefits to FUNC or CFC of the transactions contemplated by the Merger Agreement to such a degree that FUNC or CFC would not,
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
in its reasonable judgment, have entered into the Merger Agreement had such conditions or requirements been known at the date the Merger Agreement was executed.
     The Merger is subject to prior approval by the Federal Reserve Board under
Section 3 of the BHCA and prior notice to the Federal Reserve Board under
Section 4 of the BHCA. Section 3 of the BHCA requires the Federal Reserve Board, when considering a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal stockholders), and the future prospects of the existing and proposed institutions and the convenience to and the needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions.
     The BHCA prohibits the Federal Reserve Board from approving a merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (ii) if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other respect result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.
     The Federal Reserve Board will furnish notice and a copy of the application for approval of the Merger to the OCC. This agency has 30 days to submit its views and recommendations to the Federal Reserve Board. The Federal Reserve Board is required to hold a public hearing in the event it receives a written recommendation of disapproval of the application from the OCC within such 30-day period. Furthermore, applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board and authorizes such agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.
     Under Section 4 of the BHCA and related regulations, the Federal Reserve Board must consider whether the performance of FUNC's and CFC's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation of the financial and managerial resources of FUNC and CFC and the effect of the proposed transaction on those resources.
     An application will be filed pursuant to the BHCA with the Federal Reserve Board in the near future. The Merger may not be consummated until the 30th day (or, with the consent of the relevant agencies, the 15th day) following the date of the requisite Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the Merger (which has the effect of extending the waiting period to the 30th day following approval) or challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically orders otherwise.
     Consummation of the Merger may require certain approvals of or notices to state, federal and other regulatory authorities. Applications or notices either have been or are expected to be filed in the near future with such regulatory authorities.
     THE MERGER WILL NOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED, AND IF THE MERGER IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF ANY SUCH APPROVAL. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED BELOW UNDER " -- CONDITIONS TO CONSUMMATION". THERE CAN LIKEWISE BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE OR A STATE ATTORNEY GENERAL WILL NOT CHALLENGE THE MERGER, OR IF SUCH A CHALLENGE IS MADE, AS TO THE OUTCOME THEREOF. CONDITIONS TO CONSUMMATION
     Consummation of the Merger is subject, among other things, to: (i) approval of the Merger Agreement by the requisite vote of the stockholders of CFC and approval of the Merger Proposal and the Shares Proposal by the requisite vote of the stockholders of FUNC; (ii) receipt of all required regulatory approvals by FUNC and CFC without the imposition of any
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
condition or requirement (other than conditions or requirements related to required divestitures of branches, assets or deposits) that would so materially and adversely impact the economic or business benefits to FUNC or CFC of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Merger Agreement; (iii) no court or agency having taken any action, nor any law or regulation having been enacted or adopted, which prohibits the Merger; (iv) receipt by FUNC and CFC of the opinions of Alston & Bird LLP and Simpson Thacher & Bartlett, respectively, each dated the Effective Date, as to certain federal income tax consequences of the Merger; (v) the FUNC Common Shares having been approved for listing on the NYSE, subject to official notice of issuance; (vi) the receipt of letters, dated the Effective Date, from CFC's and FUNC's independent auditors relating to pooling of interests accounting treatment for the Merger; (vii) the receipt of certain third party consents (other than regulatory authorities) to the Merger that may be required, if any; and (viii) the delivery of officer's certificates by FUNC and CFC with respect to the continued accuracy of representations and warranties and compliance with covenants in the Merger Agreement. See "CERTAIN LITIGATION". TERMINATION; POSSIBLE EXCHANGE RATIO INCREASE
     The Merger Agreement may be terminated by mutual agreement of the CFC Board and the FUNC Board. The Merger Agreement may also be terminated by either the CFC Board or the FUNC Board (i) if the Merger does not occur on or before September 30, 1998 (except to the extent that the failure of the Merger to occur arises out of the knowing failure of the party seeking termination to perform or observe its covenants or agreements under the Merger Agreement), (ii) in the event of a breach of the Merger Agreement by the other party that cannot be or has not been cured within 30 days after notice of such breach, (iii) if the requisite approval of either the FUNC or CFC stockholders or the Federal Reserve Board are not obtained, or (iv) if the Board of Directors of the other party, prior to such other party's special meeting of stockholders, fails to recommend approval of or modifies its recommendation in a manner adverse to the terminating party with respect to the matters to be voted on at such special meeting.
     In addition, the Merger Agreement may be terminated by the CFC Board, at its sole option, if either: (i) both (a) the FUNC Average Price (I.E., the average closing price of FUNC Common Stock for the ten full trading days ending on the FRB Approval Date) is less than $42.08, and (b) the number obtained by dividing the FUNC Average Price by $49.50 (the "FUNC Ratio") is less than the number obtained by dividing the weighted average closing price per share of the common stocks of the Index Group on the FRB Approval Date by $67.03 (being the weighted average closing price per share of the common stocks of the Index Group on November 19, 1997) and subtracting 0.15 from such latter number (after such subtraction, the "Index Group Ratio"); or (ii) the FUNC Average Price is less than $37.13; provided, however, that the Merger Agreement would not be so terminated if FUNC elects, at its sole option, to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated below. There can be no assurance that the CFC Board would exercise its right to terminate the Merger Agreement if a Termination Event (I.E., the conditions in either (i) or (ii) above) exists and if the CFC Board does elect to so terminate the Merger Agreement, there can be no assurance that FUNC will elect to increase the Exchange Ratio as provided in the Merger Agreement and as illustrated below.
     Certain possible effects of the above provisions on the Exchange Ratio may be illustrated by the following four scenarios:
          (i) If the FUNC Average Price is not less than $42.08, there would be no Termination Event and no adjustment to the Exchange Ratio.
          (ii) If the FUNC Average Price is less than $42.08 and greater than $37.13, but the FUNC Ratio is equal to or greater than the Index Group Ratio, there would be no Termination Event and no increase in the Exchange Ratio.
          (iii) If the FUNC Average Price is less than $42.08 and the FUNC Ratio is less than the Index Group Ratio, there would be a Termination Event and the CFC Board could, at its sole option, elect to terminate the Merger Agreement; provided that FUNC could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the lesser of (i) the result of dividing $68.162 by the FUNC Average Price on the FRB Approval Date, and (ii) the result of dividing the product of the Index Group Ratio times the Exchange Ratio, by the FUNC Ratio.
          (iv) If the FUNC Average Price is less than $37.13, there would be a Termination Event and the CFC Board could, at its sole option, elect to terminate the Merger Agreement, provided that FUNC could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the quotient obtained by dividing $60.143 by the FUNC Average Price on the FRB Approval Date.
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
     If there would be a Termination Event described in both paragraphs (iii) and (iv) above, the CFC Board could elect which Termination Event to assert. The above scenarios are for illustrative purposes only and are not intended to, and do not, reflect the value of the FUNC Common Stock that may actually be received by holders of CFC Common Stock in the Merger, nor do they reflect all possible termination/increase scenarios.
     CFC stockholders should be aware that the FUNC Average Price on which the occurrence of a Termination Event and the subsequent increase, if any, in the Exchange Ratio may be determined, will be based on the average of the last sale prices of FUNC Common Stock during a ten-day period ending on the FRB Approval Date. Accordingly, because the market price of FUNC Common Stock between the FRB Approval Date and the Effective Date, as well as on the date certificates representing shares of FUNC Common Stock are delivered in exchange for shares of CFC Common Stock following consummation of the Merger, will fluctuate and possibly decline, the value of the FUNC Common Stock actually received by holders of CFC Common Stock may be more or less than (i) the FUNC Average Price, or (ii) the value of the FUNC Common Stock on the Effective Date resulting from the Exchange Ratio or any possible adjustment to the Exchange Ratio as illustrated above.
     The Index Group consists of 14 bank holding companies selected by FUNC and CFC as being directly relevant for purposes of distinguishing changes in FUNC's stock prices that are unique from those reflective of general changes in comparable companies. The 14 bank holding companies are Nationsbank Corporation, BankAmerica Corporation, Banc One Corp., U.S. Bancorp, First Chicago NBD Corporation, Fleet Financial Group, Inc., Norwest Corporation, SunTrust Banks, Inc., KeyCorp, PNC Financial Corp., Wachovia Corporation, National City Corporation, Mellon and Comerica Incorporated. If FUNC or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between November 19, 1997, and the FRB Approval Date, the prices of FUNC Common Stock or such other common stocks will be appropriately adjusted for all purposes, including determining whether there is a Termination Event or determining any possible increase in the Exchange Ratio as illustrated above (and, in the case of any such transaction by FUNC, the Exchange Ratio also will be appropriately adjusted). In the event the common stock of any such company ceases to be publicly traded or there has been an announcement of a proposal for the acquisition or sale of such company or for such company to acquire another company or companies in transactions with a value exceeding 25 percent of the acquiror's market capitalization as of November 19, 1997, such company will be removed from the Index Group and the weights will be redistributed proportionately for purposes of determining whether there has been a Termination Event. Pursuant to the foregoing, National City Corporation would be removed from the Index Group in such event due to its pending acquisition of First of America Bank Corporation.
     It is not possible to know whether a Termination Event will occur until after the FRB Approval Date. The CFC Board has made no decision as to whether it would exercise its right to terminate the Merger Agreement if there were a Termination Event, and the FUNC Board has made no decision as to whether it would exercise its correlative right to increase the Exchange Ratio. In considering whether to exercise its termination right in such situation, each of the CFC Board and the FUNC Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its respective financial advisors and legal counsel. Approval of the Merger Agreement by the stockholders of CFC at the CFC Meeting and by the stockholders of FUNC at the FUNC Meeting will confer on the CFC Board and the FUNC Board, respectively, the power, consistent with the fiduciary duties of such Boards, to elect to consummate the Merger in the event of a Termination Event (in the case of the CFC Board) or to elect to increase the Exchange Ratio in the event CFC elects to exercise its termination right (in the case of the FUNC Board) without any further action by, or resolicitation of, the stockholders of CFC or FUNC, as the case may be. If the CFC Board elects to exercise its termination right, CFC must give FUNC prompt notice of that decision during a ten-day period beginning two days after the FRB Approval Date, but the CFC Board may withdraw such notice, at its sole option, at any time during such ten-day period. During the five-day period commencing with receipt of such notice, FUNC has the option, in its sole discretion, to increase the Exchange Ratio in the manner set forth in the Merger Agreement and as illustrated above and thereby avoid such termination of the Merger Agreement. FUNC is under no obligation to increase the Exchange Ratio, and there can be no assurance that FUNC would elect to increase the Exchange Ratio if the CFC Board were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by FUNC in light of the circumstances existing at the time FUNC has the opportunity to make such an election. If FUNC elects to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated above, it must give CFC prompt notice of that election and such increased Exchange Ratio, in which case no termination of the Merger Agreement would occur as a result of a Termination Event. The fairness opinions received by each of CFC and FUNC are each dated as of the date of this Joint Proxy Statement/Prospectus and are based on conditions in effect on the date thereof. Accordingly, none of such opinions address the circumstances that might arise if a Termination Event were to occur. In such an event, CFC or FUNC, as the case may be, currently intends that it would request the reconfirmation of its respective financial advisors with respect to the fairness of the revised Exchange Ratio from a
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
financial point of view prior to proceeding with the consummation of the Merger. See " -- Opinions of Financial Advisors to CFC" and " -- Opinion of Financial Advisor to FUNC".
     The foregoing discussion is qualified in its entirety by reference to the applicable provisions in the Merger Agreement (a copy of which is set forth as ANNEX A to this Joint Proxy Statement/Prospectus) relating to possible increase of the Exchange Ratio as the result of a Termination Event.
STOCK OPTION AGREEMENTS
     As an inducement and condition to FUNC's willingness to enter into the Merger Agreement, CFC entered into the CFC Stock Option Agreement with FUNC, and as an inducement and condition to CFC's willingness to enter into the Merger Agreement, FUNC entered into the FUNC Stock Option Agreement with CFC. Pursuant to the Stock Option Agreements, CFC granted the CFC Option to FUNC and FUNC granted the FUNC Option to CFC. The purchase of any shares of CFC Common Stock or FUNC Common Stock pursuant to the Options is subject to compliance with applicable law, including the receipt of necessary approvals under the BHCA.
     Pursuant to the CFC Stock Option Agreement, CFC granted the CFC Option to FUNC, exercisable only under certain limited and specifically defined circumstances, none of which, to the best of CFC's and FUNC's knowledge, has occurred as of the date hereof, to purchase up to 19.9 percent of the authorized but unissued shares of CFC Common Stock for a purchase price of $72.00 per share, subject to adjustment in certain circumstances.
     Pursuant to the FUNC Stock Option Agreement, FUNC granted the FUNC Option to CFC, exercisable only under certain limited and specifically defined circumstances, none of which, to the best of FUNC's and CFC's knowledge, has occurred as of the date hereof, to purchase up to 9.9 percent of the authorized but unissued shares of FUNC Common Stock for a purchase price of $52.00 per share, subject to adjustment in certain circumstances.
     For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) "Issuer" means FUNC with respect to the FUNC Stock Option Agreement and CFC with respect to the CFC Stock Option Agreement, and (ii) "Grantee" means CFC with respect to the FUNC Stock Option Agreement and FUNC with respect to the CFC Stock Option Agreement.
     Subject to applicable law and regulatory restrictions, the Grantee may exercise the Option, in whole or in part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that written notice of such exercise is provided within six months following such Subsequent Triggering Event (or such later period as provided in the Stock Option Agreements).
     As defined in the Stock Option Agreements, "Initial Triggering Event" means any of the following events or transactions occurring on or after the date of signing the Stock Option Agreements:
          (i) The Issuer or any Issuer Subsidiary (as defined in the Stock Option Agreements), without having received the Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person or the Issuer Board shall have recommended that the stockholders of the Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of the Stock Option Agreements, "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction, involving the Issuer or a Issuer Subsidiary, (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of the Issuer or an Issuer Subsidiary, or (z) a purchase or other acquisition of securities representing ten percent or more of the voting power of the Issuer or an Issuer Subsidiary;
          (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of ten percent or more of the outstanding shares of the Issuer's common stock;
          (iii) the stockholders of the Issuer shall have voted and failed to approve the Merger Agreement at the Issuer's Meeting, or the Issuer's Meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to the Issuer's Meeting (or if the Issuer's Meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;
          (iv) the Issuer's Board of Directors shall have withdrawn or modified in any manner adverse in any respect to the Grantee its recommendation that the stockholders of the Issuer approve the transactions contemplated by the Merger
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
     Agreement, or the Issuer or an Issuer Subsidiary shall have authorized, recommended or proposed an agreement to engage in an Acquisition Transaction with any person;
          (v) any person shall have made a proposal to the Issuer or its stockholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;
          (vi) any person shall have filed with the Commission a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction;
          (vii) the Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach, the Grantee would be entitled to terminate the Merger Agreement; or
          (viii) any person shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory or antitrust authority for approval to engage in an Acquisition Transaction. As defined in the Stock Option Agreements, "Subsequent Triggering Event"
means any of the following events or transactions occurring after the date of signing the Stock Option Agreements:
          (i) the acquisition by any person of beneficial ownership of 20 percent or more of the then outstanding Issuer common stock; or
          (ii) the occurrence of an Initial Triggering Event described above, except that the percentage referred to in clause (z) of subparagraph (i) thereof shall be 20 percent.
     As defined in the Stock Option Agreements, "Exercise Termination Event" means each of the following:
          (i) the Effective Date;
          (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination (a) by the Grantee due to a breach of the Merger Agreement by the Issuer or due to the Issuer's Board of Directors failing to recommend the Merger Agreement to the Issuer's stockholders, or (b) by the Grantee or the Issuer if the Issuer's stockholders fail to approve the Merger Agreement (each, a "Listed Termination"); or
          (iii) the passage of 18 months (or such longer period as provided in the Stock Option Agreements) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination.
     Under applicable law, the Grantee may be required to obtain the prior approval of the Federal Reserve Board prior to acquiring five percent or more of the issued and outstanding shares of the Issuer common stock. Certain other regulatory approvals may also be required before such an acquisition could be completed.
     At any time after the occurrence of a Repurchase Event (as hereinafter defined) at the request of the holder of the Option, delivered prior to an Exercise Termination Event (or such later period as provided in the Stock Option Agreements), the Issuer must repurchase the Option from such holder at a price (the "Option Repurchase Price") equal to the amount by which (i) the market/offer price exceeds (ii) the respective Option exercise price, multiplied by the number of shares for which the Option may then be exercised.
     A "Repurchase Event" will be deemed to have occurred upon the occurrence of any of the following events or transactions:
          (i) the acquisition by any person of beneficial ownership of 50 percent or more of the then outstanding Issuer common stock; or
          (ii) the consummation of any Acquisition Transaction described in subparagraph (i) under the definition of Initial Triggering Event, except that the percentage referred to in clause (z) thereof shall be 50 percent. The Stock Option Agreements and the Options are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire CFC or FUNC prior to the Merger.
     To the knowledge of CFC and FUNC, no event giving rise to the exercise of either of the Options has occurred as of the date of this Joint Proxy Statement/Prospectus.
                                       55

     Copies of the Stock Option Agreements are set forth in ANNEXES B and C to this Joint Proxy Statement/ Prospectus, and reference is made thereto for the complete terms of the Stock Option Agreements and the Options. The foregoing discussion is qualified in its entirety by reference to the Stock Option Agreements.
RESALE OF FUNC COMMON SHARES
     The shares of FUNC Common Stock into which shares of CFC Common Stock are converted on the Effective Date will be freely transferable by the holders of such shares, except for those shares held by those holders who may be deemed to be "affiliates" of CFC or FUNC under applicable federal securities laws. In addition to the foregoing, the "affiliates" of CFC and FUNC, subject to certain limited exceptions, may not sell or otherwise dispose of any FUNC Common Stock or CFC Common Stock beneficially owned by them during a period commencing 30 days prior to the Effective Date and ending upon publication by FUNC of combined financial statements covering at least 30 days of the combined entities' operations after the Merger. See "THE MERGER -- Exchange of CFC Common Stock Certificates".
NO DISSENTERS' RIGHTS
     The NCBCA generally provides dissenters' rights for mergers and share exchanges that require stockholder approval and certain types of amendments to the articles of incorporation of a North Carolina corporation. However, FUNC has more than 2,000 record stockholders and FUNC Common Stock is listed on the NYSE, and therefore, pursuant to the NCBCA, holders of FUNC Common Stock who are entitled to vote at the FUNC Meeting do not have dissenters' appraisal rights with respect to the Merger Proposal or the Shares Proposal.
     Pursuant to the PBCL, holders of CFC Common Stock who are entitled to vote at the CFC Meeting do not have dissenters' appraisal rights with respect to the Merger because CFC has more than 2,000 record stockholders and FUNC Common Stock is listed on the NYSE.
     See "CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC
STOCKHOLDERS -- Dissenters' Appraisal Rights".
ACCOUNTING TREATMENT
     Pooling of interests accounting will be used to reflect the Signet Acquisition and is expected to be used to reflect the Merger and the Wheat Acquisition, upon consummation. The unaudited pro forma financial data contained in this Joint Proxy Statement/Prospectus have been prepared using the pooling of interests accounting basis to account for the Merger, the Signet Acquisition and the Wheat Acquisition. Under pooling of interests accounting, upon consummation, the assets and liabilities of the acquired company are added to those of the acquiring company at their recorded book values, and the stockholders' equity accounts of the acquired company and the acquiring company are combined on the acquiring company's consolidated balance sheet. Depending on the relative significance of the acquisition, together with any other pending or recently completed acquisitions, to the acquiring company, the income and other financial statements of the acquiring company for periods ended prior to consummation may be restated to reflect the consolidated combined financial position and results of operations as if such acquisition had taken place prior to the periods covered by such financial statements. Due to the relative significance of the Merger to FUNC, FUNC's financial statements will be restated as a result of the Merger for all periods presented. Such financial statements will not be restated upon consummation of Wheat Acquisition and will be restated for the Signet Acquisition only for periods beginning on or after January 1, 1995.
     It is expected that the purchase method of accounting will be used to reflect the Covenant Acquisition, upon consummation. The unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the purchase accounting basis to account for the Covenant Acquisition. Under purchase accounting, the assets and liabilities of the acquired company are recorded at their respective fair market values upon consummation and added to those of the acquiring company. Financial statements of the acquiring company issued after consummation would reflect such values. Financial statements of the acquiring company issued before consummation would not be restated retroactively to reflect the acquired company's historical financial position or results of operations.
     See "SELECTED FINANCIAL INFORMATION", "RECENT DEVELOPMENTS" and "PRO FORMA FINANCIAL INFORMATION".
WAIVER; AMENDMENT
     Prior to the Effective Date, any provision of the Merger Agreement may be:
(i) waived by the party benefitted by the provision; or (ii) amended or modified at any time by an agreement in writing among the parties thereto, approved by their respective Boards of Directors and executed in the same manner as the Merger Agreement, provided that, after approval by
                                       56
the stockholders of CFC, the consideration to be received by the holders of CFC Common Stock may not thereby be decreased.
MARKET PRICES
     The following table sets forth (i) the high and low last reported sale prices per share of FUNC Common Stock (trading symbol, "FTU") and CFC Common Stock (trading symbol, "CFL") on the NYSE Tape, and (ii) the equivalent pro forma market values per share of CFC Common Stock, based on a 1.62 Exchange Ratio. See "RECENT DEVELOPMENTS -- FUNC Common Stock Transactions" and
" -- Termination; Possible Exchange Ratio Increase".

                                                            FUNC                                     CFC
                                                        COMMON STOCK                             COMMON STOCK
                                             -----------------------------------      ----------------------------------
                                                 HIGH                   LOW               HIGH                  LOW
                                             -------------         -------------      ------------         -------------
1996
First quarter.............................   $ 31 3/8                25 3/4            43 5/8               36 3/8
Second quarter............................     32 1/4                28 3/4            42 7/8               36 5/8
Third quarter.............................     33 7/8                30 1/2            43 3/4               36 7/8
Fourth quarter............................     38 1/2                33 1/2            54 5/8               44
1997
First quarter.............................     47 3/4                36  5/8           55                   47 1/2
Second quarter............................     47 7/8                39  1/8           57 3/4               47 1/2
Third quarter.............................     50 11/16              45  7/8           67 5/16              53 7/8
Fourth quarter............................     52 7/8                46  15/16         81 1/16              66 5/16
1998
First quarter (through January 8, 1998)...   $ 51 1/4                49  1/4           81 1/4               78 13/16
                                                  EQUIVALENT PRO FORMA
                                                    PER SHARE OF CFC
                                                    COMMON STOCK(1)
                                            --------------------------------
                                               HIGH                  LOW
                                            -----------          -----------
1996
First quarter.............................    50 3/4                 41 5/8
Second quarter............................    52 1/8                 46 1/2
Third quarter.............................    54 7/8                 49 3/8
Fourth quarter............................    62 1/4                 54 1/4
1997
First quarter.............................    77 1/4                 59 1/4
Second quarter............................    77 1/2                 63 3/8
Third quarter.............................    82                     74 1/4
Fourth quarter............................    85 5/8                 76
1998
First quarter (through January 8, 1998)...    83                     79 3/4

---------------
(1) Equivalent pro forma market values per share of CFC Common Stock represent the high and low last reported sales prices per share of FUNC Common Stock, multiplied by a 1.62 Exchange Ratio, rounded down to the nearest one-eighth. On November 17, 1997, the last business day prior to public announcement of the execution of the Merger Agreement, the last reported sale prices per share of FUNC Common Stock and CFC Common Stock on the NYSE Tape were $52.4375 and $72.50, respectively. On January 8, 1998, the last practicable trading day prior to the mailing of this Joint Proxy Statement/Prospectus, such prices were $49.25 and $78.8125, respectively.
     CFC and FUNC stockholders are advised to obtain current market quotations for FUNC Common Stock and CFC Common Stock. No assurance can be given as to the market prices of FUNC Common Stock or CFC Common Stock at any time before the Effective Date or as to the market price of FUNC Common Stock thereafter.
     The Merger Agreement provides for the filing of a listing application with the NYSE covering the shares of FUNC Common Stock to be issued in the Merger. It is a condition to consummation of the Merger that such shares be authorized for listing on the NYSE, subject to official notice of issuance.
                                       57

DIVIDENDS
     The following table sets forth (i) the cash dividends paid or declared on FUNC Common Stock and CFC Common Stock with respect to each calendar quarter since January 1, 1996, and (ii) the equivalent pro forma cash dividends paid per share of CFC Common Stock, based on a 1.62 Exchange Ratio. See " -- Exchange of CFC Common Stock Certificates", " -- Business Pending Consummation and Related Matters" and " -- Termination; Possible Exchange Ratio Increase" and "FUNC -- Certain Regulatory Considerations; PAYMENT OF DIVIDENDS".

                                                                                                                  EQUIVALENT
                                                                                                                  PRO
                                                                                                                  FORMA
                                                                                                                  PER
                                                                                                                  SHARE
                                                                                                                  OF
                                                                                              FUNC       CFC      CFC
                                                                                             COMMON    COMMON     COMMON
                                                                                              STOCK     STOCK     STOCK(1)
                                                                                             -------   -------    ----
1996
First quarter..............................................................................  $ 0.26      0.42      0.42
Second quarter.............................................................................    0.26      0.42      0.42
Third quarter..............................................................................    0.29      0.42      0.47
Fourth quarter.............................................................................    0.29      0.47      0.47
1997
First quarter..............................................................................    0.29      0.47      0.47
Second quarter.............................................................................    0.29      0.47      0.47
Third quarter..............................................................................    0.32      0.47      0.52
Fourth quarter.............................................................................    0.32      0.50      0.52
1998
First quarter..............................................................................  $ 0.37     -- (2 )    0.60

---------------
(1) Equivalent pro forma cash dividends paid per share of CFC Common Stock amounts represent FUNC historical dividend rates per share, multiplied by a
    1.62 Exchange Ratio, rounded to the nearest cent. The current annualized dividend rate per share of FUNC Common Stock, based upon the most recently declared quarterly dividend rate of $.37 per share of FUNC Common Stock payable on March 16, 1998, would be $1.48. On an equivalent pro forma basis, such current annualized FUNC dividend per share of CFC Common Stock would be $2.40, based on a 1.62 Exchange Ratio, rounded up to the nearest cent. No assurances can be given as to future dividend rates. Future FUNC and CFC dividends are dependent upon the respective earnings and financial condition of FUNC and CFC, as well as government regulations and policies and other factors.
(2) CFC has not yet declared a quarterly dividend in 1998. Pursuant to the Merger Agreement, CFC agreed to cause its regular quarterly dividend record and payment dates for CFC Common Stock to correspond to FUNC's regular quarterly dividend record and payment dates for FUNC Common Stock, and agreed not to declare or pay such quarterly dividend on CFC Common Stock in excess of $0.50 per share. See " -- Business Pending Consummation and Related Matters".
                                       58

                        PRO FORMA FINANCIAL INFORMATION
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                     FUNC, SIGNET, CFC, WHEAT AND COVENANT
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
     The following unaudited pro forma combined condensed balance sheet combines the consolidated historical balance sheets of FUNC, Signet, CFC, Wheat and Covenant assuming the companies had been combined as of September 30, 1997, on a pooling of interests accounting basis with respect to the Merger, the Signet Acquisition and the Wheat Acquisition, and on a purchase accounting basis with respect to the Covenant Acquisition. The Signet Acquisition was consummated on November 28, 1997.

                                                                 FUNC                  FUNC,
                                                                  AND                SIGNET AND
             (IN MILLIONS)                  FUNC      SIGNET    SIGNET      CFC         CFC        WHEAT    COVENANT
             ------------                 --------    ------    -------    ------    ----------    -----    --------
ASSETS
Cash and due from banks................   $  6,200       462      6,662     3,166        9,828       34         16
Interest-bearing bank balances.........        200         4        204     3,044        3,248       --         --
Federal funds sold and securities
  purchased under resale agreements....      6,011       887      6,898       139        7,037       77         --
                                          --------    ------    -------    ------    ----------    -----       ---
  Total cash and cash equivalents......     12,411     1,353     13,764     6,349       20,113      111         16
                                          --------    ------    -------    ------    ----------    -----       ---
Trading account assets.................      7,548       277      7,825       327        8,152      180         --
Securities available for sale..........     16,690     2,233     18,923     2,211       21,134       --        120
Investment securities..................      2,268        --      2,268     1,413        3,681        6         11
Loans, net of unearned income..........     94,904     6,522    101,426    35,085      136,511       --        258
  Allowance for loan losses............     (1,370)     (126)    (1,496)     (679)      (2,175)      --         (3)
                                          --------    ------    -------    ------    ----------    -----       ---
  Loans, net...........................     93,534     6,396     99,930    34,406      134,336       --        255
                                          --------    ------    -------    ------    ----------    -----       ---
Premises and equipment.................      4,056       172      4,228       627        4,855       66          9
Due from customers on acceptances......        837        --        837       791        1,628       --         --
Other intangible assets................      2,701        31      2,732       287        3,019       --         --
Other assets...........................      3,859       809      4,668     1,180        5,848      810          9
                                          --------    ------    -------    ------    ----------    -----       ---
  Total................................   $143,904    11,271    155,175    47,591      202,766     1,173       420
                                          --------    ------    -------    ------    ----------    -----       ---
                                          --------    ------    -------    ------    ----------    -----       ---
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits.........     18,963     1,771     20,734     8,942       29,676       --         48
  Interest-bearing deposits............     72,727     5,941     78,668    24,799      103,467       --        256
                                          --------    ------    -------    ------    ----------    -----       ---
    Total deposits.....................     91,690     7,712     99,402    33,741      133,143       --        304
Short-term borrowings..................     27,623     1,922     29,545     4,239       33,784      271         64
Bank acceptances outstanding...........        837        --        837       789        1,626       --         --
Other liabilities......................      4,225       297      4,522     1,925        6,447      651          5
Long-term debt.........................      7,819       350      8,169     3,784       11,953       86         15
                                          --------    ------    -------    ------    ----------    -----       ---
    Total liabilities..................    132,194    10,281    142,475    44,478      186,953     1,008       388
                                          --------    ------    -------    ------    ----------    -----       ---
Guaranteed preferred beneficial
  interests in Corporation's junior
  subordinated deferrable interest
  debentures...........................        990        --        990        --          990       --         --
                                          --------    ------    -------    ------    ----------    -----       ---
STOCKHOLDERS' EQUITY
Preferred stock........................         --        --         --        --           --        3          8
Common stock...........................      1,894       305      2,118       224        3,197       17         15
Paid-in capital........................        999       216      1,296     1,253        1,485       21         12
Retained earnings......................      7,681       435      8,116     2,955        9,926      124         (3)
Unrealized gain on debt and equity
  securities, net......................        146        34        180        35          215       --         --
Treasury stock.........................         --        --         --    (1,302)          --       --         --
Unallocated shares held by ESOP........         --        --         --       (52)          --       --         --
                                          --------    ------    -------    ------    ----------    -----       ---
    Total stockholders' equity.........     10,720       990     11,710     3,113       14,823      165         32
                                          --------    ------    -------    ------    ----------    -----       ---
    Total..............................   $143,904    11,271    155,175    47,591      202,766     1,173       420
                                          --------    ------    -------    ------    ----------    -----       ---
                                          --------    ------    -------    ------    ----------    -----       ---
                                         FUNC, SIGNET,
                                          CFC, WHEAT
             (IN MILLIONS)               AND COVENANT
             ------------                -------------
ASSETS
Cash and due from banks................       9,791
Interest-bearing bank balances.........       3,248
Federal funds sold and securities
  purchased under resale agreements....       7,114
                                         -------------
  Total cash and cash equivalents......      20,153
                                         -------------
Trading account assets.................       8,332
Securities available for sale..........      21,254
Investment securities..................       3,698
Loans, net of unearned income..........     136,769
  Allowance for loan losses............      (2,178)
                                         -------------
  Loans, net...........................     134,591
                                         -------------
Premises and equipment.................       4,930
Due from customers on acceptances......       1,628
Other intangible assets................       3,074
Other assets...........................       6,667
                                         -------------
  Total................................     204,327
                                         -------------
                                         -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits.........      29,724
  Interest-bearing deposits............     103,723
                                         -------------
    Total deposits.....................     133,447
Short-term borrowings..................      34,119
Bank acceptances outstanding...........       1,626
Other liabilities......................       7,103
Long-term debt.........................      12,054
                                         -------------
    Total liabilities..................     188,349
                                         -------------
Guaranteed preferred beneficial
  interests in Corporation's junior
  subordinated deferrable interest
  debentures...........................         990
                                         -------------
STOCKHOLDERS' EQUITY
Preferred stock........................          --
Common stock...........................       3,231
Paid-in capital........................       1,492
Retained earnings......................      10,050
Unrealized gain on debt and equity
  securities, net......................         215
Treasury stock.........................          --
Unallocated shares held by ESOP........          --
                                         -------------
    Total stockholders' equity.........      14,988
                                         -------------
    Total..............................     204,327
                                         -------------
                                         -------------

See accompanying notes to pro forma financial information.
                                       59

               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                FUNC AND SIGNET
                                  (UNAUDITED)
     The following unaudited pro forma combined condensed statements of income present the combined statements of income of FUNC and Signet assuming the companies had been combined for each period presented on a pooling of interests accounting basis. The Signet Acquisition was consummated on November 28, 1997.

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                                  -------------------    ---------------------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                1997       1996       1996       1995       1994       1993       1992
-----------------------------------------------   --------    -------    -------    -------    -------    -------    -------
CONSOLIDATED SUMMARIES OF INCOME
Interest income................................   $  8,187      7,812     10,459      9,553      8,038      7,406      7,376
Interest expense...............................      3,859      3,719      4,994      4,425      3,090      2,757      3,273
                                                  --------    -------    -------    -------    -------    -------    -------
Net interest income............................      4,328      4,093      5,465      5,128      4,948      4,649      4,103
Provision for loan losses......................        515        299        449        258        193        417        711
                                                  --------    -------    -------    -------    -------    -------    -------
Net interest income after provision for loan
  losses.......................................      3,813      3,794      5,016      4,870      4,755      4,232      3,392
Securities available for sale transactions.....         19         20         36         45          9         37         49
Investment security transactions...............          3          3          4          6          4          7        (21)
Noninterest income.............................      2,457      1,839      2,597      2,125      2,130      1,903      1,641
Merger-related restructuring charges...........         --        281        281         94         --         --         --
SAIF special assessment........................         --        133        133         --         --         --         --
Noninterest expense............................      3,930      3,501      4,740      4,563      4,593      4,134      3,942
                                                  --------    -------    -------    -------    -------    -------    -------
Income before income taxes.....................      2,362      1,741      2,499      2,389      2,305      2,045      1,119
Income taxes...................................        828        611        875        848        779        654        311
                                                  --------    -------    -------    -------    -------    -------    -------
Net income.....................................      1,534      1,130      1,624      1,541      1,526      1,391        808
Dividends on preferred stock...................         --          8          9         26         46         46         53
                                                  --------    -------    -------    -------    -------    -------    -------
Net income applicable to common stockholders
  before redemption premium....................      1,534      1,122      1,615      1,515      1,480      1,345        755
Redemption premium on preferred stock..........         --         --         --         --         41         --         --
                                                  --------    -------    -------    -------    -------    -------    -------
Net income applicable to common stockholders
  after redemption premium.....................   $  1,534      1,122      1,615      1,515      1,439      1,345        755
                                                  --------    -------    -------    -------    -------    -------    -------
                                                  --------    -------    -------    -------    -------    -------    -------
PER COMMON SHARE DATA
Net income before redemption premium...........   $   2.43       1.80       2.59       2.43       2.36       2.21       1.32
Net income after redemption premium............   $   2.43       1.80       2.59       2.43       2.29       2.21       1.32
Average common shares outstanding (IN
  THOUSANDS)...................................    630,384    624,554    624,363    623,163    626,974    607,488    572,068
FUNC HISTORICAL PER COMMON SHARE DATA
Net income before redemption premium              $   2.60       1.85       2.67       2.52       2.36       2.15       1.26
Net income after redemption premium............   $   2.60       1.85       2.67       2.52       2.29       2.15       1.26
Average common shares outstanding (IN
  THOUSANDS)...................................    562,534    557,968    557,624    557,354    563,325    544,876    510,768

See accompanying notes to pro forma financial information.
                                       60

               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                              FUNC, SIGNET AND CFC
                                  (UNAUDITED)
     The following unaudited pro forma combined condensed statements of income present the combined statements of income of FUNC, Signet and CFC assuming the companies had been combined for each period presented on a pooling of interests accounting basis with respect to the Merger and the Signet Acquisition. The Signet Acquisition was consummated on November 28, 1997.

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                                  -------------------    ---------------------------------------------------
(IN MILLIONS, EXCEPT PER SHARE DATA)                1997       1996       1996       1995       1994       1993       1992
-----------------------------------------------   --------    -------    -------    -------    -------    -------    -------
CONSOLIDATED SUMMARIES OF INCOME
Interest income................................   $ 10,728     10,275     13,757     13,028     11,052     10,311     10,462
Interest expense...............................      4,809      4,577      6,151      5,733      4,036      3,651      4,471
                                                  --------    -------    -------    -------    -------    -------    -------
Net interest income............................      5,919      5,698      7,606      7,295      7,016      6,660      5,991
Provision for loan losses......................        658        488        678        402        472        606        972
                                                  --------    -------    -------    -------    -------    -------    -------
Net interest income after provision for loan
  losses.......................................      5,261      5,210      6,928      6,893      6,544      6,054      5,019
Securities available for sale transactions.....         34         75         96         76         27         80         66
Investment security transactions...............          3          3          4          6          4          7        (21)
Noninterest income.............................      3,119      2,459      3,436      2,976      2,900      2,693      2,478
Restructuring and merger-related charges.......         --        411        421        233        107         --         --
SAIF special assessment........................         --        147        147         --         --         --         --
Noninterest expense............................      5,135      4,717      6,362      6,309      6,404      6,028      5,974
                                                  --------    -------    -------    -------    -------    -------    -------
Income before income taxes.....................      3,282      2,472      3,534      3,409      2,964      2,806      1,568
Income taxes...................................      1,151        888      1,261      1,213      1,005        893        442
                                                  --------    -------    -------    -------    -------    -------    -------
Net income.....................................      2,131      1,584      2,273      2,196      1,959      1,913      1,126
Dividends on preferred stock...................         --          8          9         26         46         46         53
                                                  --------    -------    -------    -------    -------    -------    -------
Net income applicable to common stockholders
  before redemption premium....................      2,131      1,576      2,264      2,170      1,913      1,867      1,073
Redemption premium on preferred stock..........         --         --         --         --         41         --         --
                                                  --------    -------    -------    -------    -------    -------    -------
Net income applicable to common stockholders
  after redemption premium.....................   $  2,131      1,576      2,264      2,170      1,872      1,867      1,073
                                                  --------    -------    -------    -------    -------    -------    -------
                                                  --------    -------    -------    -------    -------    -------    -------
PER COMMON SHARE DATA
Net income before redemption premium...........   $   2.21       1.61       2.31       2.21       1.93       1.91       1.16
Net income after redemption premium............   $   2.21       1.61       2.31       2.21       1.88       1.91       1.16
Average common shares outstanding (IN
  THOUSANDS)...................................    962,996    980,633    978,838    983,237    993,473    977,788    923,133
FUNC HISTORICAL PER COMMON SHARE DATA
Net income before redemption premium...........   $   2.60       1.85       2.67       2.52       2.36       2.15       1.26
Net income after redemption premium............   $   2.60       1.85       2.67       2.52       2.29       2.15       1.26
Average common shares outstanding (IN
  THOUSANDS)...................................    562,534    557,968    557,624    557,354    563,325    544,876    510,768

See accompanying notes to pro forma financial information.
                                       61

               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                     FUNC, SIGNET, CFC, WHEAT AND COVENANT
                                  (UNAUDITED)
     The following unaudited pro forma combined condensed statements of income present the combined statements of income of FUNC, Signet, CFC, Wheat and Covenant assuming the companies had been combined for each period presented on a pooling of interests accounting basis with respect to the Merger and the Signet Acquisition and the Wheat Acquisition, and on a purchase accounting basis with respect to the Covenant Acquisition (only for the nine months ended September 30, 1997, and the year ended December 31, 1996). Such information for Wheat for the 12-month periods ended March 31 has been added to comparable information related to FUNC, Signet, CFC and Covenant for the preceding 12-month periods ended December 31, to reflect the combined results of operations. The Signet Acquisition was consummated on November 28, 1997.

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,                     TWELVE MONTHS ENDED
                                                  -------------------    ------------------------------------------------
     (IN MILLIONS, EXCEPT PER SHARE DATA)           1997       1996      1997/1996    1996/1995    1995/1994    1994/1993
-----------------------------------------------   --------    -------    ---------    ---------    ---------    ---------
CONSOLIDATED SUMMARIES OF INCOME
Interest income................................   $ 10,787     10,308       13,831       13,068       11,086       10,335
Interest expense...............................      4,839      4,591        6,187        5,752        4,052        3,660
                                                  --------    -------    ---------    ---------    ---------    ---------
Net interest income............................      5,948      5,717        7,644        7,316        7,034        6,675
Provision for loan losses......................        658        488          679          402          472          606
                                                  --------    -------    ---------    ---------    ---------    ---------
Net interest income after provision for loan
  losses.......................................      5,290      5,229        6,965        6,914        6,562        6,069
Securities available for sale transactions.....        101        142          184          156           97          154
Investment security transactions...............          3          3            4            6            4            7
Noninterest income.............................      3,438      2,715        3,794        3,269        3,115        2,944
Restructuring and merger-related charges.......         --        411          422          233          107           --
SAIF special assessment........................         --        147          148           --           --           --
Noninterest expense............................      5,497      5,018        6,802        6,656        6,673        6,332
                                                  --------    -------    ---------    ---------    ---------    ---------
Income before income taxes.....................      3,335      2,513        3,575        3,456        2,998        2,842
Income taxes...................................      1,173        905        1,278        1,232        1,018          908
                                                  --------    -------    ---------    ---------    ---------    ---------
Net income.....................................      2,162      1,608        2,297        2,224        1,980        1,934
Dividends on preferred stock...................         --          8           10           26           46           46
                                                  --------    -------    ---------    ---------    ---------    ---------
Net income applicable to common stockholders
  before redemption premium....................      2,162      1,600        2,287        2,198        1,934        1,888
Redemption premium on preferred stock..........         --         --           --           --           41           --
                                                  --------    -------    ---------    ---------    ---------    ---------
Net income applicable to common stockholders
  after redemption premium.....................   $  2,162      1,600        2,287        2,198        1,893        1,888
                                                  --------    -------    ---------    ---------    ---------    ---------
                                                  --------    -------    ---------    ---------    ---------    ---------
PER COMMON SHARE DATA
Net income before redemption premium...........   $   2.22       1.61         2.31         2.21         1.93         1.91
Net income after redemption premium............   $   2.22       1.61         2.31         2.21         1.89         1.91
Average common shares outstanding (IN
  THOUSANDS)...................................    973,263    990,901      989,106      993,504    1,003,740      988,055
FUNC HISTORICAL PER COMMON SHARE DATA
Net income before redemption premium...........   $   2.60       1.85         2.67         2.52         2.36         2.15
Net income after redemption premium............   $   2.60       1.85         2.67         2.52         2.29         2.15
Average common shares outstanding (IN
  THOUSANDS)...................................    562,534    557,968      557,624      557,354      563,325      544,876

     (IN MILLIONS, EXCEPT PER SHARE DATA)        1993/1992
-----------------------------------------------  ---------
CONSOLIDATED SUMMARIES OF INCOME
Interest income................................     10,480
Interest expense...............................      4,477
                                                 ---------
Net interest income............................      6,003
Provision for loan losses......................        972
                                                 ---------
Net interest income after provision for loan
  losses.......................................      5,031
Securities available for sale transactions.....        146
Investment security transactions...............        (21)
Noninterest income.............................      2,691
Restructuring and merger-related charges.......         --
SAIF special assessment........................         --
Noninterest expense............................      6,246
                                                 ---------
Income before income taxes.....................      1,601
Income taxes...................................        455
                                                 ---------
Net income.....................................      1,146
Dividends on preferred stock...................         53
                                                 ---------
Net income applicable to common stockholders
  before redemption premium....................      1,093
Redemption premium on preferred stock..........         --
                                                 ---------
Net income applicable to common stockholders
  after redemption premium.....................      1,093
                                                 ---------
                                                 ---------
PER COMMON SHARE DATA
Net income before redemption premium...........       1.17
Net income after redemption premium............       1.17
Average common shares outstanding (IN
  THOUSANDS)...................................    933,400
FUNC HISTORICAL PER COMMON SHARE DATA
Net income before redemption premium...........       1.26
Net income after redemption premium............       1.26
Average common shares outstanding (IN
  THOUSANDS)...................................    510,768

See accompanying notes to pro forma financial information.
                                       62

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
(1) The unaudited pro forma information presented herein is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger, the Signet Acquisition, the Wheat Acquisition or the Covenant Acquisition been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Consummation of the Merger, the Signet Acquisition (which was consummated November 28, 1997), the Wheat Acquisition or the Covenant Acquisition is not contingent upon consummation of any other of such acquisitions. Pro forma financial information with respect to the Merger, the Signet Acquisition and the Wheat Acquisition assumes such acquisitions were consummated as of the beginning of each period presented. Such information for Wheat for the 12-month periods ended March 31 has been added to comparable information related to FUNC, Signet and CFC for the preceding 12-month periods ended December 31, as appropriate. Pro forma financial information for the Covenant Acquisition is only included for the nine months ended September 30, 1997, and the year ended December 31, 1996. See "RECENT DEVELOPMENTS" and "THE MERGER -- Accounting Treatment".
(2) It is assumed that the Merger will be accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, an Exchange Ratio of 1.62 shares of FUNC Common Stock for each of the 199,779,000 shares of CFC Common Stock which were outstanding at September 30, 1997. The 1.62 Exchange Ratio is subject to possible adjustment under certain circumstances. See "THE MERGER -- Termination; Possible Exchange Ratio Increase".
    As a result, information was adjusted for the Merger by the (i) addition of 323,642,000 shares of FUNC Common Stock amounting to $1.1 billion (excluding the shares of FUNC Common Stock to be issued in exchange for an estimated
    3.5 million shares of CFC Common Stock that CFC expects to issue in order to qualify the Merger as a pooling of interests; (ii) elimination of 199,779,000 shares of outstanding CFC Common Stock amounting to $200 million; (iii) elimination of the cost of CFC treasury stock of $1.3 billion of which $1.1 billion reduced retained earnings; (iv) reclassification of the cost of unallocated shares held by the CFC ESOP of $52 million; and (v) recordation of the remaining amount of $1.0 billion as a reduction of paid-in capital at September 30, 1997.
    As of September 30, 1997, FUNC and CFC had 50,530,000 and 16,915,000 shares of common stock reserved for issuance primarily for stock option plans, respectively (excluding, as to FUNC, shares reserved for issuance in connection with the Merger, the Signet Acquisition, the Wheat Acquisition and the Covenant Acquisition, or upon exercise of the FUNC Rights'), which are not included in the unaudited pro forma financial information presented herein.
    For the nine months ended September 30, 1997, CFC had net income applicable to common stockholders of $597 million.
    In 1993, CFC changed its method of accounting for postemployment benefits, and in 1993 CFC reported additional expense as a cumulative effect of a change in accounting principle, net of tax of $16 million in 1993 and $108 million in 1992. Such amounts have been appropriately reclassified to noninterest expense and income taxes in 1993 and 1992, respectively, in the pro forma financial information presented herein.
(3) The Signet Acquisition, which was consummated on November 28, 1997, will be accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, an exchange ratio of 1.10 shares of FUNC Common Stock for each of the 60,944,000 shares of Signet common stock which were outstanding at September 30, 1997.
    As a result, information was adjusted for the Signet Acquisition by the (i) addition of 67,038,000 shares of FUNC Common Stock amounting to $224 million; (ii) elimination of 60,944,000 shares of Signet common stock amounting to $305 million; and (iii) recordation of the remaining amount of $81 million as an increase to paid-in capital at September 30, 1997.
    As of September 30, 1997, FUNC and Signet had 50,530,000 and 3,501,000 shares of common stock reserved for issuance primarily for stock option plans, respectively (excluding, as to FUNC, shares reserved for issuance in connection with the Merger, the Signet Acquisition, the Wheat Acquisition and the Covenant Acquisition, or upon exercise of the FUNC Rights, and, as to Signet shares reserved for issuance upon exercise of the rights attached to shares of Signet common stock), which are not included in the unaudited pro forma financial information presented herein.
    For the nine months ended September 30, 1997, Signet had net income applicable to common stockholders of $73 million.
                                       63

(4) It is assumed that the Wheat Acquisition will be accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, an exchange ratio of 1.1621 shares of FUNC Common Stock for each of the 209,000 shares of Wheat preferred stock and 8,599,000 shares of Wheat common stock which were outstanding at September 30, 1997. The 1.1621 exchange ratio is subject to possible adjustment under certain circumstances.
    As a result, information was adjusted for the Wheat Acquisition by the (i) addition of 10,267,000 shares of FUNC Common Stock amounting to $34 million;
    (ii) elimination of 209,000 shares of Wheat preferred stock amounting to $3 million; (iii) elimination of 8,599,000 shares of Wheat common stock amounting to $17 million; and (iv) recordation of the remaining amount of $14 million as a reduction of paid-in capital at September 30, 1997.
    As of September 30, 1997, FUNC had 50,530,000 shares and Wheat had no shares of common stock reserved for issuance primarily for stock option plans (excluding, as to FUNC, shares reserved for issuance in connection with the Merger, the Signet Acquisition, the Wheat Acquisition and the Covenant Acquisition, or upon exercise of the FUNC Rights), which are not included in the unaudited pro forma financial information presented herein.
    For the nine months ended September 30, 1997, Wheat had net income applicable to common stockholders of $33 million, which includes $9 million related to Wheat's results of operations in Wheat's fourth quarter ended March 31, 1997.
(5) The Covenant Acquisition will be accounted for on a purchase accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, (i) an exchange ratio of (a) 1.516 shares of FUNC Common Stock for each of the 138,000 shares of Covenant series A preferred stock which were outstanding at September 30, 1997, (b) an exchange ratio of 1.2 shares of FUNC Common Stock for each of the 162,000 shares of Covenant series B preferred stock which were outstanding at September 30, 1997, (c) an exchange ratio of .3813 shares of FUNC Common Stock for each of the 3,057,000 shares of Covenant common stock which were outstanding at September 30, 1997, and (d) the resulting issuance of 1,743,000 shares of FUNC Common Stock; (ii) the repurchase of such aggregate shares in the open market at a cost of $87 million; and (iii) an increase in goodwill and deposit base premium of $49 million and $6 million, respectively. The Covenant series A preferred stock converted into shares of Covenant common stock on December 31, 1997.
    Additionally, the pro forma adjustments related to the unaudited pro forma combined condensed statements of income with respect to Covenant reflect a
    (i) 5.51 percent and 5.27 percent cost of funds for the nine months ended September 30, 1997, and for the year ended December 31, 1996, respectively;
    (ii) ten-year sum-of-the-years' digits method related to deposit base premium; and (iii) 25-year straight-line life related to goodwill.
    As a result, for the nine months ended September 30, 1997, and the year ended December 31, 1996, these adjustments amounted to (i) an increase in noninterest expense of $2 million and $10 million, respectively; and (ii) reductions in (a) interest income of $2 million and $4 million, respectively; (b) income taxes of $1 million and $5 million, respectively; and (c) net income applicable to common stockholders of $5 million and $9 million, respectively.
(6) In the second quarter of 1997, FUNC acquired the First National Bank of Boca Raton with assets of $29 million, net loans of $15 million and deposits of $27 million for $2 million in cash. This purchase accounting acquisition has been reflected in the pro forma financial information only from the date of consummation.
    From January 1, 1997, through September 30, 1997, FUNC has purchased 24 million shares of FUNC Common Stock in the open market at a cost of $1.0 billion, of which 1.65 million shares relate to the Covenant Acquisition as noted above. See "RECENT DEVELOPMENTS -- FUNC Common Stock Transactions". The historical financial statements of FUNC will be restated for the Merger for all periods presented and for the Signet Acquistion only for periods beginning on or after January 1, 1995. Such financial statements will not be restated as a result of the Wheat Acquisition or the Covenant Acquisition.
(7) Income per share data has been computed based on the combined historical net income applicable to common stockholders of FUNC, Signet, CFC, Wheat and Covenant using the historical weighted average shares outstanding of FUNC Common Stock and the weighted average outstanding shares, adjusted to equivalent shares of FUNC Common Stock, as of the earliest applicable period presented, as appropriate.
                                       64

 (8) Certain insignificant reclassifications have been included herein to conform to statement presentations. Transactions conducted in the ordinary course of business between FUNC, Signet, CFC, Wheat and Covenant are immaterial, and accordingly, have not been eliminated.
 (9) The unaudited pro forma financial information does not include any material expenses related to the Merger, the Signet Acquisition, the Wheat Acquisition or the Covenant Acquisition. FUNC currently estimates after-tax restructuring and merger-related charges of approximately (i) $154 million related to the Signet Acquisition, or $0.24 per share of FUNC Common Stock, expected to be taken in the fourth quarter of 1997; and (ii) $795 million related to the Merger, or $0.81 per share of FUNC Common Stock, expected to be taken in the second quarter of 1998. In addition, FUNC expects to incur an estimated $75 million in pre-tax Merger-related costs in the 12-month period following the Merger. See "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION" and "RECENT DEVELOPMENTS".
(10) FUNC expects to realize significant revenue enhancements and cost savings from the Merger and the Signet Acquisition. The pro forma financial information, which does not reflect any revenue enhancements, direct costs or potential savings from the consolidation of operations of FUNC, Signet, CFC, Wheat or Covenant, is not indicative of the results of future operations. No assurance can be given with respect to the ultimate level of such revenue enhancements or cost savings. As indicated by the foregoing unaudited pro forma financial information and based solely on the foregoing assumptions, consummation of the Merger, the Signet Acquisition, the Wheat Acquisition and the Covenant Acquisition would have diluted FUNC's historical net income per common share for the nine months ended September 30, 1997, and the year ended December 31, 1996, by 15 percent and 13 percent, respectively. See "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION" and "RECENT DEVELOPMENTS".
                                       65

                                      CFC
GENERAL
     Financial and other information relating to CFC, including information relating to CFC's directors and executive officers, is set forth in CFC's 1996 Annual Report on Form 10-K (which incorporated certain portions of CFC's 1997 Annual Meeting Proxy Statement), CFC's 1997 Quarterly Reports on Form 10-Q and CFC's 1997 Current Reports on Form 8-K, which are incorporated by reference herein, copies of which may be obtained from CFC as indicated under "AVAILABLE INFORMATION". See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".
HISTORY AND BUSINESS
     CFC was incorporated under the laws of the Commonwealth of Pennsylvania in 1971 and is registered as a bank holding company under the BHCA.
     CFC provides a broad range of wholesale banking services, consumer banking services (which includes retail banking) and trust and investment management services through its banking subsidiaries. Its lead banking subsidiary is CoreStates Bank, headquartered in Philadelphia, Pennsylvania, with branch banking offices in Pennsylvania, New Jersey and Delaware. CoreStates Bank of Delaware, N.A. is headquartered in New Castle County, Delaware.
     CFC has several other direct and indirect subsidiaries including companies engaged in providing commercial financing and factoring, securities brokerage services, investment advisory services, lease financing, processing services and information processing services.
                                       66

                                      FUNC
GENERAL
     Financial and other information relating to FUNC, including information relating to FUNC's directors and executive officers, is set forth in FUNC's 1996 Annual Report on Form 10-K (which incorporated certain portions of FUNC's 1997 Annual Meeting Proxy Statement), FUNC's 1997 Quarterly Reports on Form 10-Q and FUNC's 1997 Current Reports on Form 8-K, which are incorporated by reference herein, copies of which may be obtained from FUNC as indicated under "AVAILABLE INFORMATION". See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".
HISTORY AND BUSINESS
     FUNC was incorporated under the laws of North Carolina in 1967, and FUNC is registered as a bank holding company under the BHCA. Pursuant to a corporate reorganization in 1968, First Union National Bank, based in Charlotte, North Carolina ("FUNB"), and First Union Mortgage Corporation, a mortgage banking firm acquired by FUNB in 1964, became subsidiaries of FUNC.
     In addition to FUNB (which, as a result of corporate reorganizations in June and July 1997, conducts commercial banking operations in Florida, Georgia, South Carolina, North Carolina, Tennessee, Virginia, Maryland, Connecticut and Washington, D.C.), FUNC also owns banks conducting operations in Delaware, New Jersey, Pennsylvania and New York. See " -- Certain Regulatory Considerations; INTERSTATE BANKING AND BRANCHING LEGISLATION". In addition to providing a wide range of commercial and retail banking and trust services through its banking subsidiaries, FUNC also provides various other financial services, including mortgage banking, home equity lending, credit cards, leasing, investment banking, insurance and securities' brokerage services, through other subsidiaries.
     Since the 1985 Supreme Court decision upholding regional interstate banking legislation, FUNC has concentrated its efforts on building a large, regional banking organization in what it perceives to be some of the better banking markets in the eastern region of the United States. Since November 1985, FUNC has completed over 70 banking-related acquisitions and has pending three acquisitions (including the Merger), including the more significant acquisitions (I.E., involving the acquisition of $3.0 billion or more of assets or deposits) set forth in the following table. See "RECENT DEVELOPMENTS -- Other FUNC Acquisitions".

                                                                     ASSETS/             CONSIDERATION/
                    NAME                         HEADQUARTERS     DEPOSITS(1)(2)      ACCOUNTING TREATMENT      COMPLETION DATE
---------------------------------------------   ---------------   --------------    -------------------------   ---------------
Atlantic Bancorporation......................   Florida           $  3.8 billion    common stock/pooling        November 1985
Northwestern Financial Corporation...........   North Carolina       3.0 billion    common stock/pooling        December 1985
First Railroad & Banking Company of
  Georgia....................................   Georgia              3.7 billion    common stock/pooling        November 1986
Florida National Banks of Florida, Inc.......   Florida              7.9 billion    cash and preferred          January 1990
                                                                                    stock/purchase
Southeast banks..............................   Florida              9.9 billion    cash, notes and preferred   September 1991
                                                                                    stock/
                                                                                    purchase
Resolution Trust Company ("RTC")                                     5.3 billion    cash/purchase               1991-1994
  acquisitions...............................   Florida,
                                                Georgia,
                                                Virginia
Dominion Bankshares Corporation..............   Virginia             8.9 billion    common stock and            March 1993
                                                                                    preferred stock/pooling
Georgia Federal Bank, FSB....................   Georgia              4.0 billion    cash/purchase               June 1993
First American Metro Corp....................   Virginia             4.6 billion    cash/purchase               June 1993
American Savings of Florida, F.S.B...........   Florida              3.6 billion    common stock/purchase       July 1995
FFB..........................................   New Jersey,
                                                Pennsylvania        35.3 billion    common stock and            January 1996
                                                                                    preferred stock/pooling
Center Financial Corporation.................   Connecticut          4.0 billion    common stock/purchase       November 1996
Signet.......................................   Virginia            11.9 billion    common stock/pooling        November 1997
CFC..........................................   Pennsylvania      $ 47.6 billion    common stock/pooling        pending

---------------
(1) The dollar amounts indicated represent the assets of the related organization as of the last reporting period prior to acquisition, except for (i) the dollar amount relating to RTC acquisitions, which represents savings and loan deposits acquired from the RTC, and (ii) the dollar amount relating to Southeast banks, which represents assets of the two banking subsidiaries of Southeast Banking Corporation acquired from the FDIC.
(2) In addition, FUNC acquired (i) Lieber & Company, a mutual fund advisory company with approximately $3.4 billion in assets under management, in June 1994, and (ii) Keystone Investments, Inc., a mutual fund advisory company with approximately $11.6 billion in assets under management, in December 1996. The consideration paid by FUNC in each acquisition was FUNC Common Stock. Since such assets are not owned by these mutual fund advisory companies, they are not reflected on FUNC's balance sheet.
     FUNC is continually evaluating acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of FUNC's book value and net income per common share may occur in connection with any future transactions.
CERTAIN REGULATORY CONSIDERATIONS
     AS A BANK HOLDING COMPANY, FUNC IS SUBJECT TO REGULATION UNDER THE BHCA AND TO ITS EXAMINATION AND REPORTING REQUIREMENTS. THE FOLLOWING DISCUSSION SETS FORTH CERTAIN OF THE MATERIAL ELEMENTS OF THE REGULATORY FRAMEWORK APPLICABLE TO BANK HOLDING COMPANIES AND THEIR SUBSIDIARIES AND PROVIDES CERTAIN SPECIFIC INFORMATION RELEVANT TO FUNC. TO THE EXTENT THAT THE FOLLOWING INFORMATION DESCRIBES STATUTORY AND REGULATORY PROVISIONS, IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE STATUTORY AND REGULATORY PROVISIONS. A CHANGE IN APPLICABLE STATUTES, REGULATIONS OR REGULATORY POLICY MAY HAVE A MATERIAL EFFECT ON THE BUSINESS OF FUNC.
  GENERAL
     As a bank holding company, FUNC is subject to regulation under the BHCA and to its examination and reporting requirements. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than five percent of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of, or a waiver of the requirement for such approval by, the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.
     The earnings of FUNC are affected by the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board, the OCC and the FDIC. In addition, there are numerous governmental requirements and regulations which affect the activities of FUNC.
  PAYMENT OF DIVIDENDS
     FUNC is a legal entity separate and distinct from its banking and other subsidiaries. A major portion of FUNC's revenues result from amounts paid as dividends to FUNC by its national bank subsidiaries. The prior approval of the OCC is required for the payment of any dividend by a national bank if the total of all dividends declared by the board of directors of such bank in any calendar year will exceed the sum of such bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits any national bank from paying dividends which would be greater than such bank's undivided profits after deducting statutory bad debt in excess of such bank's allowance for loan losses.
     In addition to its national bank subsidiaries, FUNC has one state-chartered bank subsidiary which is subject to dividend limitations under applicable state laws.
     Under the foregoing dividend restrictions and certain restrictions applicable to certain of FUNC's nonbanking subsidiaries, as of September 30, 1997, FUNC's subsidiaries, without obtaining affirmative governmental approvals, could pay aggregate dividends of $880 million to FUNC. In the first nine months of 1997, FUNC's subsidiaries paid $896 million in cash dividends to FUNC. In addition, the corporate reorganization of certain of FUNC's subsidiary banks into FUNB resulted in a reduction of capital in the amount of $835 million, which was paid to FUNC.
                                       68

     In addition, FUNC and its bank subsidiaries are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine, under certain circumstances relating to the financial condition of a national bank or bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. The OCC (the appropriate agency with respect to FUNC's national bank subsidiaries) and the FDIC (the appropriate agency with respect to FUNC's state-chartered bank subsidiary) have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsound and unsafe banking practice. The OCC, the FDIC and the Federal Reserve Board have each indicated that banking organizations should generally pay dividends only out of current operating earnings.
  BORROWINGS; ETC.
     There are also various legal restrictions on the extent to which each of FUNC and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited, as to any one of FUNC or such nonbank subsidiaries, to ten percent of the lending bank's capital stock and surplus, and as to FUNC and all such nonbank subsidiaries in the aggregate, to 20 percent of such lending bank's capital stock and surplus.
     The Federal Deposit Insurance Act, as amended (the "FDIA"), imposes liability on an institution whose deposits are insured by the FDIC, such as FUNC's subsidiary banks, for certain potential losses of the FDIC incurred in connection with other FDIC-insured institutions under common control with such institution.
     Under the National Bank Act, if the capital stock of a national bank is impaired by losses or otherwise, the OCC is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata and, to the extent necessary, if any such assessment is not paid by any stockholder after three months notice, to sell the stock of such stockholder to make good the deficiency.
     Under Federal Reserve Board policy, FUNC is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, FUNC may not find itself willing or able to provide it.
     Any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.
  CAPITAL ADEQUACY
     The Federal Reserve Board, the FDIC and the OCC have adopted substantially similar risk-based and leverage capital guidelines for United States banking organizations. Under these risked-based capital standards, the minimum consolidated ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is eight percent. At least half of the total capital is to be composed of common stockholder's equity, retained earnings, a limited amount of qualifying perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less goodwill and certain intangibles ("tier 1 capital" and, together with tier 2 capital, "total capital"). The remainder of total capital may consist of mandatory convertible debt securities and a limited amount of subordinated debt, qualifying preferred stock and loan loss allowance ("tier 2 capital"). At September 30, 1997, FUNC's tier 1 and total capital ratios were 8.18 percent and 13.72 percent, respectively. On an FUNC, Signet and CFC combined basis, such ratios at September 30, 1997, would have been 8.37 percent and 13.27 percent, respectively.
     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets less certain amounts ("leverage ratio") equal to three percent for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies will generally be required to maintain a leverage ratio of from at least four to five percent. FUNC's leverage ratio at September 30, 1997, was 6.53 percent. On an FUNC, Signet and CFC combined basis, such ratio at September 30, 1997, would have been 6.95 percent. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible tier 1 leverage ratio" (deducting
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all intangibles) in evaluating proposals for expansion or new activity. The
Federal Reserve Board has not advised FUNC of any specific minimum leverage ratio or tangible tier 1 leverage ratio applicable to it.
     Each of FUNC's subsidiary banks is subject to similar capital requirements adopted by the OCC or the FDIC. Each of FUNC's subsidiary banks had a leverage ratio in excess of 5.87 percent as of September 30, 1997. The federal banking agencies have not advised any of the subsidiary banks of any specific minimum leverage ratio applicable to it.
  PROMPT CORRECTIVE ACTION
     The FDIA, among other things, requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The FDIA establishes five capital tiers:
"well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized". A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.
     The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, tier 1 capital ratio and the leverage ratio. Under the regulations, a FDIC-insured bank will be
(i) "well capitalized" if it has a total capital ratio of ten percent or greater, a tier 1 capital ratio of six percent or greater and a leverage ratio of five percent or greater and is not subject to any order or written directive by the OCC to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total capital ratio of eight percent or greater, a tier 1 capital ratio of four percent or greater and a leverage ratio of four percent or greater (three percent in certain circumstances) and is not "well capitalized"; (iii) "undercapitalized" if it has a total capital ratio of less than eight percent, a tier 1 capital ratio of less than four percent or a leverage ratio of less than four percent (three percent in certain circumstances); (iv) "significantly undercapitalized" if it has a total capital ratio of less than six percent, a tier 1 capital ratio of less than three percent or a leverage ratio of less than three percent; and (v) "critically undercapitalized" if its tangible equity is equal to or less than two percent of average quarterly tangible assets. An institution may be downgraded to, or deemed to be in, a capital category that is lower than is indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of September 30, 1997, all of FUNC's deposit-taking subsidiary banks had capital levels that qualify them as being "well capitalized" under such regulations.
     The FDIA generally prohibits a FDIC-insured depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be "undercapitalized". "Undercapitalized" depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the depository institution's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".
     "Significantly undercapitalized" insured depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator. A bank that is not "well capitalized" is subject to certain limitations relating to so-called "brokered" deposits.
  DEPOSITOR PREFERENCE STATUTE
     Under federal law, deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.
  INTERSTATE BANKING AND BRANCHING LEGISLATION
     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994
(the "IBBEA") authorized interstate acquisitions of banks and bank holding companies without geographic limitation beginning one year after enactment. In addition, it
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authorized, beginning June 1, 1997, a bank to merge with a bank in another state as long as neither of the states has opted out of interstate branching between the date of enactment of the IBBEA and May 31, 1997. In addition, a bank may establish and operate a DE NOVO branch in a state in which the bank does not maintain a branch if that state expressly permits DE NOVO interstate branching. It was pursuant to authority from IBBEA that FUNB completed its reorganizations in June and July 1997. See " -- History and Business". In addition, First Union National Bank, based in Avondale, Pennsylvania, which conducts banking operations in New York, New Jersey and Pennsylvania, is to be merged with FUNB in February 1998, pending regulatory approval.
  FDIC INSURANCE ASSESSMENTS; DIFA
     Effective January 1, 1996, the FDIC reduced the insurance premiums it currently charges on bank deposits insured by the Bank Insurance Fund ("BIF") to the statutory minimum of $2,000 for "well capitalized" banks. The Deposit Insurance Funds Act of 1996, which was enacted on September 30, 1996 ("DIFA"), reduced the amount of semi-annual FDIC insurance premiums for savings association deposits acquired by banks and insured by SAIF to the same levels assessed for deposits insured by BIF. DIFA also provided for a special one-time assessment imposed on deposits insured by SAIF, including such deposits held by banks, to bring the SAIF up to statutorily required levels. FUNC accrued for the one-time assessment in the third quarter of 1996 in the amount of $86 million after tax in connection with the SAIF recapitalization.
     DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF, and continues the assessments currently imposed on depository institutions with respect to SAIF-insured deposits, to pay for the cost of Financing Corporation funding.
                       DESCRIPTION OF FUNC CAPITAL STOCK
     THE DESCRIPTIVE INFORMATION SUPPLIED HEREIN OUTLINES CERTAIN PROVISIONS OF THE FUNC ARTICLES, THE FUNC BYLAWS AND THE NCBCA. THE INFORMATION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE PROVISIONS OF THE FUNC ARTICLES, THE FUNC BYLAWS AND THE NCBCA.
AUTHORIZED CAPITAL
     The authorized capital stock of FUNC consists of 750,000,000 shares of FUNC Common Stock, 10,000,000 shares of Preferred Stock, no-par value per share
("FUNC Preferred Stock"), and 40,000,000 shares of FUNC Class A Preferred Stock, no-par value per share ("FUNC Class A Preferred Stock"). As of September 30, 1997, there were 568,296,416 shares of FUNC Common Stock, no shares of FUNC Preferred Stock and no shares of FUNC Class A Preferred Stock issued and outstanding. The FUNC Preferred Stock and FUNC Class A Preferred Stock are each issuable in one or more series, and with respect to any series, the FUNC Board, subject to certain limitations, is authorized to fix the number of shares, dividend rates, liquidation prices, liquidation rights of holders, redemption, conversion and voting rights and other terms of the series. Shares of FUNC Class A Preferred Stock and FUNC Preferred Stock that are redeemed, repurchased or otherwise acquired by FUNC have the status of authorized, unissued and undesignated shares of FUNC Class A Preferred Stock and FUNC Preferred Stock, respectively, and may be reissued. In connection with the Shares Proposal, holders of FUNC Common Stock as of the Record Date will vote on a proposal to increase the authorized but unissued shares of FUNC Common Stock from
750,000,000 to 2,000,000,000. See "AMENDMENT TO FUNC ARTICLES".
FUNC COMMON STOCK
     Subject to the prior rights of the holders of any FUNC Preferred Stock and any FUNC Class A Preferred Stock then outstanding, holders of FUNC Common Stock are entitled to receive such dividends as may be declared by the FUNC Board out of funds legally available therefor, and in the event of liquidation or dissolution, to receive the net assets of FUNC remaining after payment of all liabilities and after payment to holders of all shares of FUNC Preferred Stock and FUNC Class A Preferred Stock of the full preferential amounts to which such holders are respectively entitled, in proportion to their respective holdings. See "FUNC -- Certain Regulatory Considerations; PAYMENT OF DIVIDENDS".
     Pursuant to an indenture dated as of November 27, 1996, between FUNC and Wilmington Trust Company, as trustee, under which certain of FUNC's outstanding junior subordinated debt securities have been issued, FUNC has covenanted that it generally will not declare or pay any dividends or distributions on, or redeem, repurchase, acquire or make a liquidation payment with respect to, any of FUNC's capital stock, including FUNC Common Stock, FUNC Preferred Stock and FUNC Class A Preferred Stock if, at such time, certain defaults have occurred under such indenture or a related guarantee of FUNC or FUNC shall have exercised its right under such indenture to defer interest payments on the securities issued thereunder.
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     Subject to the rights of the holders of any FUNC Preferred Stock and any
FUNC Class A Preferred Stock then outstanding, all voting rights are vested in the holders of the shares of FUNC Common Stock, each share being entitled to one vote on all matters requiring stockholder action and in the election of directors. Holders of FUNC Common Stock have no preemptive, subscription or conversion rights. All of the outstanding shares of FUNC Common Stock are fully paid and nonassessable, and the FUNC Common Shares issuable to the stockholders of CFC upon consummation of the Merger will, upon issuance, be fully paid and nonassessable.
FUNC PREFERRED STOCK
     All shares of each series of FUNC Preferred Stock must be of equal rank and have the same powers, preferences and rights and be subject to the same qualifications, limitations and restrictions, except with respect to dividend rates, redemption prices, liquidation amounts, terms of conversion or exchange and voting rights.
FUNC CLASS A PREFERRED STOCK
     Shares of FUNC Class A Preferred Stock rank prior or superior to FUNC
Common Stock and on a parity with or junior to (but not prior or superior to) FUNC Preferred Stock or any series thereof, in respect of the right to receive dividends and/or the right to receive payments out of the net assets of FUNC upon any involuntary or voluntary liquidation, dissolution or winding up of
FUNC. Subject to the foregoing and to the terms of any particular series of FUNC Class A Preferred Stock, each series of FUNC Class A Preferred Stock may vary as to priority.
FUNC RIGHTS PLAN
     Each outstanding share of FUNC Common Stock currently has attached to it one right (an "FUNC Right") issued pursuant to a Shareholder Protection Rights Agreement (as amended, the "FUNC Rights Agreement"). Accordingly, in the Merger, holders of CFC Common Stock would receive one FUNC Right with respect to each share of FUNC Common Stock they receive, which FUNC Right will be attached to the related shares of FUNC Common Stock, unless the Separation Time (as defined below) has occurred, in which case holders of CFC Common Stock would receive separate certificates with respect to such FUNC Rights. Each FUNC Right entitles its registered holder to purchase one one-hundredth of a share of a junior participating series of FUNC Class A Preferred Stock designed to have economic and voting terms similar to those of one share of FUNC Common Stock, for $105.00 (as adjusted to reflect the FUNC Stock Split), subject to adjustment (the
"Rights Exercise Price"), but only after the earlier to occur (the "Separation Time") of: (i) the tenth business day (subject to extension) after any person
(an "Acquiring Person") (x) commences a tender or exchange offer, which, if consummated, would result in such person becoming the beneficial owner of 15 percent or more of the outstanding shares of FUNC Common Stock, or (y) is determined by the Federal Reserve Board to "control" FUNC within the meaning of the BHCA (see " -- Other Provisions" below), subject to certain exceptions; and
(ii) the tenth business day after the first date (the "Flip-in Date") of a public announcement by FUNC that a person has become an Acquiring Person. The FUNC Rights will not trade separately from the shares of FUNC Common Stock unless and until the Separation Time occurs.
     The FUNC Rights Agreement provides that a person will not become an Acquiring Person under the BHCA control-based test described above if either (i) the Federal Reserve Board's control determination would not have been made but for such person's failure to make certain customary passivity commitments, or such person's violation of such commitments made, to the Federal Reserve Board, so long as the Federal Reserve Board determines that such person no longer controls FUNC within 30 days (or 60 days in certain circumstances), or (ii) the Federal Reserve Board's control determination was not based on such a failure or violation and such person (x) obtains a noncontrol determination within three years, and (y) is using its best efforts to allow FUNC to make any acquisition or engage in any legally permissible activity notwithstanding such person's being deemed to control FUNC for purposes of the BHCA.
     The FUNC Rights will not be exercisable until the business day following the Separation Time. The FUNC Rights will expire on the earliest of: (i) the Exchange Time (as defined below); (ii) the close of business on December 28, 2000; and (iii) the date on which the FUNC Rights are redeemed or terminated as described below (in any such case, the "Expiration Time"). The Rights Exercise Price and the number of FUNC Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the FUNC Rights, are subject to adjustment upon the occurrence of certain events.
     In the event that prior to the Expiration Time a Flip-in Date occurs, FUNC will take such action as shall be necessary to ensure and provide that each FUNC Right (other than FUNC Rights beneficially owned by an Acquiring Person or any affiliate, associate or transferee thereof, which FUNC Rights shall become void) shall constitute the right to purchase, from FUNC, shares of FUNC Common Stock having an aggregate market price equal to twice the Rights Exercise Price for an
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amount in cash equal to the then current Rights Exercise Price. In addition, the
FUNC Board may, at its option, at any time after a Flip-in Date, elect to exchange all of the then outstanding FUNC Rights for shares of FUNC Common
Stock, at an exchange ratio of two shares of FUNC Common Stock per FUNC Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Separation Time (the "Rights Exchange Rate"). Immediately upon such action by the FUNC Board (the "Exchange Time"), the right to exercise the FUNC Rights will terminate, and each FUNC Right will thereafter represent only the right to receive a number of shares of FUNC Common Stock equal to the Rights Exchange Rate. If FUNC becomes obligated to issue shares of FUNC Common Stock upon exercise of or in exchange for FUNC Rights, FUNC, at its option, may substitute therefor shares of junior participating FUNC Class A Preferred Stock upon exercise of each FUNC Right at a rate of two one-hundredths of a share of junior participating FUNC Class A Preferred Stock upon the exchange of each FUNC Right.
     The FUNC Rights may be canceled and terminated without any payment to holders thereof at any time prior to the date that they become exercisable and are redeemable by FUNC at $.01 per FUNC Right, subject to adjustment upon the occurrence of certain events, at any date between the date on which they become exercisable and the Flip-In Date. The FUNC Rights have no voting rights and are not entitled to dividends.
     The FUNC Rights will not prevent a takeover of FUNC. The FUNC Rights, however, may cause substantial dilution to a person or group that acquires 15 percent or more of FUNC Common Stock (or that acquires "control" of FUNC within the meaning of the BHCA) unless the FUNC Rights are first redeemed or terminated by the FUNC Board. Nevertheless, the FUNC Rights should not interfere with a transaction that is in the best interests of FUNC and its stockholders because the FUNC Rights can be redeemed or terminated, as hereinabove described, before the consummation of such transaction.
     The complete terms of the FUNC Rights are set forth in the FUNC Rights Agreement. The foregoing description of the FUNC Rights and the FUNC Rights Agreement is qualified in its entirety by reference to such document. The FUNC Rights Agreement is incorporated by reference as an exhibit to the Registration Statement. A copy of the FUNC Rights Agreement can be obtained upon written request to the Rights Agent, First Union National Bank, 1525 West W. T. Harris Blvd., Charlotte, North Carolina 28288-1153.
OTHER PROVISIONS
     The FUNC Articles and the FUNC Bylaws contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of FUNC. These include provisions in the FUNC Articles: (i) classifying the FUNC Board into three classes with each class to serve for three years with one class being elected annually; (ii) authorizing the FUNC Board to fix the size of the FUNC Board at between nine and 30 directors; (iii) authorizing directors to fill vacancies on the FUNC Board that occur between annual meetings, except that vacancies resulting from a removal of a director by a stockholder vote may only be filled by a stockholder vote; (iv) providing that directors may be removed only for cause and only by affirmative vote of the majority of shares entitled to be voted in the election of directors, voting as a single class; (v) authorizing only the FUNC Board, the Chairman of the FUNC Board or the President to call a special meeting of stockholders (except for special meetings called under specified circumstances for holders of classes or series of stock ranking superior to the FUNC Common Stock); and (vi) requiring an 80 percent vote of stockholders entitled to vote in the election of directors, voting as a single class, to alter any of the foregoing provisions.
     The FUNC Bylaws include provisions setting forth specific conditions under which: (i) business may be transacted at an annual meeting of stockholders; and
(ii) persons may be nominated for election as directors of FUNC at an annual meeting of stockholders. See "CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC STOCKHOLDERS -- Director Nominations" and " -- Stockholder Proposals".
     The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued, or unless the acquisition is subject to Federal Reserve Board approval under the BHCA. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than ten percent of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as FUNC, would, under the circumstances set forth in the presumption, constitute the acquisition of control.
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     In addition, any "company" would be required to obtain the approval of the
Federal Reserve Board under the BHCA before acquiring 25 percent (five percent in the case of an acquiror that is a bank holding company) or more of the outstanding shares of FUNC Common Stock, or otherwise obtaining "control" over FUNC. Under the BHCA, "control" generally means (i) the ownership or control of 25 percent or more of any class of voting securities of the bank holding company, (ii) the ability to elect a majority of the bank holding company's directors, or (iii) the ability otherwise to exercise a controlling influence over the management and policies of the bank holding company.
     Two North Carolina "anti-takeover" statutes adopted in 1987, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act, allowed North Carolina corporations to elect to either be covered or not be covered by such statutes. FUNC elected not to be covered by such statutes.
     In addition to the foregoing, in certain instances the ability of the FUNC Board to issue authorized but theretofore unissued shares of FUNC Common Stock, FUNC Class A Preferred Stock or FUNC Preferred Stock may have an anti-takeover effect.
     The existence of the foregoing provisions could (i) result in FUNC being less attractive to a potential acquiror, or (ii) result in FUNC stockholders receiving less for their shares of FUNC Common Stock than otherwise might be available in the event of a takeover attempt.
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         CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC STOCKHOLDERS
GENERAL
     CFC is a Pennsylvania corporation, subject to the provisions of the PBCL. FUNC is a North Carolina corporation, subject to the provisions of the NCBCA. Stockholders of CFC will, upon consummation of the Merger, become stockholders of FUNC. The rights of such stockholders as stockholders of FUNC will then be governed by the FUNC Articles, the FUNC Bylaws and the NCBCA.
     Set forth below are the material differences between the rights of an CFC stockholder under the CFC Articles, the CFC Bylaws and the PBCL, on the one
hand, and the rights of an FUNC stockholder under the FUNC Articles, the FUNC Bylaws and the NCBCA, on the other hand.
     The following summary does not reflect any rules of the NYSE that may apply to FUNC or CFC in connection with the matters discussed. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the PBCL, the NCBCA, and the constituent documents of each corporation.
AUTHORIZED CAPITAL
     CFC. CFC's authorized capital consists of 10,000,000 shares of Series Preferred Stock, without par value ("CFC Series Preferred Stock"), of which none was issued and outstanding as of the Record Date, and 350,000,000 shares of CFC Common Stock, of which 200,356,474 shares were issued and outstanding as of the Record Date.
     FUNC. FUNC's authorized capital is set forth under "DESCRIPTION OF FUNC CAPITAL STOCK -- Authorized Capital".
AMENDMENT OF CHARTER OR BYLAWS
     CFC. The CFC Articles may be amended in the manner prescribed by the PBCL. The PBCL generally provides that an amendment of the articles of incorporation must be proposed by the board of directors and may be adopted by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon and by a majority of the votes cast by the stockholders of any class or series of shares entitled to vote thereon. Notwithstanding the foregoing, without the consent of the holders of at least two-thirds of the shares of CFC Series Preferred Stock outstanding, CFC cannot adopt or effect any amendment to the CFC Articles which would adversely affect the rights or preferences of the CFC Series Preferred Stock (except as may be expressly permitted under the CFC Articles with the consent of the holders of a majority of the shares of CFC Series Preferred Stock); provided, however, that if any such amendment adversely affects the rights or preferences of one or more, but not all, of the series of CFC Series Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares of all series adversely affected is required in lieu of the consent of the holders of two-thirds of the shares of
CFC Series Preferred Stock. The CFC Bylaws may be amended by stockholder vote by a majority of the votes cast by all stockholders entitled to vote or by a majority of the CFC Board if the matter in question is not required to be submitted to the stockholders by statute.
     FUNC. Under North Carolina law, an amendment to the FUNC Articles generally requires the recommendation of the FUNC Board and the approval of either a majority of all shares entitled to vote thereon or a majority of the votes cast thereon, depending on the nature of the amendment. In accordance with North Carolina law, the FUNC Board may condition its submission of the proposed amendment on any basis. An amendment to the FUNC Bylaws generally requires the approval of either the stockholders or the FUNC Board. The FUNC Board generally may not amend any bylaw approved by the stockholders. Under certain circumstances, the approval of the holders of at least two-thirds, or in some cases a majority, of the outstanding shares of any series FUNC Preferred Stock or FUNC Class A Preferred Stock may be required to amend the FUNC Articles. In addition, certain amendments to the FUNC Articles or FUNC Bylaws require the approval of not less than 80 percent of the outstanding shares of FUNC entitled to vote in the election of directors, voting together as a single class. See "DESCRIPTION OF FUNC CAPITAL STOCK".
SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS
     CFC. The CFC Articles provides for a classified Board of Directors, consisting of three substantially equal classes of directors, each serving for a three-year term, with the term of each class of directors ending in successive years. The CFC Board currently consists of 13 members. Classification of the CFC Board may have the effect of decreasing the number of directors that could otherwise be elected at a given annual meeting by anyone who obtains a controlling interest in CFC Common Stock and thereby could impede a change in control of CFC.
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     FUNC. The size of the FUNC Board is determined by the affirmative vote of a majority of the FUNC Board, provided that the FUNC Board may not set the number of directors at less than nine nor more than 30, and provided further that no decrease in the number of directors may shorten the term of any director then in office. The number of directors of FUNC is currently set at 29. The FUNC Board is divided into three classes, each as nearly as possible equal in number as the others, with one class being elected annually for staggered three-year terms.
See "RECENT DEVELOPMENTS -- Other FUNC Acquisitions; SIGNET", "THE
MERGER -- Interests of Certain Persons" and "DESCRIPTION OF FUNC CAPITAL STOCK". REMOVAL OF DIRECTORS BY STOCKHOLDERS
     CFC. The CFC Bylaws provide that the entire CFC Board, or any class of the CFC Board, or any individual director may be removed from office only for cause and only by vote of the stockholders entitled to vote thereon.
     FUNC. Except for directors elected under specified circumstances by holders of any class or series of stock having a preference over FUNC Common Stock as to dividends or upon liquidation, directors of FUNC may be removed only for cause and only by a vote of the holders of a majority of the shares then entitled to in the election of directors, voting together as a single class.
DIRECTOR AND OFFICER EXCULPATION
     CFC. As permitted by the PBCL, the CFC Articles and the CFC Bylaws provide that a director or officer shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office as set forth under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Such limitation
(i) does not apply to the responsibility or liability of a director or officer pursuant to any criminal statute or the liability of a director or officer for the payment of taxes, and (ii) may, in the view of certain commentators, shield a director from liability for certain breaches of his or her duty of loyalty as well as his or her duty of care.
     The PBCL provides that in respect of an action by or in the right of a corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that there shall be no indemnification in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.
     In accordance with the PBCL, and pursuant to the CFC Bylaws, CFC is obligated to indemnify an Indemnified representative (as defined below) against any Liability (as defined below) incurred in connection with any Proceeding (as defined below) in which the Indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an Indemnified capacity (as defined below), including, without limitation, Liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or product Liability, except:
          (i) where such indemnification is expressly prohibited by applicable law, or
          (ii) where the conduct of the Indemnified representative has been determined to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. ((section mark)) 1746(b) or any superseding provision of law, sufficient in the circumstances to bar indemnification against Liabilities arising from the conduct.
     For purposes of the foregoing,
     "Indemnified capacity" means any and all past, present and future service by an Indemnified representative in one or more capacities as a director, officer, employee or agent of CFC, or, at the request of CFC as a director, officer, employee,
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agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;
     "Indemnified representative" means any and all directors and officers of the corporation and any other person designated as an Indemnified representative by the CFC Board (which may, but need not, include any person serving at the request of CFC, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);
     "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or other cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and
     "Proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of CFC, a class of its security holders or otherwise.
     FUNC. The FUNC Articles provide for the elimination of personal liability of each director of FUNC to the fullest extent permitted by the provisions of the NCBCA, as the same may be in effect from time to time. The NCBCA does not permit the elimination of such liability with respect to (i) acts or omissions the director knew or believed were clearly in conflict with the best interests of FUNC, (ii) any liability under the NCBCA for unlawful distributions by FUNC, or (iii) any transaction from which the director derived an improper personal benefit.
DIRECTOR CONFLICT OF INTEREST TRANSACTIONS
     CFC. In accordance with the PBCL and pursuant to the CFC Bylaws, a contract or transaction between CFC and another corporation, partnership, joint venture, trust or other enterprise in which one or more of CFC's directors are directors or officers or have a financial or other interest is generally permitted if: (i) the material facts of the relationship or interest are disclosed or known to the CFC Board and the CFC Board nevertheless authorizes the transaction by the affirmative vote of a majority of disinterested directors, even though less in number than would be required to establish a quorum; (ii) the material facts of the conflicting relationship are disclosed or known to stockholders entitled to vote at a stockholder meeting, and the transaction is specifically approved in good faith by the stockholders; or (iii) the transaction is fair to the corporation at the time it is authorized or ratified by the CFC Board or stockholders. The PBCL places additional restrictions on certain fundamental corporate transactions where the interested director is affiliated with a statutorily defined interested stockholder, requiring approval by an absolute majority of directors in such circumstances, without counting the vote of the interested director. Pennsylvania law permits a Pennsylvania corporation to lend money to its officers, directors and agents and to pay bonuses or other additional compensation to such persons for past services.
     FUNC. North Carolina law generally permits transactions involving a North Carolina corporation and an interested director of that corporation if: (i) the material facts of the transaction and the director's interest are disclosed and a majority of disinterested shares entitled to vote thereon authorizes, approves or ratifies the transaction; (ii) the material facts are disclosed and a majority of disinterested directors of the board of directors (or a committee of the board of directors) authorizes, approves or ratifies the transaction; or
(iii) the transaction is fair to the corporation. North Carolina law prohibits loans to directors or the guaranteeing of their obligations by a North Carolina corporation unless approved by a majority vote of disinterested stockholders or unless the corporation's board of directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan of loans and guarantees by the corporation. STOCKHOLDER MEETINGS
     CFC. The CFC Bylaws provide that the CFC Board may fix and designate the date and time of the annual meeting of stockholders, but if no such date is fixed, the meeting for any calendar year is to be held on the third Tuesday of April in such year. If the annual meeting shall not have been called and held within six months after the designated time, any stockholder may call the meeting at anytime thereafter. The presence in person or by proxy of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at the meeting constitutes a quorum at that meeting.
     The CFC Bylaws provide that a special meeting of the stockholders may be called at any time by the Chairman of the Board, the President or the CFC Board, who may fix the date, time and place of the meeting. If the date, time or place of the meeting is not so fixed, it will be fixed by the Secretary. A date fixed by the Secretary cannot be more than 60 days after the
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date of the calling of the meeting. The CFC Bylaws expressly provide that, except when acting by unanimous consent to remove a director or directors, stockholders may act only at a duly organized meeting.
     FUNC. A special meeting of stockholders may be called for any purpose only by the FUNC Board, by the Chairman of the FUNC Board or by FUNC's President (except for special meetings called under specified circumstances for holders of any class or series of stock having a preference over the FUNC Common Stock as to dividends or upon liquidation). A quorum for a meeting of the stockholders of FUNC is a majority of the outstanding shares of FUNC entitled to vote. Except as provided in the FUNC Articles or the NCBCA, a majority of the votes cast is generally required for any action by the stockholders of FUNC. North Carolina law provides that such quorum and voting requirements may be increased only with the approval of the stockholders of FUNC.
     In addition, the NCBCA provides that all the stockholders entitled to vote on an issue may validly act by unanimous written consent without a meeting. Unanimous written consent is obtainable, as a practical matter, only on matters on which there are only a relatively few stockholders entitled to vote. Any stockholder action, including, without limitation, election of directors, approval of mergers or sales of substantially all corporate property not in the ordinary course of business, amendments of articles of incorporation, and dissolution, may be accomplished by unanimous written consent.
DIRECTOR NOMINATIONS
     CFC. The CFC Bylaws provide that nominations for election of directors may be made by any stockholder entitled to vote for the election of directors so long as written notice of such stockholder's intent to nominate a director at the meeting is given by the stockholder and received by the Secretary of CFC not less that 45 days prior to the date of the annual meeting of stockholders. If directors are to be elected by stockholders at any other time, notice is required to be delivered to the Secretary of CFC not later than the seventh day following the day on which notice of the meeting was first mailed to stockholders. In lieu of delivery to the Secretary of CFC, such notice may be mailed to the Secretary of CFC by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of CFC. The notice is required to be in writing and contain or be accompanied by certain information about such stockholder, as described in the CFC Bylaws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination will be disregarded.
     FUNC. FUNC's Bylaws establish procedures that must be followed for stockholders to nominate persons for election to the FUNC Board. Such nominations must be made by delivering written notice to the Secretary of FUNC not less than 60 or more than 90 days prior to the annual meeting at which directors will be elected; provided, however, that if less than 70 days' notice of the date of the meeting is given, such written notice by the stockholder must be so delivered not later than the tenth day after the day on which such notice of the date of the meeting was given. Notice will be deemed to have been given more than 70 days prior to the meeting if the meeting is called on the third Tuesday of April regardless as to when public disclosure is made. The nomination notice must set forth certain information about the person to be nominated similar to that required to be disclosed in the solicitation of proxies for election of directors pursuant to Items 7(a) and 7(b) of Regulation 14A under the Exchange Act, and such person's written consent to being nominated and to serving as a director if elected. The nomination notice must also set forth certain information about the person submitting the notice, including the name and address of the stockholder and the class and number of shares of FUNC owned of record or beneficially by such stockholder. The Chairman of the meeting will, if the facts warrant, determine that a nomination was not made in accordance with the provisions prescribed by FUNC's Bylaws, and the defective nomination will be disregarded. The foregoing procedures do not apply to any director who is nominated under specified circumstances by holders of any class or series of stock having a preference over FUNC Common Stock as to dividends or upon liquidation.
STOCKHOLDER PROPOSALS
     CFC. There are no provisions in the CFC Bylaws or the CFC Articles establishing procedures by which a stockholder may submit a proposal to a vote of the stockholders of CFC at an annual meeting of stockholders. Stockholders of Pennsylvania registered corporations are not entitled by statute to propose amendments to the articles of incorporation.
     FUNC. FUNC's Bylaws establish procedures that must be followed for a stockholder to submit a proposal to a vote of the stockholders of FUNC at an annual meeting of stockholders. Such proposal must be made by the stockholder delivering written notice to the Secretary of FUNC not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days' notice of the date of the meeting is given, such written notice by the stockholder must be so delivered not later than the tenth day after the day on which such notice of the date of the meeting was given. Notice will be
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deemed to have been given more than 70 days prior to the meeting if the meeting is called on the third Tuesday of April. The stockholder proposal notice must set forth: (i) a brief description of the proposal and the reasons for its submission; (ii) the name and address of the stockholder, as they appear on FUNC's books; (iii) the classes and number of shares of FUNC owned by the stockholder; and (iv) any material interest of the stockholder in such proposal other than such holder's interest as a stockholder of FUNC. The Chairman of the meeting will, if the facts warrant, determine that any proposal was not properly submitted in accordance with the provisions prescribed by FUNC's Bylaws, and the defective proposal will not be submitted to the meeting for a vote of the stockholders.
STOCKHOLDER PROTECTION RIGHTS PLAN
     CFC. CFC has not adopted a stockholder protection rights plan.
     FUNC. FUNC has adopted the FUNC Rights Agreement. See "DESCRIPTION OF FUNC CAPITAL STOCK -- FUNC Rights Agreement".
STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS
     CFC. Under the PBCL, and pursuant to the CFC Bylaws, every stockholder has a right, upon written verified demand stating the purpose thereof, to examine, in person or by agent or attorney, the share register, books and records of account, and records of the proceedings of the incorporators, stockholders and directors, and to make copies of extracts therefrom. The stockholder's purpose for requesting access must be reasonably related to the interest of the person as a stockholder. Stockholders do not have the right to inspect corporate documents for an improper purpose; nor do they have the right to inspect documents which do not fall within the narrow categories listed in the PBCL and the CFC Bylaws. The scope of records to which a stockholder might otherwise have access may be further limited by considerations of privacy, privilege and confidentiality.
     In addition, the officer or agent having charge of the transfer books for shares of CFC is required to prepare a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list is required to be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the meeting.
     FUNC. Under the NCBCA, qualified stockholders have the right to inspect and copy certain records of FUNC if their demand is made in good faith and for a proper purpose. Such right of inspection requires that the stockholder give FUNC at least five business days' written notice of the demand, describing with reasonable particularity his purpose and the requested records. The records must be directly connected with the stockholder's purpose. The rights of inspection and copying extend not only to stockholders of record but also to beneficial ownership which is certified to FUNC by the stockholder of record. However, FUNC is under no duty to provide any accounting records or any records with respect to any matter that FUNC determines in good faith may, if disclosed, adversely affect FUNC in the conduct of its business or may constitute material non-public information, and the rights of inspection and copying are limited to stockholders who either have been stockholders for at least six months or who hold at least five percent of the outstanding shares of any class of stock of FUNC. A stockholder's agent or attorney has the same inspection and copying rights as the stockholder he represents.
     In addition, after fixing a record date for a stockholders' meeting, FUNC is required to prepare a stockholder list with respect to such stockholders' meeting and to make such list available at FUNC's principal office or at a place identified in the meeting notice to any stockholder beginning two business days after notice of such meeting is given and continuing through such meeting and any adjournment thereof. Subject to the applicable provisions of the NCBCA, a stockholder or his agent or attorney upon written demand at his own expense during regular business hours is entitled to copy such list. Such list must also be available at the stockholders' meeting, and any stockholder, his agent or attorney may inspect such list at any time during the meeting or any adjournment thereof.
REQUIRED STOCKHOLDER VOTE FOR CERTAIN ACTIONS
     CFC. Under the PBCL, a plan of merger, consolidation, share exchange, division, conversion or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of a corporation other than in the usual and regular course of business) generally must be proposed by the board of directors and approved by the affirmative vote of a majority of the votes cast by all stockholders of any class or series of shares entitled to vote thereon as a class.
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     The PBCL provides that if a stockholder of a registered corporation is a party to a sale of assets transaction, share exchange, merger or consolidation involving the corporation or a subsidiary, or if a stockholder is to receive a disproportionate amount of the shares or other securities of any corporation surviving or resulting from a plan of division, or is to be treated differently in a corporate dissolution from other stockholders of the same class, or is to have a materially increased percentage of voting or economic share interest in the corporation relative to substantially all other stockholders as a result of a reclassification, then approval must be obtained of the stockholders entitled to cast at least a majority of the votes which all stockholders other than the interested stockholder are entitled to cast with respect to the transaction without counting the votes of the interested stockholder (and certain affiliated and associated persons). Such additional stockholder approval is not required if the consideration to be received by the other stockholders in such transaction for shares of any class is not less than the highest amount paid by the interested stockholder in acquiring shares of the same class, or if the proposed transaction is approved by a majority of the board of directors other than certain directors affiliated or associated with, or nominated by, the interested stockholder.
     Under the PBCL, an articles amendment or plan of reclassification, merger, consolidation, exchange, asset transfer, division or conversion that provides mandatory special treatment for the shares of a class held by particular stockholders or groups of stockholders that differs materially from the treatment accorded other stockholders or groups of stockholders holding shares of the same class must be approved by each group of holders of any outstanding shares of a class who are to receive the same special treatment under the amendment or plan, voting as a special class in respect of the plan, regardless of any limitations stated in the articles or bylaws on the voting rights of any class or series. At the option of the corporation's board of directors, the approval of such special treatment by any such affected group may be omitted, but in such event the holder of any outstanding shares of the special class so denied voting rights will be entitled to the dissenters' rights (I.E., the right to demand payment in cash by the corporation of the fair value of the stockholder's shares plus interest).
     FUNC. Under North Carolina law, except as otherwise provided below or in the NCBCA, any plan of merger or share exchange to which FUNC is a party would require adoption by the FUNC Board, which would generally be required to recommend its approval to the stockholders, who in turn would be required to approve the plan by a vote of a majority of the outstanding shares entitled to vote thereon. Except as otherwise provided below or in the NCBCA, any sale, lease, exchange or other disposition of all or substantially all of FUNC's assets not made in the usual and regular course of business would generally require that the FUNC Board recommend the proposed transaction to the stockholders who would be required to approve the transaction by a vote of a majority of the outstanding shares entitled to vote thereon. In accordance with North Carolina law, the submission by the FUNC Board of any such action may be conditioned on any basis, including, without limitation, conditions regarding a supermajority voting requirement or that no more than a certain number of shares indicate that they will seek dissenters' rights.
     With respect to a plan of merger to which FUNC is a party, no vote of the stockholders of FUNC is required if FUNC is the surviving corporation and: (i) the FUNC Articles would remain unchanged after the merger, subject to certain exceptions; (ii) each stockholder of FUNC immediately before the merger would hold the same shares, with identical designations, limitations, preferences and relative rights, after the merger; (iii) the number of shares of FUNC stock entitled to vote unconditionally in the election of directors to be issued in the merger (either by the conversion of securities issued in the merger or by the exercise of rights and warrants issued in the merger) would not exceed 20 percent of the shares of FUNC stock entitled to vote unconditionally in the election of directors outstanding immediately before the merger; and (iv) the number of shares of FUNC stock entitling holders to participate without limitation in distributions to be issued in the merger (either by the conversion of securities issued in the merger or by the exercise of rights and warrants issued in the merger) would not exceed 20 percent of the shares of FUNC stock entitling holders to participate without limitation in distributions outstanding immediately before the merger.
     In addition, no vote of the stockholders of FUNC would be required to merge a subsidiary of which FUNC owns at least 90 percent of the outstanding shares of each class of subsidiary shares into FUNC, as long as no amendment is made to the FUNC Articles that could not be made without approval of FUNC's stockholders. With respect to a sale, lease, exchange or other disposition of all or substantially all the assets of FUNC made upon the authority of the FUNC Board, no vote of the stockholders of FUNC would be required if such disposition is made in the usual and regular course of business or if such disposition is made to a wholly-owned subsidiary of FUNC.
ANTI-TAKEOVER PROVISIONS
     CFC. CFC is subject to some, but not all, of various provisions of the PBCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20 percent or more of the voting power of a covered corporation,
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other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the board of directors. The relevant provisions are contained in Chapter 25 of the PBCL.
     Subchapter 25E (relating to control transactions) provides that if any person or group acting in concert acquires 20 percent or more of the voting power of a covered corporation, the remaining stockholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.
     Subchapter 25F (relating to business combinations) effectively prohibits for five years certain business combinations involving a covered corporation and an "interested shareholder" (generally defined to include a person, or group acting in concert, who beneficially owns 20 percent or more of the voting power of the corporation), unless the transaction is approved by the board of directors or a specified supermajority of stockholders. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. Depending on the time of stockholder approval and the percentage of voting stock approving the business combination, the interested stockholder may also be required to comply with detailed valuation provisions.
     Subchapter 25G (relating to control-share acquisitions) prevents a person, or group acting in concert, who acquires beneficial ownership of any one of three specified percentages of stock ownership (20 percent; 33 1/3 percent; and 50 percent), for the first time, from voting the "control shares" (I.E., those shares the ownership of which puts that person over the relevant threshold), unless both the "disinterested" stockholders and all voting stockholders of the corporation vote to restore the voting rights of those shares in two separate votes. Failure to obtain such approval exposes the holder to the risk of a forced sale of the shares to the issuer. If stockholder approval is obtained, the corporation is also subject to Subchapters 25I and 25J. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.
     Subchapter 25H (relating to disgorgement) applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation, or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20 percent or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period must be disgorged to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.
     Subchapters 25E-H contain a wide variety of transactional and status exemptions, exclusions and safe harbors. As permitted under the PBCL, CFC has opted out of the provisions of Subchapters 25G and H but is subject to the provisions of Subchapters 25E and F.
     In addition, the fiduciary duty standards applicable to the CFC Board under the PBCL (i) explicitly give the CFC Board the authority to weigh (in addition to consideration of employees, suppliers, customers and creditors of the corporation, the communities in which the corporation is located and other pertinent factors) the short- and long-term interests of the corporation and the possibility that they may be best served by the independence of the corporation, and the resources, intent and past and potential conduct of the prospective acquiror, (ii) relieve the CFC Board from any duty to regard the stockholder interest as dominant or controlling, (iii) explicitly give the CFC Board the discretion to refuse to redeem a stockholder rights plan or to refuse to take certain specified actions with respect to potential acquisitions of control of the corporation, (iv) declare actions by directors with respect to a takeover bid to be subject to the same standard of conduct for directors that is applicable to all other conduct, and (v) establish a presumption that actions with respect to a takeover bid by the "disinterested directors" (a term defined to include essentially all directors except certain officers and persons associated with the prospective acquiror) are lawful unless it is proved under a clear and convincing evidence standard that the director did not act in good faith after reasonable investigation.
     Under a provision of the Pennsylvania Banking Code of 1965 designed to protect stockholders of Pennsylvania banking institutions, subject to certain exceptions, no person may offer to acquire, or acquire control of more than ten percent of the outstanding shares of a Pennsylvania banking institution or five percent of the outstanding shares of a Pennsylvania banking institution if such institution had net operating loss carry forwards in excess of 20 percent of its total stockholders' equity as reported in its most recent publicly available annual financial statements, without the prior written approval of the Pennsylvania Department of Banking.
     FUNC. North Carolina has two anti-takeover statutes in force, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act. These statutes restrict business combinations with, and the accumulation of shares of voting stock of, certain North Carolina corporations. In accordance with the provisions of these statutes, FUNC elected not to be covered by the restrictions imposed by these statutes. As a result, such statutes do not apply to FUNC. In
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addition, North Carolina has a Tender Offer Disclosure Act, which contains certain prohibitions against deceptive practices in connection with making a tender offer and also contains a filing requirement with the North Carolina Secretary of State that has been held unenforceable as to its 30-day waiting period.
DISSENTERS' APPRAISAL RIGHTS
     CFC. The PBCL generally provides dissenters' rights, under certain circumstances, with respect to mergers, consolidations, divisions, conversions and certain share exchanges that would require stockholder approval, sales of all or substantially all of the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales), amendments or plans containing a provision for special treatment of certain stockholders, and any corporate action taken pursuant to a stockholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors entitles stockholders to dissent.
     A stockholder opposing a plan will not have dissenters' rights to fair value of any shares where the stockholder receives notice of and is entitled to vote at a meeting at which a plan of merger/consolidation, share exchange, or asset transfer is voted upon if the shares of the corporation are listed on a national securities exchange or are held of record by more than 2,000 stockholders. This exception will not apply, however, in situations where (i) shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares; and (ii) there are shares of preferred or special class, unless the articles, plan or terms of the transaction entitle all stockholders of the class to vote and require an affirmative vote of the majority of votes cast by the stockholders for a transaction.
     Subchapter 25E of the PBCL provides for certain quasi-appraisal rights, under particular circumstances, upon a statutorily defined change of control of a corporation.
     FUNC. The NCBCA generally provides dissenters' rights for mergers and certain share exchanges that would require stockholder approval, sales of all or substantially all of the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-ordered sales), certain amendments to the articles of incorporation and any corporate action taken pursuant to a stockholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors entitles stockholders to dissent. However, the NCBCA does not provide dissenters' rights for North Carolina corporations who have over 2,000 record holders or whose voting stock is listed on a national securities exchange.
DIVIDENDS AND OTHER DISTRIBUTIONS
     CFC. The holders of CFC Common Stock are entitled to share ratably in dividends out of funds legally available therefore, when and as declared by the CFC Board, after full cumulative dividends on all shares of CFC Series Preferred Stock, and any other class or series of preferred stock ranking superior as to dividends to CFC Common Stock, have been paid or declared and funds sufficient for the payment thereof set apart.
     FUNC. Under North Carolina law, FUNC generally may make dividends or other distributions to its stockholders unless after the distribution either: (i) FUNC would not be able to pay its debts as they become due in the usual course of business; or (ii) FUNC's assets would be less than the sum of its liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of stockholders whose preferential rights are superior to those receiving the distribution. See "DESCRIPTION OF FUNC CAPITAL STOCK".
VOLUNTARY DISSOLUTION
     CFC. The PBCL provides that CFC may be dissolved if the CFC Board proposes dissolution and if approved by a majority of votes cast by the stockholders entitled to vote on the matter and a majority of the votes cast in each class of shares entitled to vote on the matter as a class.
     FUNC. North Carolina law provides that FUNC may be dissolved if the FUNC Board proposes dissolution and a majority of the shares of FUNC entitled to vote thereon approves. In accordance with North Carolina law, the FUNC Board may condition its submission of a proposal for dissolution on any basis.
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                           AMENDMENT TO FUNC ARTICLES
     FUNC is currently authorized to issue 750,000,000 shares of FUNC Common Stock. The FUNC Board has unanimously approved a proposed amendment to the FUNC Articles which would increase the number of authorized shares of FUNC Common Stock from 750,000,000 to 2,000,000,000.
     It is FUNC's intention to finance its operations through, among other things, the issuance from time to time of various debt and equity securities, to consider the acquisition of financial service businesses (possibly using FUNC Common Stock as consideration in some instances) and to consider the issuance of additional shares of FUNC Common Stock through stock splits and stock dividends in appropriate circumstances. Accordingly, the continued availability of shares of FUNC Common Stock is necessary to provide FUNC with the flexibility to take advantage of opportunities in such situations. A potential effect of the Shares Proposal would be a dilution of present stockholders' interest in FUNC if FUNC issues a substantial number of the newly authorized shares. In addition, any issuance of additional shares of FUNC Common Stock could have the effect of diluting the earnings per share and book value per share of existing shares of FUNC Common Stock. See "FUNC -- History and Business".
     As of the Record Date, there were 636,385,071 shares of FUNC Common Stock outstanding, and an additional 51,339,299 shares were reserved for issuance, excluding shares of FUNC Common Stock that may be issued under the FUNC Rights Plan, the Merger, the Covenant Acquisition and the Wheat Acquisition. FUNC last proposed an increase in the number of authorized shares of FUNC Common Stock at the 1993 Annual Meeting of Stockholders, when FUNC had $51 billion in assets (as of December 31, 1992). FUNC has increased in size significantly since that time, and on a pro forma basis as of September 30, 1997, giving effect to the Merger, the Signet Acquisition, the Wheat Acquisition and the Covenant Acquisition, FUNC would have $204 billion in assets, a 300 percent increase from FUNC's assets as of December 31, 1992. See "PRO FORMA FINANCIAL INFORMATION".
     Uncommitted authorized but unissued shares of FUNC Common Stock may be issued from time to time to such persons and for such consideration as the FUNC Board may determine and holders of the then outstanding shares of FUNC Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the NYSE and the judgment of the FUNC Board regarding the submission thereof to FUNC stockholders. Stockholders generally will have no preemptive rights to subscribe to newly issued shares. Issuance of FUNC Common Stock (or the issuance of authorized but unissued FUNC Preferred Stock or FUNC Class A Preferred Stock) could have the effect of discouraging an attempt to acquire control of FUNC. See "DESCRIPTION OF FUNC CAPITAL STOCK -- FUNC Rights Plan" and " -- Other Provisions".
     Because FUNC does not have sufficient uncommitted authorized but unissued shares of FUNC Common Stock to consummate the Merger without approval of the Shares Proposal, such proposed increase is necessary in order to consummate the Merger, which the FUNC Board believes is in the best interests of FUNC and the holders of FUNC Common Stock. In addition, the FUNC Board believes that the Shares Proposal will provide flexibility needed to meet corporate objectives and is in the best interests of FUNC and its stockholders. The Shares Proposal will, if approved by the requisite vote of the holders of FUNC Common Stock, be effected regardless of whether the Merger Proposal is approved or the Merger is consummated.
     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE HOLDERS OF THE OUTSTANDING SHARES OF FUNC COMMON STOCK ENTITLED TO BE VOTED AT THE FUNC MEETING IS REQUIRED TO APPROVE THE SHARES PROPOSAL. THE FUNC BOARD UNANIMOUSLY
RECOMMENDS THAT FUNC STOCKHOLDERS VOTE "FOR" THE SHARES PROPOSAL.
                               CERTAIN LITIGATION
     On or about December 2, 1997, two individual stockholders of CFC, purporting to represent a class of holders of CFC Common Stock, filed a "Class Action Complaint" in the Court of Common Pleas of Philadelphia County, Pennsylvania, naming all of the members of the CFC Board, individually, as defendants. In a separate action, a "Class Action Complaint", virtually identical to the above-referenced complaint, was filed on or about December 10, 1997, in the same court, on behalf of two additional individual stockholders of CFC who also purport to represent a class of holders of CFC Common Stock. Following the filing of preliminary objections to the complaints by defendants, on or about January 5, 1998, plaintiffs filed a "Consolidated Amended Complaint" in which plaintiffs purport to consolidate the two actions, add CFC as a nominal defendant, and bring a claim derivatively on behalf of CFC as well as an alleged class claim. Plaintiffs allege in the "Consolidated Amendment Complaint", among other things, that the CFC Board breached fiduciary duties which the plaintiffs contend were owed to CFC and the CFC stockholders by allegedly rejecting an unsolicited takeover bid by Mellon and by agreeing to the
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Merger on terms which plaintiffs allege are inadequate and are less attractive to CFC stockholders than were the terms of the Mellon bid. Plaintiffs contend that such actions were taken in order to secure certain benefits for Mr. Larsen. Plaintiffs seek declaratory relief and an order enjoining consummation of the Merger and certain monetary damages. It is a condition to consummation of the Merger that no order, decree or injunction of any court of competent jurisdiction shall be in effect that enjoins, prohibits or makes illegal consummation of the Merger. See "THE MERGER -- Conditions to Consummation".
                         VALIDITY OF FUNC COMMON SHARES
     The validity of the FUNC Common Shares to be issued in the Merger will be passed upon for FUNC by Marion A. Cowell, Jr., Esq., Executive Vice President, Secretary and General Counsel of FUNC. Mr. Cowell is also a stockholder of FUNC and holds options to purchase additional shares of FUNC Common Stock.
                                    EXPERTS
     The consolidated financial statements of CFC at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in FUNC's Current Report on Form 8-K dated November 28, 1997 and incorporated by reference herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in FUNC's Current Report on Form 8-K dated November 28, 1997, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
     The consolidated balance sheet of Meridian Bancorp, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, included in CFC's 1996 Annual Report to Stockholders which is incorporated by reference in CFC's 1996 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Such financial statements were combined with those of CFC for such periods.
     The consolidated balance sheet of United Counties Bancorporation and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, included in CFC's 1996 Annual
Report to Stockholders which is incorporated by reference in CFC's 1996 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Such financial statements were combined with those of CFC for such periods.
     The consolidated balance sheets of FUNC as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, included in FUNC's 1996 Annual Report to Stockholders which is incorporated by reference in FUNC's 1996 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     Representatives of KPMG Peat Marwick LLP are expected to be present at the FUNC Meeting, and representatives of Ernst & Young LLP are expected to be present at the CFC Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
                       PROPOSALS FOR 1998 ANNUAL MEETINGS
     The 1998 Annual Meeting of Stockholders of CFC is currently scheduled to be held on April 21, 1998, subject to the earlier consummation of the Merger. The 1998 Annual Meeting of Stockholders of CFC may be postponed beyond such date, in accordance with the CFC Articles and the CFC Bylaws, in the event the Effective Date is contemplated to occur close to April 21, 1998. In the event that the CFC 1998 Annual Meeting of Stockholders is held, proposals of stockholders intended to be presented at that meeting must have been received by November 3, 1997, for inclusion in CFC's proxy statement and form of proxy relating to such Annual Meeting. The submission of such proposals by stockholders and the consideration of such proposals by CFC for inclusion in next year's proxy statement and form of proxy are subject to the applicable rules and regulations of the Commission.
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     The 1998 Annual Meeting of Stockholders of FUNC is scheduled to be held
April 21, 1998. Any proposals of stockholders of FUNC intended to be presented at that meeting must have been received by November 8, 1997, for inclusion in FUNC's proxy statement and form of proxy relating to such Annual Meeting. The submission of such proposals by stockholders and the consideration of such proposals by FUNC for inclusion in next year's proxy statement and form of proxy are subject to the applicable rules and regulations of the Commission and the FUNC Bylaws. See "CERTAIN DIFFERENCES IN THE RIGHTS OF CFC AND FUNC
STOCKHOLDERS -- Stockholder Proposals".
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                                                                         ANNEX A
     AGREEMENT AND PLAN OF MERGERS, dated as of the 18th day of November, 1997 (this "Plan"), by and between CoreStates Financial Corp ("CoreStates") and First Union Corporation ("First Union").
                                   RECITALS:
     (A) CORESTATES. CoreStates is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Philadelphia, Pennsylvania. As of the date hereof, CoreStates has 350,000,000 authorized shares of common stock, each of $1.00 par value ("CoreStates Common Stock"), and 10,000,000 authorized shares of preferred stock, no par value ("CoreStates Preferred Stock") (no other class or series of capital stock being authorized), of which 197,813,302 shares of CoreStates Common Stock and no shares of CoreStates Preferred Stock were issued and outstanding as of November 3, 1997.
     (B) FIRST UNION. First Union is a corporation duly organized and existing in good standing under the laws of the State of North Carolina, with its principal executive offices located in Charlotte, North Carolina. As of the date hereof, First Union has 750,000,000 authorized shares of common stock, each of $3.33 1/3 par value ("First Union Common Stock"), 40,000,000 authorized shares of Class A Preferred Stock, no-par value ("First Union Class A Preferred
Stock"), and 10,000,000 authorized shares of Preferred Stock, no-par value ("First Union No-Par Preferred Stock"; and, together with the First Union Class
A Preferred Stock, "First Union Preferred Stock") (no other class or series of capital stock being authorized), of which 568,541,346 shares of First Union Common Stock and no shares of First Union Preferred Stock were issued and outstanding as of October 31, 1997.
     (C) CORESTATES BANK. CoreStates Bank, N.A. ("CoreStates Bank") is a national banking association, having its principal place of business in Philadelphia, Pennsylvania. As of September 30, 1997 (rounded to the nearest thousand dollars), CoreStates Bank had capital of $3,060,419,000 divided into common stock of $37,308,000, surplus of $2,393,290,000, and undivided profits, including capital reserves, of $621,992,000, and net unrealized holding gains (losses) on available for sale securities of $7,829,000. All of the issued and outstanding shares of capital stock of CoreStates Bank ("CoreStates Bank Capital Stock") are owned by CoreStates.
     (D) FUNB. First Union National Bank ("FUNB") is a national banking association having its principal place of business in Avondale, Pennsylvania. As of September 30, 1997, FUNB had capital of $2,291,534,000, divided into common stock of $452,155,620, preferred stock of $160,540,000, surplus of $1,300,079,773, undivided profits, including capital reserves, of $356,154,000, and net unrealized holding gains (losses) on available for sale securities of $22,604,000. All of FUNB's issued and outstanding shares of capital stock are owned by First Fidelity Incorporated ("FFI"), a wholly-owned subsidiary of First Union Corporation of New Jersey ("FUNC-NJ"), a wholly-owned subsidiary of First Union.
     (E) STOCK OPTION AGREEMENTS. As a condition and inducement to First Union's willingness to enter into this Plan, concurrently with the execution and delivery of this Plan, CoreStates has executed and delivered a Stock Option Agreement with First Union (the "CoreStates Stock Option Agreement") in substantially the form attached hereto as EXHIBIT A, pursuant to which CoreStates is granting to First Union an option to purchase, under certain circumstances, shares of CoreStates Common Stock. As a condition and inducement to CoreStates's willingness to enter into this Plan, concurrently with the execution and delivery of this Plan, First Union has executed and delivered a Stock Option Agreement with CoreStates (the "First Union Stock Option
Agreement"; and, together with the CoreStates Stock Option Agreement, the "Stock Option Agreements") in substantially the form attached hereto as EXHIBIT B, pursuant to which First Union is granting to CoreStates an option to purchase, under certain circumstances, shares of First Union Common Stock.
     (F) INTENTION OF THE PARTIES. It is the intention of the parties to this Plan that (i) the Corporate Merger (as defined in SECTION 1.01) shall be accounted for as a pooling of interests under generally accepted accounting principles and (ii) the Mergers (as defined in SECTION 1.02) shall qualify as reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
     (G) APPROVALS. The Board of Directors of each of the parties hereto (i) has determined that this Plan and the transactions contemplated hereby are in their respective best interests and in the best interests of, in the case of First Union, its stockholders, and in the case of CoreStates, its stakeholders, (ii) has determined that this Plan and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and
(iii) has approved, at meetings of each of such Boards of Directors, this Plan.
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
     NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto approve, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:
I. THE MERGERS; EFFECTS OF THE MERGERS
     1.01. THE CORPORATE MERGER.
          (A) THE CONTINUING CORPORATION. At the Effective Time (as defined in
     SECTION 1.03), CoreStates shall merge with and into First Union (the "Corporate Merger"), the separate corporate existence of CoreStates shall cease and First Union shall survive and continue to exist as a North Carolina corporation (First Union, as the surviving corporation in the Corporate Merger, sometimes being referred to herein as the "Continuing Corporation"). First Union may at any time prior to the Effective Time change the method of effecting the Mergers (including, without limitation, the provisions of this ARTICLE I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of CoreStates Common Stock as provided for in this Plan,
     (ii) adversely affect the tax treatment of CoreStates's stockholders or
     (iii) materially impede or delay consummation of the transactions contemplated by this Plan.
          (B) EFFECT OF THE CORPORATE MERGER. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, the Corporate Merger shall become effective upon the occurrence of the filing in the office of the Secretary of the Commonwealth of Pennsylvania (the "Department of State") of articles of merger in accordance with Section 1928 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") and the filing in the Office of the Secretary of State of the State of North Carolina (the "North Carolina Secretary") of articles of merger in accordance with Section 55-11-05 of the North Carolina Business Corporation Act (the "NCBCA") or such later date and time as may be set forth in such articles. The Corporate Merger shall have the effects prescribed in the NCBCA and the PBCL.
          (C) ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorporation and by-laws of First Union immediately after the Corporate Merger shall be those of First Union as in effect immediately prior to the Effective Time.
          (D) DIRECTORS AND OFFICERS OF THE CONTINUING CORPORATION. The directors and officers of First Union immediately after the Corporate
     Merger shall be the directors and officers of First Union immediately prior to the Effective Time, together with such additional directors and officers as Previously Disclosed and as may thereafter be elected, who shall hold office until such time as their successors shall be duly elected and qualified.
          (E) RIGHTS, ETC. The Continuing Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the corporations so merged as provided in Chapter 55 of the NCBCA and Subchapter C of Chapter
     19 of the PBCL.
          (F) LIABILITIES, ETC. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of the corporations so merged. All rights of creditors and obligors and all liens on the property of each of CoreStates and First Union shall be preserved unimpaired.
     1.02. THE BANK MERGER. Following the Corporate Merger on the Effective Date or as soon thereafter as First Union may deem appropriate:
          (A) CONTRIBUTION OF CORESTATES BANK CAPITAL STOCK. First Union shall contribute the CoreStates Bank Capital Stock to FUNC-NJ and shall cause FUNC-NJ to contribute the CoreStates Bank Capital Stock to FFI.
          (B) THE CONTINUING BANK. CoreStates Bank shall be merged with and into FUNB or, at First Union's option, FUNB shall be merged with and into CoreStates Bank (the "Bank Merger" and together with the Corporate Merger, the "Mergers"), the separate existence of the merging bank shall cease and the surviving bank (the "Continuing Bank") shall survive; the name of the Continuing Bank shall be "First Union National Bank"; and the Continuing Bank shall continue to conduct the business of a national banking association at FUNB's main office in Avondale, Pennsylvania and at the legally established branches of CoreStates Bank and FUNB. Certain additional matters relating to the Continuing Bank have been Previously Disclosed.
          (C) RIGHTS, ETC. The Continuing Bank shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the banks so merged; and all property, real, personal and mixed, and all debts due on whatever account, and all other choices in action, and all and every other interest, of or belonging to or due to each of the banks so merged, shall be taken and deemed to be transferred to and vested in the
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
     Continuing Bank without further act or deed, including appointments, designations and nominations and all other rights and interests in any fiduciary capacity; and the title to any real estate or any interest therein, vested in each of such banks, shall not revert or be in any way impaired by reason of the Bank Merger.
          (D) LIABILITIES, ETC. The Continuing Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of the banks so merged (including liabilities arising out of the operation of any trust departments). All rights of creditors and obligors and all liens on the property of each of CoreStates Bank and FUNB shall be preserved unimpaired.
          (E) CHARTER; BYLAWS; DIRECTORS; OFFICERS. The charter and bylaws of the Continuing Bank shall be those of CoreStates Bank, as in effect immediately prior to the Bank Merger becoming effective. The directors and officers of FUNB in office immediately prior to the Bank Merger becoming effective shall be the directors and officers of the Continuing Bank, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.
          (F) OUTSTANDING STOCK OF THE CONTINUING BANK. First Union shall cause the amount of the capital stock of the Continuing Bank to be not less than $37,308,000 which shall consist of not less than 1,865,400 issued and outstanding shares of common stock, each of $20.00 par value, and 160,540 issued and outstanding shares of preferred stock, each of $1.00 par value, and such issued and outstanding shares shall remain issued and outstanding as shares of the Continuing Bank, each of $20.00 par value and $1.00 par value, as applicable, and the holders thereof shall retain their rights therein.
          (G) OUTSTANDING STOCK OF CORESTATES BANK. Promptly after the Bank Merger becomes effective, FFI shall deliver all of the issued and outstanding shares of the capital stock of the merging bank to the Continuing Bank for cancellation.
     1.03. EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the conditions to the obligations of the parties to effect the Mergers as set forth in ARTICLE VI, the effective date (the "Effective Date") of the Corporate Merger shall be such date as the parties hereto mutually agree upon; provided, however, that if the parties are not able to agree upon such date, such date shall be the date as First Union shall notify CoreStates in writing not less than five days prior thereto, which date shall not be more than 15 days after such conditions have been satisfied or waived in writing (other than such conditions as by their terms are to be satisfied at the Effective Time). The time on the Effective Date at which the Corporate Merger becomes effective is referred to as the "Effective Time".
II. CONSIDERATION
     2.01. MERGER CONSIDERATION. Subject to the provisions of this Plan, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any party or stockholder:
          (A) OUTSTANDING FIRST UNION COMMON STOCK. Each share of First Union Common Stock (and each attached right (a "First Union Right") issued pursuant to the Amended and Restated Shareholder Protection Rights Agreement, dated as of October 15, 1996 (as amended, the "First Union
     Rights Agreement"), between First Union and First Union National Bank, as Rights Agent) issued and outstanding immediately prior to the Effective
     Time shall be unchanged and shall remain issued and outstanding.
          (B) OUTSTANDING CORESTATES COMMON STOCK. Each share (excluding shares held by CoreStates or any of its subsidiaries (as defined in SECTION 8.08) or by First Union or any of its subsidiaries, in each case other than in a trust, fiduciary or nominee capacity or as a result of debts previously contracted ("Treasury Shares")) of CoreStates Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 1.62 shares (subject to possible adjustment as set forth in SECTIONS 2.05 AND 7.01(F), the "Exchange Ratio") of First Union Common
     Stock (with the appropriate number of First Union Rights, which shall be attached thereto or represented by Rights Certificates in accordance with the First Union Rights Agreement).
          (C) TREASURY SHARES. Each Treasury Share immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.
     2.02. STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, holders of CoreStates Common Stock shall cease to be, and shall have no rights as, stockholders of CoreStates, other than to receive any dividend or other distribution with respect to the CoreStates Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
ARTICLE II. After the Effective Time, there shall be no transfers on the stock transfer books of CoreStates or the Continuing Corporation of shares of CoreStates Common Stock.
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
     2.03. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of First Union Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Corporate Merger; instead, First Union shall pay to each holder of CoreStates Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the average of the last sale prices of First Union Common Stock, as reported by the New York Stock Exchange (the "NYSE") Composite Transactions tape (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.
     2.04. EXCHANGE PROCEDURES.
          (A) As promptly as practicable after the Effective Date, First Union shall send or cause to be sent to each former holder of shares (other than Treasury Shares) of CoreStates Common Stock of record immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's certificates formerly representing CoreStates Common Stock ("Old Certificates") for the consideration set forth in this ARTICLE II.
     The certificates representing the shares of First Union Common Stock ("New Certificates") into which shares of such stockholder's CoreStates Common Stock are converted at the Effective Time and any checks in respect of a fractional share interest or dividends or distributions which such person shall be entitled to receive will be delivered to such stockholder only upon delivery to First Union National Bank, as Exchange Agent (the
     "Exchange Agent") of Old Certificates representing all of such shares of CoreStates Common Stock (or indemnity reasonably satisfactory to First
     Union and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or dividends or distributions which any such person shall be entitled to receive pursuant to this ARTICLE II upon such delivery. Old Certificates surrendered for exchange by any CoreStates Affiliate (as defined in SECTION 5.07) shall not be exchanged for New Certificates until First Union has received a written agreement from such person as specified in SECTION 5.07.
          (B) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of CoreStates Common
     Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
          (C) At the election of First Union, no dividends or other distributions with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificates representing CoreStates Common Stock until such Old Certificates have been surrendered for exchange for New Certificates. After becoming so entitled in accordance with this SECTION 2.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First Union Common Stock such holder had the right to receive upon surrender of the Old Certificate.
     2.05. ANTI-DILUTION PROVISIONS. In the event First Union changes (or establishes a record date for changing) the number of shares of First Union Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding First Union Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.
     2.06. OPTIONS.
          (A) From and after the Effective Time, all employee and director stock options to purchase shares of CoreStates Common Stock (each, a "CoreStates Option"), which are then outstanding and unexercised, shall be converted into and become options to purchase shares of First Union Common Stock, and First Union shall assume each such CoreStates Option in accordance with the terms of the plan and agreement by which it is evidenced, including but not limited to the accelerated vesting of such CoreStates Options which shall occur in connection with and by virtue of the Corporate Merger as and to the extent required by such plans and agreements; PROVIDED, HOWEVER, that from and after the Effective Time (i) each such CoreStates Option assumed by First Union may be exercised solely to purchase shares of First Union Common Stock, (ii) the number of shares of First Union Common Stock purchasable upon exercise of such CoreStates Option shall be equal to the number of shares of CoreStates Common Stock that were purchasable under such CoreStates Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding to the nearest whole share, and (iii) the per share exercise price under each such CoreStates Option shall be adjusted by dividing the per share exercise price of each such CoreStates Option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each CoreStates Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to First Union Common Stock on or subsequent to the Effective Date. Notwithstanding the foregoing, the number of shares and the per share
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
     exercise price of each CoreStates Option which is intended to be an "incentive stock option" (as defined in SECTION 422 of the Code) shall be adjusted in accordance with the requirements of SECTION 424 of the Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded up to the nearest cent.
          (B) Prior to the Effective Time, First Union shall reserve for issuance the number of shares of First Union Common Stock necessary to satisfy First Union's obligations under SECTION 2.06(A). Promptly after the Effective Time, First Union shall file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of First Union Common Stock subject to options to acquire First Union Common Stock issued pursuant to SECTION 2.06(A) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options remain outstanding.
III. ACTIONS PENDING MERGERS
     From the date hereof until the Effective Time, except as expressly contemplated in this Plan, (i) without the prior written consent of First Union (which consent shall not be unreasonably withheld or delayed) CoreStates will not, and will cause each of its subsidiaries not to, and (ii) without the prior written consent of CoreStates (which consent shall not be unreasonably withheld or delayed) First Union will not, and will cause each of its subsidiaries not to:
     3.01. ORDINARY COURSE. Conduct the business of it and its subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (i) adversely affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities (as defined in SECTION 4.03(I)) required for the transactions contemplated hereby without the imposition of a condition or restriction of the type referred to in the proviso to SECTION 6.02 or (ii) adversely affect its ability to perform any of its material obligations under this Plan, provided that nothing in this Plan shall be deemed to restrict the ability of a party to exercise its rights under the applicable Stock Option Agreement.
     3.02. CAPITAL STOCK. In the case of CoreStates, other than (i) as Previously Disclosed (as defined in SECTION 8.08), (ii) in connection with acquisitions of businesses permitted in SECTION 3.06 or as permitted pursuant to
SECTION 3.04, (iii) under the CoreStates Stock Option Agreement or (iv) upon the exercise of CoreStates Options and stock appreciation rights that were outstanding on the date hereof, (A) issue, sell or otherwise permit to become outstanding any additional shares of capital stock, any stock appreciation rights, or any Rights (as defined in SECTION 8.08), (B) enter into any agreement with respect to the foregoing, or (C) permit any additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights.
     3.03. DIVIDENDS, ETC. (A) Make, declare or pay any dividend (other than (i) in the case of CoreStates, subject to SECTION 5.16, quarterly cash dividends on CoreStates Common Stock payable at a rate not to exceed $0.50 per share and dividends from subsidiaries to CoreStates or another subsidiary of CoreStates, as applicable, and (ii) in the case of First Union, quarterly cash dividends on First Union Common Stock, dividends payable in First Union Common Stock and dividends from subsidiaries to First Union or another subsidiary of First Union, as applicable) on or in respect of, or declare or make any distribution on, any shares of its capital stock, or (B) in the case of CoreStates, except as Previously Disclosed or as contemplated by SECTION 5.08(B), directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.
     3.04. COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. In the case of CoreStates and its subsidiaries, enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or consistent with individual increases by First Union for similarly situated employees of First Union, (ii) other changes as may be required by law or to satisfy contractual obligations existing as of the date hereof or additional grants of awards (including CoreStates Options and other equity-based awards, not to exceed 3,300,000 shares of CoreStates Common Stock in the aggregate) to employees consistent with past practice, which to the extent practicable have been Previously Disclosed, (iii) any changes proposed in the CoreStates Pay Practices Study prepared by Hewitt Associates previously communicated to the employees of CoreStates or its subsidiaries, or (iv) as otherwise contemplated by this Plan.
                                      A-5

     3.05. BENEFIT PLANS. In the case of CoreStates and its subsidiaries, enter into or modify (except as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof, which to the extent practicable have been Previously Disclosed, and except as otherwise contemplated by this Plan) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action (including discretionary action pursuant to the terms of such contract, plan or arrangement) that accelerates the vesting or exercise of any benefits payable thereunder.
     3.06. ACQUISITIONS AND DISPOSITIONS. In the case of CoreStates, except as Previously Disclosed and except for dispositions and acquisitions of assets in the ordinary and usual course of business consistent with past practice, dispose of or discontinue any portion of its assets, deposits, business or properties, in excess of $20 million in the aggregate, or merge or consolidate with, or acquire (other than by way of foreclosures or acquisitions of control in a BONA FIDE trust or fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity which is material to it and its subsidiaries taken as a whole (any of the foregoing, a "Business Combination Transaction"); it being understood, for purposes of this SECTION 3.06 , that (i) Business Combination Transactions in which the purchase price to be paid or received by CoreStates and/or its subsidiaries consists solely of cash in an amount not exceeding $500 million in any one case shall be considered not to be material to CoreStates and its subsidiaries taken as a whole and (ii) no Business Combination Transaction involving the issuance by CoreStates and/or its subsidiaries of shares of capital stock or other securities would be permissible without First Union's prior consent.
     3.07. AMENDMENTS. Amend its articles of incorporation or by-laws (or similar constitutive documents) (except that First Union may amend its articles of incorporation to increase the number of authorized shares of First Union Common Stock from 750,000,000 shares to 2,000,000,000).
     3.08. ACCOUNTING METHODS. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.
     3.09. ADVERSE ACTIONS. (A) Take any action that would, or is reasonably likely to, prevent or impede the Mergers from qualifying (1) for pooling-of-interests accounting treatment or (2) as a reorganization within the meaning of SECTION 368(A) of the Code; or (B) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations or warranties set forth in this Plan being or becoming untrue in any material respect at any time prior to the Effective Time, (ii) any of the conditions to the Mergers set forth in ARTICLE VI not being satisfied or (iii) a material violation of any provision of this Plan or the Stock Option Agreements except, in every case, as may be required by applicable law; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of CoreStates or First Union to exercise its rights under either Stock Option Agreement.
     3.10. RISK MANAGEMENT. Except as required by applicable law or regulation,
(A) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (B) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (C) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.
     3.11. INDEBTEDNESS. In the case of CoreStates, incur any indebtedness for borrowed money other than in the ordinary course of business.
     3.12. AGREEMENTS. Agree or commit to do anything prohibited by SECTIONS
3.01 through 3.11.
IV. REPRESENTATIONS AND WARRANTIES
     4.01. DISCLOSURE SCHEDULE. On or prior to the date hereof, First Union has delivered to CoreStates and CoreStates has delivered to First Union a schedule (as the case may be, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (i) in response to an express disclosure requirement contained in a provision hereof or
(ii) as an exception to one or more representations or warranties in SECTION
4.03 or to one or more of its covenants contained in ARTICLE III; PROVIDED , that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 4.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in SECTION 8.08).
                                      A-6

     4.02. STANDARD. No representation or warranty of First Union or CoreStates contained in SECTION 4.03 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of SECTION 4.03, is not reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.
     4.03. REPRESENTATIONS AND WARRANTIES. Subject to SECTIONS 4.01 and 4.02, CoreStates hereby represents and warrants to First Union, and First Union hereby represents and warrants to CoreStates, as follows:
          (A) RECITALS. In the case of the representations and warranties of CoreStates, the facts set forth in Recitals A, C, E, F and G of this Plan with respect to it and CoreStates Bank are true and correct. In the case of the representations and warranties of First Union, the facts set forth in Recitals B, D, E, F and G of this Plan with respect to it and FUNB are true and correct.
          (B) ORGANIZATION, STANDING, AND AUTHORITY. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.
          (C) SHARES.
             (1) The outstanding shares of its capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). In the case of CoreStates, except as Previously Disclosed, there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue, sell, repurchase or redeem any such shares or Rights, except pursuant to this Plan or the relevant Stock Option Agreement or pursuant to outstanding CoreStates Options. Since October 31, 1997, it has issued no shares of its capital stock except pursuant to plans or commitments Previously Disclosed.
             (2) (i) The number of shares of CoreStates Common Stock which are issuable upon exercise of CoreStates Options as of the date of this Plan has been Previously Disclosed by CoreStates and (ii) the number of shares of First Union Common Stock which are issuable upon exercise of options to purchase shares of First Union Common Stock as of the date of this Plan has been Previously Disclosed by First Union.
             (3) In the case of the representations and warranties of First Union, the shares of First Union Common Stock to be issued in exchange for shares of CoreStates Common Stock in the Corporate Merger, when issued in accordance with the terms of this Plan, will be duly authorized, validly issued, fully paid and nonassessable, and subject to no preemptive rights.
          (D) SUBSIDIARIES.
             (1) In the case of the representations and warranties of CoreStates, (a) it has Previously Disclosed a list of all its significant subsidiaries together with state of incorporation for each such significant subsidiary, (b) no equity securities of any of its significant subsidiaries (as defined in SECTION 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any Rights, (c) there are no contracts, commitments, understandings, or arrangements by which any of such significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (d) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or a subsidiary of it), and (e) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and (except pursuant to 12 U.S.C.
        (section mark) 55 or equivalent state statutes in the case of banking subsidiaries) nonassessable and are owned by it or its subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance ("Liens").
             (2) Each of its significant subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.
                                      A-7

          (E) CORPORATE POWER. It and each of its significant subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreements.
          (F) CORPORATE AUTHORITY. Subject, in the case of this Plan, to receipt of the requisite approval of its stockholders referred to in SECTION 6.01, this Plan and the Stock Option Agreements, and the transactions contemplated hereby and thereby, have been authorized by all necessary corporate action of it and this Plan and the Stock Option Agreements have been duly executed and delivered by it, each is a valid and binding agreement of it, and is enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).
          (G) REGULATORY APPROVALS; NO DEFAULTS.
             (1) No consents or approvals of, or filings or registrations with, any Regulatory Authority (as defined in SECTION 4.03(I)) or with any third party are required to be made or obtained by it or any of its subsidiaries in connection with the execution, delivery or performance by it of this Plan or the respective Stock Option Agreement or to consummate the Mergers except for (a) filings of applications or notices with federal banking authorities, (B) filings with the Securities and Exchange Commission (the "SEC") and state securities authorities and the approval of this Plan by the stockholders of it, and (C) the filing of articles of merger with the Department of State pursuant to the PBCL and the North Carolina Secretary pursuant to the NCBA and the issuance of related certificates of merger. As of the date hereof, it is not aware of any reason why the approvals set forth in SECTION 6.02 will not be received without the imposition of a condition, restriction or requirement of the type described in SECTION 6.02.
             (2) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the respective Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its subsidiaries or to which it or any of its subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, its articles of incorporation or by-laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.
          (H) FINANCIAL REPORTS AND SEC DOCUMENTS. Its Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its subsidiaries subsequent to December 31, 1994 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or under SECTIONS 13(A), 13(C), 14 AND 15(D) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed, with the SEC (collectively, its "SEC Documents") (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not, at the time of such filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.
                                      A-8

          (I) LITIGATION; REGULATORY ACTION.
             (1) Except as Previously Disclosed, no litigation, proceeding or claim before any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or claim has been threatened.
             (2) Except as Previously Disclosed, neither it nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation), or issuers of securities (including, without limitation, the SEC and non-governmental self-regulatory bodies), or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities").
             (3) Neither it nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.
          (J) COMPLIANCE WITH LAWS. Except as Previously Disclosed, it and each of subsidiaries:
             (1) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;
             (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to conduct its businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and
             (3) has received, since December 31, 1995, no notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or
        (ii) threatening to revoke any license, franchise, permit, or governmental authorization, (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist) or (iv) failing to approve any proposed acquisition, or stating its intention not to approve any acquisition pending or proposed to be effected by it prior to the date hereof.
          (K) MATERIAL CONTRACTS; DEFAULTS. Except for those agreements and other documents filed as exhibits to its SEC Documents or Previously Disclosed, neither it nor any of its subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K (without giving effect to the "ordinary course" exception set forth therein). Neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Neither it nor any of its subsidiaries is subject to, or bound by, any contract containing covenants which (i) limit the ability of it or any subsidiary to compete in any material line of business or with any person, or (ii) involve any material restriction of geographical area in which, or method by which, it or any subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority).
          (L) NO BROKERS. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other party hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding, in the case of CoreStates, fees to be paid to J.P. Morgan Securities Inc. and Credit Suisse First Boston Corporation, and, in the case of First Union, a fee to be paid to Morgan, Stanley Dean Witter Discover Incorporated, which, in each case, has been heretofore disclosed to the other party.
                                      A-9

          (M) EMPLOYEE BENEFIT PLANS
             (1) CoreStates has delivered or will deliver to First Union copies of all of CoreStates' Compensation and Benefit Plans (as defined below). Compensation and Benefit Plans means all existing bonus, incentive, paid-time-off, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of its subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing. First Union will deliver to CoreStates copies of all qualified retirement plans and welfare benefit plans.
             (2) Except as Previously Disclosed, to its knowledge, each of its Compensation and Benefit Plans has been operated and administered by it in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Except as Previously Disclosed, to its knowledge, each of its Compensation and Benefit Plans which is an "employee pension benefit plan" within the meaning of SECTION 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under SECTION 401(A) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under SECTION 501(A) of the Code) from the IRS for "TRA" (as defined in Rev. Proc. 93-39), or will file for such determination letter prior to the expiration of the remedial amendment period for such Compensation and Benefit Plan, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to its knowledge, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Except as Previously Disclosed, to its knowledge, neither it nor any of its subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject it or any of its subsidiaries to a tax or penalty imposed by either SECTION 4975 of the Code or SECTION 502 of ERISA, assuming for purposes of SECTION 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.
             (3) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is reasonably expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of SECTION 4001(A)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with it under SECTION 4001(A)(14) of ERISA or
        SECTION 414(B) OR (C) of the Code (an "ERISA Affiliate Plan"). None of it, any of its subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of SECTION 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to it's knowledge, no condition exists that presents a risk that such proceedings will be instituted. To its knowledge, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Plan, the actuarially determined present value of all "benefit liabilities", within the meaning of SECTION 4001(A)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which in either case reasonably could be expected to change such result.
             (4) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which it or any of its subsidiaries is a party have been timely made or have been reflected on its financial statements to the extent
                                      A-10
        required by generally accepted accounting principles. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of SECTION 412 of the Code or SECTION 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of it, any of its subsidiaries or any ERISA Affiliate (x) has PROVIDED, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to SECTION 401(A)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under SECTION 412(N) of the Code or pursuant to ERISA.
          (N) LABOR MATTERS. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware, as of the date of this Plan, of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.
          (O) INSURANCE. It and its subsidiaries have taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.
          (P) TAKEOVER LAWS; DISSENTERS RIGHTS. It has taken all action required to be taken by it in order to exempt this Plan and the relevant Stock Option Agreement, and the transactions contemplated hereby and thereby, from, and this Plan and the relevant Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "control transaction", "business combination" or other antitakeover laws and regulations (collectively, the "Takeover Laws") of
     (i) the State of North Carolina in the case of the representations and warranties of First Union, including ARTICLES 9 AND 9A of the NCBCA, and
     (ii) the Commonwealth of Pennsylvania in the case of the representations and warranties of CoreStates, including, without limitation, Chapter 25 of the PBCL. Holders of CoreStates Common Stock and First Union Common Stock do not have dissenters' or appraisal rights in connection with the execution of this Plan or the consummation of any of the transactions contemplated hereby.
          (Q) ENVIRONMENTAL MATTERS. Except as Previously Disclosed, there are no proceedings, claims, actions, or investigations of any kind, pending or threatened, in any court, agency, or other government authority or in any arbitral body, arising under any Environmental Law (as defined below); there is no reasonable basis for any such proceeding, claim, action or investigation; there are no agreements, orders, judgments or decrees by or with any court, regulatory agency or other governmental authority, imposing liability or obligation under or in respect of any Environmental Law; there are and have been no Materials of Environmental Concern (as defined below) or other conditions at any property (owned, operated, or otherwise used by, or the subject of a security interest on behalf of, it or any of its subsidiaries); and there are no reasonably anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations under any Environmental Law. "Environmental Laws" means the statutes, rules, regulations, ordinances, codes, orders, decrees, and any other laws (including common law) of any foreign, federal, state, local, and any other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, or protection of human health and safety or of the environment, as in effect on or prior to the date of this Plan. "Materials of Environmental Concern" means any hazardous or toxic substances, materials, wastes, pollutants, or contaminants, including without limitation those defined or regulated as such under any Environmental Law, and any other substance the presence of which may give rise to liability under any Environmental Law.
          (R) TAX REPORTS. (1) All material reports, declarations, estimates, statements and returns (including without limitation information returns) with respect to Taxes (as defined below) that are required to be filed by or with respect to it or its subsidiaries, including without limitation consolidated United States federal income tax returns of it and its subsidiaries (collectively, the "Tax Returns"), have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate in all material respects;
     (2) all taxes (which shall include without limitation, all United States federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on
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     the income, properties or operations of it or its subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively "Taxes") shown to be due on such Tax Returns have been paid in full or adequate reserves have been established for the payment of such Taxes; (3) all Taxes due with respect to completed and settled examinations have been paid in full or adequate reserves have been established for the payment of such Taxes; (4) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (5) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.
          (S) POOLING; REORGANIZATION. As of the date hereof, it is aware of no reason why (i) the Corporate Merger will fail to qualify for pooling-of-interests accounting treatment or (ii) the Mergers will fail to qualify as reorganizations under SECTION 368(A) of the Code.
          (T) REGULATORY APPROVALS. As of the date hereof, it is aware of no reason why the regulatory approvals and consents referred to in SECTION
     6.02 will not be received without the imposition of a condition or requirement described in the proviso thereto.
          (U) NO MATERIAL ADVERSE EFFECT. Since December 31, 1996, except as Previously Disclosed in its SEC Documents filed with the SEC on or before the date hereof or in any Section of its Disclosure Schedule, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of SECTION 4.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.
          (V) REQUIRED VOTE; RIGHTS PLAN.
             (1) In the case of the representations and warranties of CoreStates, the affirmative vote of the holders of a majority of the shares of CoreStates Common Stock voting at the CoreStates Meeting (as defined in SECTION 5.02) is the only vote of the holders of any class or series of capital stock of CoreStates necessary to approve this Plan or the Corporate Merger.
             (2) In the case of the representations and warranties of First Union, the affirmative vote of the holders of a majority of (a) the outstanding shares of First Union Common Stock is the only vote of the holders of any class or series of capital stock of First Union necessary to approve this Plan, and (b) the total votes cast (provided that the total votes cast represent over 50% of all securities entitled to vote) by the holders of First Union Common Stock is the only vote of the holders of any class or series of capital stock of First Union necessary to approve the amendment to its articles or incorporation to increase the number of authorized shares of First Union Common Stock from 750,000,000 to 2,000,000,000.
             (3) In the case of the representations and warranties of First Union, First Union has heretofore provided CoreStates with a complete and correct copy of the First Union Rights Agreement, including all amendments and exhibits thereto. First Union has taken all necessary action so that none of the execution of this Agreement or the First Union Stock Option Agreement, the acquisition of shares of First Union Common Stock upon exercise of the option contained in the First Union Stock Option Agreement or the consummation of the Mergers will (i) cause the Rights issued pursuant to the First Union Rights Agreement to become exercisable, (ii) cause any person to become an Acquiring Person (as such term is defined in the First Union Rights Agreement) or (iii) give rise to a Separation Time (as such term is defined in the First Union Rights Agreement).
V. COVENANTS
     CoreStates hereby covenants to and agrees with First Union, and First Union hereby covenants to and agrees with CoreStates, that:
     5.01. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Plan, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby, including, without limitation, obtaining (and cooperating with the other party hereto in obtaining) any consent, authorization, order or approval of, or any exemption by, any Regulatory Authority and any other third party that is required to be obtained by First Union or CoreStates or any of their
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respective subsidiaries in connection with the Mergers and the other transactions contemplated by this Plan, and using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and using reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, and each shall cooperate fully with the other parties hereto to that end.
     5.02. STOCKHOLDER APPROVALS. Each of them shall take, in accordance with applicable law, NYSE rules and its respective articles of incorporation and by-laws, all action necessary to convene, respectively, (A) an appropriate meeting of stockholders of First Union to consider and vote upon (i) the approval of an amendment to the articles of incorporation of First Union to increase the number of authorized shares of First Union Common Stock from 750,000,000 to 2,000,000,000 and (ii) the approval of this Plan, and (iii) any other stockholder approval matters required for consummation of the Corporate Merger and the transactions contemplated hereby (the "First Union Meeting"), and
(B) an appropriate meeting of stockholders of CoreStates to consider and vote upon the approval of this Plan and any other stockholder approval matters required for consummation of the Corporate Merger and the transactions contemplated hereby (the "CoreStates Meeting"; each of the First Union Meeting and the CoreStates Meeting, a "Meeting"), respectively, as promptly as practicable after the Registration Statement (as defined in SECTION 5.03) is declared effective. The Board of Directors of each of First Union and CoreStates will recommend approval of such matters, and each of First Union and CoreStates will take all reasonable lawful action to solicit such approval by its respective stockholders, provided that each of First Union and CoreStates may withdraw, modify or change in an adverse manner to the other party its recommendations if the Board of Directors of such party, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify or change its recommendation could constitute a breach of the fiduciary duties of such party's Board of Directors under applicable law. In addition, nothing in this SECTION 5.02 or elsewhere in this Plan shall prohibit accurate disclosure by either party of information that is required to be disclosed in the Registration Statement or the Joint Proxy Statement or any other document required to be filed with the SEC (including without limitation a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable law or regulation or the rules of the NYSE.
     5.03. REGISTRATION STATEMENT.
          (A) Each of First Union and CoreStates agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by First Union with the SEC in connection with the issuance of First Union Common Stock in the Corporate Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of First Union and CoreStates constituting a part thereof, the "Joint Proxy Statement"). Each of CoreStates and First Union agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. First Union also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Plan. CoreStates agrees to furnish to First Union all information concerning CoreStates, its subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.
          (B) Each of CoreStates and First Union agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the First Union Meeting and the CoreStates Meeting, contain any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement or any amendment or supplement thereto. Each of First Union and CoreStates agrees that the Joint Proxy Statement (except, in the case of First Union, with respect to portions thereof prepared by CoreStates, and except, in the case of CoreStates, with respect to portions thereof prepared by First Union) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the Registration Statement (except, in the case of First Union, with respect to portions thereof prepared by CoreStates, and except, in the case of CoreStates, with respect to portions thereof prepared by First Union) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.
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          (C) In the case of First Union, First Union will advise CoreStates, promptly after First Union receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the First Union Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
     5.04. PRESS RELEASES. It will not, without the prior approval of the other, issue any press release or written statement for general circulation relating to the transactions contemplated hereby or the Stock Option Agreements, except as otherwise required by applicable law or the rules of the NYSE.
     5.05. ACCESS; INFORMATION.
          (A) Upon reasonable notice, it shall afford the other party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to the other (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. Neither First Union nor CoreStates, nor any of their respective subsidiaries, shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or agreement entered into prior to the date hereof. The parties will use their reasonable best efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.
          (B) It will not use any information obtained pursuant to this SECTION
     5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in SECTION 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by it or as it is advised by counsel that any such information or document is required by applicable law to be disclosed.
          (C) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to consummate the transactions contemplated by this Plan.
     5.06. ACQUISITION PROPOSALS. Without the prior written consent of the other, neither CoreStates nor First Union shall, and each of them shall cause its respective subsidiaries and its and its subsidiaries' officers and directors not to, solicit or encourage inquiries with respect to, or engage in negotiations concerning, or provide any confidential information or assistance to, or have any discussions with, any person relating to, any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or a substantial portion of the assets or deposits of, such party or any of its significant subsidiaries (each an "Acquisition Proposal"). Notwithstanding the foregoing, each of CoreStates and First Union may, and may authorize and permit its officers, directors, agents, advisors, attorneys, accountants and affiliates (collectively, "Representatives") to, provide third parties with confidential information, have discussions or negotiations with or otherwise facilitate any effort or attempt by such third party to make or implement an Acquisition Proposal not solicited in violation of this Agreement if such party's Board of Directors, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to take such actions could constitute a breach of the fiduciary duties of such party's Board of Directors under applicable law; PROVIDED, that such party shall promptly advise the other party following the receipt of any Acquisition Proposal and the material details thereof; and PROVIDED, FURTHER , that prior to delivery of confidential information relating to such party or providing access to such party's books, records or properties in connection therewith, such party shall have entered into a confidentiality agreement substantially similar to the one previously entered into between CoreStates and First Union. Nothing contained in this SECTION 5.06 shall prohibit the Board of Directors of either party from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender offer or exchange offer. It shall instruct its and its subsidiaries' Representatives to refrain from any violation of this SECTION 5.06.
     5.07. AFFILIATE AGREEMENTS.
          (A) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, CoreStates shall deliver to First Union a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the CoreStates Meeting, deemed to be an "affiliate" of CoreStates (each, a "CoreStates Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.
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          (B) CoreStates shall use its reasonable best efforts to cause each person who may be deemed to be a CoreStates Affiliate to execute and deliver to First Union on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as EXHIBIT C. Such CoreStates Affiliates will not receive New Certificates until such agreement is delivered to First Union.
     5.08. CERTAIN MODIFICATIONS; RESTRUCTURING CHARGES. CoreStates and First Union shall consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and CoreStates shall make such modifications or changes to its policies and practices, if any, and at such date prior to the Effective Time, as may be mutually agreed upon. CoreStates and First Union shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with generally accepted accounting principles, as may be mutually agreed upon. No party's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes to such policies and practices which may be undertaken on account of this SECTION 5.08.
     5.09. TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Plan or the Stock Option Agreements to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.
     5.10. NO RIGHTS TRIGGERED. Each of CoreStates and First Union shall take all necessary steps to ensure that the entering into of this Plan and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby and any other action or combination of actions, or any other transactions contemplated hereby or thereby, do not and will not result in the grant of any rights to any person (A) under its articles of incorporation or by-laws, or (B) under any material agreement to which it or any of its subsidiaries is a party.
     5.11. SHARES LISTED. In the case of First Union, First Union shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of First Union Common Stock to be issued to the holders of CoreStates Common Stock in the Corporate Merger.
     5.12. REGULATORY APPLICATIONS.
          (A) Each party shall promptly (i) cause FUNB, in the case of First Union, and CoreStates Bank, in the case of CoreStates, to adopt and approve the transactions contemplated by this Plan, (ii) prepare and submit applications to the appropriate Regulatory Authorities and (iii) make all other appropriate filings to secure all other approvals, consents and rulings, which are necessary for it to consummate the Mergers.
          (B) Each of First Union and CoreStates agrees to cooperate with the other and, subject to the terms and conditions set forth in this Plan, use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan, including without limitation the regulatory approvals referred to in SECTION 6.02. Each of First Union and CoreStates shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to, any third party or any Regulatory Authorities in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.
          (C) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Regulatory Authority.
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     5.13. INDEMNIFICATION.
          (A) First Union shall indemnify, defend and hold harmless the present and former directors, officers and employees of CoreStates and its subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Plan and the CoreStates Stock Option Agreement) to the fullest extent that such persons are permitted to be indemnified under the laws of the Commonwealth of Pennsylvania and CoreStates's articles of incorporation and by-laws as in effect on the date hereof (and during such period First Union shall also advance expenses (including expenses constituting Costs described in
     SECTION 5.13(E)) as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required); provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Pennsylvania law and such articles of incorporation and by-laws shall be made by independent counsel (which shall not be counsel that provides material services to First Union) selected by First Union and reasonably acceptable to such officer, director or employee. First Union's obligations under this SECTION 5.13(A) shall continue in full force and effect for a period of six years after the Effective Date; provided that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation made, asserted or commenced within such six year period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.
          (B) First Union shall maintain CoreStates's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by CoreStates's existing policy, including First Union's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Date.
          (C) Any Indemnified Party wishing to claim indemnification under
     SECTION 5.13(A), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify First Union thereof; provided that the failure so to notify shall not affect the obligations of First Union under SECTION 5.13(A) unless and to the extent such failure materially increases First Union's liability under such subsection (A).
          (D) If First Union or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of First Union shall assume the obligations set forth in this
     SECTION 5.13.
          (E) First Union shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this SECTION 5.13. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.
     5.14. BENEFIT PLANS.
          (A) Except as Previously Disclosed, as soon as administratively practicable after the Effective Time, but not before January 1, 1999, unless administratively impractical or required by law, employees of CoreStates and its subsidiaries shall be generally entitled to participate in the pension, benefit, and similar plans of First Union on substantially the same terms and conditions as employees of First Union and its subsidiaries (without duplication with respect to pension, benefit and similar plans provided by CoreStates that survive the Effective Time) and until such time as administratively practicable the plans of CoreStates shall remain in effect without any adverse amendments except as required by law; PROVIDED, HOWEVER, that the plans currently in effect for Congress Financial Corporation shall remain in effect until December 31, 1998, unless payroll conversion requires an earlier conversion. For the purpose of determining eligibility to participate in such plans and the vesting of benefits under such plans (but not for the accrual of benefits under such plans), First Union shall give effect to years of service with CoreStates or its subsidiaries, as the case may be, as if such service had been with First Union or its subsidiaries. First Union intends to merge the CoreStates tax-qualified defined benefit plan (the "CoreStates DB Plan") into the First Union tax-qualified defined benefit plan ("First Union DB Plan"). Effective as of the merger of such plans, First Union will cause the following to occur: (1) the First Union DB Plan will provide that participants in the CoreStates DB Plan who are employed by First Union as of the date of such merger (the "CoreStates Merger Participants") will receive service credit for purposes of benefit accrual under the First Union DB Plan to the extent the CoreStates Merger Participants have earned service credit for purposes of benefit accrual under the
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     CoreStates DB Plan as of the merger of such plans; and (2) the First Union
     DB Plan benefit for CoreStates Merger Participants will be the greater of
     (a) the CoreStates DB Plan benefit determined as of the merger of such plans or (b) the First Union DB Plan benefit (determined by including benefit accrual service described in the preceding sentence).
          (B) SEVERANCE POLICY AND OTHER AGREEMENTS. Any employee of CoreStates or its subsidiaries at the Effective Time whose employment is terminated by his or her employer (or who otherwise would be eligible for benefits pursuant to CoreStates' severance plan and/or CoreStates' outplacement policy, as amended through and as in effect on the date immediately preceding the Effective Time (the "Severance Plan")) prior to the first anniversary of the Effective Time shall receive severance payments and benefits no less favorable than those provided pursuant to the Severance Plan. For purposes of calculating the benefits that would be payable pursuant to the Severance Plan, the employees' period of service shall include all of their cumulative period of service with First Union, CoreStates or any of their respective affiliates. First Union shall honor or cause to be honored all severance agreements and employment agreements with CoreStates's directors, officers and employees, and shall provide CoreStates' employees with outplacement services no less favorable than that in effect for First Union employees.
          (C) 1997 AND 1998 BONUS. First Union will maintain, or cause to be maintained, CoreStates' bonus plans, as in effect on the date hereof, through the end of the 1998 fiscal year, with bonuses to be paid to the employees participating thereunder at the greater of (i) the target level, if applicable, or (ii) such bonus as the employee would have earned if the transactions contemplated by this Agreement had not occurred, in all events on a basis consistent with past practices.
          (D) CREDIT FOR DEDUCTIBLES. First Union will, or will cause its affiliates to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of CoreStates under any welfare plan that such employees may be eligible to participate in after the Effective Time, and (ii) provide each employee of CoreStates with credit for any co-payments and deductibles incurred under the CoreStates medical plans during the calendar year in which CoreStates employees become covered under similar plans offered by First Union.
     5.15. ACCOUNTANTS' LETTERS. Each of CoreStates and First Union shall use its reasonable best efforts to cause to be delivered to the other party, and to First Union's directors and officers who sign the Registration Statement, a letter of KPMG Peat Marwick LLP and Ernst & Young LLP, respectively, independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement on Auditing Standards No. 72.
     5.16. DIVIDEND COORDINATION. The CoreStates Board shall cause its regular quarterly dividend record dates and payment dates for CoreStates Common Stock to be the same as First Union's regular quarterly dividend record dates and payment dates for First Union Common Stock (beginning in the quarter following the quarter in which this Plan is executed), and CoreStates shall not thereafter change its regular dividend payment dates and record dates.
     5.17. NOTIFICATION OF CERTAIN MATTERS. Each of CoreStates and First Union shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.
VI. CONDITIONS TO CONSUMMATION OF THE CORPORATE MERGER
     The obligations of each of the parties to consummate the Corporate Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following:
     6.01. STOCKHOLDER VOTE. Approval of (i) this Plan by the requisite vote of the stockholders of CoreStates, and (ii) this Plan and the amendment to its articles of incorporation referred to in SECTION 5.02, by the requisite vote of the stockholders of First Union;
     6.02. REGULATORY APPROVALS. Procurement by First Union and CoreStates of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto for the Corporate Merger; PROVIDED, HOWEVER, that no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements Previously Disclosed) which would so materially and adversely impact the economic or business benefits to First Union or CoreStates of the transactions contemplated by this Plan that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Plan;
                                      A-17

     6.03. THIRD PARTY CONSENTS. All consents or approvals of all persons (other than Regulatory Authorities) required for the consummation of the Corporate Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CoreStates or First Union;
     6.04. NO INJUNCTION, ETC. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of the Corporate Merger;
     6.05. POOLING LETTERS. First Union and CoreStates shall have received from
(i) KPMG Peat Marwick LLP, independent auditors for First Union, and (ii) Ernst & Young LLP, independent auditors for CoreStates, letters, dated the date of or shortly prior to each of the mailing date of the Joint Proxy Statement and the Effective Date, to the effect that such auditors are not aware of any facts or circumstances which might cause the Corporate Merger not to qualify for pooling of interests accounting treatment;
     6.06. REPRESENTATIONS, WARRANTIES AND COVENANTS OF FIRST UNION. (i) Each of the representations and warranties contained herein of First Union shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by SECTION 4.02, (ii) each and all of the agreements and covenants of First Union to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) CoreStates shall have received a certificate signed by the Chief Financial Officer of First Union, dated the Effective Date, to the effect set forth in clauses (i) and
(ii);
     6.07. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CORESTATES. (i) Each of the representations and warranties contained herein of CoreStates shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by SECTION 4.02, (ii) each and all of the agreements and covenants of CoreStates to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) First Union shall have received a certificate signed by the Chief Financial Officer of CoreStates, dated the Effective Date, to the effect set forth in clauses (i) and
(ii);
     6.08. EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority;
     6.09. BLUE-SKY PERMITS. First Union shall have received all state securities laws and "blue sky" permits necessary to consummate the Corporate Merger;
     6.10. TAX OPINIONS. First Union and CoreStates shall have received an opinion from (i) Alston & Bird LLP, special tax counsel to First Union, in the case of First Union, and (ii) Simpson Thacher & Bartlett, special tax counsel to CoreStates, in the case of CoreStates, to the effect that (a) the Corporate Merger constitutes a reorganization under SECTION 368(A) of the Code, and (b) no gain or loss will be recognized by stockholders of CoreStates who receive shares of First Union Common Stock in exchange for their shares of CoreStates Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their opinion, such counsel may require and rely upon representations and agreements, including those contained in certificates of officers of First Union, CoreStates, and others; and
     6.11. NYSE LISTING. The shares of First Union Common Stock issuable pursuant to this Plan shall have been approved for listing on the NYSE, subject to official notice of issuance;
PROVIDED, HOWEVER, that a failure to satisfy any of the conditions set forth in
SECTION 6.07 shall only constitute conditions if asserted by First Union, and a failure to satisfy any of the conditions set forth in SECTION 6.06 shall only constitute conditions if asserted by CoreStates.
VII. TERMINATION
     7.01. TERMINATION. This Plan may be terminated, and the Mergers may be abandoned:
                                      A-18

          (A) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of First Union and CoreStates, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.
          (B) BREACH. At any time prior to the Effective Time, by First Union or CoreStates, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standards established by SECTION 4.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; provided that First Union or CoreStates may not terminate this Plan pursuant to this SECTION 7.01(B) at any time when such party is in material breach of any representation, warranty, covenant or other agreement of such party contained herein.
          (C) DELAY. At any time prior to the Effective Time, by First Union or CoreStates, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Corporate Merger is not consummated by September 30, 1998, except to the extent that the failure of the Corporate Merger then to be consummated arises out of or results from the knowing failure of the party seeking to terminate pursuant to this SECTION 7.01(C) to perform or observe the covenants and agreements of such party set forth herein.
          (D) NO APPROVAL. By CoreStates or First Union, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the consent of the Board of Governors of the Federal Reserve System for consummation of the Corporate Merger shall have been denied by final nonappealable action of such Regulatory Authority or
     (ii) any stockholder approval required by SECTION 6.01 herein is not obtained at the CoreStates Meeting or the First Union Meeting.
          (E) FAILURE TO RECOMMEND, ETC. At any time prior to the CoreStates Meeting, by First Union if the Board of Directors of CoreStates shall have failed to make its recommendation referred to in SECTION 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of First Union; or at any time prior to the First Union Meeting, by CoreStates if the Board of Directors of First Union shall have failed to make its recommendation referred to in SECTION 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of CoreStates.
          (F) POSSIBLE ADJUSTMENT. By CoreStates, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if either (x) both of the following conditions are satisfied:
             (1) the Average Closing Price on the Determination Date of shares of First Union Common Stock shall be less than the product of 0.85 and the Starting Price; and
             (2) (i) the number obtained by dividing the Average Closing Price on such Determination Date by the Starting Price (such number being referred to herein as the "First Union Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (x)(2) (ii) (such number being referred to herein as the "Index Ratio");
     or (y) the Average Closing Price on the Determination Date of shares of First Union Common Stock shall be less than the product of 0.75 and the Starting Price;
     SUBJECT, HOWEVER, to the following four sentences. If CoreStates elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to First Union which notice shall specify which of clauses (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, First Union shall have the option in the case of a failure to satisfy the condition in clause (x), of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.85, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the First Union Ratio. During such five-day period, First Union shall have the option, in the case of a failure to satisfy the condition in clause (y), to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.75, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing
                                      A-19

     Price. If First Union makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give prompt written notice to CoreStates of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this
     SECTION 7.01(F) and this Plan shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Plan to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this SECTION 7.01(F). For purposes of this SECTION 7.01(F), the following terms shall have the meanings indicated:
          "Average Closing Price" means the average of the daily last sale prices of First Union Common Stock as reported on the NYSE Composite Transactions tape (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.
          "Determination Date" means the date on which approval of the Federal Reserve Board required for consummation of the Corporate Merger shall be received.
          "Index Group" means the group of each of the 14 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 14 bank holding companies and the weights attributed to them are as follows:

BANK HOLDING COMPANY                                                  WEIGHTING
-------------------------------------------------------------------   ---------
NationsBank Corporation............................................      18.77%
BankAmerica Corporation............................................      16.48
Banc One Corp......................................................      10.66
U.S. Bancorp.......................................................       8.22
First Chicago NBD Corporation......................................       7.02
Fleet Financial Group, Inc.........................................       5.20
PNC Financial Corp.................................................       4.88
SunTrust Banks, Inc................................................       4.71
KeyCorp............................................................       4.50
National City Corporation..........................................       4.45
Mellon Bank Corporation............................................       4.33
Norwest Corporation................................................       4.06
Wachovia Corporation...............................................       3.90
Comerica Incorporated..............................................       2.82
                                                                      ---------
                                                                        100.00%
                                                                      ---------
                                                                      ---------

          "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.
          "Starting Date" means the first full trading day following the issuance of a press release announcing this Plan.
          "Starting Price" shall mean the last sale price per share of First Union Common Stock on the Starting Date, as reported by the NYSE Composite Transactions tape (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source).
          If any company belonging to the Index Group or First Union declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or First Union shall be appropriately adjusted for the purposes of applying this SECTION 7.01(F).
     7.02. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Plan and the abandonment of the Mergers pursuant to this ARTICLE VII, no party to this Plan shall have any liability or further obligation to any other party
                                      A-20
hereunder except (i) as set forth in SECTION 8.01, (ii) that each of the Stock Option Agreements shall be governed by its own terms as to termination and (iii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination.
VIII. OTHER MATTERS
     8.01. SURVIVAL. All representations, warranties, agreements and covenants contained in this Plan shall not survive the Effective Time or termination of this Plan if this Plan is terminated prior to the Effective Time; PROVIDED, HOWEVER, if the Effective Time occurs, the agreements of the parties in SECTIONS 5.13, 5.14, 8.01, 8.04 AND 8.09 shall survive the Effective Time, and if this Plan is terminated prior to the Effective Time, the agreements of the parties in SECTIONS 5.05(B), 7.02, 8.01, 8.02, 8.04, 8.05, 8.06, 8.07 AND 8.09, shall survive such termination.
     8.02. WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Plan may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the CoreStates Meeting the consideration to be received by the stockholders of CoreStates for each share of CoreStates Common Stock shall not thereby be decreased.
     8.03. COUNTERPARTS. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.
     8.04. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Pennsylvania or federal law govern).
     8.05. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except that printing expenses and SEC filing fees shall be shared equally between CoreStates and First Union.
     8.06. CONFIDENTIALITY. Except as otherwise provided in SECTION 5.05(B), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed (other than by any party in violation of this Plan) unless and until it is advised by counsel that any such information or document is required by applicable law to be disclosed.
     8.07. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.
                     If to First Union, to: First Union Corporation
                                   One First Union Center
                                   Charlotte, North Carolina 28288
                                   Attention: Edward E. Crutchfield
                                              Chairman and Chief
                                              Executive Officer
                                   Telecopier: (704)374-3425
                     With a copy to:      Marion A. Cowell, Jr.
                                   General Counsel
                                   First Union Corporation
                                   One First Union Center
                                   Charlotte, North Carolina 28288-0013
                                   Telecopier: (704)374-3425
                                      A-21

                     If to CoreStates, to: CoreStates Financial Corp Philadelphia National Bank Building
                                   Broad & Chestnut Streets
                                   P.O. Box 7618
                                   Philadelphia, Pennsylvania 19101
                                   Attention: Terrence A. Larsen
                                              Chairman and Chief
                                              Executive Officer
                                   Telecopier: (215) 786-8963
                     With a copy to:      Lee Meyerson, Esq.
                                   Simpson Thacher & Bartlett
                                   425 Lexington Avenue
                                   New York, New York 10017
                                   Telecopier: (212) 455-2502
     8.08. DEFINITIONS. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:
          (A) the term "Material Adverse Effect" shall mean, with respect to CoreStates or First Union, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of CoreStates and its subsidiaries taken as a whole, or First Union and its subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of CoreStates or First Union, respectively, to perform its obligations under this Plan or the consummation of the Corporate Merger and the other transactions contemplated by this Plan; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, (c) actions or omissions of CoreStates or First Union taken with the prior consent of CoreStates or First Union, as applicable, in contemplation of the transactions contemplated hereby, and (d) the effects of the Mergers and of the actions contemplated by SECTION 5.08 or ARTICLE III;
          (B) the term "person" shall mean any individual, bank, savings association, corporation, partnership, association, joint-stock company, business trust or unincorporated organization;
          (C) the term "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule that is delivered by that party to the other parties prior to the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan or set forth in its SEC Documents filed with the SEC prior to the date hereof;
          (D) the term "Rights" means, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person; and
          (E) the terms "subsidiary" and "significant subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.
     8.09. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan and the Stock Option Agreements together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for SECTION 5.13, nothing in this Plan, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan. The provisions of SECTION 5.13 are intended to be for the benefit of and shall be enforceable by each Indemnified Party.
     8.10. HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.
                                      A-22

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
                                         CORESTATES FINANCIAL CORP
                                         By: /s/_TERRENCE A. LARSEN_____________
                                           Name: Terrence A. Larsen
                                           Title: Chairman and Chief Executive
                                         Officer
                                         FIRST UNION CORPORATION
                                         By: /s/_EDWARD E. CRUTCHFIELD__________
                                           Name: Edward E. Crutchfield
                                           Title: Chairman and Chief Executive
                                         Officer
                                      A-23

                      (This Page Left Blank Intentionally)

                                                                         ANNEX B
                       CORESTATES STOCK OPTION AGREEMENT
     STOCK OPTION AGREEMENT, dated as of November 18, 1997, between First Union Corporation, a North Carolina corporation ("Grantee"), and CoreStates Financial Corp, a Pennsylvania corporation ("Issuer").
                                    RECITALS
     A. Grantee and Issuer have entered into an Agreement and Plan of Mergers (the "Merger Agreement").
     B. As an inducement to the willingness of Grantee to continue to pursue the transactions contemplated by the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined).
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:
     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 39,364,847 fully paid and nonassessable shares of the common stock, par value $1.00 per share, of Issuer ("Common Stock") at a price per share equal to $72.00 (such price, as adjusted if applicable, the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed the lesser of (i) 19.9% of the issued and outstanding shares of Common Stock and (ii) such number of shares of Common Stock that will avoid application of the provisions of Subchapter E of Chapter 25 of the PBCL. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.
     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
SECTION 5(A) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals the lesser of
(i) 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option and
(ii) such number of shares of Common Stock that will avoid application of the provisions of Subchapter E of Chapter 25 of the PBCL. Nothing contained in this SECTION L(B) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.
     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this SECTION 2 ) within three (3) months following the first Subsequent Triggering Event to occur (or such later period as provided in SECTION 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Corporate Merger;
(ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to SECTION 7.01(B) as a result of a willful breach by Issuer or SECTION 7.01(E) of the Merger Agreement (each, a "Listed Termination"); or (iii) the passage of eighteen (18) months (or such longer period as provided in SECTION 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to SECTION 7.01(B) thereof and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement by Issuer pursuant to SECTION 7.01(B) thereof as a result of the material breach by Grantee of its representations, warranties, covenants or agreements contained in the Merger Agreement.
     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:
          (i) Issuer or its Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (the "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and
                                      B-1

     13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or the Issuer Subsidiary (other than mergers, consolidations or similar transactions (A) involving solely Issuer and/or one or more wholly-owned Subsidiaries of Issuer or (B) in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 50% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of 25% or more of the assets or deposits of Issuer or the Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or the Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;
          (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);
          (iii) The shareholders of Issuer shall have voted and failed to approve the Merger Agreement and the Corporate Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any Grantee Subsidiary) shall have made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction;
          (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or the Issuer Subsidiary shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;
          (v) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;
          (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction;
          (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, and following such breach Grantee would be entitled to terminate the Merger Agreement pursuant to SECTION 7.01(B) or SECTION 7.01(E) of the Merger Agreement; or
          (viii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.
     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:
          (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or
          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.
                                      B-2

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") promptly after becoming aware of the occurrence thereof, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.
     (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.
     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.
     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall have been exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.
     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:
          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of November 18, 1997, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."
It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.
     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the initial preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.
     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer (it being agreed that this clause (ii) shall not be deemed to prohibit or restrict Issuer from engaging in one or more transactions contemplated in SECTION 8(A) hereof if the provisions of SECTION 8 hereof
                                      B-3
shall be complied with in connection with each such transaction); (iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event that, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided in SECTIONS 5 and 8 as and when required pursuant to such Sections.
     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the Holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date in substitution for the lost, stolen, destroyed or mutilated Agreement.
     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to SECTION 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this SECTION 5.
     (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals the lesser of (i) 19.9% of the number of shares of Common Stock then issued and outstanding and (ii) such number of shares of Common Stock that will avoid application of the provisions of Subchapter E of Chapter 25 of the PBCL.
     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this SECTION 5, the Option Price shall be adjusted by multiplying the Option Price immediately prior to the adjustment by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.
     6. Upon the occurrence of the first Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six (6) months (or such later period as provided in SECTION 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent Holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand no more than two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees), except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such
                                      B-4
offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this SECTION 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this SECTION 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this SECTION 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.
     7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in SECTION 10 ), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in SECTION 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the highest price per share of Common Stock paid by any person that acquires beneficial ownership of 50% or more of the then outstanding Common Stock, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer entered into after the date hereof and prior to the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's or Issuer's Subsidiary's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer or Issuer Subsidiary as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale on a fully-diluted basis. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.
     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
SECTION 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this SECTION 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law, regulation and administrative policy from so delivering.
     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this SECTION 7 is prohibited under
                                      B-5
applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.
     (d) For purposes of this SECTION 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:
          (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or
          (ii) the consummation of any Acquisition Transaction described in
     Section 2(b) (i) hereof, except that the percentage referred to in clause
     (z) shall be 50%.
     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.
     (b) The following terms have the meanings indicated:
          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
     (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or substantially all of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).
          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.
          (iii) "Assigned Value" shall mean the market/offer price, as defined in SECTION 7.
          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.
                                      B-6

     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of SECTION 9), which agreement shall be applicable to the Substitute Option.
     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of SECTION 8(A), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of SECTION 8(A) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.
     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than the lesser of (i) 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option and (ii) such number of shares of Common Stock that will avoid application of the provisions of Subchapter E of Chapter 25 of the PBCL. In the event that the Substitute Option would be exercisable for more than the maximum number of the shares of Substitute Common Stock permitted by the preceding sentence but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to the Issuer.
     (f) Issuer shall not enter into any transaction described in subsection (a) of this SECTION 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.
     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.
     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this SECTION 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
SECTION 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law, regulation and administrative policy from so delivering.
     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a
                                      B-7
notice of repurchase pursuant to subsection (b) of this SECTION 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.
     10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under SECTIONS 2, 6, 7 AND 9 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.
     11. Issuer hereby represents and warrants to Grantee as follows:
     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.
     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.
     12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder following the date of such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.
     13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.
                                      B-8

     14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.
     15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to SECTION 7, the full number of shares of Common Stock provided in SECTION L(A) hereof (as adjusted pursuant to SECTION L(B) or SECTION 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.
     16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.
     17. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles thereof.
     18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
     19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.
     20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings in respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
     21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.
     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.
CORESTATES FINANCIAL CORP
By: /s/______TERRENCE A. LARSEN________
Name: Terrence A. Larsen
Title: Chairman and Chief Executive
Officer
FIRST UNION CORPORATION
By: /s/_____EDWARD E. CRUTCHFIELD______
Name: Edward E. Crutchfield
Title: Chairman and Chief Executive
Officer
                                      B-9


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
                                                                         ANNEX C
                       FIRST UNION STOCK OPTION AGREEMENT
     STOCK OPTION AGREEMENT, dated as of November 18, 1997, between CoreStates Financial Corp, a Pennsylvania corporation ("Grantee"), and First Union Corporation, a North Carolina corporation ("Issuer").
                                    RECITALS
     A. Grantee and Issuer have entered into an Agreement and Plan of Mergers (the "Merger Agreement").
     B. As an inducement to the willingness of Grantee to continue to pursue the transactions contemplated by the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined).
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:
     1. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 56,285,593 fully paid and nonassessable shares of the common stock, par value $3.33 1/3 per share, of Issuer ("Common Stock") at a price per share equal to $52.00 (such price, as adjusted if applicable, the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 9.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.
     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this SECTION 2 ) within three (3) months following the first Subsequent Triggering Event to occur (or such later period as provided in SECTION 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Corporate Merger;
(ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to SECTION 7.01(B) as a result of a willful breach by Issuer or SECTION 7.01(E) of the Merger Agreement (each, a "Listed Termination"); or (iii) the passage of eighteen (18) months (or such longer period as provided in SECTION 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to SECTION 7.01(B) thereof and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement by Issuer pursuant to SECTION 7.01(B) thereof as a result of the material breach by Grantee of its representations, warranties, covenants or agreements contained in the Merger Agreement.
     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:
          (i) Issuer or its Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (the "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean
     (x) a merger or consolidation, or any similar transaction, involving Issuer or the Issuer Subsidiary (other than mergers, consolidations or similar transactions (A) involving solely Issuer and/or one or more wholly-owned Subsidiaries of the Issuer or (B) in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 50% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction, provided that any
                                      C-1
     such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of 25% or more of the assets or deposits of Issuer or the Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or the Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;
          (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);
          (iii) The shareholders of Issuer shall have voted and failed to approve the Merger Agreement and the Corporate Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any Grantee Subsidiary) shall have made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction;
          (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or the Issuer Subsidiary shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;
          (v) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;
          (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction;
          (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, and following such breach Grantee would be entitled to terminate the Merger Agreement pursuant to SECTION 7.01(B) or SECTION 7.01(E) of the Merger Agreement; or
          (viii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.
     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:
          (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or
          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.
     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") promptly after becoming aware of the occurrence thereof, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.
     (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such
                                      C-2
filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.
     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.
     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall have been exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.
     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:
          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of November 18, 1997, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."
It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.
     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the initial preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.
     (j) In the event Issuer does not have sufficient authorized but unissued shares of Common Stock to permit exercise of the Option, upon the occurrence of a Subsequent Triggering Event, for the full number of shares of Common Stock for which the Holder elects to exercise the Option, the Issuer shall make a cash payment to the Holder, at the Closing Date specified in, and in accordance with the other provisions of, this SECTION 2, in an amount equal to the product of
(x) the difference between the Fair Market Value (as defined below) and the Option Price and (y) the number of shares of Common Stock subject to the Option for which the Holder provides notice to Issuer, pursuant to SECTION 2(E) of this Agreement, of its election to exercise that the Issuer is unable to deliver due to insufficient authorized shares. For purposes of this SECTION 2(J), Fair Market Value shall mean the average of the last reported sale prices per share of Common Stock on the NYSE Composite Transactions reporting system (as reported by The Wall Street Journal or, if not reported therein, another authoritative source) for the ten trading days immediately preceding the Closing Date. Upon the payment of the cash amount calculated pursuant to this SECTION 2(J), the number of Option Shares subject to the Option shall be reduced by the number of shares of Common Stock for which each cash payment is made.
     3. Issuer agrees: (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer (it being agreed that this clause (i) shall not be deemed to prohibit or restrict Issuer from engaging in one or more transactions involving the acquisition of unaffiliated
                                      C-3
institutions or one or more transactions contemplated in SECTION 8(A) hereof if the provisions of SECTION 8 hereof shall be complied with in connection with each such transaction); (ii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event that, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iii) promptly to take all action provided in SECTIONS 5 and 8 as and when required pursuant to such Sections.
     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the Holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date in substitution for the lost, stolen, destroyed or mutilated Agreement.
     5. The number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this SECTION 5.
     (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 9.9% of the number of shares of Common Stock then issued and outstanding.
     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this SECTION 5, the Option Price shall be adjusted by multiplying the Option Price immediately prior to the adjustment by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.
     6. Upon the occurrence of the first Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six (6) months (or such later period as provided in SECTION 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent Holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand no more than two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees), except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby
                                      C-4
may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this SECTION 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this SECTION 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this SECTION 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.
     7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in SECTION 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in SECTION 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the highest price per share of Common Stock paid by any person that acquires beneficial ownership of 50% or more of the then outstanding Common Stock, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer entered into after the date hereof and prior to the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's or Issuer's Subsidiary's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer or Issuer Subsidiary as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale on a fully-diluted basis. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.
     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
SECTION 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this SECTION 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law, regulation and administrative policy from so delivering.
     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this SECTION 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby
                                      C-5
undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.
     (d) For purposes of this SECTION 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:
          (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or
          (ii) the consummation of any Acquisition Transaction described in
     Section 2(b) (i) hereof, except that the percentage referred to in clause
     (z) shall be 50%.
     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.
     (b) The following terms have the meanings indicated:
          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
     (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or substantially all of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).
          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.
          (iii) "Assigned Value" shall mean the market/offer price, as defined in SECTION 7.
          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.
     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of
                                      C-6
the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of SECTION 9), which agreement shall be applicable to the Substitute Option.
     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of SECTION 8(A), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of SECTION 8(A) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.
     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to the Issuer.
     (f) Issuer shall not enter into any transaction described in subsection (a) of this SECTION 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.
     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.
     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this SECTION 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
SECTION 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law, regulation and administrative policy from so delivering.
     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this SECTION 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly
                                      C-7
as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.
     10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under SECTIONS 2, 6, 7 AND 9 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.
     11. Issuer hereby represents and warrants to Grantee as follows:
     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.
     (b) Issuer has taken all necessary corporate action to authorize and to permit it to issue, that number of shares of Common Stock equal to the maximum number of shares of Common Stock issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.
     12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder following the date of such Subsequent Triggering Event; provided, however, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.
     13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.
     14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.
     15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and
                                      C-8
covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
SECTION 7, the full number of shares of Common Stock provided in SECTION L hereof (as adjusted pursuant to SECTION 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.
     16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.
     17. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of law principles thereof.
     18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
     19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.
     20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings in respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
     21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.
     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.
FIRST UNION CORPORATION
By: /s/_____EDWARD E. CRUTCHFIELD______
Name: Edward E. Crutchfield
Title: Chairman and Chief Executive
Officer
CORESTATES FINANCIAL CORP
By: /s/______TERRENCE A. LARSEN________
Name: Terrence A. Larsen
Title: Chairman and Chief Executive
Officer
                                      C-9


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
                                                                         ANNEX D



                                                              (J.P. Morgan logo)

January 9, 1998
The Board of Directors
CoreStates Financial Corp
1500 Market Street
Philadelphia, PA 19102
Ladies and Gentlemen:
     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of CoreStates Financial Corp (together with its subsidiaries and affiliates, the "Company") of the Exchange Ratio (as defined below) in the proposed merger (the "Merger") of the Company with First Union Corporation ("First Union" or the "Buyer"). Pursuant to the Agreement and Plan of Mergers, dated as of November 18, 1997 (the "Agreement"), by and between the Company and First Union, the Company will merge with and into First Union, and each share of common stock, par value $1.00 per share, of the Company (other than shares held in treasury or held by First Union or its subsidiaries) shall be converted into 1.62 shares of common stock of First Union, subject to possible increase under certain circumstances as set forth in the Agreement (the "Exchange Ratio").
     In arriving at our opinion, we have reviewed (i) the Agreement; (ii) the Joint Proxy Statement/Prospectus of the Company and First Union relating to the Merger (the "Proxy Statement"); (iii) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (iv) publicly available terms of certain transactions involving companies comparable to the Company and the consideration received for such companies; (v) current and historical market prices of the common stock of the Company and the Buyer; (vi) the audited financial statements of the Company and the Buyer for the fiscal year ended December 31, 1996, and the unaudited financial statements of the Company and the Buyer for the period ended September 30, 1997; and (vii) certain internal financial analyses and forecasts prepared by the Company and its management.
     In addition, we have held discussions with certain members of the management of the Company and First Union with respect to certain aspects of the Merger, the past and current business operations of the Company and the Buyer, the financial condition and future prospects and operations of the Company and the Buyer, the effects of the Merger on the financial condition and future prospects of the Company and the Buyer, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
     In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. We have not been requested to review individual credit files or make any independent assessment as to the future performance or non-performance of the Company's or First Union's assets. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We
                                      D-1
have also assumed that, in the course of obtaining regulatory and third party consents for the Merger and the other transactions contemplated by the Agreement, no restriction will be imposed that will have a material adverse effect on the future results of operations or financial condition of the Company or First Union. We have also assumed that the Merger will have the tax consequences described in the Proxy Statement and in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement and the Proxy Statement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.
     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which First Union's stock will trade at any future time.
     We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. We maintain customary banking relationships with the Company and First Union. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or First Union for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.
     On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Merger is fair, from a financial point of view, to the holders of common stock of the Company.
     This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger.
Very truly yours,
J.P. MORGAN SECURITIES INC.
By: /s/ Kathleen M. Fisher
    ____________________________________
    Kathleen M. Fisher
    Managing Director
                                      D-2


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                                                                         ANNEX E
             [Letterhead of Credit Suisse First Boston Corporation]
January 9, 1998
Board of Directors
CoreStates Financial Corp
Philadelphia National Bank Building
Broad and Chestnut Streets
Philadelphia, Pennsylvania 19101
Members of the Board:
     You have asked us to advise you with respect to the fairness to the holders of the common stock of CoreStates Financial Corp ("CoreStates") from a financial point of view of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Mergers, dated as of November 18, 1997 (the "Merger Agreement"), by and between CoreStates and First Union Corporation ("First Union"). The Merger Agreement provides for, among other things, the merger of CoreStates with and into First Union (the "Merger") pursuant to which each outstanding share of the common stock, par value $1.00 per share, of CoreStates (the "CoreStates Common Stock") will be converted into the right to receive 1.62 shares (the "Exchange Ratio") of the common stock, par value
$3.33 1/3 per share, of First Union (the "First Union Common Stock").
     In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to CoreStates and First Union. We have also reviewed certain other information relating to CoreStates and First Union, including financial forecasts, provided to us by CoreStates and First Union, and have met with the managements of CoreStates and First Union to discuss the businesses and prospects of CoreStates and First Union.
     We have also considered certain financial and stock market data of CoreStates and First Union, and we have compared those data with similar data for other publicly held companies in businesses similar to CoreStates and First Union, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.
     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CoreStates and First Union as to the future financial performance of CoreStates and First Union and the cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. We also have assumed, with your consent, that off-balance sheet activities of CoreStates and First Union, including derivatives and other similar financial instruments, will not adversely affect the future financial position and results of operations of CoreStates and First Union. We have not been requested to conduct, and have not conducted, a review of individual credit files or made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CoreStates or First Union, nor have we been furnished with any such evaluations or appraisals, including loan or lease portfolios or the allowances for losses with respect thereto, and have assumed, with your consent, that such allowances for CoreStates and First Union are in the aggregate adequate to cover such losses. We also have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party consents for the proposed Merger and the transactions contemplated thereby, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger or the transactions contemplated thereby. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to the actual value of the First Union Common Stock when issued pursuant to the Merger or the prices at which the First Union Common Stock will trade subsequent to the Merger. In connection with our engagement, we were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of CoreStates.
                                      E-1

Board of Directors
CoreStates Financial Corp
January 9, 1998
Page 2
     We have acted as financial advisor to CoreStates in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In the past, we have provided financial services to CoreStates and First Union unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both CoreStates and First Union for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.
     It is understood that this letter is for the information of the Board of Directors of CoreStates in connection with its evaluation of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.
     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of CoreStates Common Stock from a financial point of view.
Very truly yours,
CREDIT SUISSE FIRST BOSTON CORPORATION
                                      E-2

                                                                         ANNEX F


(Morgan Stanley logo)
                                                                 January 9, 1998
Board of Directors
First Union Corporation
One First Union Center
Charlotte, North Carolina 28288-0013
Members of the Board:
     We understand that First Union Corporation ("First Union"), First Union National Bank, CoreStates Financial Corp ("CoreStates") and CoreStates Bank, N.A., have entered into an Agreement and Plan of Mergers, dated as of November 18, 1997 (the "Merger Agreement"), which provides, among other things, for the merger of CoreStates with and into First Union (the "Merger"). Pursuant to the Merger, each issued and outstanding share of common stock, par value $1.00 per share, of CoreStates (the "CoreStates Common Stock"), other than shares held in treasury or held by First Union or any affiliate of First Union, will be converted into the right to receive 1.62 shares (the "Exchange Ratio") of common stock, par value $3.33 1/3, of First Union (the "First Union Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to First Union.
     For purposes of the opinion set forth herein, we have:
          (i) reviewed certain publicly available financial statements and other information of CoreStates and First Union, respectively;
          (ii) reviewed certain internal financial statements and other financial and operating data concerning CoreStates and First Union prepared by the managements of CoreStates and First Union, respectively;
          (iii) analyzed certain financial projections of CoreStates and First Union prepared by the managements of CoreStates and First Union, respectively;
          (iv) discussed the past and current operations and financial condition and the prospects of CoreStates and First Union with senior executives of CoreStates and First Union, respectively;
          (v) analyzed the pro forma impact of the Merger on First Union's earnings per share, consolidated capitalization and financial ratios;
          (vi) reviewed the reported prices and trading activity for the CoreStates Common Stock and the First Union Common Stock;
          (vii) compared the financial performance of CoreStates and First Union and the prices and trading activity of the CoreStates Common Stock and the First Union Common Stock with that of certain other comparable publicly-traded companies and their securities;
          (viii) discussed the results of regulatory examinations of CoreStates and First Union with the senior managements of the respective companies;
                                      F-1

(Morgan Stanley logo)

          (ix) discussed the strategic objectives of the merger and the plan for the combined company with the senior executives of CoreStates and First Union;
          (x) reviewed and discussed with the senior management of First Union certain estimates of the cost savings and other synergies projected by First Union for the combined company and compared such amounts to those estimated in certain precedent transactions;
          (xi) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions;
          (xii) participated in discussions and negotiations among representatives of CoreStates and First Union and their financial and legal advisors;
          (xiii) reviewed the Merger Agreement and certain related documents;
     and
          (xiv) considered such other factors and performed such other analysis as we have deemed appropriate.
     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including estimates of cost savings and other synergies expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of CoreStates or First Union. We have not made any independent valuation or appraisal of the assets or liabilities of CoreStates or First Union, nor have we been furnished with any such appraisals and we have not examined any individual loan credit files of CoreStates or First Union. In addition, we have assumed the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. In addition, we have assumed that in connection with the receipt of all necessary regulatory approvals for the Merger, no restrictions will be imposed that would have a material adverse effect on the consolidated benefits expected to be derived in the Merger. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.
     We have acted as financial advisor to the Board of Directors of First Union in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financing services for First Union and have received fees for the rendering of these services.
     It is understood that this letter is for the information of the Board of Directors of First Union and may not be used for any other purpose without our prior written consent except this opinion may be included in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger. In addition, we express no opinion or recommendation as to how the holders of First Union Common Stock should vote at the stockholders' meeting held in connection with the Merger.
     Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to First Union.
                                         Very truly yours,
                                         MORGAN STANLEY & CO. INCORPORATED
                                         By: /s/_KIRK R. WILSON_________________
                                           Kirk R. Wilson
                                           Managing Director
                                      F-2

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
                      (This Page Left Blank Intentionally)

                      (This Page Left Blank Intentionally)

                               (First Union logo)

                               (CoreStates logo)

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Sections 55-8-50 through 55-8-58 of the NCBCA contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.
     FUNC's bylaws provide for the indemnification of FUNC's directors and executive officers by FUNC against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of FUNC.
     The FUNC Articles provide for the elimination of the personal liability of each director of FUNC to the fullest extent permitted by the provisions of the NCBCA, as the same may from time to time be in effect.
     FUNC maintains directors and officers liability insurance, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) FUNC's directors and officers against loss by reason of any of their wrongful acts, and/or (ii) FUNC against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  EXHIBIT NO.                                                     DESCRIPTION
  -----------   ----------------------------------------------------------------------------------------------------------------
  (2)           The Merger Agreement, including the Stock Option Agreements as Exhibits A and B thereto. (Incorporated by reference to ANNEXES A, B and C to the Joint Proxy Statement/Prospectus included in this Registration
                Statement.)*
  (3)(a)        Articles of Incorporation of FUNC, as amended. (Incorporated by reference to Exhibit (4) to FUNC's 1990 First
                Quarter Report on Form 10-Q, to Exhibit (99)(a) to FUNC's 1993 First Quarter Report on Form 10-Q and to Exhibit
                (4)(a) to FUNC's Current Report on Form 8-K dated January 10, 1996.)
  (3)(b)        Bylaws of FUNC, as amended. (Incorporated by reference to Exhibit (3)(b) to FUNC's 1995 Annual Report on Form
                10-K.)
  (4)(a)        Shareholder Protection Rights Agreement, as amended. (Incorporated by reference to Exhibit (4) to FUNC's Current
                Report on Form 8-K dated October 16, 1996.)
  (4)(b)        All instruments defining the rights of holders of long-term debt of FUNC and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.)
  (5)           Opinion of Marion A. Cowell, Jr., Esq.
  (8)(a)        Tax opinion of Alston & Bird LLP.
  (8)(b)        Tax opinion of Simpson Thacher & Bartlett.
  (12)          Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12) to
                FUNC's 1997 Third Quarter Report on Form 10-Q.)
  (23)(a)       Consent of Ernst & Young LLP.
  (23)(b)       Consent of KPMG Peat Marwick LLP.
  (23)(c)       Consent of KPMG Peat Marwick LLP.
  (23)(d)       Consent of KPMG Peat Marwick LLP.
  (23)(e)       Consent of Marion A. Cowell, Jr., Esq. (Included in Exhibit (5).)
  (23)(f)       Consent of Alston & Bird LLP. (Included in Exhibit (8)(a).)
  (23)(g)       Consent of Simpson Thacher & Bartlett. (Included in Exhibit (8)(b).)
  (24)          Power of Attorney.
  (27)          FUNC's Financial Data Schedule. (Incorporated by reference to Exhibit (27) to FUNC's 1997 Third Quarter Report
                on Form 10-Q.)
  (99)(a)       Form of proxy for the Special Meeting of Stockholders of CFC.
  (99)(b)       Form of proxy for the Special Meeting of Stockholders of FUNC.
  (99)(c)       Consent of Terrence A. Larsen.
  (99)(d)       Employment Agreement between FUNC and Terrence A. Larsen.
  (99)(e)       Consent of J.P. Morgan Securities Inc.

                                      II-1

  EXHIBIT NO.                                                     DESCRIPTION
  -----------   ----------------------------------------------------------------------------------------------------------------
  (99)(f)       Consent of Credit Suisse First Boston Corporation.
  (99)(g)       Consent of Morgan Stanley & Co., Incorporated.

---------------
* Omitted exhibits to be furnished upon request of the Commission.
ITEM 22. UNDERTAKINGS.
     (a)(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (as amended and the rules and regulations thereunder, the "Securities Act"), each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (as amended and the rules and regulations thereunder, the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) promulgated pursuant to the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
     (3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 promulgated pursuant to the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
     (d) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
             (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;
                                      II-2

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                                      II-3

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Charlotte, State of North Carolina, on January 9, 1998.
                                         FIRST UNION CORPORATION
                                         By: _______MARION A. COWELL, JR._______
                                                   MARION A. COWELL, JR.
                                                 EXECUTIVE VICE PRESIDENT,
                                               SECRETARY AND GENERAL COUNSEL
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                                      CAPACITY
------------------------------------------------------  ------------------------------------------------------------------
                      *EDWARD E. CRUTCHFIELD            Chairman and Chief Executive Officer and Director
------------------------------------------------------
                EDWARD E. CRUTCHFIELD
                          *ROBERT T. ATWOOD             Executive Vice President and Chief Financial Officer
------------------------------------------------------
                   ROBERT T. ATWOOD
                            *JAMES H. HATCH             Senior Vice President and Controller (Principal Accounting
------------------------------------------------------    Officer)
                    JAMES H. HATCH
                            *EDWARD E. BARR             Director
------------------------------------------------------
                    EDWARD E. BARR
                         *G. ALEX BERNHARDT             Director
------------------------------------------------------
                  G. ALEX BERNHARDT
                          *W. WALDO BRADLEY             Director
------------------------------------------------------
                   W. WALDO BRADLEY
                           *ROBERT J. BROWN             Director
------------------------------------------------------
                   ROBERT J. BROWN
                             *A. DANO DAVIS             Director
------------------------------------------------------
                    A. DANO DAVIS
                          *R. STUART DICKSON            Director
------------------------------------------------------
                  R. STUART DICKSON
                               *B.F. DOLAN              Director
------------------------------------------------------
                      B.F. DOLAN

                                      II-4

                      SIGNATURE                                                      CAPACITY
------------------------------------------------------  ------------------------------------------------------------------
                          *RODDEY DOWD, SR.             Director
------------------------------------------------------
                   RODDEY DOWD, SR.
                          *JOHN R. GEORGIUS             Director
------------------------------------------------------
                   JOHN R. GEORGIUS
                        *ARTHUR M. GOLDBERG             Director
------------------------------------------------------
                  ARTHUR M. GOLDBERG
                     *WILLIAM H. GOODWIN, JR.           Director
------------------------------------------------------
               WILLIAM H. GOODWIN, JR.
                         *HOWARD H. HAWORTH             Director
------------------------------------------------------
                  HOWARD H. HAWORTH
                            *FRANK M. HENRY             Director
------------------------------------------------------
                    FRANK M. HENRY
                         *LEONARD G. HERRING            Director
------------------------------------------------------
                  LEONARD G. HERRING
                          *JACK A. LAUGHERY             Director
------------------------------------------------------
                   JACK A. LAUGHERY
                               *MAX LENNON              Director
------------------------------------------------------
                      MAX LENNON
                         *RADFORD D. LOVETT             Director
------------------------------------------------------
                  RADFORD D. LOVETT
                        *MACKEY J. MCDONALD             Director
------------------------------------------------------
                  MACKEY J. MCDONALD
                       *MALCOLM S. MCDONALD             Director
------------------------------------------------------
                 MALCOLM S. MCDONALD
                           *JOSEPH NEUBAUER             Director
------------------------------------------------------
                   JOSEPH NEUBAUER
                       *RANDOLPH N. REYNOLDS            Director
------------------------------------------------------
                 RANDOLPH N. REYNOLDS
                             *RUTH G. SHAW              Director
------------------------------------------------------
                     RUTH G. SHAW

                                      II-5

                      SIGNATURE                                                      CAPACITY
------------------------------------------------------  ------------------------------------------------------------------
                     *CHARLES M. SHELTON, SR.           Director
------------------------------------------------------
               CHARLES M. SHELTON, SR.
                            *LANTY L. SMITH             Director
------------------------------------------------------
                    LANTY L. SMITH
                                                        Director
------------------------------------------------------
                ANTHONY P. TERRACCIANO
                          *DEWEY L. TROGDON             Director
------------------------------------------------------
                   DEWEY L. TROGDON
                             *JOHN D. UIBLE             Director
------------------------------------------------------
                    JOHN D. UIBLE
                              *B. J. WALKER             Director
------------------------------------------------------
                     B. J. WALKER
*By Marion A. Cowell, Jr., Attorney-in-Fact
                       MARION A. COWELL, JR.
------------------------------------------------------
                MARION A. COWELL, JR.

Date: January 9, 1998
                                      II-6

                                 EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION                                               LOCATION
-----------   ------------------------------------------------------  ------------------------------------------------------
  (2)         The Merger Agreement, including the Stock Option        Incorporated by reference to ANNEXES A, B AND C to the
              Agreements as Exhibits A and B thereto.                 Joint Proxy Statement/Prospectus included in this
                                                                      Registration Statement.*
  (3)(a)      Articles of Incorporation of FUNC, as amended.          Incorporated by reference to Exhibit (4) to FUNC's
                                                                      1990 First Quarter Report on Form 10-Q, to Exhibit
                                                                      (99)(a) to FUNC's 1993 First Quarter Report on Form
                                                                      10-Q and to Exhibit (4)(a) to FUNC's Current Report on
                                                                      Form 8-K dated January 10, 1996.
  (3)(b)      Bylaws of FUNC, as amended.                             Incorporated by reference to Exhibit (3)(b) to FUNC's
                                                                      1995 Annual Report on Form 10-K.
  (4)(a)      Shareholder Protection Rights Agreement, as amended.    Incorporated by reference to Exhibit (4) to FUNC's
                                                                      Current Report on Form 8-K dated October 16, 1996.
  (4)(b)      All instruments defining the rights of holders of       Not filed pursuant to (4)(iii) of Item 601(b) of
              long-term debt of FUNC and its subsidiaries.            Regulation S-K; to be furnished upon request of the
                                                                      Commission.
  (5)         Opinion of Marion A. Cowell, Jr., Esq.                  Filed herewith.
  (8)(a)      Tax opinion of Alston & Bird LLP.                       Filed herewith.
  (8)(b)      Tax opinion of Simpson Thacher & Bartlett.              Filed herewith.
  (12)        Computations of Consolidated Ratios of Earnings to      Incorporated by reference to Exhibit (12) to FUNC's
              Fixed Charges.                                          1997 Third Quarter Report on Form 10-Q.
  (23)(a)     Consent of Ernst & Young LLP.                           Filed herewith.
  (23)(b)     Consent of KPMG Peat Marwick LLP.                       Filed herewith.
  (23)(c)     Consent of KPMG Peat Marwick LLP.                       Filed herewith.
  (23)(d)     Consent of KPMG Peat Marwick LLP.                       Filed herewith.
  (23)(e)     Consent of Marion A. Cowell, Jr., Esq.                  Included in Exhibit (5).
  (23)(f)     Consent of Alston & Bird LLP.                           Included in Exhibit (8)(a).
  (23)(g)     Consent of Simpson Thacher & Bartlett.                  Included in Exhibit (8)(b).
  (24)        Power of Attorney.                                      Filed herewith.
  (27)        FUNC's Financial Data Schedule.                         Incorporated by reference to Exhibit (27) to FUNC's
                                                                      1997 Third Quarter Report on
                                                                      Form 10-Q.
  (99)(a)     Form of proxy for the Special Meeting of Stockholders   Filed herewith.
              of CFC.
  (99)(b)     Form of proxy for the Special Meeting of Stockholders   Filed herewith.
              of FUNC.
  (99)(c)     Consent of Terrence A. Larsen.                          Filed herewith.
  (99)(d)     Employment Agreement between FUNC and Terrence A.       Filed herewith.
              Larsen.
  (99)(e)     Consent of J.P. Morgan Securities, Inc.                 Filed herewith.
  (99)(f)     Consent of Credit Suisse First Boston Corporation.      Filed herewith.
  (99)(g)     Consent of Morgan Stanley & Co., Incorporated.          Filed herewith.

---------------
  * Omitted exhibits to be furnished upon request of the Commission.